                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                       NORTH COUNTRY FINANCIAL CORPORATION
   --------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of security to which transaction applies:

            ________________________________________________________________
      (2)   Aggregate number of securities to which transaction applies:

            ________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ________________________________________________________________
      (4)   Proposed maximum aggregate value of transaction:

            ________________________________________________________________
      (5)   Total fee paid:

            ________________________________________________________________
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ________________________________________________________________
      (2)   Form, Schedule or Registration Statement No.:

            ________________________________________________________________
      (3)   Filing Party:

            ________________________________________________________________
      (4)   Date Filed:

            ________________________________________________________________

                   [NORTH COUNTRY FINANCIAL CORPORATION LOGO]

Dear Shareholder:

      You are cordially invited to attend a special shareholders' meeting of North Country Financial Corporation ("North Country") to be held on _______ ___, 2004, at ___ p.m., local time, at the Comfort Inn, 726 East Lakeshore Drive, Manistique, Michigan 49854.

      At the special meeting, you will be asked to consider and vote upon various proposals to implement the transactions contemplated by the Stock Purchase Agreement, dated as of August 10, 2004, as amended (the "Stock Purchase Agreement"), between us and NCFC Recapitalization, LLC. The Stock Purchase Agreement provides for the private sale of our common shares to new investors for approximately $30 million, and the net proceeds from the sale will be used to recapitalize North Country and our subsidiary bank, North Country Bank & Trust, and complete the other transactions contemplated by the Stock Purchase Agreement. Shareholder approval of the Stock Purchase Agreement and related proposals is a condition to the closing under the Stock Purchase Agreement.

      Without the recapitalization of the Bank through the transactions contemplated by the Stock Purchase Agreement, we will be unable to comply with the capital requirements contained in the March 2003 Cease and Desist Order that was imposed on us by bank regulators. We expect to continue to incur losses as a result of our weakened financial condition which will further erode our capital. Moreover, we believe that our ongoing failure to comply with the Cease and Desist Order's capital requirements and our continued financial deterioration will likely cause the Federal Deposit Insurance Corporation to place the Bank into receivership. If that happens, we will have no alternative but to file for protection under the United States Bankruptcy Code, potentially leaving little or no value for existing shareholders.

      Our board of directors has determined that the sale of shares pursuant to the Stock Purchase Agreement, as well as the other transactions contemplated by it, are fair to, and in the best interests of, our shareholders and recommends that you vote "FOR" approval of the Stock Purchase Agreement and the related proposals set forth in our notice of special meeting and proxy statement. Austin Associates, LLC, the board's financial advisor, has given us an opinion to the effect that, as of the date of the opinion and based upon the considerations described in the opinion, the transactions contemplated by the Stock Purchase Agreement are fair, from a financial point of view, to us and our shareholders.

      In addition to shareholder approval, recapitalization of North Country and the Bank, and the related transactions, are subject to a number of other conditions contained in the Stock Purchase Agreement, including (1) the receipt of commitments from investors to purchase $30 million of our common shares in the private placement, (2) our repurchase from the current holders of all of our outstanding trust preferred securities and (3) the willingness of our bank regulators to lift the Cease and Desist Order upon completion of the Bank's recapitalization. Your vote "FOR" approval of the Stock Purchase Agreement and our other proposals is required for us to be able to recapitalize the Bank. This will allow us to focus on operating our business and creating value for shareholders. Assuming all of the conditions in the Stock Purchase Agreement are satisfied, the closing under it is expected to occur during the fourth quarter of 2004.

      We urge you to read carefully the accompanying proxy statement which contains a detailed description of us, the recapitalization transactions, our business plan, our current troubled financial condition and related matters, including the other proposals requiring shareholder approval.

      Whether or not you plan to attend the special meeting personally, please complete, sign and date the enclosed proxy card and mail it as soon as possible in the enclosed postage-paid envelope. If you attend the special meeting, you may vote in person if you wish, even if you have previously mailed in your proxy card.

      Your vote is very important. We cannot obtain the funds needed to recapitalize the Bank unless shareholders vote to approve the Stock Purchase Agreement and the other proposals described in our proxy statement.

      We thank you for your prompt attention to this matter and appreciate your support.

                                          Sincerely,

                                          C. James Bess
                                          President and Chief Executive Officer

                                   IMPORTANT!

      WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOUR VOTE IS VERY IMPORTANT.

      IN ORDER TO ENSURE THAT YOUR SHARES ARE VOTED AT THE SPECIAL MEETING, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT AS SOON AS POSSIBLE IN THE ACCOMPANYING POSTAGE PREPAID RETURN ENVELOPE.

      HOLDERS IN MANY BANKS AND BROKERAGE FIRMS WILL BE ABLE TO VOTE BY INTERNET OR BY TOLL-FREE TELEPHONE. INSTRUCTIONS FOR INTERNET AND TELEPHONE VOTING IN MOST CASES WILL BE INCLUDED ON THE ENCLOSED VOTING FORM THAT HAS BEEN PROVIDED BY YOUR BROKER OR BANK. WE URGE YOU TO TAKE ADVANTAGE OF THE OPPORTUNITY TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE VOTING FORM FOR USING THE INTERNET OR TOLL-FREE TELEPHONE.

      IF YOU NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL: C. JAMES BESS, PRESIDENT AND CHIEF EXECUTIVE OFFICER, NORTH COUNTRY FINANCIAL CORPORATION, AT
(800) 200-7032, OR MORROW & CO., INC. AT (800) 607-0088.

                       NORTH COUNTRY FINANCIAL CORPORATION
                             130 SOUTH CEDAR STREET
                           MANISTIQUE, MICHIGAN 49854

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD___________, 2004

      NOTICE IS HEREBY GIVEN that a special meeting of shareholders of North Country Financial Corporation will be held on _________, 2004, at _____ p.m. (local time) at the Comfort Inn, 726 East Lakeshore Drive, Manistique, Michigan 49854, for the purpose of considering and voting upon the following matters as more fully described in the accompanying proxy statement:

      1. PROPOSAL ONE. Approval of the sale for approximately $30 million of additional shares of our common stock pursuant to, and in accordance with the terms and conditions of, the Stock Purchase Agreement, dated as of August 10, 2004, as amended, between North Country and NCFC Recapitalization, LLC.

      2. PROPOSAL TWO. Approval of an amendment to North Country's Restated Articles of Incorporation to reduce the number of North Country's outstanding common shares through a 1-for-20 reverse stock split, with all fractional shares being replaced with one whole common share.

      3. PROPOSAL THREE. Approval of an amendment to North Country's Restated Articles of Incorporation to change the name of North Country to "Mackinac Financial Corporation."

      4. PROPOSAL FOUR. Approval of amendments to the North Country 2000 Stock Incentive Plan.

      The board of directors has fixed__________, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting.

                                           By Order of the Board of Directors

                                           /s/ C. James Bess

                                           C. James Bess
                                           President and Chief Executive Officer

Dated: _____________, 2004

      YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY FORM, INDICATE YOUR CHOICE WITH RESPECT TO THE MATTERS TO BE VOTED UPON, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NOTE THAT IF THE STOCK IS HELD IN MORE THAN ONE NAME, ALL PARTIES MUST SIGN THE PROXY FORM.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION AND SPECIAL MEETING...............    1

INTRODUCTION.......................................................................    4

SUMMARY OF THE RECAPITALIZATION....................................................    4
         Parties...................................................................    4
         The Recapitalization......................................................    5
         The Proposals.............................................................    8
         The Special Meeting.......................................................   13

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION.........................   14

SELECTED FINANCIAL INFORMATION.....................................................   16

HISTORICAL MARKET PRICE AND DIVIDENDS DATA.........................................   17

NORTH COUNTRY......................................................................   18
         Business..................................................................   18
         Regulatory Issues; the Cease and Desist Order.............................   19
         Litigation................................................................   20
         Business Plan.............................................................   25
                  Overview.........................................................   25
                  Management of North Country Following the Recapitalization.......   25
                  North Country's New Business Plan................................   26
                  Risk Management..................................................   29
                  Financial Implications of Business Plan..........................   30

PRINCIPAL SHAREHOLDERS OF NORTH COUNTRY ...........................................   30

THE SPECIAL MEETING................................................................   32
         Introduction..............................................................   32
         Record Date...............................................................   32
         Voting of Proxies.........................................................   32
         Solicitation of Proxies...................................................   33
         First Mailing Date........................................................   33
         Revoking Your Proxy.......................................................   33
         Votes Required to Approve the Proposals...................................   33

PROPOSAL 1 - APPROVAL OF THE STOCK PURCHASE AGREEMENT AND RECAPITALIZATION.........   35
         Overview..................................................................   35
         Background of and Reasons for the Proposal................................   35
         Recommendation of the Board of Directors..................................   39
         Vote Required.............................................................   39
         Effect on Current Shareholders............................................   39

         Risks Related to the Proposed Recapitalization............................   39
         The Stock Purchase Agreement..............................................   42
                  Representations and Warranties...................................   42
                  Covenants........................................................   43
                  Conditions to the Closing........................................   45
                  Waiver, Amendment and Termination................................   48
                  Expenses and Termination Fees....................................   49
                  Indemnification..................................................   50
         Use of Proceeds...........................................................   50
         Capitalization............................................................   50
         Opinion of North Country's Financial Advisor..............................   52
         Interests of Certain Persons in the Recapitalization .....................   60
                  Employment and Option Agreements.................................   60
         Change in Control Payments................................................   63
                  Other Interests..................................................   64
         Description of the Capital Stock..........................................   65
                  Preferred Stock..................................................   65
                  Common Shares....................................................   65
                  Anti-Takeover Provisions.........................................   66

PROPOSAL 2 - APPROVAL OF REVERSE STOCK SPLIT ......................................   70
         Overview..................................................................   70
         Background of and Reasons for the Proposal................................   71
         Vote Required.............................................................   72
         Recommendation of Our Board of Directors..................................   72
         Reservation of Rights.....................................................   72
         Exchange of Certificates and Elimination of Fractional Share Interests....   72
         Effect on Current Shareholders............................................   73
         Federal Income Tax Consequences of the reverse stock split................   74
         No Dissenters' Rights.....................................................   75

PROPOSAL 3 - APPROVAL OF CHANGE IN NORTH COUNTRY'S NAME............................   75

PROPOSAL 4  - AMENDMENT OF 2000 STOCK INCENTIVE PLAN...............................   76
         Introduction..............................................................   76
         Summary of the 2000 Plan..................................................   77
         Federal Income Tax Aspects of the 2000 Plan...............................   78
         Other Matters.............................................................   79
         Approval of 2000 Plan Proposal............................................   79
         Reservation of Rights.....................................................   79
         Remuneration of Directors.................................................   80
         Executive Compensation....................................................   81
         Employment and Consulting Agreements......................................   82
         Option Grants in Last Fiscal Year.........................................   84
         Aggregate Stock Option Exercises in 2003 and Year-End Option Values.......   85
         Equity Compensation Plan Information......................................   86
         Compensation Committee Interlocks and Insider Participation...............   86

SHAREHOLDER PROPOSALS..............................................................   86

EXPERTS............................................................................   87

OTHER MATTERS......................................................................   87

WHERE YOU CAN FIND MORE INFORMATION................................................   87

INFORMATION INCORPORATED BY REFERENCE..............................................   87

APPENDICES  -

      A - STOCK PURCHASE AGREEMENT
      B - FAIRNESS OPINION
      C - CERTIFICATE OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION D - AMENDMENT TO 2000 STOCK INCENTIVE PLAN
      E - ANNUAL REPORT ON FORM 10-K
      F - QUARTERLY REPORT ON FORM 10-Q/A

      QUESTIONS AND ANSWERS ABOUT THE RECAPITALIZATION AND SPECIAL MEETING

Q.    WHY AM I RECEIVING THIS DOCUMENT?

A. We and our subsidiary bank, North Country Bank & Trust, are seriously undercapitalized and in violation of applicable banking regulations and a Cease and Desist Order that was entered against us in March 2003. In an effort to preserve for our shareholders North Country's remaining value, we have entered into a Stock Purchase Agreement with NCFC Recapitalization, LLC, which provides for the sale by us of our common stock to new investors for $30 million as well as related transactions. If the sale of shares is completed, we will be able to recapitalize North Country and the Bank, which should allow us to satisfy the capital requirements of bank regulations and the Cease and Desist Order, and will help us to rebuild our business. The Stock Purchase Agreement is described in this proxy statement and is attached and incorporated into this document as Appendix A.

      To accomplish this recapitalization, however, North Country's shareholders must vote to approve the Stock Purchase Agreement and each of the other proposals described in this document. We are holding a special meeting of shareholders to obtain these approvals. This document contains important information about the Stock Purchase Agreement, the related proposals and the special meeting of North Country shareholders. You should read it carefully. The enclosed voting materials allow you to vote your shares without attending the special meeting.

      If the Stock Purchase Agreement and the other proposals described in this document are approved and all other conditions set forth in the Stock Purchase Agreement are satisfied or waived, then:

            - we will issue shares of our common stock to new investors in exchange for $30 million in gross proceeds which will be used to recapitalize us and the Bank;

            - the new investors will own more than 85% of our outstanding common stock;

            -     our name will change to Mackinac Financial Corporation; and

            - we will have new senior management and a reconstituted board of directors.

      This proxy statement is first being mailed to shareholders on ______________, 2004.

Q.    WHAT IS NCFC RECAPITALIZATION, LLC?

A.    NCFC Recapitalization is an entity organized by Paul D. Tobias and Eliot
      R. Stark solely to facilitate our and the Bank's recapitalization through issuance to new investors of $30 million of additional common shares. NCFC Recapitalization will act on its behalf and on behalf of investors under the Stock Purchase Agreement with respect to matters such as the satisfaction or waiver of conditions to the investors' obligations to close the transactions under the Stock Purchase Agreement. Mr. Tobias has committed to invest approximately $300,000 and Mr. Stark approximately $100,000 pursuant to the Stock Purchase Agreement. Mr. Tobias will become chairman of the board and chief executive officer of North Country and chairman of the board of the Bank and Mr. Stark will become chief financial officer and a director of North Country and the Bank upon completion of the Recapitalization.

Q.    WHAT WILL HAPPEN TO MY COMMON SHARES?

A. To maintain our listing on the Nasdaq SmallCap Market, as well as to provide a sufficient number of authorized shares to issue to new investors, we are asking shareholders to approve a 1-for-20 reverse stock split that will result in your owning, on a post-split basis, one North Country common share for every twenty shares that you now own. This reverse stock split alone will not change your proportionate ownership interest in North Country, with the exception that shareholders who would have a fractional share as a result of the reverse stock split will each instead receive a whole share in exchange for the fractional share. Solely as a result of this reverse stock split, the per share book value of your post-split shares will be approximately twenty times the pre-split per share book value. We also expect the trading value of our stock to increase as a result of this action.

Q.    WILL MY PERCENTAGE OWNERSHIP BE AFFECTED?

A. The Stock Purchase Agreement provides a formula under which more than 85% of the total North Country common shares will be owned by the new investors. Although the ownership percentage of all current shareholders will be reduced as a result, current shareholders will own an interest in a recapitalized entity that is well-capitalized and not in immediate danger of either failing or being taken over by banking regulators.

Q.    WHAT DO I NEED TO DO NOW?

A. After you have carefully read this document, please indicate on your proxy card how you want to vote on each proposal. Sign and date the proxy card and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your common shares may be represented and voted at the special meeting.

      To complete the sale of shares to new investors, the holders of at least a majority of the votes cast must vote to approve the Stock Purchase Agreement and the amendments to the North Country 2000 Stock Incentive Plan, and holders of a majority of the issued and outstanding common shares must vote to approve the reverse stock split and the change of our name to "Mackinac Financial Corporation." OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF ALL THE PROPOSALS.

Q. ARE THERE ANY RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE OTHER PROPOSALS?

A. Yes. You should read and carefully consider the risk factors set forth in the section of this document titled "Risks Related to the Recapitalization" beginning on page 39.

Q. WHAT HAPPENS IF I DO NOT SEND IN MY PROXY CARD, IF I DO NOT INSTRUCT MY BROKER TO VOTE MY COMMON SHARES OR IF I ABSTAIN FROM VOTING?

A. If you do not send in your proxy card, if you do not instruct your broker to vote your common shares or if you abstain from voting, it will have the same effect as a vote "against" approval of the reverse stock split and our name change, both of which must be approved to close under the Stock Purchase Agreement.

Q. IF MY BROKER HOLDS MY COMMON SHARES IN "STREET NAME," WILL MY BROKER VOTE MY COMMON SHARES FOR ME?

A. Your broker cannot vote your common shares without specific instructions from you. Unless you follow the directions provided by your broker regarding how to instruct your broker to vote your common shares, your common shares will not be voted on the proposals.

Q.    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. Just send in a later-dated, signed proxy card or a written notice of revocation to the person to whom you submitted your proxy card before the special meeting. You can also change your vote by attending the special meeting and voting in person. Your attendance at the special meeting alone will not revoke your proxy. If you have instructed your broker to vote your common shares, you must follow the directions received from your broker to change those instructions.

Q.    WHEN DO YOU EXPECT TO COMPLETE THE RECAPITALIZATION?

A. We are working toward completing the recapitalization of North Country and the Bank during the fourth quarter of 2004. We anticipate completing the sale of shares pursuant to the Stock Purchase Agreement shortly after the special meeting is held, assuming that shareholders approve all proposals.

Q.    WHO CAN ANSWER ANY OTHER QUESTIONS I MAY HAVE?

A. If you have questions, you may contact us at our principal executive offices:

            North Country Financial Corporation
            130 S. Cedar St.
            Manistique, MI 49854
            Attn: C. James Bess
            President and Chief Executive Officer
            Phone: (800) 200-7032
            Facsimile Number: (906) 293-5612

                                  INTRODUCTION

      The proposed Recapitalization consists of a series of related transactions designed to stabilize and reverse our declining financial condition, provide us and North Country Bank & Trust (the "Bank") with sufficient capital to implement a new business plan free from the restrictions of the Cease and Desist Order under which it currently operates, and provide us and the Bank with experienced senior management to carry out our business plan.

      The Stock Purchase Agreement dated as of August 10, 2004, as amended (the "Stock Purchase Agreement"), which has been approved by our board of directors, provides one of the key elements of the Recapitalization - the sale of additional shares of our common stock to new investors for approximately $30 million. We will use the net proceeds we receive from the sale of our common stock to pay various costs associated with the Recapitalization and to implement the other elements of the Recapitalization, including retirement of our outstanding trust preferred securities at a discount, a contribution of additional capital to the Bank to bring it into compliance with the requirements of the Cease and Desist Order and funding the proposed expansion of the Bank's operations into Oakland County, Michigan.

      The completion of the sale of shares pursuant to the Stock Purchase Agreement is subject to several conditions, including shareholder approval of the sale of shares pursuant to the Stock Purchase Agreement, a 1-for-20 reverse stock split of our outstanding common stock, a name change for North Country and an amendment to the our 2000 Incentive Option Plan to provide additional options that can be granted to, among others, two key individuals who will join us as our chief executive officer and chief financial officer, respectively (collectively, the "Proposals").

      What follows is a summary of the proposed Recapitalization and a description of the Proposals on which you are being asked to vote in order to complete it. This summary may not contain all of the information that is important to you. For a more complete understanding of the Recapitalization, and the Proposals, transactions and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. A copy of the Stock Purchase Agreement is attached as Appendix A to this proxy statement. For instructions on obtaining more information, see "WHERE YOU CAN FIND MORE INFORMATION" on page 87.

                         SUMMARY OF THE RECAPITALIZATION

                                     PARTIES

North Country Financial Corporation  North Country, a Michigan corporation, is a
(see page 18)                        registered bank holding company which owns
                                     and operates one community bank, the Bank.
                                     The Bank has nine branch offices in
                                     Michigan's Upper Peninsula and three branch offices in the northern part of Michigan's
                                     Lower Peninsula.

                                     The Bank is a "troubled institution" within the meaning of FDIC regulations, and subject to a Cease and Desist Order issued by federal and state bank regulators. The Bank has substantially complied with the requirements of the Cease and Desist Order, but to do so, it has shrunk its deposit base and loan portfolio and otherwise limited its operations, including through the recent sales of five branches. In the process, the Bank has incurred losses through June 30, 2004, and is likely to continue to do so in the foreseeable future. Currently, we fall below, and have little possibility of achieving in the foreseeable future, the minimum capital requirements of the Cease and Desist Order and applicable bank regulatory requirements.

NCFC Recapitalization, LLC           NCFC Recapitalization, LLC was formed for
(see page 1)                         the principal purpose of entering into the
                                     Stock Purchase Agreement and acting as
                                     attorney in fact for investors under this agreement. NCFC Recapitalization will not conduct any business other than that associated with facilitating the
                                     Recapitalization through the Stock Purchase
                                     Agreement.

Investors                            Keefe, Bruyette & Woods, Inc. and Howe
(see page 42)                        Barnes Investments, Inc. have been retained
                                     by North Country as its placement agents to assist in the private placement of North
                                     Country common stock for approximately $30 million to finance the Recapitalization as contemplated by the Stock Purchase
                                     Agreement. It is anticipated that the
                                     offering will be made to a limited number of institutional and individual investors.
                                     Upon acceptance of their subscriptions,
                                     prospective investors will become parties to the Stock Purchase Agreement. No investor or group of investors will be entitled to purchase shares of common stock in an amount that would result in such investor or group owning more than 9.9% of North Country's common stock after completion of the offering.

                              THE RECAPITALIZATION

      The Recapitalization consists of several transactions and events which will occur at the time of, or in certain cases after, the closing under the Stock Purchase Agreement. The principal transactions and events are:

Sale of Common Stock                 The sale of our common stock to investors
(see page 35)                        for approximately $30 million. The number
                                     of shares and price per share to be paid by the new investors will be based on the number of shares of our common stock outstanding at the time of the closing and our equity (as adjusted as provided in the Stock Purchase Agreement) at the end of the month preceding the closing. We anticipate that following the closing, the new investors will own 2,062,640 or more shares of our outstanding common stock (adjusted for the proposed 1-for-20 reverse stock split), which will be at least 85% of the outstanding shares, for which they will have paid $14.60 per share or less
                                     (adjusted for the proposed 1-for-20 reverse stock split).

Employment Arrangements              To assist in implementing our business plan
(see page 60)                        following the Recapitalization, we have
                                     entered into employment agreements with
                                     Paul D. Tobias and Eliot R. Stark, the two principals of NCFC Recapitalization, and C.
                                     James Bess, our current chief executive
                                     officer. These employment agreements are included as Schedule 5-1 to 5-3 to the Stock Purchase Agreement. Effective at the closing under the Stock Purchase Agreement, Mr. Tobias will become North Country's chief executive officer and Mr. Stark will become its chief financial officer, each for a minimum period of three years, and Mr. Bess will become president of the Bank for a minimum period of 18 months.

                                     Messrs. Tobias, Stark and Bess will be paid annual base compensation of $225,000, $200,000 and $250,000, respectively, plus possible bonuses, and we will provide each with health insurance and other benefits and pay or reimburse each for automobile and certain other living expenses. Under the terms of Mr. Bess' existing employment agreement (which will terminate at the closing under the Stock Purchase Agreement), he will be entitled to payments totaling $1,231,740 when the Cease and Desist Order is terminated as part of the Recapitalization.

Stock Options                        The employment agreements with Mr. Tobias
(see page 60)                        and Mr. Stark also provide that they will
                                     be awarded options under our 2000 Stock
                                     Incentive Plan to purchase shares of our common stock at any time during the 10-year period following the closing under the Stock Purchase Agreement.
                                     The options will vest immediately, and will permit Mr. Tobias to purchase up to 4.375%, and Mr. Stark up to 3.125%, of that number of shares of our common stock that are issued and outstanding immediately following the sale of shares to the new investors under the Stock Purchase
                                     Agreement. The exercise price of the
                                     options will equal the purchase price per share paid by investors under the Stock
                                     Purchase Agreement. We estimate that the number of our shares covered by options for Mr. Tobias will be approximately 105,595 and the number for Mr. Stark will be 75,425, and that the exercise price for each option will be no greater than $14.60 per share (both the number and exercise price are adjusted for the proposed
                                     1-for-20 reverse stock split).

Name Change                          Our board of directors has determined that
(see page 75)                        implementation of our business plan will be
                                     enhanced by changing our corporate name to "Mackinac Financial Corporation."

Reconstituted Board                  The Stock Purchase Agreement provides that,
(see page 45)                        at the closing, our board of directors will
                                     be made up of two existing directors and seven persons designated by NCFC
                                     Recapitalization. To implement this
                                     provision, it is anticipated that all
                                     existing directors will resign, except for Messrs. Bess and Lindroth, and Messrs.
                                     Tobias and Stark will be appointed by the board of directors to fill two of the vacancies created by the resignations. In addition, it is anticipated that five additional persons will be added to the board of directors by a similar process, so that following the closing, a majority of the board of directors will be persons designated by NCFC Recapitalization who meet the "independence" requirements of the Nasdaq and, to the extent applicable, those under the Securities Exchange Act.

                                     You are not being asked to vote on the
                                     appointment of any of the new directors, but prior to the time the new directors take office, you will be provided with information about them substantially equivalent to that which you would receive under applicable rules of the Securities and Exchange Commission if these persons were nominated by our shareholders for election as directors.

Retirement of Trust Preferred        We currently have outstanding $12.5 million
Securities                           in principal amount of trust preferred
(see page 46)                        securities. As part of the
                                     Recapitalization, we intend to retire the trust preferred securities by purchasing them at a substantial discount following the closing under the Stock Purchase
                                     Agreement using a portion of the net
                                     proceeds received by us from the sale of common stock to the new investors. Because the retirement of our trust preferred securities cannot occur until after the closing, the Stock Purchase Agreement conditions the obligations of the new investors on there being in place at the time of closing arrangements satisfactory to NCFC Recapitalization and the new investors pursuant to which the trust preferred securities will be retired promptly following the closing on terms satisfactory to NCFC Recapitalization.

Regulatory Action                    Implementation of the Recapitalization
(see page 45)                        requires termination of the Cease and
                                     Desist Order so that we can proceed with our new business plan. It is anticipated that once the Bank is recapitalized following the closing under the Stock
                                     Purchase Agreement, the regulatory
                                     authorities will terminate the Cease and Desist Order. One of the conditions to the sale of common stock to the new investors is that we receive assurance reasonably satisfactory to NCFC Recapitalization that when the recapitalization of the Bank is completed, the Cease and Desist Order will terminate and the Bank will have authority to establish a branch in Oakland County, Michigan.

Expected Time for Completing the     We are working to complete the
Recapitalization (see page 45)       Recapitalization as soon as possible, but
                                     we must first satisfy the conditions to the closing set forth in the Stock Purchase
                                     Agreement. We presently expect to complete the Recapitalization in the fourth quarter of 2004. However, we cannot assure you when or if the Recapitalization will occur.

                                  THE PROPOSALS

      There will be presented at the special meeting several Proposals, all of which must be approved by shareholders in order to complete the sale of shares pursuant to the Stock Purchase Agreement and implement the Recapitalization.

                                   PROPOSAL 1.

           APPROVAL OF STOCK PURCHASE AGREEMENT AND RECAPITALIZATION.

Approval Required                    Approval of the sale of our common stock to
                                     new investors is required by the Stock
                                     Purchase Agreement and the listing
                                     requirements of Nasdaq.

The Effect on Shareholders           The sale of common stock pursuant to the
(see page 39)                        Stock Purchase Agreement will not affect
                                     the rights and privileges of our existing shareholders. However, it will result in current shareholders owning less than 15% of our total outstanding common shares with the new investors owning more than 85% of our total outstanding shares.

Fairness Opinion of North Country's  Austin Associates, LLC, our financial
Financial Advisor (see page 52)      advisor, has delivered its written opinion
                                     to our board of directors to the effect
                                     that the terms of the Stock Purchase
                                     Agreement and the resulting
                                     Recapitalization are fair, from a financial point of view, to our shareholders. A copy of the opinion of Austin Associates, dated as of August 9, 2004, is attached as Appendix B. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by Austin Associates, as well as for a description of the limitations of the opinion.

No Dissenter's Rights                Under Michigan law, shareholders are not
                                     entitled to any dissenters' rights in
                                     connection with the approval of the Stock
                                     Purchase Agreement or any of the other
                                     Proposals.

Termination Fees                     The Stock Purchase Agreement provides for
(see page 49)                        the payment by us to NCFC Recapitalization
                                     of $1,500,000 in the event the Agreement is terminated in certain circumstances in which we solicit or accept a competing transaction. The Stock Purchase Agreement also requires us to reimburse NCFC
                                     Recapitalization's transaction expenses up to $250,000 in the event our shareholders fail to approve the Stock Purchase
                                     Agreement or any of the other Proposals and the Stock Purchase Agreement is terminated.

                                   PROPOSAL 2.

                           APPROVAL OF AN AMENDMENT TO
               NORTH COUNTRY'S RESTATED ARTICLES OF INCORPORATION
          TO REDUCE THE NUMBER OF ISSUED AND OUTSTANDING COMMON SHARES
                    THROUGH THE 1-FOR-20 REVERSE STOCK SPLIT.

Reverse stock split                  The purpose of the proposed 1-for-20
(see page 70)                        reverse stock split is to cause an increase
                                     in the price at which our common stock
                                     trades on the Nasdaq SmallCap Market in
                                     order to make an investment in our common stock more attractive to potential investors under the Stock Purchase
                                     Agreement and to permit us to continue to satisfy one of the requirements for continued listing of our common stock on Nasdaq. That requirement is that a market price of at least $1.00 per share must be maintained for a listed security.

                                     Based on the current number of shares of common stock outstanding, the purchase price for shares sold pursuant to the Stock Purchase Agreement would be $.73 per share or less. It can be anticipated that, absent the reverse stock split, the bid price for our common stock would approximate the price paid by the new investors, with the result that we would face the possibility of having our common stock delisted by Nasdaq.

                                     Fractional shares resulting from the
                                     reverse stock split will be rounded up to the nearest whole share. Consequently, there will be no reduction in the number of our shareholders. THIS IS NOT A "GOING PRIVATE TRANSACTION."

                                   PROPOSAL 3.

                           ADOPTION OF AN AMENDMENT TO
               NORTH COUNTRY'S RESTATED ARTICLES OF INCORPORATION
                       TO CHANGE THE NAME OF NORTH COUNTRY
                      TO "MACKINAC FINANCIAL CORPORATION."

Name Change                          The proposed name change to Mackinac
(see page 75)                        Financial Corporation is required under the
                                     Stock Purchase Agreement and we believe it will assist us to operate more effectively in our market areas.

                                   PROPOSAL 4.

                            ADOPTION OF AMENDMENTS TO
                   NORTH COUNTRY'S 2000 STOCK INCENTIVE PLAN.

Option Plan Changes                  Our board of directors has approved,
(see page 76)                        subject to shareholder approval, amendments
                                     to our 2000 Stock Incentive Plan. The
                                     principal purpose of the Plan amendments is to increase the number of options which can be granted under the Plan to satisfy one of the requirements of the Stock Purchase
                                     Agreement that there be created an "option pool" for directors, executive officers and key employees (including Messrs. Tobias and Stark as required by their employment agreements) equal to 12.5% of our shares of common stock outstanding after the closing.
                                     The amended Plan also permits the options awarded to Messrs. Tobias and Stark to have an exercise price equal to the price per share paid by new investors under the Stock
                                     Purchase Agreement.

                       BOARD OF DIRECTORS' RECOMMENDATIONS

Board of Directors' Recommendations  After careful consideration, our board of
(see page 39)                        directors has approved the Stock Purchase
                                     Agreement and the transactions contemplated by it, including the sale of our common stock pursuant to and on the terms contained in the Stock Purchase Agreement, and has determined that the Stock Purchase
                                     Agreement and all the transactions and
                                     arrangements making up the Recapitalization are advisable, fair to and in the best interests of North Country and its shareholders. OUR DIRECTORS RECOMMEND THAT
                                     YOU VOTE "FOR" THE APPROVAL OF THE STOCK
                                     PURCHASE AGREEMENT PROPOSAL AND ALL OF THE
                                     PROPOSALS CONTAINED IN THIS PROXY
                                     STATEMENT.

Reasons for the Recapitalization     Our board of directors considered a number
(see page 38)                        of factors in reaching its determination to
                                     approve the Stock Purchase Agreement,
                                     including:

                                        -     the opinion by Austin Associates
                                              that the terms of the Stock
                                              Purchase Agreement are fair, from
                                              a financial point of view, to us
                                              and our shareholders;

                                        -     our troubled financial condition,
                                              and that of the Bank, and serious
                                              concerns about our and the Bank's
                                              continued viability as going
                                              concerns without the capital
                                              infusion from the sale of shares
                                              pursuant to the Stock Purchase
                                              Agreement and our and the Bank's
                                              recapitalization;

                                        -     the lack of alternatives to the
                                              Recapitalization pursuant to the
                                              Stock Purchase Agreement; and

                                        -     our business plan following the
                                              Recapitalization.

Interests of Directors and Executive Some of the directors and executive
Officers (see page 60)               officers of North Country have interests
                                     and arrangements that may be considered
                                     different from, or in addition to, your
                                     interests as a shareholder. These interests include: future employment arrangements and change in control payments under existing employment agreements.

                                     Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation to approve the Stock Purchase Agreement and the transactions contemplated by it.

                               THE SPECIAL MEETING

General (see page 32)                This proxy statement is furnished to our
                                     shareholders for use at the special meeting of shareholders called to approve the Stock
                                     Purchase Agreement and related proposals.
                                     The meeting will be held at __ p.m., local time, on ______ ___, 2004 at the Comfort
                                     Inn, 726 East Lakeshore Drive, Manistique,
                                     Michigan 49854.

Votes Required to Approve the Stock  The holders of a majority of the votes cast
Purchase Agreement and Related       at the special meeting must vote to approve
Proposals (see page 33)              the Stock Purchase Agreement (Proposal 1)
                                     and the amendments to the 2000 Stock
                                     Incentive Plan (Proposal 4). The holders of a majority of issued and outstanding common shares must vote to approve the amendments to our Restated Articles of Incorporation to effect the 1-for-20 reverse stock split
                                     (Proposal 2) and to change our name to
                                     "Mackinac Financial Corporation" (Proposal
                                     3).

Record Date and Quorum Requirement   We have set _______ ___, 2004 as the record
(see pages 32 and 33)                date for determining those shareholders who
                                     are entitled to notice of and to vote at the special meeting.

                                     A majority of our common shares issued
                                     and outstanding and entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum for transacting business at the meeting.

Revocation of Proxies                You have the unconditional right to revoke
(see page 33)                        your proxy at any time prior to its use at
                                     the meeting by:

                                        -     delivering written notice that the
                                              proxy is revoked to the person to
                                              whom you submitted your proxy
                                              prior to the special meeting;

                                        -     submitting a subsequently dated
                                              proxy prior to the special meeting
                                              or to the inspector of election at
                                              the special meeting; or

                                        -     attending the special meeting and
                                              voting in person.

Shares Held by a Bank or Broker      If your shares are held in "street name" by
(see page 3)                         a bank or broker, your bank or broker will
                                     vote your shares regarding the
                                     Recapitalization only if you provide
                                     instructions to them on how to vote. You should follow the directions provided by your bank or broker regarding how to vote your shares.

Where to Find More Information       If you have more questions about the
(see page 87)                        Recapitalization or would like additional
                                     copies of this proxy statement, you should contact us at our principal executive office:

                                     North Country Financial Corporation
                                     130 S. Cedar St.
                                     Manistique, MI  49854
                                     Attention: C. James Bess
                                     Phone Number (800) 200-7032.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

      This proxy statement contains forward-looking statements about the proposed Recapitalization and about our financial condition, results of operations, plans, objectives, future performance and business. This includes information relating to:

      - benefits estimated to result from the proposed Recapitalization of North Country and the Bank; and

      - estimated costs of completing the transactions that will result in the Recapitalization.

      It also includes statements using words like "believes," "expects," "intends," "anticipates" or "estimates" or similar expressions. When we use any of the words "believes," "expects," "intends," "anticipates," "estimates" or similar expressions, we are making forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.

      These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those discussed under "Risks Related to the Recapitalization" and the following:

      - our operating income, interest and non-interest, following the Recapitalization is lower than expected;

      -     competition increases in the banking industry or our markets;

      - costs or difficulties related to implementing and executing our business plan following the Recapitalization;

      -     there are adverse changes in general economic conditions;

- technological changes are more difficult or expensive to implement than anticipated;

-     there are adverse changes in the securities markets; and

-     we suffer the loss of key personnel.

      There is also the risk that North Country incorrectly analyzed these risks and forces, or that the strategies we developed to address them are unsuccessful.

      Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place a lot of weight on these statements. These statements speak only as of the date of this proxy statement or, in the case of any document incorporated by reference, the date of that document.

      All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We have no obligation to revise these forward-looking statements.

                        SELECTED FINANCIAL INFORMATION

                           AT OR FOR THE
                          SIX MONTHS ENDED
                               JUNE 30                                 AT OR FOR THE YEARS ENDED DECEMBER 31,
                       ----------------------  ------------------------------------------------------------------------------------
                          2004        2003        2003         2002        2001        2000        1999         1998        1997
($ in 000s)            ----------  ----------  ----------   ----------  ----------  ----------  -----------  ----------  ----------
INCOME STATEMENT DATA:
Net Interest Income    $    4,478  $    5,884  $    9,626   $   17,880  $   23,633  $   25,079  $    21,947  $   20,683  $   20,066
Provision for Loan
  Losses                       --          --          --       26,658       3,200       5,875        1,457       1,200       1,398
Noninterest Income          1,065       2,060       3,231        5,258      10,436       7,001        3,538       2,651       1,638
Noninterest Expense         8,810      10,427      20,116       27,063      24,307      20,077       15,937      16,603      14,797
Net Income                 (3,267)     (4,162)     (9,588)     (26,713)      5,774       5,183        6,356       4,561       4,106

PER SHARE DATA:
Diluted Earnings per
  share                $    (0.47) $    (0.59) $    (1.37)  $    (3.81) $     0.82  $     0.73  $     0.89   $     0.64  $     0.57
Book Value per share         0.84        2.33        1.52         2.92        6.82        6.38         5.83        5.54        5.13
Cash Dividends               0.00        0.00        0.00         0.25        0.30        0.34         0.18        0.17        0.16
Dividend Payout Ratio        0.00%       0.00%       0.00%          NM       36.48%      45.42%       20.25%      27.43%      28.79%
Average Diluted Shares  7,019,152   7,019,152   7,019,152    7,019,152   7,021,654   7,064,926    7,121,061   7,120,216   7,155,777

BALANCE SHEET DATA:
Loans                  $  233,032  $  358,398  $  297,846   $  435,043  $  504,412  $  541,689  $   466,621  $  411,720  $  372,519
Allowance for Loan
  Losses                   10,850      21,986      22,005       24,908      10,444       9,454        6,863       6,112       5,600
Total Assets              345,042     475,938     422,539      565,306     636,629     666,996      568,442     471,381     421,434
Total Deposits            235,646     353,448     305,794      437,494     482,524     531,883      462,998     404,961     360,549
Shareholder's Equity        5,885      16,339      10,700       20,503      47,889      44,617       40,820      39,469      36,592

AVERAGE BALANCE SHEET
DATA:
Loans                  $  266,791  $  397,510  $  361,144   $  484,889  $  529,354  $  515,685  $   434,723  $  403,563  $  352,079
Assets                    392,158     514,915     489,184      619,791     648,764     617,023      520,984     465,408     410,600
Equity                      8,293      18,421      16,210       43,741      46,266      42,729       40,152      40,796      36,368

PERFORMANCE RATIOS:
Return on Average
  Assets                    -1.67%      -1.62%      -1.96%       -4.31%       0.89%       0.84%        1.22%       0.98%       1.00%
Return on Average
  Equity                   -78.79%     -45.19%     -59.15%      -61.07%      12.48%      12.13%       15.83%      11.18%      11.29%
Net Interest Margin          2.57%       2.57%       2.25%        3.36%       4.18%       4.74%        5.13%       5.32%       5.64%
Efficiency Ratio           148.86%     126.25%     150.82%      114.24%      69.23%      58.32%       58.09%      65.81%      64.83%

CAPITAL RATIOS:
Leverage Ratio               1.93%       3.60%       2.48%        3.83%       8.44%       7.60%        8.40%       7.20%       7.20%
Tier 1 Risk-based
  Capital  Ratio             2.91%       4.99%       3.58%        5.30%      11.07%       9.98%       11.80%       9.40%       9.64%
Total Risk-based
  Capital  Ratio             5.82%       8.54%       7.16%        8.17%      12.33%      11.30%       13.00%      10.70%      10.89%
Equity to Assets             1.71%       3.43%       2.53%        3.63%       7.52%       6.69%        7.18%       8.37%       8.68%
Tangible Equity to
  Tangible Assets            1.39%       3.06%       2.16%        3.26%       6.61%       5.65%        5.98%       7.19%       7.21%

ASSET QUALITY RATIOS:
Net Charge-Offs to
  Average Loans               4.2%        1.5%        0.8%         2.6%        0.5%        0.7%         0.2%        0.2%        0.2%
LLR to Loans                 4.66%       6.13%       7.39%        5.73%       2.07%       1.75%        1.47%       1.48%       1.50%
LLR to NPAs + 90s           64.51%      42.02%      43.63%       56.89%      35.70%      51.87%      193.54%     158.30%     211.00%
NPAs to Loans & OREOs        7.11%      13.97%      16.61%        9.85%       4.79%       2.78%        0.23%       0.64%       0.53%

                   HISTORICAL MARKET PRICE AND DIVIDENDS DATA

MARKET INFORMATION

      Our common shares are quoted on the Nasdaq SmallCap Market under the symbol "NCFC."

      Our common shares traded at a high of $1.12 per share and a low of $1.00 per share on September 29, 2004, which prices do not reflect the 1-for-20 reverse stock split we have proposed and may not reflect the price (before giving effect to the reverse stock split) at which we anticipate selling our common shares in the Recapitalization. However, there is little active trading in our stock and it is doubtful that this price reflects how much current shareholders could sell their shares for on the open market.

HOLDERS

      We have approximately 1,800 shareholders of record as of the record date for the special meeting. Following the Recapitalization, and assuming current shareholders are not among the purchasers under the Stock Purchase Agreement, current shareholders' aggregate ownership will be less than 15% of our total outstanding common shares.

DIVIDENDS

      The holders of our common shares are entitled to dividends when, as and if declared by our board of directors out of funds legally available for that purpose. In determining dividends, our board of directors considers our earnings, capital requirements and financial condition along with other relevant factors. Our principal source of funds for cash dividends is the dividends paid by the Bank.

      Our ability to pay dividends is subject to regulatory restrictions and requirements. In the fourth quarter of 2002, we suspended payment of a dividend and the boards of directors of North Country and the Bank adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by us or the Bank. Further, the Cease and Desist Order prohibits the Bank from declaring or paying dividends without the prior written consent of the Michigan Office of Financial and Insurance Services ("OFIS") and the Federal Deposit Insurance Corporation (the "FDIC"). Michigan banking statutes prohibit state banks from paying dividends other than from retained earnings. At June 30, 2004, the Bank had negative retained earnings. Consequently, even after the removal of the Cease and Desist Order and contribution of capital to the Bank as part of the Recapitalization, the Bank will need to receive approval from OFIS to pay any dividends until it has accumulated earnings.

      Additionally, we are contractually prohibited from paying dividends at this time because we have deferred interest payments on an indenture entered into in connection with the issuance of our trust preferred securities.

                                  NORTH COUNTRY

BUSINESS

      We own all of the outstanding stock of the Bank which represents our principal asset. We also own three active non-bank subsidiaries: First Manistique Agency, an insurance agency which sells annuities as well as life and health insurance; First Rural Relending Company, a relending company making community targeted economic development loans; and North Country Capital Trust, a statutory business trust which was formed solely for the issuance of our trust preferred securities. A fourth subsidiary, North Country Financial Group, was formed as a broker of loans and leases, including tax-exempt lease/purchase financing to municipalities, but it is presently inactive.

      The Bank also has three non-bank subsidiaries: NCB Real Estate Company, which owns several properties used by the Bank; North Country Mortgage Company LLC, an entity engaged in the business of mortgage lending and brokering; and North Country Employee Leasing Company, a company that leases employees to North Country Bank and Trust.

      We are headquartered in Manistique, Michigan. Our executive offices and mailing address are located at 130 South Cedar Street, in Manistique, Michigan 49854.

      We currently have 9 branch offices located in the Upper Peninsula of Michigan and 3 branch offices located in Michigan's Lower Peninsula, maintaining offices in Chippewa, Grand Traverse, Houghton, Luce, Manistee, Marquette, Menominee, Ontonagon, Otsego and Schoolcraft counties. We provide drive-up service at 12 branch locations and have automated teller machines operating at 10 locations.

      We are engaged in a general commercial banking business providing a full range of loan and deposit products. These banking services include customary retail and commercial banking services, including checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, commercial lending, commercial and governmental lease financing, and direct and indirect consumer financing. Funds for our operation are also provided by Internet deposits and through borrowings from the Federal Home Loan Bank system, proceeds from the sale of loans and mortgage-backed and other securities, funds from repayment of outstanding loans and earnings from operations. Earnings depend primarily upon the difference between (i) revenues from loans, investments, and other interest-bearing assets and (ii) expenses incurred in payment of interest on deposit accounts and borrowings, maintaining an adequate allowance for loan losses, and general operating expenses.

      We make mortgage, commercial and installment loans to customers throughout Michigan and in the past acquired lease obligations through an affiliate operating in Colorado. We may charge fees for these services. Historically, we sold most of our conforming residential mortgage loans in the secondary market; however, since 2002, we have retained residential loans. We have also financed commercial and governmental leases throughout the country. These leases were originated by our subsidiary, North Country Financial Group, and unrelated entities. In March 2003, we decided to cease the operations of North Country Financial Group and we no longer concentrate on obtaining these leases. This was done to refocus our lending efforts on loans in our immediate market area and to decrease the size of certain segments of, and to further diversify, our loan portfolio.

      We support the service industry in our market areas, including hospitality and related businesses as well as gaming, forestry, restaurants, farming, fishing and many other activities important to growth in Michigan. The economy of our market areas is affected by summer and winter tourism activities.

      Our most prominent concentration in our loan portfolio relates to commercial loans to entities within the hospitality and tourism industry. This concentration represented $45.9 million or 24.8% of our commercial loan portfolio at June 30, 2004, compared to $76.1 million or 31.3% at December 31, 2003. The Cease and Desist Order, described below, requires us to reduce our concentration of loans to borrowers in the hotel and tourism industry. While our management has reduced the aggregate amount of loans in these areas, because of its continuing losses and resulting reduction in its capital, the ratio of hotel and tourism related loans to capital has not been reduced enough to be in compliance with the Cease and Desist Order. No material portions of our deposits have been received from a single person, industry, group or geographical location.

REGULATORY ISSUES; THE CEASE AND DESIST ORDER

      In October 2001, we were notified that the Bank had been designated by the FDIC as a "troubled institution" within the meaning of the FDIC's regulations. In September 2002, the OFIS and the FDIC conducted a regularly-scheduled safety and soundness examination of the Bank and that was followed by an examination of North Country by the Board of Governors of the Federal Reserve System ("Federal Reserve"). During the course of those examinations, the FDIC, the OFIS and FRB requested that North Country and the Bank take certain actions, including suspending the payment of dividends and conserving the Bank's liquidity. In response to these requests, the board of directors of North Country and the Bank adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by North Country or the Bank and the suspension of interest payments on our trust preferred securities.

      Although the suspension of the interest payments on the trust preferred securities does not violate any of our agreements with the holders of these securities, we cannot pay any dividends on our common stock while interest payments are suspended and certain other restrictions apply. A required part of the Recapitalization is that these outstanding trust preferred securities be retired at a substantial discount and on other terms and conditions acceptable to NCFC Recapitalization.

      Following the completion of their September 2002 examination, the FDIC and the OFIS entered a Cease and Desist Order against the Bank on March 26, 2003. The Cease and Desist Order became effective on April 5, 2003, and will remain in effect until modified or terminated by action of the FDIC and the OFIS. The Cease and Desist Order identified deficiencies in the Bank's policies and procedures, including its directorate and management personnel and practices, credit underwriting, credit administration and policies regarding asset/liability management, liquidity, funds management and investments, and its compliance with applicable laws and regulations, including regulations of the FRB and FDIC and provisions of the Michigan

Banking Code of 1999. The Cease and Desist Order also requires the Bank to maintain specified capital ratios during the life of the Cease and Desist Order. We believe that the Bank has addressed all of the major areas of concern and corrected all of the material deficiencies and violations identified in the 2002 examination report and the Cease and Desist Order, except for meeting the capital requirements and lending concentration requirements with hotel and tourism related loans.

      The Cease and Desist Order required the Bank and its directors to take the following specific steps within the time periods specified. For the calendar quarter beginning July 1, 2003, and for each calendar quarter thereafter, the Bank was and is required to have a Tier 1 Capital Ratio equal to at least 8.0%. If the Bank's Tier 1 Capital Ratio is below the required percentage for any quarter, the Bank must take steps within 60 days to bring its Tier 1 Capital Ratio to the required level. The Cease and Desist Order also requires the Bank to maintain its total risk-based capital ratio at 10.0% or greater. If the Bank's total risk-based capital ratio for any quarter is less than 10.0%, the Bank must take steps within 60 days to bring its total risk-based capital ratio to the required level.

      Since the entry of the Cease and Desist Order, the Bank has not been in compliance with the minimum capital ratios specified in the Cease and Desist Order. Noncompliance with these minimum capital requirements will impact our ability to continue to operate as a going concern.

LITIGATION

      We and our subsidiaries are subject to routine litigation incidental to the business of banking. In addition, we and the Bank are subject to the litigation and arbitration described below.

      SECURITIES LITIGATION. In an action styled Lanctot v. Littlejohn, et al., filed in the U.S. District Court for the Western District of Michigan on June 13, 2003, a shareholder brought a class action against us, our former chairman and chief executive officer and former director, Ronald G. Ford, and our former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws. In another action styled Rosen v. North Country Financial Corporation, et al., filed in the U.S. District Court for the Western District of Michigan on June 23, 2003, a former shareholder brought a class action against us, Mr. Ford and Ms. Littlejohn for alleged violations of Federal securities laws.

      On September 2, 2003, pursuant to 15 U.S.C. Section 78-u-4(a) (3) (B), plaintiff Charles Lanctot filed a motion requesting the Court to consolidate the two securities class action cases (Lanctot and Rosen) under the caption In re North Country Financial Corporation Securities Litigation, to appoint him as "Lead Plaintiff" in the consolidated cases, and to approve the selection of his counsel as "Lead Plaintiff's Counsel." In an order dated September 29, 2003, the Court among other things consolidated the Lanctot and Rosen actions, designated Charles D. Lanctot and John F. Stevens as "Lead Plaintiffs," and designated "Co-Lead Counsel" and "Liaison Counsel" for the class.

      On December 1, 2003, the plaintiffs filed their Corrected Consolidated Amended Class Action Complaint ("Amended Complaint"), which adds John F. Stevens as a plaintiff. The

Amended Complaint, which demands a jury trial, is brought on behalf of all persons, subject to certain exceptions, who purchased our common stock during the period from November 13, 2000, through April 15, 2003. It alleges that we and the individual defendants violated Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 of the SEC issued under the Exchange Act, by disseminating materially false and misleading statements and/or concealing material adverse facts concerning our financial condition and operations, with knowledge, or in reckless disregard, of the materially false and misleading character thereof. The Amended Complaint also alleges violations of Section 20 of the Exchange Act by the individual defendants, by reason of their control, at relevant times, of us. Among other things, the Amended Complaint is based upon allegations of deficiencies in our policies and procedures for safe and sound operation, including our directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and our compliance with all applicable laws and regulations, including Regulations O and U of the Federal Reserve, the FDIC Rules and Regulations, and the Michigan Banking Code of 1999.

      The Amended Complaint further alleges that our acquisition of American Financial Mortgage, which had an "unusually large number of defaulted loans . . .. which triggered the attention of banking regulators"; that the Cease and Desist Order demonstrates how defendants made "false statements" in public filings and other communications, and were required to take "corrective actions;" that various public filings were "false because [our] operations resulted in an excessive level of adversely classified assets, delinquent loans, and nonaccrual loans as well as an inadequate level of capital protection for the kind and qualify of assets held;" that, "according to former employees, loans for [our] insiders and their related entities were often approved regardless of the quality of the loan;" and, that we incorrectly attributed our performance to the World Trade Center disaster and other factors impacting tourism and hospitality businesses, instead of disclosing "insider loans," a disproportionately high loan concentration" in the hospitality industry, and information about our banking practices and loan loss reserves. The Amended Complaint seeks certification of a class consisting of all persons who purchased our common stock on the open market between the dates noted above, compensatory damages on a joint and several basis against all defendants, including us, plus interest and costs, including attorney's fees and expert's fees.

      On January 23, 2004, we and the other defendants filed a Joint Motion to Dismiss the Corrected Consolidated Amended Class Action Complaint, principally based on the ground that plaintiffs have not adequately plead that we, through our officers and directors, acted with the intent to defraud the investing public under the standard articulated in prior judicial decisions.

      Shortly before the hearing on the Motion to Dismiss, the plaintiffs, we and the individual defendants and their insurer reached a settlement in principle of all claims asserted in the consolidated actions. On June 18, 2004, the parties submitted to the court their Stipulation of Settlement, which describes in detail the terms and conditions of the settlement. The parties have submitted two Revised and Amended Stipulations of Settlement, the most recent of which was filed with the court on July 16, 2004.

      In general, the stipulation specifies that within thirty days after final approval of the settlement by the court and the expiration of all appeals periods, the individual defendants will cause to be paid $500,000 to a plaintiff class to be certified by the court, and we will pay this plaintiff class $50,000. In addition, we are required to pay the plaintiff class an additional $200,000 upon a sale of control of North Country, a sale of substantially all of our assets or the collection of a judgment or settlement of our claims, if any, against any third party that exceeds $200,000. The completion of the transactions provided for in the Stock Purchase Agreement will be such a change in control.

      By letter dated July 21, 2004, the Federal Reserve Bank of Minneapolis indicated that it does not object to the settlement as proposed, thus meeting one of the conditions set forth in the stipulation. On August 16, 2004, the court entered an order granting conditional approval of the stipulation. However, completion of the settlement is conditioned upon satisfaction of a number of additional matters described in the stipulation, and further proceedings in the court. At this time, there can be no assurance that all the conditions of the stipulation will be satisfied.

      SHAREHOLDER'S DERIVATIVE LITIGATION. In an action styled Virginia M. Damon Trust v. North Country Financial Corporation, Nominal Defendant, and Dennis Bittner, Bernard A. Bouschor, Ronald G. Ford, Sherry L. Littlejohn, Stanley J. Gerou II, John D. Lindroth, Stephen Madigan, Spencer Shunk, Michael Henrickson, Glen Tolksdorf, and Wesley Hoffman, filed in the U.S. District Court for the Western District of Michigan on July 1, 2003, a shareholder has brought a shareholder's derivative action under Section 27 of the Exchange Act against us and certain of our current and former directors and senior executive officers. The complaint, which demands a jury trial, is brought on our behalf against the individual defendants. It alleges that the individual defendants have caused loss and damage to us through breaches of their fiduciary duties of oversight and supervision by failing (i) adequately to safeguard our assets, (ii) to ensure that adequate administrative, operating, and internal controls were in place and implemented, (iii) to ensure that we were operated in accordance with legally-prescribed procedures and (iv) to oversee the audit process to ensure that our assets were properly accounted for and preserved.

      The complaint further alleges that the individual defendants violated
Section 14(a) of the Exchange Act by making materially false and misleading statements in the proxy statement mailed to shareholders in connection with our annual meeting held May 29, 2000, and the adoption by the shareholders at that meeting of our 2000 Stock Incentive Plan. The complaint also alleges that Mr. Ford and Ms. Littlejohn, through a series of compensation arrangements, stock options, and employment agreements obtained by them through improper means resulting from the offices they held with us, received excessive compensation, to our injury. Among other things, the complaint is based upon allegations of material misstatements or omissions in filings we made with the SEC, and deficiencies in our policies and procedures for safe and sound operation, including our directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and our compliance with all applicable laws and regulations, including Regulations O and U of the Federal Reserve, FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The complaint seeks (i) rescission of the approval of the 2000 Stock Incentive Plan and return of all stock and options granted under this plan, (ii) a declaration that the individual defendants breached their fiduciary duty to us, (iii) an order to the individual defendants to account to us for all losses and/or damages by reason of the acts and omissions alleged, (iv) an order to each of the individual defendants to remit to us all salaries and other compensation received for periods during which they breached their fiduciary duties, (v) compensatory damages in our favor, (vi) injunctive relief and (vii) interest, costs, and attorney's and expert's fees.

      By letter dated September 17, 2003, and expressly without prejudice to the argument that any such written demand is not required, plaintiff's counsel purported to make a written demand that we pursue a number of indicated putative claims against: (1) our present and former officers and directors who also are the individual defendants in the Damon action and (2) the certified public accounting firm of Wipfli, Ullrich, Bertelson, LLP. Michigan law grants us 90 days in which to respond to a proper written demand.

      On September 18, 2003, we filed a motion to dismiss the Damon action because plaintiff did not satisfy the mandatory precondition, under Section 493a of the MBCA, M.C.L. Section 450.1493a, for filing a shareholder derivative action that the shareholder must first have submitted a written demand that we pursue in our own right the claims asserted by the shareholder (the plaintiff here). Certain of the individual defendants in the Damon action filed their own motion to dismiss on November 25, 2003, in which motion the other individual defendants later joined.

      On March 22, 2004, the court issued an order dismissing the Section 14(a) claim against all of the defendants, but permitting the plaintiff to proceed with its breach of fiduciary duty claims against the directors.

      During the above described proceedings, on November 11, 2003, we filed a motion requesting the court appoint a disinterested person to conduct a reasonable investigation of the claims made by the plaintiff and to make a good faith determination whether the maintenance of the derivative action is in our best interests. On May 20, 2004, a disinterested person was appointed and ordered to complete his investigation and submit his report and recommendation no later than October 18, 2004.

      On September 20, 2004, we were served with process in a second shareholders derivative action, styled Virginia M. Damon Trust v. Wipfli Ullrich Bertelson, LLP, and North Country Financial Corporation, Nominal Defendant, filed on August 27, 2004, in the Michigan Circuit Court for Grand Traverse County by the same shareholder which brought the derivative action discussed above. Our first responsive pleading will be due on October 11, 2004. The complaint, which demands a jury trial, is brought on our behalf against Wipfli Ullrich Bertelson, LLP ("Wipfli") under the Michigan Accountant Liability statute, M.C.L. 600.2962. It alleges that Wipfli damaged us by (i) failing to conduct and oversee, with the due care and competence required of professional accountants, the annual audit of our financial statements for our fiscal years ending December 31, 2000 and December 31, 2001, (ii) failing to provide, with requisite due care and competence, the internal audit, regulatory compliance, and financial reporting services Wipfli had agreed to provide us after August 28, 2002, when Wipfli resigned as our auditors to undertake such consulting services, (iii) failing to exercise due care and competence required to ensure that our financial statements conformed to applicable regulatory accounting principles ("RAP") and generally accepted accounting principles ("GAAP"), (iv) failing to make full disclosure that our administrative, operating, and internal controls were inadequate to prevent loss and damage to our assets, and (v) failing to conduct a diligent and careful "review" of our quarterly financial statements during our fiscal years 2000 and 2001 and the first and second quarters of 2002.

      The complaint further alleges that Wipfli undertook in writing (i) to provide professional services, including auditing services, accounting services for preparation of audited financial statements, advice regarding financial statement disclosure, and preparation of annual reports for regulators, including the annual report required by section 36 of the Federal Deposit Insurance Act, and (ii) to ensure that we had sufficient systems in place to determine whether we were in compliance with RAP and other regulations of the FDIC and the OFIS. The complaint alleges that Wipfli (i) failed to conduct its audits of our financial statements in accordance with generally accepted auditing standards ("GAAS"), (ii) negligently represented that our audited annual financial statements for the year ended December 31, 2000 were fairly presented in all material respects, (iii) negligently conducted reviews of our quarterly financial statements for the interim quarters of 2000, 2001 and 2002, and (iii) negligently audited our financial statements for the fiscal years 2000 and 2001 by failing to obtain or review sufficient documentation, failing to limit the scope of the audit in light of such failure to obtain or review sufficient documentation, failing to verify the accuracy of information obtained from us for the audit, failing to limit the scope of the audit in light of such failure to verify the accuracy of the information obtained from us, and substantially underestimating our liabilities and misrepresenting our solvency.

      The complaint also alleges that Wipfli is a party responsible for our liability in any securities fraud action arising out of a material overstatement of our financial results. The complaint claims contribution and indemnification from Wipfli on our behalf under the Private Securities Litigation Reform Act of 1995 for any liability we may incur in any such securities fraud action.

      EMPLOYMENT AGREEMENT ARBITRATION. On September 16, 2003, Mr. Ford initiated an arbitration proceeding with the American Arbitration Association ("AAA") against us seeking monetary damages for alleged breach by us of his Amended and Restated Employment Agreement, Chairman Agreement, and Amended and Restated Consulting Agreement. We have denied the alleged breach and asserted a counterclaim to recover all amounts paid to Mr. Ford under the Chairman Agreement, as required by the Cease and Desist Order entered by the FDIC and the OFIS, in addition to other amounts.

      On March 19, 2004, at the request of Mr. Ford, AAA reactivated the arbitration proceeding. Pursuant to its procedures, on June 17, 2004, AAA appointed an arbitrator to preside over the adjudication of these claims and counterclaims.

      On July 13, 2004, the arbitrator convened a scheduling conference at which the arbitrator adopted the parties' stipulation to stay the arbitration until the conclusion in the Damon action of the court-appointed disinterested person's investigation and recommendations concerning the claims of the Virginia M. Damon Trust, asserted in the name and on our behalf, against our former and present officers and directors, including Mr. Ford. The arbitrator has scheduled another conference with the parties to take place on October 27, 2004.

BUSINESS PLAN

      OVERVIEW

      Through the Bank, our principal business will continue to be community banking - providing a full range of commercial and consumer loan and deposit services. These banking services include providing customary retail and business banking products such as checking and savings accounts, interest bearing transaction accounts, time deposits, real estate mortgage loans, commercial loans, commercial and governmental lease financing and direct and indirect consumer loans. Additionally, we will continue to offer safe deposit facilities and other fee based services.

      BROADENED MARKET FOCUS. Currently, we conduct a majority of our business in the Upper Peninsula of Michigan and the northern portion of Michigan's Lower Peninsula. Upon the successful completion of the Recapitalization, we plan to open a loan production office in Oakland County, Michigan, with the intention to have it become a full service branch facility. Oakland County, located in suburban Detroit, is one of the leading counties in the United States for income and economic vitality. The purpose of this facility is to provide a new avenue for growth as well as to provide greater asset growth and diversification.

      The key elements of our future strategy are to build upon our community banking tradition by stressing superior levels of personal service along with an aggressive sales program focused on individuals and small and medium sized businesses. Additionally, by expanding our loan origination focus into Oakland County, we will diversify our asset mix and avoid heavy loan concentrations in Northern Michigan, known for its historically cyclical economy.

      MANAGEMENT OF NORTH COUNTRY FOLLOWING THE RECAPITALIZATION

      Upon the successful completion of the Recapitalization, we will be led by a new chief executive officer and chief financial officer team who plan to split their time between our existing Northern Michigan franchise and our expansion into Oakland County. Our chief executive officer will be Paul Tobias, who has a 29-year career in commercial banking, asset management, investment banking, venture capital and corporate strategy. Eliot Stark will be the chief financial officer for both North Country and the Bank. Mr. Stark has had a 28-year career in financial services, technology and real estate development. Our current chief executive officer, C. James Bess, will continue as president of the Bank. Mr. Bess has over 30 years of experience in predominantly community bank settings and 20 years as a chief executive officer in turn-around situations. Our current chief lending officer, Kelly George, will remain in that position. Mr. George has 14 years of banking experience, including 3 years as a bank examiner with the Federal Reserve Bank of Cleveland. Our directors and non-director executive officers will own approximately 10% (including option grants) of our pro forma shares of common stock outstanding, supporting our philosophy of having their interests aligned with those of our shareholders.

      NORTH COUNTRY'S NEW BUSINESS PLAN

      STRATEGY FOR GROWTH. We seek to increase long-term shareholder value through organic growth, an expanded product line, a focus on small to medium size business and a focused expansion into Oakland County and possibly other growth markets.

   The key tactics of our growth strategy are to:

      - Build upon the relationships of our management and directors within the communities we serve and utilize existing client and professional relationships to propel our growth in Oakland County.

      - Hire seasoned loan officers with strong existing customer relationships and excellent marketing and credit skills.

      - Hire branch managers who are community leaders, can market deposit and consumer loan products and run an efficient bank branch.

      - Expand the market penetration of each of our branch and loan offices with an aggressive calling program. The current capital deficiency has restricted our ability to develop new business, and we expect that the recapitalization and our new management team will increase our business development abilities.

      - Develop new products and services particularly in treasury management and optimize our use of technology. We believe we can differentiate our product offerings by being willing to customize our service delivery for smaller, middle market accounts. We expect that new products will enhance fee income as well as help us serve new and existing customers.

      - Expand our loan and deposit reach into the business banking and affluent consumer market in Oakland County.

      - Develop a private banking capability with trust and investment products in Oakland County by providing private banking services to the owners and executives of business clients we expect to strengthen relationships and provide a new avenue for growth. We also plan to utilize our management's knowledge of alternative assets to differentiate our wealth management offerings.

      NORTHERN MICHIGAN. In light of the demographics in Northern Michigan that suggest limited population growth, our strategy will revolve around the staffing and hiring of community leaders - individuals who know their markets and are capable of garnering market share. Our plans include hiring experienced commercial lenders to take advantage of the loan opportunities that currently exist in this region. Improving and maintaining our asset quality in Northern Michigan will continue to be of paramount importance. The cornerstone of our asset plan is an aggressive calling effort that concentrates on not only former customers who meet our new credit criteria but also new customers who are targeted based on our calling officers' market knowledge and existing client referrals. Commercial and residential mortgages will be an important element of our plan of driving high quality asset growth in Northern Michigan. Industry concentrations in tourism and agriculture will be avoided in the loan portfolio. The focus will be placed on small and mid-sized businesses with solid cash flow.

      We anticipate that, in the aggregate, our operations in Northern Michigan will be a net funding generator and we expect relatively lower loan to deposit ratio levels in our Northern Michigan markets. Initially we will price and market our deposit and loan products to re-establish ourselves as community leaders with a long-term relationship focus. Our intermediate-term objective is to return to the Bank's historical levels of core deposits and quality loans in its existing Northern Michigan markets. As our business plan matures we may also offer wealth management products to the affluent retirees who settle in Northern Michigan.

      OAKLAND COUNTY. As soon as practical after the completion of the Recapitalization, we anticipate opening a loan production office in Oakland County, with the intention of developing a branch location as quickly as possible. Our initial branch strategy in Oakland County will resemble a super store retail approach, i.e., one facility to service the entire market. Because our goal is to develop relationships with commercial customers and high net worth individuals, the branch will be attractive and located near the areas where our clients live. This strategy also entails that banking officers actively pursue an external calling program that brings the Bank out to our customers and the communities we serve. These efforts will be completed by additional services such as courier, internet banking and cash management.

      Upon closing of the Recapitalization, we will begin staffing our Oakland County organization. Initial staffing will include Paul Tobias and Eliot Stark. We also anticipate hiring an experienced loan officer with existing relationships with potential borrowers, a cash management specialist and secretarial staff. By the end of the first quarter of 2005, we anticipate hiring an additional experienced loan officer and a credit analyst.

      Oakland County is economically prosperous and diverse. Compared nationally to other counties, Oakland County recently ranked third in population growth and is growing faster than many of the suburban counties of other large metropolitan cities such as Boston, New York and Philadelphia. Oakland County ranks second in per capita income nationally for major metropolitan areas and enjoys a AAA bond rating by both Standard and Poors and Moody's, putting the county in the top one percent of all counties. Oakland County's median household income of $73,482 ranks first in Michigan and compares favorably to a state median of $52,788. Oakland County's 63,000 business establishments and government agencies employ more than 720,000 people, which drive more than 25% of Michigan's total exports. These business locations account for 35% of Global Fortune 500 companies. From 1990 to 2002 Oakland County's economy grew 82% faster than the state of Michigan as a whole.. We plan to strategically position our initial location to reach the affluent areas of Birmingham, Bloomfield Hills, Grosse Pointe, Rochester and Rochester Hills, which will enable us to achieve our target growth and client demographic profile.

      The loan market is highly competitive with super regional banks and small boutique competitors. Huntington Bank, Fifth Third, Standard Federal and Citizens Bank have launched recent initiatives to expand in Oakland County. However, the market continues to offer opportunity as the large banks transfer or lose personnel and thereby lose continuity of relationship management.

      We will compete by having experienced personnel, who are known in the market, target specific market segments (i.e., mid-sized manufacturing, distribution, commercial and residential real estate development and the needs of high net worth entrepreneurs). We will avoid industry concentrations and focus on businesses and individuals with proven cash flow generating ability and strong balance sheets. We also expect to develop customized cash management services as a generator of deposit and loan relationships.

      In the intermediate-term, we anticipate most of the Bank's loan and deposit growth to be derived from the Oakland County market with it potentially representing a consistently increasing amount of the Bank's loans and deposits over time.

      OUR TARGET CUSTOMERS. We intend to grow by concentrating on the following types of customers:

      - Small Business: Typically firms with annual revenue of $500,000 to $5,000,000 where we will compete and differentiate ourselves by providing superior individual relationship management. Account officers will have a larger number of customers than those who handle middle market accounts to provide acceptable business economics.

      - Middle Market: Typically firms with annual revenues of $5,000,000 to $100,000,000. We will offer customizable products to a wide range of businesses involved in manufacturing, wholesale and retail distribution, construction, transportation and professional services. These offerings will allow us to diversify risk by customer type as well as geography.

      - Real Estate Developers and Owners: We will focus on delivering to our real estate development and equity ownership customers products tailored to those seeking credit to acquire, develop, construct and maintain ownership of commercial and residential real estate.

      - Owners and Executives from Business Customers: We will pursue private banking relationships with the owners and executives of our business customers to ultimately provide services that facilitate the entire wealth cycle of creation, preservation and transfer.

      OPERATING STRATEGY. The essence of the people we recruit into North Country, along with our strategy of delegating authority to individual operating units will allow us to execute a delivery model with high levels of personal service and responsiveness. The key elements of this strategy are as follows:

      - Personal Relationships: We endeavor to develop strong, dedicated relationships with our business and consumer customers. A key element to both our Northern Michigan community banking and Oakland County commercial lending strategies will be the personal service focus of our branch and lending personnel. While we can train employees in the skills necessary to perform any banking task, our recruiting efforts will be pointed toward individuals who by their nature understand the core concept of delivering high quality personal service.

      - Customized Financial Services: With a long-term orientation, we will differentiate our offerings from the "one size fits all" mentality of our bigger competitors.

      - Streamlined Decision Making: Our clients will interact with decision makers capable of responding quickly and efficiently to their needs. We will not have a lengthy chain of command. We will maintain decision-making within each of our business markets to provide a high level of personal and professional service with our community bank philosophy and orientation. Credit administration will be operated centrally with high service level requirements back to local branches.

      - Northern Franchise Operations: In contrast to our historical Northern Michigan practice of concentration in the tourism and hospitality industries, our future Northern Michigan strategy will entail a focus on the provision of credit to consumers and households. Additionally, we will provide credit to the small business and commercial real estate sectors utilizing our disciplined loan underwriting standards and process. We will utilize government guaranteed lending programs (SBA and FmHA) where appropriate.

      - Oakland County Operations: Our Oakland County business model will entail an organizational and management structure involving the employment of fewer, highly qualified and productive professionals in credit origination, administration and servicing operating out of a centralized market hub location. Thus, in contrast to a retail or small business focus, our targeted commercial lending focus will allow us to generate greater asset scale while enhancing operating leverage.

      RISK MANAGEMENT

      CREDIT RISK. During the past year we have implemented a revised and comprehensive credit administration program incorporating both enhanced front end and ongoing loan review procedures. We have an officer loan committee and a director's loan committee approve loans depending on the size of the loan. The director's loan committee is also tasked with reviewing lending policies and concentrations proposed by management and assessing adherence to these policies by individual loan officers and the in-house committee. The general outline of our credit policy is to pursue business where the client has proven cash flow generation ability, adequate collateral and strong repayment characteristics and history as a borrower.

      INTEREST RATE RISK. It is our strategy to manage interest rate risk by balancing asset and liability pricing through close examination of exposure to adverse movement in interest rates. The core deposit nature of our liabilities affords us the opportunity to price assets at a rate equal to or greater than our liabilities. We will monitor our balance sheet composition to minimize potential economic losses from future changes in interest rates. Extensive examination of the maturity periods and duration of the Bank's earning assets and interest bearing liabilities will serve as the foundation of our asset-liability management and interest rate risk processes. Our strategy will be to balance risk tolerances and potential economic losses with our prospective loan and deposit growth inherent in our business plan.

      FINANCIAL IMPLICATIONS OF BUSINESS PLAN

      OPERATING LEVERAGE. Our goal is to operate a lean organization with flexible outsourcing contracts for key processing functions and to direct our salary and other expenses to revenue generating activities. We plan to leverage the infrastructure and human resources investment of our existing Northern Michigan franchise to amplify the growth rate and operating profitability of our entry into the Oakland County, Michigan market. Our intermediate-term goal is to bring our efficiency ratio performance back to peer levels.

      INCOME DIVERSIFICATION. Generating increased fee income to augment non-interest income from both consumers and businesses will enhance profitability. A key area of focus will be to bring treasury management products to the small and medium size businesses while offering wealth management services to their owners and executives.

      REGULATORY CAPITAL POSITION. Upon completion of the Recapitalization, we expect that our capital position will improve to a well capitalized regulatory level with a leverage ratio of approximately 8.48%, Tier 1 capital ratio of approximately 12.58% and a risk based capital ratio of approximately 13.87%. Consequently, we will be positioned to pursue our planned earning asset growth while maintaining a well capitalized position on an ongoing basis.

                     PRINCIPAL SHAREHOLDERS OF NORTH COUNTRY

      As of September 24, 2004, no person was known by management to be the beneficial owner of more than 5% of our outstanding common shares, except as follows:

NAME AND ADDRESS OF       AMOUNT AND NATURE OF
BENEFICIAL OWNER          BENEFICIAL OWNERSHIP          PERCENT OF CLASS
-------------------       --------------------          ----------------
Ernest D. King                  515,792                       7.3%
Vides E. King
P.O. Box 216
Naubinway, MI 49762

      The information in the following table sets forth the beneficial ownership of our common shares by each of our directors, the principals of NCFC Recapitalization who will become directors and executive officers upon completion of the Recapitalization, each of the executive officers included in the compensation tables in our proxy statement for the 2004 Annual Meeting of Shareholders, and by all of our directors and executive officers as a group (including the principals of NCFC Recapitalization), as of September 24, 2004. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

                AMOUNT AND NATURE OF
               BENEFICIAL OWNERSHIP(1)                                       PERCENT OF CLASS
---------------------------------------------------------------------------  ----------------
C. James Bess ......................................                 0                -
Dennis B. Bittner*..................................             7,734             ****
Bernard A. Bouschor*................................            18,942             ****
Stanley J. Gerou II*................................           118,033 (2)          1.7%
John D. Lindroth....................................            81,114 (3)          1.2%
Sherry Littlejohn**.................................               217             ****
Stephen Madigan*....................................            11,446 (4)         ****
Spencer B. Shunk*...................................            59,738 (5)         ****
Paul D. Tobias***...................................                 0                -
Eliot R. Stark***...................................                 0                -
All directors, nominees and executive officers as a
group (10  persons).................................           297,224              4.2%

*Will not continue as directors following the Recapitalization.

** Former President and Chief Executive Officer. Ms. Littlejohn resigned from North Country and the Bank effective May 21, 2003.

*** Organizer of NCFC Recapitalization who will become a director and executive officer of North Country in connection with the Recapitalization. Messrs. Tobias and Stark anticipate purchasing approximately $300,000 and $100,000 worth of shares of our common stock, respectively, in the Recapitalization. As provided in their employment agreements, Messrs. Tobias and Stark will also be awarded options to purchase our common stock covering approximately 105,595 and 75,425 shares, respectively, in connection with the Recapitalization. Assuming the $30 million of post reverse stock split shares are sold pursuant to the Stock Purchase Agreement for $14.60 per share, then Messrs. Tobias and Stark will beneficially own (within the meaning of the beneficial ownership rules under the Securities Exchange Act) 126,143 shares and 82,275 shares, respectively, which will be approximately 5.2% and 3.4%, respectively, of the shares of our common stock outstanding immediately following the Recapitalization.

****Less than 1.0%.

(1) Includes options for 6,500 shares for Messrs. Bittner, Madigan and Shunk, 18,600 shares for Messrs. Bouschor, Gerou and Lindroth, and 75,300 shares for all directors and executive officers as a group, that are exercisable within 60 days.

(2) Includes 13,156 shares owned jointly with Mr. Gerou's spouse and 42,828 shares held by Mr. Gerou's spouse's revocable trust as to which Mr. Gerou may be deemed to have shared voting and dispositive power. Includes 621 shares held by Mr. Gerou's spouse and children as to which Mr. Gerou disclaims beneficial ownership.

(3) Includes 52,200 shares held jointly with Mr. Lindroth's spouse or by Mr. Lindroth's children as to which Mr. Lindroth may be deemed to have shared voting and dispositive power.

(4) Includes 2,205 shares held by Mr. Madigan's spouse's revocable trust as to which Mr. Madigan may be deemed to have shared voting and dispositive power.

(5)   Includes 42,143 shares owned jointly with Mr. Shunk's spouse.

                               THE SPECIAL MEETING

INTRODUCTION

      This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by our board of directors to be voted at the special meeting of shareholders of North Country to be held on____________, ______________ , 2004, at ____ p.m. (local time), at the Comfort Inn, 726 East
Lakeshore Drive, Manistique, Michigan 49854, for the purposes set forth in the accompanying notice and in this proxy statement.

      This proxy statement is first being mailed on or about ___________ , 2004, to all holders of record of our common shares as of the record date. Our board of directors has fixed the close of business on____________, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and any adjournment of the meeting. As of the record date, 7,019,152 of our common shares were outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the special meeting.

RECORD DATE

      Holders of record of shares of our common stock, as of the close of business on _______________, 2004, are entitled to notice of and to vote at the special meeting. Each share of our common stock is entitled to one vote.

VOTING OF PROXIES

      If a proxy in the enclosed form is properly executed and returned to us, the shares represented by the proxy will be voted at the special meeting and any postponement or adjournment of the special meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted "FOR" all of the Proposals and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the special meeting. All shareholders are encouraged to date and sign the enclosed proxy, indicate their choice with respect to the matters to be voted upon and return it to us.

SOLICITATION OF PROXIES

      We are soliciting the enclosed proxy on behalf of our board of directors. In addition to the use of the mails, proxies may be solicited by personal interview and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common shares held of record by such persons and we will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. We have also engaged Morrow & Co., Inc. to aid in the solicitation of proxies to assure a sufficient return of votes on the Proposals to be presented at the special meeting. The cost of such services is estimated to be $7,500, plus reasonable distribution, mailing and other out-of-pocket expenses and costs associated therewith. Proxies also may be solicited by our directors, officers, and employees, without additional compensation. All expenses incurred in connection with this solicitation will be borne by us.

FIRST MAILING DATE

      This proxy statement is first being mailed to shareholders on or about _____________, 2004.

REVOKING YOUR PROXY

      You may revoke your proxy before it is voted at the special meeting. To revoke, follow the procedures listed under the section entitled "Revoking Your Proxy" at page 33 of this proxy statement.

VOTES REQUIRED TO APPROVE THE PROPOSALS

      The presence of the holders of a majority of our total issued and outstanding common shares in person or represented by duly executed proxies (including broker non-votes and abstentions) at the special meeting will constitute a quorum for the transaction of business.

      Each of the proposals to amend our Restated Articles of Incorporation to effect the reverse stock split and to change our name must be approved by the affirmative vote of holders of a majority of our outstanding common shares entitled to vote at the special meeting. Accordingly, each proposal must receive 3,509,577 votes for the proposal to be adopted. Therefore, abstentions on the proposals to amend our Restated Articles of Incorporation and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will count as votes against these proposals.

      The proposals to approve the Stock Purchase Agreement and to amend our 2000 Stock Incentive Plan must be approved by a majority of the votes cast on each of these proposals. Abstentions and broker non-votes will not count in regard to these proposals.

      THE ADOPTION OF EACH OF THE PROPOSALS IS REQUIRED TO COMPLETE THE RECAPITALIZATION. The amendments to North Country's Restated Articles of Incorporation and the amendments to our 2000 Stock Incentive Plan will be effected only if the Stock Purchase Agreement is approved by shareholders and a closing under it takes place.

      The Board does not know of any business to be presented for consideration at the special meeting other than that set forth herein. If any other business properly comes before the meeting, or any adjournments or postponements thereof, the proxies will be voted on such matters in the discretion of the persons named as proxies on the proxy card.

                                  PROPOSAL 1 -

                    APPROVAL OF THE STOCK PURCHASE AGREEMENT
                            AND THE RECAPITALIZATION

      CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE STOCK PURCHASE AGREEMENT, ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A. SHAREHOLDERS ARE URGED TO READ THE STOCK PURCHASE AGREEMENT IN ITS ENTIRETY.

OVERVIEW

      Shareholders are requested at the special meeting to approve the issuance and sale of additional shares of our common stock to new investors as set forth in the Stock Purchase Agreement for approximately $30 million. The actual number of shares to be issued will be determined by the terms of the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the new investors will receive a sufficient number of shares so as to provide them with at least 85% of the total number of outstanding common shares of North Country.

      We are seeking shareholder approval of the Stock Purchase Agreement pursuant to applicable Nasdaq rules and to satisfy one of the conditions in the Stock Purchase Agreement.

BACKGROUND OF AND REASONS FOR THE PROPOSAL

      BACKGROUND. In October 2001, we were notified that the Bank had been designated by the FDIC as a "troubled institution" within the meaning of the FDIC's regulations. Beginning in 2002, we began to recognize significant loan losses resulting in a net loss of $26.7 million for that year. Also, in September 2002, the OFIS and the FDIC conducted a regularly scheduled safety and soundness examination of the Bank, that was followed by an examination of North Country by the Federal Reserve. During the course of those examinations, the FDIC, the OFIS and Federal Reserve requested that North Country and the Bank take certain actions, including suspending the payment of dividends and conserving the Bank's liquidity. In response to these requests, our board of directors adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by North Country or the Bank and the suspension of interest payments on our trust preferred securities.

      Following the completion of the September 2002, examination, the FDIC and the OFIS entered a Cease and Desist Order on March 26, 2003. The Cease and Desist Order became effective on April 5, 2003, and will remain in effect until modified or terminated by action of the FDIC and the OFIS. The Cease and Desist Order identified deficiencies in the Bank's policies and procedures, including its directorate and management personnel and practices, credit underwriting, credit administration and policies regarding asset/liability management, liquidity, funds management and investments, and its compliance with applicable laws and regulations, including regulations of the Federal Reserve and FDIC and provisions of the Michigan Banking Code of 1999. The Cease and Desist Order also requires the Bank to maintain specified capital ratios during the life of the Cease and Desist Order. We believe that the Bank has addressed all of the major areas of concern and corrected all of the material deficiencies and violations identified in the 2002 examination report and the Cease and Desist Order, except for meeting the Cease and Desist Order's capital requirements and lending concentration requirements with hotel and tourism related loans.

      In December 2002, we engaged an investment banking firm to assist our Board in evaluating strategic options. Over the next six months, we considered a number of options, but no material transactions were announced or consummated. In mid-2003, we took additional steps to replace and enhance our senior management: Jim Bess was hired as our president and chief executive officer effective August 1, 2003. Joe Petterson was hired effective August 18, 2003 as executive vice president. Kelly George was hired effective September 3, 2003 as senior vice president and chief lending officer. Ernie Krueger was hired effective October 13, 2003 as chief accounting officer. In addition, in August 2003, Austin Associates, LLC, was engaged to replace the former investment banking firm.

      Also in 2003, we became party to several legal proceedings against us, our current directors and former officers. (See "Litigation" at page 20.)

      In September 2003, Austin Associates began contacting parties that had previously expressed interest in acquiring either North Country as a whole, or select branches of the Bank. In addition, Austin Associates contacted additional financial institutions that it believed may have had similar interest in all or part of our franchise. The solicitation of certain branch sales resulted in the sale, or pending sale, of five branches with deposits of approximately $30 million to three separate financial institutions. Although contact was made by either Austin Associates or otherwise with over fifty different organizations or individuals regarding some type of combination or other business transaction, this solicitation resulted in no formal agreements. A letter of intent was entered into with a party in November 2003, but it was later terminated after it was determined that the conditions of the offer could not be met.

      Throughout this process, we have continued to incur operating losses. For the calendar year 2003, North Country realized a net loss of $9.6 million. North Country's equity capital at year-end 2003 had declined to $10.7 million. For the first six months of 2004, North Country incurred operating losses of $3.3 million and equity capital declined to $5.9 million at June 30, 2004.

      On April 30, 2004, Jim Bess was introduced to Paul D. Tobias and Eliot R. Stark of Mackinac Partners. Mr. Tobias expressed an interest in discussing the possible recapitalization of North Country and developing a banking franchise in the Oakland County area. We entered into a confidentiality agreement with Mackinac Partners on May 3, 2004. During the week of May 10, 2004, Mr. Tobias and Mr. Stark conducted preliminary diligence reviews of selected financial data and other books and records we provided at our main office in Manistique, Michigan. After several subsequent discussions and meetings, we entered into an exclusive arrangement with Mackinac Partners, as representative of potential new investors, effective May 25, 2004. This exclusive arrangement provided Mackinac Partners a further opportunity to perform due diligence reviews of our organization and to present financial terms of a proposed recapitalization by June 18, 2004, with an understanding that the exclusive arrangement could be extended to July 31, 2004, if certain conditions were met.

      During the first week of June, 2004, Mackinac Partners contacted Howe Barnes Investments, Inc. ("Howe Barnes") and shortly thereafter Keefe Bruyette & Woods, Inc. ("KBW") to determine whether they would be interested in assisting in raising additional capital for us through recapitalization. Representatives of Mackinac Partners, KBW and Howe Barnes performed due diligence investigations of the books and records of North Country at our main office over the next several weeks.

      Shortly thereafter, Mackinac Partners presented our board with a summary of the terms under which the recapitalization might occur. Our board considered those summary terms at a meeting on June 23, 2004, along with advice from Austin Associates and Werner & Blank, our outside counsel. At that meeting, the board authorized our management and representatives to continue to negotiate with Messrs. Tobias and Stark under terms comparable to those presented at the June 23, 2004, board meeting.

      In addition, on June 23, 2004, we reached a conditional settlement of a securities action brought on behalf of a class of our shareholders, which is pending in the U.S. District Court for the Western District of Michigan. The conditional settlement does not include a shareholders' derivative action also pending in this court, but which, by its nature, does not involve claims against North Country. This settlement was an important step in the negotiations of terms with Messrs. Tobias and Stark.

      Subsequent to the June 23, 2004 board meeting, numerous meetings and conference calls occurred with representatives of all parties. In addition, on July 22, 2004, our management, Mr. Tobias and Mr. Stark, and representatives of KBW met with regulatory officials of the OFIS, FDIC and Federal Reserve to outline the proposed terms and structure of the proposed recapitalization. Although no commitments were made, the basic terms of the recapitalization were believed to be favorably received by all regulatory agencies. No significant conditions were placed at that time on the proposed process or the recapitalization.

      NCFC Recapitalization was organized by Mr. Tobias and Mr. Stark during the first week of August to enter into the Stock Purchase Agreement and act as attorney in fact for new investors under the agreement, and to assume arrangements and understandings made with us, KBW and Howe Barnes. KBW and Howe Barnes provided advisory services to NCFC Recapitalization for an aggregate fee of $150,000 payable if the proposed recapitalization occurs. We retained NCFC Recapitalization to provide us with advisory and structuring services, and will pay it a fee of $200,000, plus reimbursement of its expenses incurred in connection with the Recapitalization (including any fee owed by NCFC Recapitalization to KBW and Howe Barnes) if $30 million of common stock is sold pursuant to the Stock Purchase Agreement. Mackinac Partners is no longer involved in any of these transactions.

      As a result, all parties proceeded to prepare documentation for presentation and approval by our board. On August 9, 2004, our board (one director being absent) met at a special meeting to consider the Stock Purchase Agreement among other items. Representatives of Austin Associates and Werner & Blank were present at that meeting and Austin Associates gave the board a presentation and opinion that the terms of the Stock Purchase Agreement were fair to North Country and its shareholders, from a financial point of view. A representative of KBW, who attended a part of the meeting by conference telephone call, verbally indicated, and subsequently confirmed in written letter dated August 10, 2004, that KBW was highly confident of its ability to place approximately $30 million of the Company's shares of common stock in connection with North Country's planned private placement of the shares, based on current market conditions and subject to the assumptions described in the letter.

      After due deliberation, our board approved the Stock Purchase Agreement and related documents and authorized our management and representatives to proceed to gain all necessary approvals to consummate the transactions provided for in the Stock Purchase Agreement.

      Our board also authorized us to engage KBW as our financial advisor for a fee of $100,000, and to engage KBW and Howe Barnes as our exclusive placement agents for the private placement of our shares of common stock as contemplated by the Stock Purchase Agreement for a fee of 5% of the gross amount raised from purchasers of our shares in the private placement.

      The Stock Purchase Agreement was executed August 10, 2004, and announced in a press release on August 11, 2004. A first amendment to the Stock Purchase Agreement was executed by the parties on September 28, 2004, to authorize the reverse stock split and to clarify certain closing conditions.

      REASONS. In approving the Stock Purchase Agreement in furtherance of the Recapitalization, our board considered the following:

   - We had engaged two investment banking firms since December 2002 in an effort to consummate a sale or recapitalization of North Country. After over fifty contacts, no other parties had expressed interest in our remaining branches at terms that, even if collectively considered, would allow us to meet the capital requirements of the Cease and Desist Order, nor had any other parties recently performed due diligence or made an offer to purchase all of our outstanding shares or to recapitalize our organization.

   - A public offering to raise additional capital was not viable when considering the expected costs to be incurred without any certainty of the amount of capital to be raised. Our management and board believed that a public offering to our current shareholders would be unlikely to raise sufficient funds to meet the capital requirements of the Cease and Desist Order.

   - We have realized operating losses for nine consecutive quarters and for each of the fiscal years ended 2002 and 2003. We realized a net loss of $3.3 million for the six months ended June 30, 2004. Without the Recapitalization, our management expects operating losses to continue through 2005.

   - As a result of continuing operating losses, our consolidated equity capital position was $5.9 million as of June 30, 2004, and parent-company cash on-hand was just $97,000 as of the same date. Without the Recapitalization, and without any other viable transactions currently existing, our board is concerned we may not be able to meet our financial obligations in the near future which could result in us declaring bankruptcy. Under that scenario, our common shareholders would likely realize no value for their shares.

   - We considered the opinion of Austin Associates, that the terms of the Stock Purchase Agreement were fair to our shareholders, from a financial point-of-view. Our board of directors reviewed the entire opinion of Austin Associates and its analyses as described in the section entitled "Opinion of North Country's Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS

      In view of the variety of factors considered in connection with its evaluation of the Stock Purchase Agreement, and the transactions provided for in it, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. Our board has considered all of the foregoing and recommends that our shareholders vote in favor of approval of the Stock Purchase Agreement. Our board has considered all of the positive and adverse factors discussed above and believes that the Stock Purchase Agreement, and the transactions provided for in it, are fair to, and in the best interest of, the shareholders of North Country.

VOTE REQUIRED

      Approval of the proposal to approve the Stock Purchase Agreement and the related transactions will require the affirmative vote of a majority of the votes cast by the holders of our shares of common stock entitled to vote at the special meeting. Abstentions and broker non-votes will not count in regard to this proposal. These votes, however, will be counted in determining the number of shares of common stock present or represented by proxy in determining whether a quorum is present.

EFFECT ON CURRENT SHAREHOLDERS

      Upon completion of the Recapitalization, current shareholders will own less than 15% of our total outstanding common shares.

RISKS RELATED TO THE PROPOSED RECAPITALIZATION

      While our board of directors recommends approval of the Stock Purchase Agreement, and the transactions provided for in it, and is of the opinion that they are fair to, and in the best interests of, North Country's shareholders, you should consider carefully the following factors in determining whether to approve the Stock Purchase Agreement.

      THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY UNDER CURRENT CIRCUMSTANCES TO CONTINUE AS A GOING CONCERN.

      We have suffered significant losses from operations resulting in a decrease of our regulatory capital below the minimum required in the Cease and Desist Order and these losses are expected to continue in 2004. Our independent public accountant concluded in its March 24, 2004, report on our consolidated financial statements that these factors raise substantial doubt about our ability to continue as a going concern. If our shareholders do not approve the Stock Purchase Agreement, or if it otherwise does not close, we may be forced to liquidate. It is possible that even with shareholder approval and the additional capital raised from new investors pursuant to the Stock Purchase Agreement, that we will be unable to reverse this trend and we will be forced to liquidate. If we liquidate, it is likely that our liabilities will exceed our assets and our current shareholders and the new investors will lose their entire investment in North Country.

      YOUR PROPORTIONATE OWNERSHIP INTEREST IN THE COMMON SHARES OF NORTH COUNTRY WILL BE SUBSTANTIALLY DILUTED.

      The Stock Purchase Agreement provides for the issuance of additional common shares based upon a formula that considers the relationship of the net proceeds of the issuance of $30 million of new common stock to the pre-closing adjusted equity of North Country. This formula will result in our current shareholders having their proportionate ownership interest reduced from 100% to less than 15%. If the reconstituted board and new management of North Country are not successful in returning North Country to profitability following the Recapitalization, we may still fail and be forced into receivership by bank regulators.

      YOUR VOTING POWER WITH RESPECT TO THE ELECTION OF DIRECTORS AND OTHER MATTERS REQUIRING SHAREHOLDER APPROVAL WILL BE REDUCED.

      Upon consummation of the Recapitalization, existing shareholders will have their voting power significantly reduced as a result of the reduction in their proportionate ownership of voting shares from 100% to 15% or less.

      The completion of the transactions contemplated by the proposals may make it more difficult for a third party to acquire North Country and discourage unilateral tender offers. As a result of the consummation of the transactions contemplated by the Stock Purchase Agreement controlling ownership of North Country's outstanding shares upon completion of the Recapitalization will be held by new investors purchasing common shares in the private placement. This will have the effect of precluding the acquisition of North Country by a third party without the approval of the new investors.

      THE ULTIMATE SUCCESS OF OUR BUSINESS PLAN IS DEPENDENT UPON OUR RECEIPT OF ASSURANCES FROM BANKING REGULATORS REGARDING FUTURE REGULATORY ACTIONS AND APPROVALS.

      The closing of the transactions contemplated by the Stock Purchase Agreement depends upon the receipt of assurances from banking regulators that after the proposed Recapitalization, the Cease and Desist Order will be terminated and the Bank will be allowed to do a number of things, including the commencement of banking operations through new branches in Oakland County, Michigan. No definitive action can be taken by banking regulators on the Cease and Desist Order or this proposed expansion until the Bank receives the proposed capital infusion from a portion of the proceeds from the Recapitalization. Accordingly, even if we receive such assurances prior to the closing under the Stock Purchase Agreement, facts and circumstances could change after the closing such that the Cease and Desist Order is not terminated and that the Bank is not allowed to expand into new markets. Either of these occurrences would seriously jeopardize our business plan and could result in substantial losses to our shareholders.

      OUR FUTURE SUCCESS WILL BE HEAVILY DEPENDENT UPON OUR KEY MANAGEMENT PERSONNEL.

      Our future success depends largely upon the continued service of our executive officers and other key management personnel who are experienced in banking and financial services. Upon the completion of the Recapitalization, Paul Tobias will be the most senior officer of North Country and the Bank, Eliot Stark will be the new chief financial officer of both North Country and the Bank, C. James Bess, the current chief executive officer and president of North Country and the Bank, will be the president of the Bank and Kelly George will continue as the chief lending officer of the Bank. In addition to these executives, we will depend on the services of our other lending officers and our operational and staff officers. The unexpected loss of the services of any one of these key people would materially harm our business. Additionally, our future success and growth will depend upon our ability to recruit and retain highly skilled employees with strong community relationships and specialized knowledge in the financial services industry. The level of competition in our industry for people with these skills is intense, and our inability to successfully recruit qualified people and retain them could have a material adverse effect on our business, financial condition and results of operations.

      OUR PROPOSED BUSINESS PLAN MAY NOT BE SUCCESSFUL AND THAT COULD LEAD TO A FURTHER SUBSTANTIAL DECREASE IN THE VALUE OF OUR STOCK.

      Our proposed business plan relies heavily upon a proposed expansion of our operations into Oakland County, Michigan. Relying upon our existing loan and deposit base, we believe that we can successfully enter this market and compete with existing financial institutions in the area. There is no assurance that this plan will be successful or that we can profitably operate in this new market area. Moreover, the principals of NCFC Recapitalization, who will be executive officers of North Country after closing, may not know enough about us or about the business opportunities in Oakland County to have accurately assessed whether the new business plan has a reasonable likelihood of success. We will need to invest substantial capital and dedicate other resources to implement this business plan, and we may be unable to salvage a material portion of our investment if we fail in these efforts.

      INTEGRATING OUR EXISTING OPERATIONS WITH NEW OPERATIONS IN OAKLAND COUNTY, MICHIGAN, WILL BE DIFFICULT, EXPENSIVE AND TIME CONSUMING, AND POSSIBLY UNSUCCESSFUL.

      Our business plan requires the expansion of the Bank's business to Oakland County, Michigan. Because Oakland County is approximately 350 miles from our current main office in Manistique, Michigan, our existing facilities and personnel may not be able to provide all necessary logistical support for these new operations. Accordingly, we may need to purchase or develop some of the infrastructure required for the Oakland County operations. This will be expensive and time consuming and could divert management's attention from managing and resolving problems with our current operations in Michigan's Upper Peninsula and northern Lower Peninsula. Additionally, the economies of Michigan's Upper Peninsula and northern Lower Peninsula are different than the economies in Oakland County, Michigan, and the surrounding areas. We may not be able to adequately service multiple markets that have different economic foundations.

      DUE TO OUR WELL PUBLICIZED PAST PROBLEMS, OUR REPUTATION IN OUR CURRENT MARKET AREA MAY BE SO DAMAGED THAT WE WILL BE UNABLE TO GAIN MARKET SHARE AND BECOME PROFITABLE IN OUR CURRENT MARKETS.

      We have disclosed in our reports to the Securities and Exchange Commission and in press releases our deteriorating financial situation, the imposition of the Cease and Desist Order and the shareholder litigation, and our situation has been publicized in the various media in our markets. We believe as a result that we have lost substantial business in our current market area. It is possible that our business reputation has been so damaged by these past disclosures and occurrences that we may be unable to gain enough market shares to operate profitably in our existing markets. If this occurs, we will not be able to provide the base for expansion envisioned by our business plan, and this will place additional pressure on our proposed operations in Oakland County.

      WE FACE CONTINUED RISK OF ADDITIONAL LITIGATION AND REGULATORY ENFORCEMENT ACTIONS.

      In addition to the Cease and Desist Order, we are subject to various lawsuits stemming from the actions and events that occurred under previous management. We cannot guarantee that we will not be subject to additional lawsuits, enforcement actions or civil monetary penalties related to any of these or other past actions, violations or deficiencies, including possible past violations of bank lending laws and regulations. Additionally, we may be subject to lawsuits stemming from future actions, including this transaction which will substantially dilute our current shareholders.

THE STOCK PURCHASE AGREEMENT

      We have entered into a Stock Purchase Agreement dated August 10, 2004, and amended on September 28, 2004, with NCFC Recapitalization, a Michigan limited liability company, individually and on behalf of the subscribers for shares of our common stock in the Recapitalization. NCFC Recapitalization was organized by Paul Tobias and Eliot Stark for the principal purpose of entering into this Stock Purchase Agreement and acting as attorney in fact for purchasers.

      The following information describes material terms of the Stock Purchase Agreement, but it does not provide a complete description of all the terms and conditions of this agreement. It is qualified in its entirety by the terms of the Stock Purchase Agreement which is attached as Appendix A hereto. We urge you to read it in its entirety.

            REPRESENTATIONS AND WARRANTIES

      In the Stock Purchase Agreement, we make numerous representations and warranties to NCFC Recapitalization and the purchasers of our common stock under the Stock Purchase Agreement relating to, among other things, the following:

      - incorporation, good standing, corporate power and similar corporate matters;

      - authorization, execution, delivery and performance and the enforceability of the Stock Purchase Agreement and the absence of violations;

      -  compliance with the Cease and Desist Order;

      - conflicts under charter documents, required consents or approvals and violations of agreements or laws;

      -  capitalization;

      -  financial statements and reports;

      -  ownership of property and sufficiency of assets;

      -  loan portfolio and allowance for loan and lease losses;

      - absence of certain material adverse events, changes, effects, defaults or undisclosed liabilities;

      -  filing of tax returns and payment of taxes;

      - employee benefit plans and compliance with federal employee benefit laws;

      -  compliance with laws and Nasdaq rules;

      -  litigation;

      -  the absence of material changes since December 31, 2003; and

      - the accuracy of documents filed with regulatory agencies, including reports filed with the SEC, and of all other information furnished to subscribers for our common shares under the terms of the Stock Purchase Agreement.

      The representations and warranties are subject to the related disclosure schedules that we delivered to NCFC Acquisition in connection with the Stock Purchase Agreement.

      COVENANTS

      Under the Stock Purchase Agreement, we have agreed to certain restrictions on our activities until the closing. In general, we are required to conduct our operations in the ordinary course of business. The following is a summary of the more significant restrictions and obligations imposed upon us and the Bank, subject to the exceptions set forth in the Stock Purchase Agreement. We must, among other requirements:

      - comply with the Cease and Desist Order, except with respect to the Cease and Desist Order's requirements for additional capital;

      - not issue any additional shares of stock, grant any stock options or warrants or adjust the number of shares subject to outstanding options or the exercise price of any options, except as required by the Stock Purchase Agreement;

      - not pay dividends on our common stock, repurchase any of our shares, or effect any stock split (except for the reverse stock split) or other reclassification or recapitalization;

      - not make any changes in our articles of incorporation or bylaws except for those amendments described in this proxy statement;

      - not merge or consolidate ourselves or any of our subsidiaries with any other entity, or acquire any significant assets;

      - not purchase any equity securities other than Federal Home Loan bank stock or incur any indebtedness, other than in the ordinary course of business; and

      - not grant any increases in compensation or benefits to any of our directors, officers or employees.

      We have also agreed that we will not encourage any third-party proposals or transactions involving a merger, consolidation or other business combination transaction involving, or any purchase of all or substantially all of the assets of, us or any of our subsidiaries and will not participate in any negotiations regarding the foregoing. However, we may provide information and negotiate with a third party if our board determines that failure to do so would be inconsistent with its fiduciary duties. We must provide NCFC Recapitalization notice of any proposal to acquire us.

      We and NCFC Recapitalization have agreed to cooperate in seeking any necessary regulatory approvals or assurances that are listed as closing conditions in the Stock Purchase Agreement. We have also agreed to call and hold this special meeting of our shareholders for the purpose of obtaining all necessary shareholder approvals required in connection with the Stock Purchase Agreement and the transactions contemplated thereby, including, among other things, the following:

      - the issuance of our common shares in accordance with the terms of the Stock Purchase Agreement;

      - an amendment of our Restated Articles of Incorporation to effect a 1-for-20 reverse stock split;

      - an amendment of our Restated Articles of Incorporation to change our name to "Mackinac Financial Corporation";

      - an amendment of the our 2000 Stock Incentive Plan to increase the number of shares under the Plan to allow options to be granted to Paul Tobias and Eliot Stark, the principals of NCFC Recapitalization (who will become the chief executive officer and the chief financial officer, respectively, of North Country), and whose employment agreements with North Country entitle them collectively to options in the aggregate amount of 7.5% of our common stock to be outstanding after completion of the Recapitalization; and

      - any other action by our shareholders required by applicable law or Nasdaq rules.

      CONDITIONS TO THE CLOSING

      The obligation of NCFC Recapitalization and each new investor to proceed with the purchase of our common stock under the terms of the Stock Purchase Agreement is conditioned upon the satisfaction of various conditions. NCFC Recapitalization and the investors are only required to complete their purchase of our shares if all of the following conditions, among others, are satisfied:

      - accuracy in all material respects of our representations and warranties in the Stock Purchase Agreement and the subscription agreement to be entered into between us and the new investors, as described in the Stock Purchase Agreement (the "Subscription Agreement");

      - performance by us in all material respects of our covenants and agreements in the Stock Purchase Agreement and the Subscription Agreement;

      - non-occurrence or non-existence of any fact, event or circumstance at any time since December 31, 2003, or any change in any event, fact or circumstance in existence at or before that date, which individually or in the aggregate with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on our business, assets, properties, results of operations, financial condition or prospects;

      - receipt of all regulatory approvals required in connection with the consummation of the transactions contemplated in the Stock Purchase Agreement, all of which shall be in full force and effect, and the expiration or termination of all applicable statutory waiting periods;

      - receipt of reasonably satisfactory assurances that upon completion of the transactions contemplated by the Stock Purchase Agreement and our recapitalization to the levels required by the Cease and Desist Order, all applicable bank regulatory authorities will (i) remove the Cease and Desist Order and all other cease and desist and other orders against us and/or our banking and non-banking subsidiaries, (ii) approve the transactions contemplated by the Stock Purchase Agreement,
         (iii) determine the Bank to be well-capitalized, (iv) approve a new branch in Oakland County, Michigan and (v) approve a name change for the Bank;

      - approval by our shareholders of each of the actions described in the Stock Purchase Agreement requiring shareholder approval;

      - effective upon the closing of the purchase of our shares, reconstitution of our board of directors as specified by NCFC Recapitalization and determined in accordance with the Stock Purchase Agreement;

      - termination of our existing shareholder rights agreement (the "Rights Agreement") effective prior to or upon the closing of the purchase of our shares, so that following the closing no Rights shall be issued or outstanding, no person shall have become an

         Acquiring Person and there shall not have occurred any Share Acquisition Date or Distribution Date, all as these terms are defined in the Rights Agreement;

      - listing of our shares to be issued to the new investors on the Nasdaq SmallCap Market, subject to official notice of issuance;

      -  final settlement on terms reasonably acceptable to NCFC
         Recapitalization of all material litigation involving us, any of our subsidiaries and/or any of our or their directors or officers (in such capacities);

      - the registration rights agreement to be entered into with the new investors, as required by the Stock Purchase Agreement (the "Registration Rights Agreement") shall be in full force and effect. The Registration Rights Agreement will require us to use our best efforts to prepare and file a registration statement on Form S-3 under the Securities Act covering the shares issued to the new investors on or before 30 days after the closing under the Stock Purchase Agreement and to use our best efforts to cause such registration statement to become effective as soon as practicable after filing, and in any event no later than December 31, 2004. We are also required to further use our best efforts to maintain the effectiveness of such registration statement until the earliest of two years after the closing or the date all of the shares issued to the new investors have been sold pursuant to such registration statement.

      - employment agreements with each of Paul Tobias, Eliot Stark and Jim Bess shall be in full force and effect;

      - the North Country stock option plans shall be amended to increase the number of shares available under the plans as described in this proxy statement;

      - non-existence of any (i) order, injunction or decree issued by any regulatory authority or court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Stock Purchase Agreement or (ii) statute, rule, regulation, order, injunction or decree which prohibits or makes illegal any of the transactions contemplated by the Stock Purchase Agreement;

      - retirement by (i) us of all of our outstanding subordinated debentures issued to North Country Capital Trust and (ii) North Country Capital Trust of all of the trust preferred securities issued by it, in each case on terms and conditions agreed upon by NCFC Recapitalization and as set forth in the Stock Purchase Agreement;

      - amendment on terms acceptable to NCFC Recapitalization of any agreement or arrangement to which we are a party that involves any "parachute payment" by us or any of our subsidiaries as a result of any of the transactions contemplated by the Stock Purchase Agreement in a manner that eliminates any (i) "excess parachute payment" that would otherwise not be deductible under Section 280G of the Internal Revenue Code or
         (ii) excise tax under Section 4999 of the Internal Revenue Code;

      - confirmation that we have obtained director and officer liability insurance in an amount, on terms and conditions, and from an insurance company acceptable to NCFC Recapitalization;

      - submission by investors of Subscription Agreements that have been accepted by us by the deadline specified in the Stock Purchase Agreement, and representing not less than an aggregate of $30 million in subscriptions;

      - maintenance of North Country's stockholders equity of at least $3 million;

      - maintenance by us at all times prior to the closing of an allowance for loan and lease losses equal to or in excess of the greater of 4% of our total loans or $10 million;

      - all other conditions set forth in the Stock Purchase Agreement shall have been satisfied;

      -  the reverse stock split shall have become effective; and

      - the number of shares and exercise prices of all outstanding options under our stock option plans shall have been adjusted to account for the reverse stock split.

      We are only required to complete the sale of shares to the new investors in the Recapitalization if the following conditions are satisfied:

      - receipt of all regulatory approvals required in connection with the consummation of the transactions contemplated in the Stock Purchase Agreement, all of which shall be in full force and effect, and the expiration or termination of all applicable statutory waiting periods;

      - approval by our shareholders of each of the actions described in this proxy statement requiring shareholder approval;

      - listing of our shares to be issued to the new investors on the Nasdaq SmallCap Market, subject to official notice of issuance;

      - non-existence of any (i) Cease and Desist Order, injunction or decree issued by any regulatory authority or court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Stock Purchase Agreement or (ii) statute, rule, regulation, Cease and Desist Order, injunction or decree which prohibits or makes illegal any of the transactions contemplated by the Stock Purchase Agreement; and

      - submission by investors of Subscription Agreements that have been accepted by us by the deadline specified in the Stock Purchase Agreement, and representing not less than an aggregate of $30 million in subscriptions.

      We cannot be certain as to when or if all of the conditions to a closing under the Stock Purchase Agreement can or will be satisfied or waived by the party permitted to do so. If the closing has not occurred by October 31, 2004, either we or NCFC Recapitalization may terminate the Stock Purchase Agreement; provided, however, that the party responsible for a condition to be met prior to October 31, 2004, may not terminate the Stock Purchase Agreement if the closing has not occurred by October 31, 2004. Additionally, either party may extend the closing if one or more of the closing conditions have not been satisfied but neither party can extend the Stock Purchase Agreement past December 31, 2004, without the consent of the other party.

      WAIVER, AMENDMENT AND TERMINATION

      Subject to certain limitations described below, we and NCFC Recapitalization can agree in writing to amend the Stock Purchase Agreement or waive performance of covenants and conditions. The new investors under the Stock Purchase Agreement appoint NCFC Recapitalization as their agent and attorney-in-fact for all purposes under the Stock Purchase Agreement, including taking action with respect to amendments and waivers, provided, however, that NCFC Recapitalization can only waive certain closing conditions identified in the Stock Purchase Agreement if it receives the written approval of investors who have subscribed for at least two-thirds in dollar amount of the total subscriptions for the new shares.

      Subject to this limitation, before or at the closing of the Recapitalization, either we or NCFC Recapitalization, or both, may waive any default in the performance of any term of the Stock Purchase Agreement by the other or may waive or extend the time for the compliance or fulfillment by the other of any of its obligations under the Stock Purchase Agreement. Either we or NCFC Recapitalization may also waive any of the conditions precedent to our respective obligations under the Stock Purchase Agreement. In addition, the Stock Purchase Agreement may be terminated as follows and as further set forth in the Stock Purchase Agreement:

      - by NCFC Recapitalization or any of the investors (but in the case of an investor, as to that investor only), if any of the conditions to the investors' obligation to close has not been satisfied or has become impossible, and NCFC Recapitalization has not waived the condition as described above;

      - by us, if any of the conditions to our obligation to close has not been satisfied or has become impossible, and we have not waived the condition;

      - by either NCFC Recapitalization or us, depending on the circumstances, if we receive a proposal for, or agree to enter into, a different transaction with a person other than NCFC Recapitalization or its affiliates;

      - by either us or NCFC Recapitalization if any of the Proposals are not approved by our shareholders at the special meeting;

      - by either us or NCFC Recapitalization if the closing of the Recapitalization has not occurred, other than through the failure of the party seeking to terminate the Stock Purchase Agreement to perform any of its required obligations under the Stock Purchase Agreement, by October 31, 2004, or, if either we or NCFC Recapitalization extend the closing deadline, by the extended deadline, which may not be later than December 31, 2004; or

      - by NCFC Recapitalization in the event that we and NCFC Recapitalization are unable to resolve any objections by NCFC Recapitalization to the calculation to any adjustment to the number of shares to be issued to the new investors under the Stock Purchase Agreement.

      If the Stock Purchase Agreement is terminated, it will become void and have no effect, except that certain provisions of the Stock Purchase Agreement, including those relating to the obligation to share some expenses and maintain the confidentiality of certain information obtained, will survive. A termination may also trigger the obligation of a party to pay certain expenses and termination fees to the other party.

      EXPENSES AND TERMINATION FEES

      If the closing occurs, we will pay all the expenses (both ours and those of NCFC Recapitalization) in connection with the Stock Purchase Agreement and the Recapitalization, including printing fees and fees and expenses of financial or other consultants, accountants and counsel. If the parties mutually agree to terminate the Stock Purchase Agreement or if either party terminates the Stock Purchase Agreement through no fault of the other because the Recapitalization has not been completed by December 31, 2004, we and NCFC Recapitalization will each pay our own respective fees and expenses.

      If, however, the Stock Purchase Agreement is terminated under the special circumstances described below, either party will be obligated to pay all or part of the other's fees and expenses in connection with the Stock Purchase Agreement and the Recapitalization and also perhaps a special termination fee depending upon the reason for the termination of the Stock Purchase Agreement and subsequent occurrences.

      We are obligated to pay certain of the fees and expenses of NCFC Recapitalization and KBW and Howe Barnes, as placement agents in connection with the Recapitalization, incurred in connection with the Stock Purchase Agreement and the Recapitalization, up to a maximum of $250,000, if NCFC Recapitalization terminates the Stock Purchase Agreement and certain investor conditions are not satisfied at the time of termination. The conditions requiring this payment include: (i) our representations and warranties are materially inaccurate, (ii) we fail to perform a covenant or agreement contained in the Stock Purchase Agreement, (iii) our shareholders fail to approve the each of the items to be presented at this special meeting; (iv) we fail to terminate the Rights Agreement; (v) the Registration Rights Agreement is not in full force and effect; (vi) certain employment agreements are not in full force and effect;
(vii) we have not amended our stock option plans; or (viii) we have not amended our current employment agreements to prevent the payment of any excess parachute payments as a result of the contemplated transactions.

      In addition, we are obligated to pay certain expenses as described above, plus an additional termination fee of $1,500,000, if we or NCFC Recapitalization terminate the Stock Purchase Agreement because: (i) we authorize, recommend, approve or enter into an agreement or letter of intent with any person other than NCFC Recapitalization to effect a different acquisition proposal than contemplated under the Stock Purchase Agreement; or (ii) we do not recommend to our shareholders that they approve the transactions described in the Stock Purchase Agreement or if we withdraw a recommendation to approve these transactions. We will also be obligated to pay the additional termination fee if
(1) we fail to call or hold a shareholder meeting to obtain all approvals required in connection with the Stock Purchase Agreement; or (2) we fail to satisfy any of the investors' conditions to close, the Stock Purchase Agreement is terminated and within twelve months after the termination, we authorize, recommend, approve or enter into an agreement or letter of intent with any person other than

NCFC Recapitalization to effect a different acquisition proposal than contemplated under the Stock Purchase Agreement.

      INDEMNIFICATION

      The Stock Purchase Agreement provides for us to indemnify NCFC Recapitalization and the new investors from all liabilities, damages, penalties, costs and expenses, including reasonable attorneys' fees, in respect of any inaccuracy in any representation, misrepresentation, breach of any warranty or breach or failure to fulfill any covenant or agreement by us in the Stock Purchase Agreement.

      In addition, the Stock Purchase Agreement provides for us to indemnify NCFC Recapitalization and its control persons (currently Mr. Tobias and Mr. Stark), in respect of all liabilities, damages, penalties, costs and expenses, including reasonable attorneys' fees, arising from any untrue statement of material fact or omission (or allegation thereof) in this proxy statement or the offering documents relating to the private placement of our common shares with the new investors under the Stock Purchase Agreement. The Stock Purchase Agreement further provides that if the indemnification is not available or is insufficient, then we will contribute in proportion to the relative benefits received by, and the relative fault of, the parties.

USE OF PROCEEDS

      We estimate that we will have approximately $26.5 million of net proceeds from the sale of common stock pursuant to the Stock Purchase Agreement after paying or reimbursing approximately $3.5 million of advisory and placement fees, and other fees and expenses paid or incurred by us, NCFC Recapitalization, KBW and Howe Barnes in connection with the Stock Purchase Agreement and the transactions contemplated by it. We anticipate using approximately $10 million of the net proceeds to fund the settlement of a pending securities action in which we are involved, pay accrued legal fees relating to that lawsuit and other litigation in which we are involved, pay change of control payments to our management, retire our outstanding preferred securities at a discount and provide us with working capital. The remaining funds in the estimated amount of $16.5 million will be used by the Bank to pay a prepayment penalty to retire Federal Home Loan Bank advances, pay anticipated expenses of carrying out our new business plan, and for investments.

      The remaining net proceeds will be used for general corporate purposes in an effort to expand our presence to Oakland County, Michigan.

CAPITALIZATION

      The following table shows our capitalization on a consolidated basis at June 30, 2004. Our capitalization is presented:

      -  on an actual basis; and

      - on a pro forma basis to reflect the assumed sale of approximately 41.2 million (prior to adjustment for the reverse stock split) of our common shares in the

            Recapitalization at an estimated $0.73 (prior to adjustment for the reverse stock split) per share resulting in gross proceeds of $30 million and the redemption of our outstanding trust preferred securities.

      You should read the information in this table together with our consolidated financial statements and related notes that are contained elsewhere in, or incorporated into, this proxy statement.

                                                                           As of June 30, 2004
                                                                           -------------------
                                                                        Actual         Pro Forma(1)
                                                                      ----------       ------------
                                                                          (dollars in thousands)
Long-term debt:

     Subordinated debentures(2)                                       $   12,450       $         --
                                                                      ----------
         Total long-term debt                                         $   12,450       $         --
                                                                      ==========       ============

Shareholders' Equity

     Preferred stock, no par value, 500,000 shares
     authorized, no shares issued and outstanding                     $       --       $         --
     Common Stock, no par value, 18,000,000
         shares authorized(1)                                             16,175             42,868
     Retained earnings                                                    (9,769)           (11,601)
     Accumulated other comprehensive income, net of tax                     (521)              (521)
                                                                      ----------       ------------
         Total shareholders' equity                                   $    5,885       $     30,746
                                                                      ==========       ============

Tier 1 capital                                                        $    7,168       $     30,749
Tier 2 capital                                                             7,168              3,152
Total risk based capital                                                  14,336             33,901
Total assets                                                             345,042            336,553
Total risk adjusted assets                                               246,139            244,441

Leverage ratio                                                              1.93%              8.48%
Tier 1 to risk adjusted assets                                              2.91%             12.58%
Total capital to risk adjusted assets                                       5.82%             13.87%

----------------------------
(1)Reflects the following assumptions: (a) $28,500,000 net proceeds, after underwriting commissions, from the offering of 41,252,783 (pre-reverse stock split) common shares at a price of approximately $0.73 (pre-reverse stock split) per share, as proposed by the Stock Purchase Agreement; (b) NCFC Recapitalization and Keefe, Bruyette & Woods transaction related expenses of $975,000; (c) North Country transaction related expenses of $832,000; (d) $2,229,000 of transaction related change of control payments taxed at 35%; (e) a $6,778,032 Federal Home Loan Bank prepayment penalty taxed at 35%; (f) elimination of $12,450,000 of trust preferred securities, which includes a $6,650,000 net gain taxed at 35%; and (g) a payment of $300,000 in connection with the settlement of the class action lawsuit brought against North Country.

(2)Represents trust preferred securities of North Country, presented on a deconsolidated basis.

OPINION OF NORTH COUNTRY'S FINANCIAL ADVISOR

      We retained Austin Associates, LLC to provide financial advisory services in connection with various strategic options, including the sale of North Country as a whole, the sale of branches, assets or other businesses of North Country and the potential recapitalization of North Country. Austin Associates is an investment banking and consulting firm specializing in mergers and acquisitions, valuations and other services for community banks. We selected Austin Associates as our financial advisor on the basis of Austin Associates' experience and expertise in representing community banks in similar transactions.

      In conjunction with our board meeting held on August 9, 2004, to consider the Stock Purchase Agreement, Austin Associates rendered an oral opinion (subsequently confirmed in writing) to our board of directors that the terms provided for in the Stock Purchase Agreement and the Recapitalization were fair, from a financial point of view, to our shareholders.

      The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. Austin Associates believes that a partial review of the analyses and the facts considered in its analyses could create an incomplete or inaccurate view of the process used and the conclusions reached by Austin Associates in rendering its opinion. You should consider the following when reading the discussion of Austin Associates' opinion:

   - The opinion should be read in its entirety for a full understanding of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Austin Associates in connection with its opinion. The summary of Austin Associates' opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix B to this document;

   - Austin Associates' opinion rendered in connection with the Stock Purchase Agreement and the Recapitalization does not constitute a recommendation to any of our shareholders as to how he or she should vote at the special meeting; and

   - No limitations were imposed on Austin Associates by our board or our management with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

      In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of North Country and NCFC Recapitalization and may not be realized. Any estimates contained in Austin Associates' analyses do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as may be described below, none of the analyses performed were assigned a greater significance by Austin Associates than any other. The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

      Austin Associates has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin Associates did not undertake any independent evaluation or appraisal of our assets and liabilities. Austin Associates has not reviewed any of our individual credit files and has assumed that our loan loss reserves are, in the aggregate, adequate to cover future losses. Austin Associates' opinion is based on economic, market and other conditions existing on the date of its opinion, August 9, 2004, and on information as of various earlier dates made available to it which may not necessarily be indicative of current market conditions.

      In rendering its opinion, Austin Associates made the following assumptions:

      - all material governmental, regulatory and other consents and approvals necessary for the consummation of the Recapitalization would be obtained without any adverse effect on us or on the anticipated benefits of the Recapitalization;

      - we and NCFC Recapitalization have provided all of the information that might be material to Austin Associates in its review; and

      - the financial projections provided to Austin Associates were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of North Country and NCFC
         Recapitalization as to our future operating and financial performance.

      As stated in its opinion letter, Austin Associates considered, among other factors, the following:

      - Austin Associates prepared and circulated confidential information packages on North Country including the disclosure of certain nonpublic information to various parties. Since its engagement, Austin Associates has contacted, or been aware of contacts with, over fifty different organizations or individuals with varying strategic, business and transaction interests. Since its engagement, Austin Associates has facilitated the sale or pending sale of five branch offices of North Country to three separate parties. In addition, we previously engaged another investment banking firm in 2002-03 to contact parties and explore various transactions and business combinations;

      - Austin Associates is not aware of any other parties that have expressed interest in our remaining branches at terms that, even if collectively considered, would allow us to meet our capital requirements under the Cease and Desist Order;

      - While many inquiries have been made, Austin Associates is not aware of any other parties that have recently performed due diligence or made an offer to purchase all of the outstanding shares or to recapitalize North Country;

      - The negative prospects of a public offering, including the expected costs to be incurred without any certainty of the amount of capital to be raised. Our management and board of directors have concluded that a public offering to our current shareholders would be unlikely to raise sufficient funds to meet the capital requirements of the Cease and Desist Order;

      - Austin Associates' review of our audited financial statements of North Country for the years-ended 2001-2003 and the unaudited financial statements for the six months-ended June 30, 2004. We have realized operating losses for nine consecutive quarters and for each of the fiscal years ended 2002 and 2003. We have realized net losses of $3.3 million for the six-months ended June 30, 2004, and our management expects operating losses to continue through 2005;

      - Our consolidated equity capital position was $5.9 million as of June 30, 2004, and parent-company cash on-hand was just $97,000 as of the same date;

      - Austin Associates' due diligence of certain other internal information, primarily financial in nature, relating to our respective businesses, earnings, assets and our prospects without the Recapitalization;

      - Austin Associates due diligence of the Recapitalization, including the principals of NCFC Recapitalization, our proposed business plan after the Recapitalization, and prospects for earnings, growth and future value of North Country with the Recapitalization;

      - Discussions with principals of NCFC Recapitalization, and the placement agents for the issuance, KBW and Howe Barnes, regarding their collective expectations of completing the Recapitalization pursuant to the terms of the Stock Purchase Agreement;

      - With the Recapitalization, our ability to fund the redemption of the $12.5 million of our outstanding trust preferred securities at a substantial discount to par value;

      - With the Recapitalization, our ability to fund the restructuring and related penalties of approximately $85 million of high rate Federal Home Loan Bank advances;

      - While the per share issuance price of the Recapitalization is significantly below the trading values of our stock, our respective historical trading multiples are not consistent with peer group levels when considering our operating losses and financial condition. In addition, our stock has limited trading volume.

      - The terms, to the extent publicly available, of certain other transactions, which Austin Associates deemed relevant for purposes of its opinion; and,

      - The terms of the Stock Purchase Agreement and related documents to which Austin Associates was a party in the negotiation of such agreements.

      The following is a summary of all material analyses performed by Austin Associates in connection with its opinion provided to our board of directors at its meeting on August 9, 2004, and updated where more current information was available. The summary does not purport to be a complete description of the analyses performed by Austin Associates.

      SUMMARY OF FINANCIAL TERMS OF AGREEMENT. The Stock Purchase Agreement provides for a formula by which the number of shares to be issued by us will be determined. The formula considers our Pre-Closing Adjusted Equity Capital in relation to the Net Proceeds of the Offering (both are defined terms in the Stock Purchase Agreement). Based on June 30, 2004, actual information, and estimated expenses in the transaction, approximately 41.2 million shares (prior to adjustment for the reverse stock split) would have been issued resulting in our current shareholders retaining 14.5% ownership of our pro forma outstanding shares. Given our projected operating losses prior to closing of the Recapitalization, additional shares are expected to be issued. The probable range of ownership retained by our shareholders is projected to be less than 13.5%.

      DILUTION AND PRO FORMA TANGIBLE BOOK VALUE ANALYSIS. For purposes of this section, dilution is the amount by which our net tangible book value per share is reduced as a result of the Recapitalization. Our net tangible book value per share is determined at any date by subtracting our intangible assets from our stated common equity capital and dividing by the number of shares of our common stock outstanding as of that date. Presented below is the impact to our net tangible book value per share as of June 30, 2004:

                                                                               ACTUAL
PRO FORMA EQUITY CAPITAL                                                       6/30/04
------------------------                                                      ---------
         North Country Equity Capital                                         $   5,885
Less:    Pre-Closing Adjusting Entries (1)                                       (1,057)
                                                                              ---------
         Pre-Closing Adjusted Equity Capital                                  $   4,828
Plus:    Net Offering Proceeds                                                $  28,500
Less:    Closing Entries (2)                                                     (2,582)
                                                                              ---------
         Pro Forma Equity Capital                                             $  30,746

TANGIBLE BOOK VALUE DILUTION                                                     ACTUAL        PRO FORMA
----------------------------                                                     ------        ---------
         North Country Equity Capital                                         $    5,885      $    30,746
Less:    Intangible Assets                                                        (1,103)            (591)
                                                                              ----------       ----------
         Tangible Equity Capital                                              $    4,782      $    30,155

         Shares Outstanding (3)                                                7,019,152       48,271,935
         Tangible Book Value Per Share                                        $      .68      $       .62

Tangible Book Value Per Share Dilution to North Country Shareholders                          $       .06
Tangible Book Value Per Share Dilution to Investors (4)                                       $       .10

      (1) Includes: (a) estimated net transaction costs of North Country of $757,000 which represents the amount by which estimated North Country transaction costs exceed $75,000; and (b) litigation settlement expenses of $300,000.

      (2) Includes: (a) NCFC Recapitalization transaction related expenses of $975,000; (b) transaction related change of control payments of $2.29 million, taxed at 35%; (c) Federal Home Loan Bank pre-payment penalty estimated at $6.77 million, taxed at 35%; (d) the redemption $12.5 of outstanding trust preferred securities, at a gain of $6.7 million, taxed at 35%, and (e) other expenses of $75,000.

      (3) Assumes 41,252,783 pre reverse stock split shares issued by North Country.

      (4) Based on a pre reverse stock split offering price of $.73 per share ($30.0 million divided by 41,252,783 shares)

      Based on this analysis, Austin Associates concluded that the tangible book value dilution for our current shareholders would approximate $.06 per share or 8.8%. Shares purchased by new investors in the Recapitalization would experience dilution of approximately $.10 or 13.7%.

      PRO FORMA REGULATORY CAPITAL RATIOS. We are subject to regulatory capital requirements imposed by applicable banking regulations and the Cease and Desist Order. As a result of significant operating losses, we are not in compliance with these capital requirements. The following tables illustrate our capital positions before and after the Recapitalization using June 30, 2004, information.

                                                    Actual          Pro Forma
                                                 June 30, 2004     June 30, 2004
                                                 -------------     -------------
Tier 1 capital                                   $      7,168      $    30,749
Tier 2 capital                                          7,168            3,152
Total risk based capital                               14,336           33,901
Total assets                                          345,042          336,553
Total risk adjusted assets                            246,139          244,441

Leverage ratio                                           1.93%            8.48%
Tier 1 to risk adjusted assets                           2.91%           12.58%
Total capital to risk adjusted assets                    5.82%           13.87%

      NORTH COUNTRY'S OPERATING PERFORMANCE. We experienced calendar year losses of $26.7 million and $9.6 million in 2002 and 2003, respectively. These losses represented 56% and 47% of our beginning equity capital for each year, respectively. For the six months ending June 30, 2004, we realized a net loss of $3.3 million representing 31% of our beginning equity capital. We have reported net losses for each of the last nine quarters.

      Under our current management, we have made significant progress in, among other things, resolving credit problems, selling problem loans and selling or closing unprofitable branches. Nevertheless, our management expects operating losses to continue through at least calendar year 2005. A significant reason for operating losses is our low net interest margin. We were not well positioned for the prolonged low interest rate environment that has existed over the past few years. For the calendar year 2003, our net interest income to average assets ratio was 2.14% compared to a peer group ratio of 3.80%. Below is a summary of our performance ratios compared to peer group:

                                               1Q 2004                     2003                  2002
                                               -------                     ----                  ----
                                         NORTH                      NORTH                  NORTH
                                        COUNTRY      PEER(1)       COUNTRY      PEER(1)   COUNTRY   PEER(1)
                                        -------      -------       -------      -------   -------   -------
Net Interest Income/Avg. Assets           2.06%        3.76%         2.14%        3.80%     3.41%     3.94%
Overhead Expense/Avg. Assets              4.21%        3.10%         3.99%        3.13%     3.80%     3.15%
ROAA                                     (1.62%)       1.03%        (1.97%)       1.06%    (4.31%)    1.09%
ROAE                                     (70.0%)       11.1%        (62.3%)       11.6%    (61.0%)    12.5%
Nonperforming Loans/Assets                4.75%        0.51%         9.21%        0.49%     4.81%     0.53%
Tier 1 Leverage Ratio                     2.13%        9.02%         2.48%        8.84%     3.83%     8.56%

(1)Source: North Country's Bank Holding Company Performance Report - Peer Group
           #5 comprised of 478 bank holding companies with assets between $300 and $500 million.

      FIVE YEAR FORECASTS. Austin Associates reviewed our new business plan and related financial projections from closing through 2009. The projections were based on the following underlying assumptions:

      - Loans and deposits would grow rapidly over the next five years through a rebuilding of our northern franchise and growth in our new markets such as Oakland County;

      - Our net interest margin would expand through a restructuring of our existing balance sheet and the addition of a greater earning asset base supported by core deposit funding;

      - Overhead costs would be controlled and our efficiency ratio would reach normalized levels;

      -     By 2009, on a fully taxable basis, our return on average assets
            (ROAA) is projected to reach 1.00% and return on average equity
            (ROAE) is projected to be nearly 14.0%; and

      -     No cash dividends would be paid during the forecasted period.

      Based on these and other assumptions, the following range of stock values could exist within the next four to five years:

                                                      RANGE OF POTENTIAL STOCK
                                                       PRICES BY YEAR-END(1)
                                                       ---------------------
                                                      2008               2009
                                                      ----               ----
PRICE TO EARNINGS MULTIPLES

                12.0                                 $1.29               $1.43
                14.0                                 $1.50               $1.66
                16.0                                 $1.72               $1.90
PRICE TO TANGIBLE BOOK MULTIPLES

                150%                                 $1.38               $1.59
                175%                                 $1.61               $1.85
                200%                                 $1.84               $2.11

(1)   dollar amounts do not reflect a 1-for-20 reverse stock split.

      This range of projected stock values is calculated by applying current multiples for comparable community banking organizations. While Austin Associates believes this range to be reasonable, market conditions and valuations of financial institutions could vary significantly in the future.

      NORTH COUNTRY'S STOCK PRICE. Austin Associates reviewed the trading levels of our stock price for the past year. From June 30, 2003 to July 31, 2004, our stock traded between $1.42 and $2.83 per share. The closing stock price as of August 10, 2004 (the day before the announcement of the Recapitalization) was $1.61. The most recent reported closing stock price (September 29, 2004) was $1.00. Our stock trades on the Nasdaq SmallCap Market under the symbol "NCFC". For 2004, approximately 5,438 shares of our stock traded on a daily basis or less than 2% of the outstanding shares on a monthly basis.

      Austin Associates compared the trading price levels of our stock as a multiple of tangible book value to three different peer groups. Peer Group A represents all publicly-traded banks in the nation which realized net losses in calendar-year 2003. Peer Group B represents all publicly-traded banks in the nation, with assets between $300 million and $1 billion, and a nonperforming assets to total assets ratio of at least 1.0%. Peer Group C represents all publicly-traded banks in the Midwest, with assets between $300 million and $1 billion, and a nonperforming assets to total assets ratio of at least 1.0%. Presented below is a summary of this analysis:

                                                   MEDIAN RESULTS
                                  ----------------------------------------------
                                  NORTH COUNTRY     PEER A     PEER B     PEER C
                                  -------------     ------     ------     ------
Total Assets ($ mil.)                $  345        $  107      $ 596      $ 541
Tangible Equity/Assets                  1.3%          7.4%       7.6%       7.6%
ROAA                                  (2.10%)        (.45%)      .46%       .58%
ROAE                                  (80.3%)        (6.1%)      5.6%       7.2%
Nonperforming Assets/Assets            5.73%         2.86%      1.93%      1.41%
                                     ------        ------      -----      -----
PRICE/TANGIBLE BOOK (1)                 217%          163%       157%       143%
                                     ------        ------      -----      -----

      (1)   Based on a North Country stock price of $1.65 (August 2, 2004).

      Austin Associates concluded that our stock price multiples are significantly higher than peer group multiples, despite having greater operating losses and greater levels of nonperforming assets. In addition, Austin Associates concluded that our trading activity was limited and our stock did not maintain any public following by market analysts.

      SALE OF CONTROL DATA. Despite the lack of any merger or acquisition offers, given that the Recapitalization represents a change of control, Austin Associates reviewed sale of control data for relevant transactions. Group 1 transactions represent the sale of banks and thrifts in the nation since January 1, 1999 with assets between $100 million and $1 billion, prior year net losses, and nonperforming assets of at least 1.0% of total assets (13 transactions). Group 2 transactions represent the sale of banks in the Midwest since January 1, 2003 with assets between $100 million and $1 billion, prior year net losses, and nonperforming assets of at least 1.0% of total assets (2 transactions). Presented below is a summary of this analysis:

                                                    MEDIAN RESULTS
                                                    --------------
                                        NORTH COUNTRY    GROUP 1     GROUP 2
                                        -------------    -------     -------
Total Assets ($ mil.)                     $  345         $  150      $  174
Tangible Equity/Assets                       1.3%           7.2%        3.0%
ROAA                                       (2.10%)        (1.07%)     (2.05%)
ROAE                                       (80.3%)         (9.3%)     (58.3%)
Nonperforming Assets/Assets                 5.73%          1.91%       4.38%
                                          ------         ------      ------
ANNOUNCED DEAL VALUE/TANGIBLE BOOK           N.A.           113%        122%
                                          ------         ------      ------

      Austin Associates noted that the median price-to-tangible book value ratios for these two groups of transactions ranged from 113% to 122%. While our shareholders are not selling their shares, the computed offering price of $.73 per share as of June 30, 2004, represents approximately 110% of tangible book value.

      ADDITIONAL INFORMATION. The opinion expressed by Austin Associates was based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in our financial condition could materially affect the assumptions used in preparing this opinion.

      North Country has agreed to pay Austin Associates a cash fee for its services in the Recapitalization, which is currently estimated at $427,500, of which payment of $402,500 is contingent upon closing of the Recapitalization. In addition, Austin Associates was paid $50,000 to assist prior management in complying with certain portions of the Cease and Desist Order. Austin Associates also has been paid approximately $90,000 in connection with three separate branch sale transactions. We have agreed to reimburse Austin Associates for its reasonable out-of-pocket expenses, and to indemnify Austin Associates against certain liabilities, including liabilities under securities laws.

INTERESTS OF CERTAIN PERSONS IN THE RECAPITALIZATION

      Some of our directors and executive officers, and the principals of NCFC Recapitalization who will join our board of directors and become executive officers under the Stock Purchase Agreement, have interests in the Recapitalization which are different from, or in addition to, the interests of our shareholders. We have summarized these interests below.

      EMPLOYMENT AND OPTION AGREEMENTS. In connection with our execution and delivery of the Stock Purchase Agreement, Paul D. Tobias and Eliot R. Stark, principals of NCFC Recapitalization, entered into employment agreements with us which provide, effective with the closing under the Stock Purchase Agreement, for them to be employed as executive officers (chairman of the board and chief executive officer of North Country and chairman of the board of the Bank in the case of Mr. Tobias, and executive vice president and chief financial officer for North Country and the Bank in the case of Mr. Stark) and for the award to them of options under our 2000 Stock Incentive Plan. In addition, C. James Bess entered into an amendment to his existing employment agreement as required by the Stock Purchase Agreement to address issues under Sections 280G and 4999 of the Code with respect to the "change in control" payment to be paid to him as result of the Recapitalization and to provide for the agreement to terminate after the required payments are received by him. Mr. Bess also entered into a new employment agreement which provides, effective with the closing under the Stock Purchase Agreement, for Mr. Bess to be employed as the president and chief operating officer of the Bank.

      Mr. Tobias, Mr. Stark and Mr. Bess will also serve on our board of directors.

      We have summarized below the material features of the new employment agreements. These summaries of the new agreements with Mr. Tobias, Mr. Stark and Mr. Bess are qualified in their entirety by reference to the full text of the agreements which are attached as Schedules 5-1, 5-2 and 5-3 to the Stock Purchase Agreement. See Appendix A.

      Tobias and Stark Employment Agreements. The agreements with Mr. Tobias and Mr. Stark are essentially identical except as noted below. Mr. Tobias's agreement provides for him to be employed and appointed as our chairman of the board and the chief executive officer and the chairman of the board of the Bank. Mr. Tobias is to receive an initial annual base salary of $225,000, subject to annual increases by the board of directors. We are to develop an incentive plan or plans for annual cash bonuses to be awarded to eligible employees (including Mr. Tobias). Mr. Tobias's minimum bonus for 2005 is to be $25,000.

      Mr. Stark's agreement provides for him to be employed and appointed as the executive vice president and chief financial officer of North Country and the Bank. Mr. Stark is to receive an initial annual base salary of $200,000, subject to annual increase by the board of directors. Mr. Stark's minimum bonus for 2005 is also to be $25,000.

      Each of the employment agreements with Mr. Tobias and Mr. Stark have initial three-year terms which renew for an additional year on each anniversary date of the agreement unless the executive or we elect to not renew at least sixty (60) days prior to the renewal date.

      In addition to the compensation noted above, each of the agreements provides for health and other benefits to be provided to the executive at least substantially equivalent to other management employees holding comparable positions. Each agreement also requires us to reimburse the executive for all reasonable out-of-pocket expenses in connection with his employment, including a car allowance of $750 per month and a per diem allowance for living expenses while in Manistique, Michigan, of at least $100 per day, not to exceed $1,000 in any calendar month, but subject to upward adjustment upon demonstration that the reasonable ordinary living expenses exceed the per diem amount. We have also agreed in the employment agreement to pay the executive's reasonable costs of an office in Oakland County and a personal secretary and other assistance unless we otherwise provide him with an office and support staff in that county.

      The agreements provide for Mr. Tobias to be awarded options under the 2000 Stock Incentive Plan to purchase our shares of common stock in amounts equal to 4.375% of the number of shares to be outstanding after completion of the Recapitalization (approximately 2,111,897 shares before, and 105,595 shares after, the reverse stock split) and for Mr. Stark to be awarded options covering 3.125% of the shares to be outstanding after the Recapitalization (approximately 1,508,497 shares before, and 75,425 shares after, the reverse stock split). The exercise prices of the options are to be the same as the purchase price of our common stock issued to purchasers under the Stock Purchase Agreement. The options are to continue and be exercisable in accordance with their terms if the agreement is terminated for any reason other than death or for cause as if the employment had not terminated. It employment is terminated due to death or for cause, the options are to continue and may be exercised in accordance with terms to be negotiated and set forth in the related option agreement.

      If the agreement is terminated, we are to make termination payments in amounts and in a lump sum or over time depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreements.

REASON FOR TERMINATION                                       TERMINATION PAYMENTS
----------------------                                       --------------------
By North Country for cause                            No termination payments required

By North Country without cause and not due to         Three years; base salary, highest bonus and benefits
disability, or by the executive for Good Reason

Death                                                 One year; base salary and benefits

Disability                                            Two years, base salary and benefits, subject to reduction
                                                      for long term disability benefits received by the executive

Following a Change in Control, either by              Lump sum; 300% of aggregate of base salary and highest
Executive for Good Reason or by North Country         bonus. Three years for benefits.
other than for Cause or  disability

By Executive without Good Reason following a          Lump sum; 100% of base salary and highest bonus
Change in Control

By mutual agreement                                   Per the mutual agreement

      Each agreement provides for a specified adjustment to the termination payments should they be determined to constitute a parachute payment under
Section 280G of the Code. Each agreement also provides for us to pay interest at an annual rate equal to 120% of the applicable federal rate and to indemnify the executive for expenses, including reasonable attorneys' and consultants' fees, incurred to collect any unpaid amounts. We are also required to indemnify the executive for costs and expenses, on an as incurred basis, as a result of any dispute or controversy, regardless of the outcome of the dispute or controversy.

      Each agreement includes confidentiality obligations of the executive and provides that the executive will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on executive's competitive activities will continue after termination in certain instances for a period of 1 to 3 years, depending on the reason for the termination.

      Bess Amendment and Employment Agreement. For a description of Mr. Bess's existing Employment Agreement see the discussion starting on page 82. Under his existing agreement, Mr. Bess will be entitled to change in control payments as a result of the Recapitalization in an aggregate amount of approximately $1,231,740. In connection with our execution and delivery of the Stock Purchase Agreement, Mr. Bess entered into an amendment of his existing employment agreement and a new employment agreement that will become effective upon the closing of the Recapitalization.

      The amendment to Mr. Bess's existing employment agreement provides that he will not be entitled to receive any payment or other benefit under the agreement if the payment or benefit would cause any payment to be considered as an excess parachute payment under Section 280G of the Code. In that event, Mr. Bess will have the right to designate the payments or benefits to be reduced or eliminated in order to avoid the payment being deemed an excess parachute payment. Under the amendment, we also agree to indemnify Mr. Bess for all taxes and reasonable legal, accounting and other professional fees and related expenses incurred by him in connection with any tax audit or proceeding to the extent attributable to the application of Section 280G or 4999 of the Code to the change in control payments made to him under the agreement.

      The amendment further provides that upon payment of the change in control payments following the closing of the Recapitalization, including a bonus related to the removal of the Cease and Desist Order, that we and Mr. Bess will have no further rights or obligations under the agreement except for the indemnity provision noted above and Mr. Bess's confidentiality obligations in the agreement. If the closing does not occur under the Stock Purchase Agreement by December 31, 2004, the amendment will no longer be effective.

      The new employment agreement with Mr. Bess provides for him to be employed and appointed as the president and chief operating officer of the Bank. The agreement has an initial 18 month term and will be extended for additional one-year periods unless we or Mr. Bess elect to terminate the agreement at the end of the then current term.

      Mr. Bess is to receive base salary at the annual rate of $250,000 and an additional incentive bonus in accordance with our or the Bank's policy or plan. In addition, we are to provide Mr. Bess with a per diem allowance for living expenses while in Manistique, Michigan, of at least $100 per day, not to exceed $1,000 in any calendar month, but subject to upward adjustment upon demonstration that his reasonable ordinary living expenses exceed the per diem amount. In addition, we are to provide Mr. Bess with the use of the automobile presently used by him. Mr. Bess will also be entitled to participate in our employee benefit plans as are made available to our executives generally.

      The agreement provides that if Mr. Bess's employment is terminated as a result of his disability, by us without cause or if we elect to not extend the term of the agreement, Mr. Bess will be entitled to his base salary for a period of one year, except that, if termination occurs during the initial 18 month employment period, Mr. Bess will only be entitled to the payments for the shorter of one year or the balance of the initial period. The agreement includes confidentiality obligations of Mr. Bess, but does not include any non-competition provisions.

CHANGE IN CONTROL PAYMENTS

      Our current executive officers have employment agreements with us that provide for us to make change in control payments to them in the event the closing under the Stock Purchase Agreement occurs.

      Mr. Bess will be entitled to payments of approximately $1,231,740 under his existing employment agreement. See the description of his existing employment agreement on page 82 and the amendment to that agreement on page 63.

      Joseph E. Petterson, our executive vice president and chief financial officer, and Kelly W. George, our senior vice president and chief lending officer, each have employment agreements which include change in control provisions similar to those in Mr. Bess's existing agreement. In general, these agreements provide that if during the term of the agreement or within one year following the termination date of the agreement, we engage in a change in control transaction as defined in the agreement, the executive's employment under the agreement will automatically terminate two months following the change in control transaction and the executive shall receive: (i) his base salary and benefits through the end of the original employment term (July, 31, 2005 in the case of Mr. Petterson and August 31, 2005 in the case of Mr. George), plus (ii) one year of his then base pay. The closing under the Stock Purchase Agreement will trigger the change in control payments under these agreements and the executive officers will be entitled to payments of approximately $486,000 to Mr. Petterson and $511,000 to Mr. George and continuation of benefits through the original employment term.

      Jani L. Blake, our executive vice president and chief operating officer, has an employment agreement which provides that if her employment is terminated as a consequence of the sale, liquidation, regulatory closure or changed management of the Bank that she would receive one year's base pay under the agreement ($110,000).

      We also have an employment agreement with Sherry L. Littlejohn, our former president and chief executive officer. For information with respect to this agreement see "Employment and Consulting Agreements" beginning on page 82.

      The Stock Purchase Agreement includes a condition to the closing to the effect that any of these arrangements that constitute a "parachute payment" must be amended so that no part of the payment would not be deductible under Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. We have as yet not made any determination with respect to whether this condition will require an amendment to any of these employment agreements, other than Mr. Bess's agreement which we believe has been addressed by the amendment to his agreement.

      In addition, the payments under these provisions to any of our executive officers may also require prior approval of the FDIC under the "golden parachute" provisions of the FDIC regulations.

      OTHER INTERESTS. Mr. Stark and Mr. Tobias are the principals of NCFC Recapitalization and Mr. Tobias is a principal of Mackinac Partners. A part of the proceeds from the sale of our common shares to the new investors under the Stock Purchase Agreement will be used to pay NCFC Recapitalization's advisory fee of $200,000 and to reimburse its transaction related expenses, which are estimated to be approximately $600,000. Alternatively, if the Stock Purchase Agreement is terminated, we may be required to reimburse NCFC for those expenses

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

up to $250,000 and to pay an additional termination fee of $1.5 million. See "The Stock Purchase Agreement - Expenses and Termination Fees" on page 49.

      The Stock Purchase Agreement provides for us to indemnify NCFC Recapitalization from damages relating to any breach by us of our representations, warranties and covenants in the Stock Purchase Agreement and for us to indemnify NCFC Recapitalization and its control persons (Mr. Tobias and Mr. Stark) for securities law liabilities damages arising out of this proxy statement or our offering documents relating to our offering to the new investors. See "The Stock Purchase Agreement - Indemnification."

DESCRIPTION OF THE CAPITAL STOCK

      The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended.

      Under our Restated Articles of Incorporation, as amended, our authorized capital stock consists of 500,000 shares of preferred stock, no par value, none of which is outstanding, and 18,000,000 shares of common stock, no par value, of which 7,019,152 shares are outstanding and held of record by approximately 1,800 persons as of the date of this proxy statement.

      PREFERRED STOCK

      Our Board is authorized to issue preferred stock in one or more series, from time to time, and to fix the particular designations and terms thereof, including voting rights, dividend rates, redemption rights, liquidation value, conversion rights and other matters, without further approval of our shareholders. The issuance of preferred stock could adversely affect the holders of our common stock. We have authorized a Series B Junior Participating Preferred Stock, par value $.01 per share pursuant to a shareholders rights plan as set forth in the Rights Agreement. Prior to the adoption of the Stock Purchase Agreement, our board amended the Rights Agreement to exempt the transactions contemplated by the Stock Purchase Agreement from the terms of the Rights Agreement and to provide that all of the currently outstanding rights will expire prior to the closing under the Stock Purchase Agreement.

      COMMON SHARES

      All voting rights are vested in the holders of shares of our common stock, with each share entitling the holder to one vote. Holders of the shares of common stock do not have cumulative voting rights, nor do they have the preemptive right to subscribe for additional securities issuable by us.

      In the event of the liquidation of North Country, the holders of common shares are entitled to receive, pro rata, any assets distributable to shareholders in respect of shares held by them after satisfaction of the liquidation preferences of any outstanding preferred stock. Subject to any prior rights of the holders of preferred stock then outstanding, holders of our common shares are entitled to receive such dividends as are declared by our board of directors out of

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

funds legally available for that purpose. The outstanding shares of common shares are fully paid and nonassessable.

      The Registrar and Transfer Company of Cranford, New Jersey, serves as transfer agent of our common stock.

      There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of our common stock, except for the shares of our stock to be issued pursuant to the Stock Purchase Agreement and shares of our common stock reserved and to be for issuance under our dividend reinvestment plan and our stock option and incentive plans, as amended in accordance with the Stock Purchase Agreement.

      Uncommitted authorized but unissued shares of our common stock may be issued from time to time to such persons and for such consideration as our Board may determine and holders of the then outstanding shares of our common stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law and the judgment of our board regarding the submission of such issuance to our shareholders. As noted, our shareholders have no preemptive rights to subscribe to newly issued shares.

      Under current Nasdaq rules, and because the number of shares of our stock to be issued in connection with the Recapitalization will exceed 20% of our currently outstanding shares of common stock, our shareholders must approve the issuance of the shares proposed to be sold under the terms of the Stock Purchase Agreement.

      ANTI-TAKEOVER PROVISIONS

      In addition to our ability to use authorized but unissued shares of preferred or common stock for the purpose of making an acquisition by an unwanted suitor of a controlling interest in North Country more difficult, time consuming or costly, our Restated Articles of Incorporation and the Michigan Business Corporation Act ("MBCA") contain other provisions which could be used by us to impede certain efforts to acquire control of North Country. Those provisions include the following:

      ANTI-TAKEOVER LEGISLATION. The MBCA contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act").

      The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be

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

accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

      The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

      The Control Share Act applies only to an "issuing public corporation." We fall within the statutory definition of an "issuing public corporation." The Control Share Act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. In contemplation of the Recapitalization, our Board amended our bylaws to "opt out" of the Control Share Act.

      FAIR PRICE ACT. Certain provisions of the MBCA (the "Fair Price Act") establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of our outstanding voting shares. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

      The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for our shares is at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of our voting stock except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

      The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder. In contemplation of the Recapitalization, our Board passed a resolution exempting the transactions contemplated in the Stock Purchase Agreement, or any other business combination with NCFC Recapitalization, from the Fair Price Act.

      CLASSIFIED BOARD. Our board is classified into three classes, with each class serving a staggered, three-year term. Classification of the board could have the effect of extending the time during which the existing board could control our operating policies even though opposed by the holders of a majority of our outstanding shares of common stock.

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

      Under our Restated Articles of Incorporation, all nominations for directors by a shareholder must be delivered to us in writing at least 60 days prior to the annual meeting of the shareholders. A nomination that is not received prior to this deadline will not be placed on the ballot. Our board believes that advance notice of nominations by shareholders will afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our board, will provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure does not give our board any power to approve or disapprove of shareholder nominations for the election of directors, this nomination procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed.

      Our Restated Articles of Incorporation provide that any one or more of our directors may be removed at any time, with or without cause, but only by either
(i) the affirmative vote of a majority of "Continuing Directors" and at least 80% of the directors; or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of North Country entitled to vote generally in the election of directors, voting together as a single class. A "Continuing Director" is generally defined in our Restated Articles of Incorporation as any member of our board who is unaffiliated with any "interested shareholder" (generally, an owner of 10% or more of our outstanding voting shares) and was a member of the board prior to the time an interested shareholder became an interested shareholder, and any successor of a Continuing Director who is unaffiliated with an interested shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on our board. However, these provisions are unenforceable under Michigan law at least to the extent that they purport to allow the removal of a director by the other directors or require a supermajority vote of the shareholders to remove a director for "cause."

      Any vacancies in our board for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by our board, acting by an affirmative vote of a majority of the Continuing Directors and an 80% majority of all of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next annual meeting of shareholders at which directors are elected to the class to which such a director was named and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors may shorten the term of any incumbent director.

      NOTICE OF SHAREHOLDER PROPOSALS. Under our Restated Articles of Incorporation, the only business that may be conducted at an annual meeting of our shareholders is business that has been brought before the meeting by or at the direction of the majority of the directors or by one of our shareholders (a) who provides timely notice of the proposal in writing to the secretary of North Country and the proposal is a proper subject for action by shareholders under Michigan law or (b) whose proposal is included in our proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the SEC. To be timely, a shareholder's notice of proposal must be delivered to, or mailed to and received at our principal executive offices not less than 30 days prior to the date of the originally scheduled meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date. The

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

shareholder's notice of proposal must set forth in writing each matter the shareholder proposes to bring before the meeting including: the name and address of the shareholder submitting the proposal, as it appears on our books and records; a representation that the shareholder (i) is a holder of record of our stock entitled to vote at the meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to vote in person or by proxy at the meeting and to submit the proposal for shareholder vote; a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and the description of any financial or other interest of the shareholder in the proposal. This procedure may limit to some degree the ability of shareholders to initiate discussions at our annual shareholders' meetings. It may also preclude the conducting of business at a particular meeting if the proposed notice procedures have not been followed.

      AMENDMENT OR REPEAL OF CERTAIN PROVISIONS OF THE RESTATED ARTICLES OF INCORPORATION. Under Michigan law, our board need not adopt a resolution setting forth an amendment to our Restated Articles of Incorporation before the shareholders may vote on it. Unless our Articles of Incorporation provide otherwise, amendments of our Restated Articles of Incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series, or the par value of such shares, or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series also would be required to approve the amendment.

      Our Restated Articles of Incorporation require that in order to amend, repeal or adopt any provision inconsistent with Article VII relating to our board or Article VIII relating to shareholder proposals, we must receive the affirmative vote of at least 80% of the issued and outstanding shares of our capital stock entitled to vote in the election of directors, voting as a single class; provided, however, that such amendment or repeal or inconsistent provision may be made by a majority vote of such shareholders at any meeting of the shareholders duly called and held where such amendment has been recommended for approval by at least 80% of all directors then holding office and by a majority of the "Continuing Directors." These amendment provisions could render it more difficult to remove management or for a person seeking to effect a merger or otherwise gain control of North Country. These amendment requirements could, thus, adversely affect the potential realizable value of shareholders' investments.

      BOARD EVALUATION OF CERTAIN OFFERS. Article X of our Restated Articles of Incorporation provides that our board shall not approve, adopt or recommend any offer of any person or entity (other than North Country) to make a tender or exchange offer for any of our common shares, to merge or consolidate North Country with any other entity, or to purchase or acquire all or substantially all of our assets, unless and until our board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of North Country. In doing so, our board may rely on an opinion of legal counsel who is independent from the offeror, and/or any test of such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

      In making its determination, our board must consider all factors it deems relevant, including, but not limited to: (i) the adequacy and fairness of the consideration to be received by

North Country and/or our shareholders, considering historical trading prices of our common shares, the price that could be achieved in a negotiated sale of North Country as a whole, past offers, and the future prospects of North Country; (ii) the potential social and economic impact of the proposed transaction on North Country and our employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the proposed transaction on the communities in which we and our subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiring person or entity; and (v) the competence, experience and integrity of the proposed acquiring person or entity and its or their management.

      To amend, repeal, or adopt any provision that is inconsistent with Article X, at least 80% of our shareholders, voting together as a single class, must approve the change, unless the change has been recommended for approval by at least 80% of our directors, in which case a majority of our voting stock could approve the action.

      SHAREHOLDER RIGHTS PLAN. We have adopted a Shareholder Rights Plan pursuant to which we issued one preferred stock purchase right, or a Right, for each outstanding share of our common stock. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of our Series B Junior Participating Preferred Stock at a price of $200.00 per one one-thousandth of a preferred share. Currently, the Rights are not exercisable and are attached to all outstanding shares of common stock.

      As a condition to the closing of the Recapitalization, we have agreed in the Stock Purchase Agreement to terminate the Shareholder Rights Plan at or before the closing. The termination will not result in any fees for redemption or cancellation of the outstanding Rights.

                                  PROPOSAL 2 -
                         APPROVAL OF REVERSE STOCK SPLIT

OVERVIEW

      To enhance our ability to satisfy our obligations under the Stock Purchase Agreement, and for the reasons stated below, our board of directors has determined that it would be advisable to amend our current Restated Articles of Incorporation to effect a 1-for-20 reverse stock split of our issued and outstanding common stock without reducing the number of shares of common stock that we are authorized to issue under our Restated Articles of Incorporation.

      If the proposed amendment is approved by our shareholders and becomes effective, it would result in one post-split share of our common stock being issued in exchange for every twenty shares of our common stock issued and outstanding at the effective time of the reverse stock split, and provide for the rounding upward to the nearest whole share of any fractional shares that would otherwise be issuable to our shareholders.

      Because fractional shares will be rounded upward to the nearest whole shares, there will not be any reduction in the number of our shareholders as a result of the transaction. THIS IS NOT A "GOING PRIVATE" TRANSACTION.

      Please refer to the full text of the proposed Certificate of Amendment to our Restated Articles of Incorporation attached as Appendix C.

      If the proposed amendment is approved by the shareholders, but the closing under the Stock Purchase Agreement does not occur, our board of directors will abandon the amendment and the reverse stock split will not become effective.

BACKGROUND OF AND REASONS FOR THE PROPOSAL

      The proposed amendment to our Restated Articles of Incorporation to effect the reverse stock split is for the purposes of:

      - Increasing the per share price of our common stock in order to make an investment in our common stock more attractive to new investors and to continue to satisfy a Nasdaq listing requirement.

      - Providing a sufficient number of authorized and unissued shares of our common stock for issuance under the Stock Purchase Agreement without the need to authorize additional shares and pay additional franchise taxes associated with the increase.

      Our Restated Articles of Incorporation authorize us to issue up to 18,000,000 shares of common stock. As of September 29, 2004, we had issued and outstanding 7,019,152 shares of common stock and had reserved an additional 535,732 shares for issuance upon the exercise of outstanding options under our stock option plans. If the Recapitalization is consummated, we anticipate being required to issue approximately 41,252,783 additional shares, subject to adjustment, under the Stock Purchase Agreement and to reserve an additional 6,033,991 shares for issuance upon exercise of the options to be awarded at the closing and options that may be issued in the future under our amended stock plans. See the discussion of Proposal 4 beginning on page 76.

      If the reverse stock split is effected, our outstanding number of shares of common stock would be decreased to 350,958 shares, and the number of shares reserved for outstanding options would be decreased to 26,787 shares, in each case subject to adjustment to eliminate fractional shares. On a post-split basis, we anticipate being required to issue at least approximately 2,062,640 shares in the Recapitalization and to reserve an additional 301,670 shares for options that may be issued under our stock option plans at and after the closing. Accordingly, because the reverse stock split will not reduce the number of authorized shares of common stock (18,000,000 shares), we will have sufficient authorized and unissued shares to satisfy our obligations under the Stock Purchase Agreement without any need to amend the Restated Articles of Incorporation to increase the number of authorized shares.

     The closing price per share of our common stock on September 29, 2004, was $1.00. Management anticipates that the reverse stock split will result in a per share increase in the market price of our common stock, although no assurance can be given as to the amount of the increase or whether any increase will continue for any particular period following the closing. We believe that an increase per share market price for our common stock will be attractive to the new investors.

      Moreover, the Nasdaq SmallCap Market listing rules include a requirement that shares traded on the Nasdaq SmallCap Market have a minimum bid price per share of at least $1.00. It is a condition to the closing of the Recapitalization that the new shares of our common stock to be issued as part of the Recapitalization be included in our common stock listing on the Nasdaq SmallCap Market. Although we do not yet know whether we can satisfy all of Nasdaq's listing requirements, we are reasonably certain that we will not be able to maintain our listing on the Nasdaq SmallCap Market if our common stock trades at under $1.00 per share.

      Absent the proposed reverse stock split, the additional shares of our common stock to effect the Recapitalization, on a pro forma basis at June 30, 2004, would be issued at a price of approximately $.73 per share. See "Capitalization" on page 50. If the reverse stock split is effected, we anticipate that our common stock should have both a minimum bid and a sales price well above $1.00 per share thus satisfying at least this Nasdaq listing requirement.

VOTE REQUIRED

      The affirmative vote of a majority of our outstanding shares of common stock entitled to vote is required to approve the proposal to amend our Restated Articles of Incorporation to effect the reverse stock split. Abstentions and broker non-votes will not be deemed affirmative votes, and will have the same effect as a negative vote on the proposal. Those votes, however, will be counted in determining the number of shares of common stock present or represented by proxy in determining whether a quorum is present.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

      Our board of directors believes that the reverse stock split to be effected by the proposed amendment to our Restated Articles of Incorporation is in the best interest of North Country and our shareholders and recommends that you vote "FOR" the amendment and the reverse stock split.

RESERVATION OF RIGHTS

      Our board of directors reserves the right to abandon the proposed amendment and the reverse stock split without further action by our shareholders at any time before the filing the Certificate of Amendment with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services notwithstanding authorization of the proposed amendment and reverse stock split by the shareholders. Our board of directors intends to abandon the proposed amendment if the closing under the Stock Purchase Agreement does not occur.

EXCHANGE OF CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

      When the reverse stock split becomes effective, each twenty pre-split shares of common stock will automatically be combined and changed into one post-split share of common stock. No additional action on the part of any shareholder will be required in order to effect the reverse stock split and, beginning at the effective time, each certificate representing pre-split shares of common stock will represent for all purposes one-twentieth of that number of post-split shares of common stock, subject to adjustment to eliminate fractional shares. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock issued as a result of the reverse stock split. We expect that our transfer agent will act as our exchange agent to act for holders of shares in implementing the exchange of their certificates. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the closing under the Stock Purchase Agreement. Certificates representing pre-split shares of common stock subsequently presented for transfer will not be transferred on our books and records but will be returned to the tendering person for exchange. SHAREHOLDERS ARE NOT BEING REQUESTED TO SUBMIT THEIR CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

      No script or fractional post-split share of common stock will be issued to any shareholder in connection with the reverse stock split. Accordingly, all shareholders of record who would otherwise be entitled to receive a fractional post-split share of common stock will, upon surrender of their certificates representing pre-split shares of common stock, have the post-split shares of common stock to which they are entitled rounded upwards to the nearest whole share and receive a whole shares of common stock in lieu of their fractional post-split share of common stock.

EFFECT ON CURRENT SHAREHOLDERS

      As a result of the reverse stock split, each issued and outstanding share of our common stock will automatically, without any action on the part of the shareholders, become and be converted into one-twentieth of a share of common stock, subject to adjustment to eliminate fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, all shareholders who would otherwise be entitled to receive a fractional share of post-split common stock will receive in lieu thereof a whole share of post-split common stock.

      The terms of the post-split common stock will be the same as the terms of the pre-split common stock, and subject to adjustments for fractional shares, as described below, consummation of the reverse stock split alone will not result in a change in the relative equity interest in North Country or the voting power or other rights, preferences or privileges of the holders of common stock. See discussion beginning on page 65 for a more complete description of our common stock. The reverse stock split will not affect the par value of either the common stock or the preferred stock, and the number of authorized shares of common stock and preferred stock will remain at 18,000,000 shares and 500,000 shares, respectively.

      The additional authorized shares of common stock that we do not use in connection with the Recapitalization would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of North Country, and sales of stock or securities convertible into common stock. We currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our common stock for any purpose, except pursuant to the terms of the Recapitalization and for the issuance of shares of common stock upon the exercise of outstanding or newly issued stock options. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock will be diluted.

      The Stock Purchase Agreement provides that we will take or cause to be taken all required action under our stock option plans to adjust the number of shares issuable pursuant to all outstanding options (number of shares to be divided by twenty) and the exercise prices (exercise prices to be multiplied by twenty) as a result of the reverse stock split, subject to adjustment as a result of the elimination of fractional shares.

      While we expect that the reduction in the outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will proportionately increase the market price of our common stock based on the reverse stock split ratio, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the reverse stock split becomes effective will be maintained for any period of time or the ratio of post- and pre-split shares will remain the same after the reverse stock split is effected, or the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization.

      The reverse stock split is likely to result in some shareholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.

      Assuming the reverse stock split is approved and the other conditions to the Recapitalization are satisfied, we expect that the reverse stock split will become effective at the time specified in the Certificate of Amendment on the date filed with the Michigan Department of Labor and Economic Growth, Bureau of Commercial Services - Corporation Division. Management currently expects the amendment and the reverse stock split would become effective shortly before the closing, if at all, under the Stock Purchase Agreement.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

      The following general description of the federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement (collectively, the "Code"), all of which are subject to change and any such change could apply retroactively. This discussion is for general information only and does not purport to deal with all aspects of federal income taxation that may be relevant to holders of our common stock and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, tax-exempt organizations, banks or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular federal, state, local and foreign tax consequences to them.

      We believe that the reverse stock split will constitute a tax-free recapitalization under the Code and that our shareholders should not recognize any gain or loss as a result of the reverse stock split. In addition, our shareholders should not recognize any gain or loss if they receive only common stock upon the reverse stock split. Although the issue is not free from doubt, receipt of an additional whole share of common stock received in lieu of the receipt of a fractional share should be treated in the same manner and the shareholder should recognize no gain or loss as a result of the reverse stock split. However, it is possible that the receipt of an additional share could be wholly or partially taxable. The shareholder should consult a tax advisor to determine which of these treatments will apply upon the receipt of a whole share of common stock in lieu of a fractional share of common stock.

      We further believe that a shareholder's aggregate basis in his, her or its post-split shares of common stock will equal his, her or its aggregate basis in the pre-split shares of common stock owned by that shareholder that are exchanged for the post-split shares of common stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro rata basis, however, if a shareholder has used the specific identification method to identify his, her or its basis in pre-split shares of common stock surrendered in the reverse stock split, the shareholder should consult a tax advisor to determine his, her or its basis in the post-split shares. The holding period of the post-split common stock received by a shareholder will generally include the shareholder's holding period for the shares of pre-split common stock with respect to which post-split shares of common stock are issued, provided that the shares of pre-split common stock were held as a capital asset on the date of the exchange.

      Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts and we have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. Accordingly, each shareholder should consult with such shareholder's own tax advisor with respect to all of the potential tax consequences to such shareholder of the reverse stock split.

NO DISSENTERS' RIGHTS

      Under the MBCA, our shareholders are not entitled to dissenter's rights with respect to the proposed amendment to our Restated Articles of Incorporation to effect the reverse stock split, and we will not independently provide shareholders with any such right.

                                  PROPOSAL 3 -
                   APPROVAL OF CHANGE IN NORTH COUNTRY'S NAME

      Our board has approved an amendment to our Restated Articles of Incorporation to change our name from North Country Financial Corporation to Mackinac Financial Corporation. The proposed amendment is included in the Certificate of Amendment attached as Appendix C. If our shareholders approve the proposed change of name, the implementation of the new name would occur, if at all, concurrently with the closing under the Stock Purchase Agreement.

      Pursuant to the terms of the Stock Purchase Agreement, it is a condition to the closing of the Recapitalization that our shareholders approve this proposed name change. We believe that the proposed name change will more accurately reflect our new proposed market area in Oakland County, Michigan, as well as our current locations in Michigan's Upper Peninsula and the northern portion of the Lower Peninsula. We further believe that the new name will symbolically represent our new start as a result of the Recapitalization and will help us compete more effectively in our established market areas.

      Our board of directors reserves the right to abandon the proposed amendment without further action by our shareholders at any time before filing with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services notwithstanding authorization of the proposed amendment by the shareholders. Our board of directors intends to abandon the proposed amendment if the closing under the Stock Purchase Agreement does not occur.

      To be approved by our shareholders, the amendment must receive the affirmative vote of a majority of our outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will not be deemed affirmative votes, and will have the same effect as a negative vote on the proposal. Those votes, however, will be counted in determining the number of shares of common stock present or represented by proxy in determining whether a quorum is present. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE AMENDMENT.

                                  PROPOSAL 4 -
                     AMENDMENT OF 2000 STOCK INCENTIVE PLAN

INTRODUCTION

      Our shareholders approved our 2000 Stock Incentive Plan at our annual meeting of shareholders in 2000. Under the 2000 Plan, our board is authorized to issue options to purchase up to 500,000 shares of our common stock. Our management estimates that as of the date of this proxy statement there are approximately 68,300 shares remaining under the 2000 Plan for which options can be granted.

      All options issued under the 2000 Plan must have an exercise price per share of not less than 100% of their fair market value, which is defined under the 2000 Plan as the closing price of our common stock as reported by Nasdaq on the date the option is granted. In addition, the 2000 Plan currently provides that no individual can receive in any year options under the 2000 Plan to purchase more than 50,000 shares of common stock.

      The Stock Purchase Agreement provides that upon completion of the Recapitalization there will be an "option pool" created under the 2000 Plan available for grants to officers, key employees and non-employee directors equal to 12.5% of the number of shares outstanding upon the closing of the Stock Purchase Agreement (approximately 301,670 post reverse stock split shares). On August 10, 2004, we entered into employment agreements with Paul D. Tobias and Eliot R. Stark which provide for Mr. Tobias' employment as our chief executive officer and

Mr. Stark's employment as our chief financial officer, effective upon the closing under the Stock Purchase Agreement. The employment agreements also provide that Mr. Tobias is to be granted options to purchase 35% (or approximately 105,595 post reverse stock split shares), and Mr. Stark 25% (or approximately 75,425 post reverse stock split shares), of the shares in the "option pool" at per share exercise prices equal the per share price paid by new investors under the Stock Purchase Agreement. The options granted to Mr. Tobias and Mr. Stark will be immediately exercisable and may be exercised until the ten year anniversary of grant. In addition, it is contemplated that options up to 15% (or approximately 45,250 post reverse stock split shares)of the "option pool" will be available for grants to non-employee directors and that the balance of the "option pool" will be available for future grants under the 2000 Plan to key employees after the Recapitalization.

      To accommodate the requirements of the Stock Purchase Agreement and the employment agreements with Mr. Tobias and Mr. Stark, and to provide for future options to key employees and non-employee directors, our board of directors has approved, and recommends to our shareholders for their approval, amendments to the 2000 Plan to:

      - Increase the number of shares available under the 2000 Plan by an additional number of shares equal to 12.5% of the total number of shares to be outstanding after the closing under the Stock Purchase Agreement (approximately 301,670 post reverse stock split shares).

      - Amend the 2000 Plan's definition of "fair market value" so that the options issued to Mr. Tobias and Mr. Stark, and any options issued to non-employee directors within three months following the Stock Purchase Agreement closing will have an exercise price equal to the per share price paid by new investors under the Stock Purchase Agreement (see page 35).

      - Eliminate the current limitation on the number of shares that can be granted to any individual in any year (currently 50,000 pre-reverse stock split shares).

      A copy of the proposed First Amendment to the 2000 Stock Incentive Plan is attached as Appendix D. Shareholder approval of the 2000 Plan amendments is required by the terms of the Stock Purchase Agreement, the 2000 Plan and the listing requirements of Nasdaq.

SUMMARY OF THE 2000 PLAN

      The following summary description of the 2000 Plan is qualified in its entirety by reference to the full text of the 2000 Plan, which is attached as an Exhibit to our 2000 proxy statement.

      The purpose of the 2000 Plan is to attract and retain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to our operations, and to reward them for making major contributions to our success.

      The 2000 Plan permits us to grant non-qualified stock options and incentive stock options as defined in Section 422 of the Code. No options may be granted under the 2000 Plan after February 15, 2010.

      The compensation committee administers the 2000 Plan, and it has full and exclusive power to interpret the 2000 Plan and to adopt rules, regulations and guidelines for carrying out the 2000 Plan.

      Under the 2000 Plan, current and prospective employees and non-employee directors who provide services to us and our subsidiaries and partnerships and other business ventures in which we have a significant equity interest are eligible to participate in the 2000 Plan.

      The 2000 Plan may be amended with the approval of our board, but certain amendments adversely affecting the rights of a participant under any existing option grant may not be made without obtaining the participant's written consent, and amendments increasing the number of shares of our common stock which may be granted under the 2000 Plan may not be made without obtaining shareholder approval.

      The exercise price for options granted under the 2000 Plan may be no less than 100% of the fair market value (as defined in the 2000 Plan) of our common stock on the date of grant. Options can be exercised during the periods specified in each award agreement and generally are exercisable in installments pursuant to a vesting schedule designated by our compensation committee. No option will remain exercisable later than 10 years after the date of grant.

FEDERAL INCOME TAX ASPECTS OF THE 2000 PLAN

      This is a brief summary of the federal income tax aspects of awards that may be made under the 2000 Plan based on existing US federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax, and various elections that may be applicable under certain circumstances.

      INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will not be a taxable event for the participant or for us. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock pursuant to the exercise of an incentive stock option will be taxed as long term capital gain if the participant holds our shares of common stock for at least two years after the date of grant and for one year after the date of exercise. We are not entitled to any business expense deduction with respect to the exercise of an incentive stock option. For the exercise of an option to qualify for the foregoing tax treatment, the participant must generally exercise the option while an employee or, if the participant has terminated employment, no later than three months after employment is terminated.

      If all the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of our common stock in an amount generally equal to the excess of the fair market value of our common stock at the time the option was exercised over the option exercise price, but not in excess of the gain realized on the sale. The balance of the realized gain if any, will be capital gain. We will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

      NON-QUALIFIED OPTIONS. The grant of a non-qualified stock option (that is, generally any stock option other than an incentive stock options) will not be a taxable event for the participant or us. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If we comply with the applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

OTHER MATTERS

      Our compensation committee has broad discretion to determine the type, terms and conditions and recipients of stock options granted under the 2000 Plan. With the exception of the options to be granted to Mr. Tobias and Mr. Stark as described above, it is not possible to determine the amount or specific terms of options that will be received by any non-employee director, officer or other employee of North Country under the 2000 Plan if the amendment is approved.

      On September 29, 2004, the closing price of our common stock as reported on Nasdaq was $1.00 per share.

APPROVAL OF 2000 PLAN PROPOSAL

      Approval of the proposal to amend the 2000 Plan will require the affirmative vote of a majority of the votes cast by the holders of our shares of common stock entitled to vote at the special meeting. Abstentions and broker non-votes will not count in regard to this proposal. These votes, however, will be counted in determining the number of shares of common stock present as represented by proxy in determining whether a quorum is present.

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE 2000 PLAN.

RESERVATION OF RIGHTS

      Our board of directors reserves the right to abandon the proposed amendment to the 2000 Stock Incentive Plan without further action by our shareholders if the closing under the Stock Purchase Agreement does not occur.

REMUNERATION OF DIRECTORS

      Since November, 2002, our directors have not received any compensation for their service as members of our board. The directors of North Country also serve on the board of directors of the Bank, for which they were paid an annual fee for 2003 of $1,200 and a fee of $1,000 per month. For 2004, the directors of the Bank are expected to receive an annual fee of $1,200, and a fee of $1,000 for each meeting that is held of the board of directors of the Bank. Attendance is not a requirement in order for the director to be paid the monthly fee.

      The 2000 Plan provides for the grant of options to eligible directors (i.e., nonemployee directors of North Country or the Bank) in addition to key employees. Options are granted at the discretion of the compensation committee of our board. The term of each option is 10 years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant. No options were granted to directors in 2003.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation received by executive officers for the three years ended December 31, 2003:

                                                                      LONG-TERM
                                                                     COMPENSATION
                                     ANNUAL COMPENSATION             ------------
                                     -------------------               NUMBER OF
        NAME AND                                           OTHER        OPTIONS         ALL OTHER
  PRINCIPAL POSITION       YEAR    SALARY     BONUS(1)   ANNUAL(2)      GRANTED      COMPENSATION(3)
---------------------      ----   ---------   --------   ---------   ------------    ---------------
C. James Bess              2003   $ 152,163   $ 10,000   $   5,000         -0-         $   21,104
  President and Chief
  Executive Officer
  of North Country
  and the Bank

John D. Lindroth           2003   $     -0-   $    -0-   $  13,200         -0-         $      -0-
  Interim Chief
  Executive Officer
  and Director of
  North Country and
  the Bank (4)

Sherry L. Littlejohn       2003   $ 116,357   $    -0-   $   5,200         -0-         $      452
  President and Chief      2002   $ 250,000   $    -0-   $   7,200         -0-         $    6,000
  Executive Officer        2001   $ 250,000   $    -0-   $   8,700      50,000         $   10,500
  of North Country
  and the Bank (5)

(1) Represents a one-time signing bonus for Mr. Bess.

(2) Represents director fees paid. Perquisites and other personal benefits (valued on the basis of incremental cost to North Country) did not exceed the lesser of $50,000 or 10% of the salary and bonus for any of the named executive officers for any year.

(3) The amounts shown include the taxable amount of group life insurance cost paid by North Country for Mr. Bess ($4,713) and Ms. Littlejohn ($452). Other compensation for Mr. Bess includes the amounts paid by North Country for housing and the taxable portion of the benefit of a corporate owned auto provided for Mr. Bess' use.

(4) Mr. Lindroth served as interim chief executive officer for the period of May 27, 2003, through August 1, 2003, at which time Mr. Bess assumed the chief executive officer position. The fees shown in the table ($13,200) represent director fees paid to Mr. Lindroth for the entire 2003 year. Mr. Lindroth received no compensation from North Country or the Bank for serving as interim chief executive officer.

(5) Ms. Littlejohn resigned from North Country and the Bank on May 21, 2003.

EMPLOYMENT AND CONSULTING AGREEMENTS

      C. JAMES BESS. Mr. Bess is a party to a two-year employment agreement with North Country dated August 1, 2003 which was amended May 18, 2004. Under the terms of the agreement, Mr. Bess is to receive a salary of $30,000 per month in base pay. Mr. Bess also received a one-time signing bonus of $10,000. Mr. Bess is also entitled to the use of a corporate owned auto and payment of all living expenses during the term of his employment.

      If we terminate Mr. Bess' employment for any reason other than cause, as defined in the agreement, or in the event of Mr. Bess' resignation for good reason, as defined in the agreement, he is entitled to receive the amount of his base pay and benefits (including a cash payment for any unused vacation) through the stated expiration date of the agreement, July 31, 2005.

      If during the term of the agreement or within one year following the termination date of the agreement, North Country engages in a change in control transaction as defined in the agreement, Mr. Bess' employment under the agreement will automatically terminate two months following the consummation of the change in control transaction and Mr. Bess shall receive: (i) the payments provided to Mr. Bess upon a termination without cause as set forth in the agreement, and (ii) two years of Mr. Bess' then base pay. In addition, if the Cease and Desist Order is lifted during the term of his agreement, Mr. Bess is entitled to a bonus equal to one-year's base salary. The Recapitalization and the anticipated removal of the Cease and Desist Order as part of the Recapitalization, will trigger these change in control and bonus payments and Mr. Bess will receive approximately $1,231,740 as a result, which includes the bonus payment to Mr. Bess related to the removal of the Cease and Desist Order. Mr. Bess has also entered into a new employment agreement in connection with the Recapitalization and this is described on page 62.

      RONALD G. FORD. We and our former Chairman and former director, Ronald G. Ford, entered into a chairman agreement as of April 12, 2002. Under the terms of the agreement, Mr. Ford agreed to serve as our and the Bank's non-executive chairman of the board of directors of each of North Country and the Bank for the period commencing May 1, 2002, and ending on April 30, 2003. The agreement expired on April 30, 2003. Mr. Ford resigned from our board of directors on September 3, 2004.

      Mr. Ford also has a consulting agreement with us which was amended and restated on December 21, 2001, and became effective on May 1, 2002. Pursuant to the consulting agreement, for a period of 10 years following his termination of employment other than by reason of death or disability, Mr. Ford agreed to consult with our and the Bank's executive officers and directors with respect to such matters as we may reasonably request. Mr. Ford must reside in our direct geographical service area during the 10-year consulting term. We agreed to pay Mr. Ford $7,000 per month for these services and to provide comprehensive medical and dental insurance benefits to him and his spouse and dependents on specified conditions. We also agreed to provide Mr. Ford with the use of an automobile, which was to be replaced with a new vehicle every 48 months. The consulting agreement contains various non-competition, non-solicitation, and confidentiality provisions restricting Mr. Ford's activities during the consulting term and for two years thereafter.

      Since October, 2001, we and the Bank have been required to obtain the prior approval of the FDIC to enter into certain compensation, severance, or indemnification agreements (a "golden parachute" as defined in applicable FDIC regulations) with any director, officer, employee, or controlling shareholder of the Bank or North Country, or certain other persons participating in the affairs of the Bank or North Country, or to make any payment under such an agreement to any such person. The chairman agreement was determined by the FDIC to be such a golden parachute agreement and was entered into by us without the prior approval of the FDIC. The consulting agreement was entered into by us after such prior approval requirement took effect and without the prior approval of the FDIC. During the regularly scheduled safety and soundness examination of the Bank by the FDIC and the OFIS which commenced in September, 2002, we and the Bank were directed by the FDIC and the OFIS to suspend cash payments to Mr. Ford under the chairman agreement. In addition, we simultaneously suspended cash payments for services to Mr. Ford under the consulting agreement, pending clarification of its status as a golden parachute agreement.

      Under the Cease and Desist Order, we and the Bank were directed to seek restitution from Mr. Ford of all amounts paid to him under the chairman agreement. In May, 2003, we made formal demand for restitution of such amounts from Mr. Ford. In September, 2003, Mr. Ford initiated an arbitration proceeding with the AAA against us seeking monetary damages for alleged breach by us of the chairman agreement and the consulting agreement. See "Litigation" on page 20.

      SHERRY L. LITTLEJOHN. We have an employment agreement, dated September 30, 2000, with Sherry L. Littlejohn, our former president and chief executive officer. The agreement was for a term of three years, with an automatic daily extension of its term unless thirty days' notice was given by either party to the other to discontinue the daily extensions. Ms. Littlejohn resigned as president and chief executive officer of North Country and the Bank, and as a director of North Country and the Bank, effective May 21, 2003, which ended any further extension of the agreement's term.

      Ms. Littlejohn's minimum annual salary under the employment agreement was $250,000, subject to at least annual review by our compensation committees. Ms. Littlejohn was entitled to participate in various bonus, long-term incentive, retirement, employee benefit and welfare plans available to our senior executives, received the use of a car with a retail value of up to $50,000 and four weeks of paid vacation.

      If Ms. Littlejohn terminated her employment for good reason (defined as the material breach by us of the employment agreement or the occurrence of certain events in anticipation, or upon the occurrence, of a change in control of us) or we terminated her employment without cause (as defined in the agreement), upon Ms. Littlejohn's execution and delivery of a release of all claims against us, the Bank, and their respective current and former shareholders, directors, officers, employees, and agents relating to or arising from her employment with us, she would receive 12 quarterly payments, each in an amount equal to 25% of her then annual base salary (or if the termination occurred after a change in control, the greater of her annual base salary before or after the change in control), and for three years following the termination date, she and her spouse and dependents would receive medical and dental benefits under our plans for active employees at our expense. If, after a change in control (as defined in our 2000 Stock Incentive Plan), Ms. Littlejohn terminated her employment for good reason or we terminated her employment without cause, she would receive the following benefits in addition to those noted above: outplacement services up to a maximum amount of 15% of her annual base salary (or if the termination occurred after a change in control, the greater of her annual base salary before or after the change in control), plus travel expense reimbursement for job search travel of up to $5,000; the same counseling services that may be available to our employees pursuant to the "Employee Assistance Program;" and a cash payment within 90 days of the end of each of the three (3) calendar years during which Ms. Littlejohn receives payments from us under the agreement in an amount equal to the amounts that we would have contributed to its qualified retirement plan and Supplemental Executive Retirement Plan on her behalf during each such calendar year if she had continued her employment for the three-year period commencing on the date of her termination of employment and had earned the annual base salary (or if the termination occurs after a change in control, the greater of her annual base salary before or after the change in control) and a bonus equal to the bonus earned by her for the fiscal year ending immediately prior to the year in which the change in control occurred.

      If Ms. Littlejohn's employment were terminated by us for cause, or by voluntary termination by her other than for good reason, she would receive her annual base salary and related benefits through the date of termination of her employment. If any payment to Ms. Littlejohn were subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code, we would pay additional amounts, to Ms. Littlejohn or to tax authorities such that the amount she received equaled the amount she would have received under the agreement if an excise tax were not imposed. The employment agreement also contained various non-competition, non-solicitation, and confidentiality provisions restricting Ms. Littlejohn's activities during her employment and for three years thereafter.

      On December 9, 2003, Ms. Littlejohn submitted a claim for additional compensation under her employment agreement. In January, 2004, the FDIC advised us that any payments under Ms. Littlejohn's employment agreement would require prior approval of the FDIC under the "golden parachute" provisions of the FDIC Regulations. We subsequently advised Ms. Littlejohn's counsel we will not make further payments under her employment agreement.

OPTION GRANTS IN LAST FISCAL YEAR

      Our 2000 Stock Incentive 2000 Plan, which we are asking our shareholders to amend, provides for the grant of options to our key employees as well as eligible directors. Options are granted at the discretion of our compensation committee. The term of each option is up to 10 years, subject to earlier termination in certain events, and the option price is 100% of fair market value on the date of grant.

      The following table provides information on options granted in 2003 to the executives listed in the Summary Compensation Table and the potential realizable value of the options

                                                                                                  Potential Realizable Value at
                         Number of                                                                   Assumed Annual Rates of Stock
                     Shares Underlying  Percent of Total Options                                   Appreciation of Option Term
                          Options         Granted to Employees    Exercise Price   Expiration     --------------------------------
                          Granted            in Fiscal Year          Per Share        Date             5%               10%
                    ------------------  ------------------------  --------------   ----------     ------------     ---------------
C. James Bess                -0-                    0%                     -                -                -                   -
John D. Lindroth             -0-                    0%                     -                -                -                   -
Sherry Littlejohn         50,000                  100%                $ 2.95          3/19/13(1)  $     92,762     $       235,077

(1) These same options had a scheduled expiration date of March 19, 2013, however they expired in 2003 as a result of Ms. Littlejohn's resignation.

AGGREGATE STOCK OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

      The following table provides information on the exercise of stock options during 2003 by the executives listed in the Summary Compensation Table and the value of unexercised options at December 31, 2003.

                                               Number of Shares              Value of Unexercised
                     Shares               Underlying     Unexercised             In-the-Money
                    Acquired                  Options at 12/31/03           Options at 12/31/03 (1)
                       on      Value      ---------------------------    ----------------------------
                    Exercise  Realized    Exercisable / Unexercisable    Exercisable /  Unexercisable
                    --------  --------    ---------------------------    ----------------------------
C. James Bess          -0-     $ -0-                -0-/-0-                       $-0- /$-0-

John D. Lindroth       -0-     $ -0-             18,600/18,600                    $-0- /$-0-

Sherry Littlejohn      -0-     $ -0-                -0-/-0-                       $-0- /$-0-

(1) Values are based on the difference between the last reported sale price of the Corporation's common stock on December 31, 2003 ($1.75), and the exercise prices of the options.

EQUITY COMPENSATION PLAN INFORMATION

                                                     (a)                      (b)                      (c)
                                                                                                    NUMBER OF
                                                  NUMBER OF                                    SECURITIES REMAINING
                                               SECURITIES TO BE             WEIGHTED-          AVAILABLE FOR FUTURE
                                                 ISSUED UPON              AVERAGE PRICE           ISSUANCE UNDER
                                                 EXERCISE OF             OF OUTSTANDING         EQUITY COMPENSATION
                                                 OUTSTANDING                OPTIONS,             PLANS (EXCLUDING
                                              OPTIONS, WARRANTS           WARRANTS AND         SECURITIES REFLECTED
              PLAN CATEGORY                     AND RIGHTS(1)               RIGHTS(b)            IN COLUMN (a)(2)
--------------------------------------        -----------------          --------------        --------------------
Equity compensation plans approved by
security holders                                   535,732                   $14.02                   372,238

Equity compensation plans not approved
by security holders                                      -                        -                         -
                                                   -------                   ------                   -------
                  Total                            535,732                   $14.02                   372,238
                                                   =======                   ======                   =======

(1) Number of shares and price have not been adjusted to the proposed reverse stock split.

(2) Of the equity securities listed in this column, 68,300 are shares issuable under the 2000 Stock Incentive Plan and 303,938 are shares issuable under the Stock Compensation Plan and the 1997 Directors Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

      In 2003, Stanley S. Gerou, II, Bernard A. Bouschor and John D. Lindroth served on the compensation committee. After our 2004 annual meeting of shareholders, Mr. Lindroth stepped down from the committee and Dennis B. Bittner replaced him.

      Mr. Lindroth is the owner of the insurance agency that we use for purchasing liability, property, casualty and automobile insurance. In 2003, Mr. Lindroth's agency earned $62,574 in commissions for insurance sold to us and our subsidiaries. For the period May 27, 2003, through August 1, 2003, Mr. Lindroth served as interim chief executive officer, however, he did not receive additional compensation for this position.

      Mr. Bouschor was a related party to a tax-exempt loan from the Bank, which bears interest at 5.5%. The principal balance at June 30, 2004 was $5,010,191.

                              SHAREHOLDER PROPOSALS

If the Recapitalization is completed, we expect to hold our 2005 annual meeting of shareholders in mid-May of 2005. A proposal submitted by a shareholder for our 2005 annual meeting must be sent to the Secretary of North Country, 130 South Cedar Street, Manistique, Michigan 49854, and must be received by us no later than December 20, 2004, to be eligible for inclusion in our proxy materials for our 2005 annual meeting. A shareholder proposal must be received 30 days prior to the meeting and comply with the other requirements in our bylaws and Restated Articles of Incorporation to be considered at the meeting. A shareholder who intends to present a proposal to our 2005 annual meeting of shareholders, other than pursuant to Rule 14-8 of the Exchange Act, must provide us with notice of such intention by at least March 8, 2005, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2005 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement.

                                     EXPERTS

      Our consolidated financial statements as of December 31, 2003, and 2002, and for each of the years in the three year period ended December 31, 2003, have been incorporated by reference herein from our Annual Report on Form 10-K in reliance upon the report of Plante & Moran, LLP and Wipfli Ullrich Bertelson LLP, independent certified public accountants, and upon the authority of said firms as experts in accounting and auditing. A representative of Plante & Moran is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions.

                                  OTHER MATTERS

      As of the date of this proxy statement, our board does not know of any other matter that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matters properly come before the special meeting or any adjournment or postponement of the special meeting and are voted upon, the enclosed proxy will be deemed to confer authority to vote for adjournment to solicit additional votes and discretionary authority on the individuals named as proxies to vote the shares represented by such proxy as to any such matters.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. The annual reports include our audited financial statements and the quarterly reports include our unaudited financial statements. You may read and copy any reports, statements or other information that we file at the SEC's public reference room, which is located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Shareholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Copies of such materials are also available from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC's internet web site at http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

      The following documents we filed with the SEC are incorporated by reference into this proxy statement:

      a) Our Annual Report on Form 10-K (file no. 000-20167) for the fiscal year ended December 31, 2003.

      b) Our Quarterly Report on Form 10-Q/A (file no. 000-20167) for the quarter ended June 30, 2004.

      We have included copies of these reports with the proxy statement. The Annual Report on Form 10-K is attached as Appendix E and the Form 10-Q/A is attached as Appendix F.

                                   APPENDIX A

                            STOCK PURCHASE AGREEMENT

                                  See attached.

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is executed and delivered as of August 10, 2004, by and between North Country Financial Corporation, a Michigan corporation registered as a bank holding company ("North Country"), and NCFC Recapitalization, LLC, a Michigan limited liability company ("NCFC Recapitalization"), individually and on behalf of the "Investors" that subscribe for shares of North Country common stock and become a party to this Agreement as contemplated in Section 2.1. Capitalized terms used in this Agreement and not otherwise defined have the respective meanings in Schedule 1.

                                  WITNESSETH:

      WHEREAS, the Bank is a wholly owned subsidiary of North Country; and

      WHEREAS, on March 26, 2003, the FDIC and OFIS, with the consent of the Bank, entered the Order under Federal and State banking laws. The Order identifies deficiencies in the Bank and requires the Bank and its directors to take specified steps to address the deficiencies; and

      WHEREAS, as part of its efforts to address certain of the issues identified in the Order, North Country began discussions with investment banking firms to determine the feasibility of recapitalizing North Country and also began discussions with regard to a sale of North Country; and

      WHEREAS, in connection with these matters, North Country and Mackinac Partners, LLC ("Mackinac Partners") entered into the Confidentiality Agreement and the Exclusivity Agreement; and

      WHEREAS, North Country and NCFC Recapitalization have been discussing the terms and conditions of a possible investment arrangement pursuant to which North Country would offer shares of common stock to prospective interested investors, North Country would be recapitalized (including redemption of North Country's outstanding trust preferred securities), the Boards of Directors of North Country and its Subsidiaries would be reconstituted, and North Country's and its Subsidiaries' names would be changed; and

      WHEREAS, NCFC Recapitalization has been organized for the purpose of entering into this Agreement and performing the obligations imposed on it by this Agreement; and

      WHEREAS, the parties are entering into this Agreement as part of North Country's efforts to address the requirements of the Order, including to provide to North Country capital and additional management resources, and to set forth the parties' representations, warranties, covenants and undertakings.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

               Article 1 Offering of Common Stock of North Country

1.1   Summary of Terms of the Offering. The Summary of Terms attached as
Schedule 2 sets forth certain of the terms of the Offering of North Country Shares by North Country to prospective Investors identified by the Placement Agents as contemplated by this Agreement.

1.2 Exempt Offering by North Country. The offer and sale of the North Country Shares to prospective Investors shall be made by North Country in accordance with the Offering Documents to be prepared by North Country and pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act, MUSA and all other state securities laws afforded by Rule 506 under Regulation D and other applicable exemptions under applicable state securities laws.

1.3 Definitive Subscription Documents. Any acquisition of North Country Shares by prospective Investors will only be made on the terms and conditions set forth in this Agreement and to be set forth in the Definitive Subscription Documents to be prepared, negotiated, executed and delivered by North Country and the Investors.

1.4 Placement Agents. North Country shall engage the Placement Agents to act as placement agents for North Country in respect of the Offering. The terms and conditions of the engagement of the Placement Agents by North Country shall be as set forth in one or more engagement agreements between the Placement Agents and North Country.

                           Article 2 Purchase and Sale

2.1   Procedure to Become an Investor.

      (a)   A Person desiring to become an Investor under this Agreement must
(i) qualify as an Accredited Investor, (ii) have received all Offering Documents, and (iii) complete, execute and deliver to a Placement Agent the Definitive Subscription Documents within the time specified in the Definitive Subscription Documents. All Definitive Subscription Documents submitted by a prospective Investor shall be irrevocable by the prospective Investor.

      (b) No Person shall become an "Investor" under this Agreement unless and until North Country shall have accepted the Person as an Investor as provided in the Definitive Subscription Documents. When so accepted by North Country, the Investor shall become a party to this Agreement as an Investor. North County shall give notice to each Person submitting Definitive Subscription Documents as to whether such Person has been accepted as an Investor under this Agreement not later than the earlier of the second Business Day after the Closing Deadline or the Closing Date.

2.2 Acceptance of the Subscriptions. The acceptance of Definitive Subscription Documents by North Country shall constitute the binding obligation by the Investor to subscribe for and purchase from North Country, and of North Country to issue and sell to the Investor, the North Country Shares indicated in the Definitive Subscription Documents, on the terms and subject to the conditions set forth in this Agreement and the Definitive Subscription Documents and subject to the proration provisions of the Definitive Subscription Documents if applicable.

                         Article 3 Pre-Closing Covenants

3.1   Certain Covenants of North Country.

      (a) Between the date of this Agreement and the Closing Date, North Country agrees to give to NCFC Recapitalization and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of North Country and its Subsidiaries at all reasonable times and to furnish and cause its Subsidiaries to furnish to NCFC Recapitalization, the investors and their respective agents and representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith and such other documents, records, or information with respect to the businesses and properties of North Country and its Subsidiaries as NCFC Recapitalization, any of the Investors or their respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (i) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (ii) shall not affect any of the representations and warranties hereunder.

      (b) Between the date of this Agreement and the Closing Date, and except as agreed to herein or otherwise permitted hereby, North Country agrees, on behalf of itself and each of its respective Subsidiaries:

            (i) That North Country and its Subsidiaries shall (A) except as contemplated in this Agreement conduct their business only in the ordinary course consistent with current practices, (B) maintain their books and records in accordance with current practices and (B) use all reasonable efforts to preserve intact their business organizations and assets, to maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates and to take no action that would (1) adversely affect the ability of any of them to obtain any Regulatory Approvals or which would reasonably be expected to hinder or delay receipt of such Regulatory Approvals or (2) adversely affect its ability to perform its obligations under this Agreement or any of the Definitive Subscription Documents;

            (ii) That North Country and its Subsidiaries shall comply with the Order, except for the Order's requirements with respect to additional capital since those requirements are being addressed by this Agreement.

            (iii) That North Country and its Subsidiaries shall not: (A) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, except for dividends or distributions by a wholly owned Subsidiary of North Country to North Country; (B) reacquire or buy any of its outstanding shares; (C) issue or sell any shares of capital stock of it or any of its Subsidiaries, except shares issued pursuant to exercise of stock options previously issued and identified in the Disclosure Schedule; (D) effect any stock split, stock dividend, reverse stock split or other reclassification or recapitalization of its common stock; or (E) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of it or any of its Subsidiaries or grant any stock appreciation or other rights with respect to shares of capital stock of it or of any of its Subsidiaries; or (F) take any action (including any action by its Board of Directors (or any committee thereof) to adjust in any way either the number of shares of North Country covered by any outstanding North Country Stock Options, or the exercise price of any of the options, whether pursuant to the terms of such Plans or otherwise.

            (iv) That North Country and its Subsidiaries shall not: (A) sell, dispose of or pledge any assets of it or of any of its Subsidiaries other than in the ordinary course of business consistent with current practices or to borrow funds consistent with the provisions hereinafter contained;
      (B) merge or consolidate it or any of its Subsidiaries into another entity or acquire any other entity, or acquire any significant assets; (C) sell or pledge or agree to sell or pledge or permit any lien to exist on any stock of any of its Subsidiaries owned by it; (D) change the articles of incorporation or certificate of incorporation, charter, bylaws or other governing instruments of it or any of its Subsidiaries; (E) engage in any lending activities other than in the ordinary course of business consistent with current practices; (F) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Subsidiary or make additional investments in subsidiaries; (G) except to hedge interest rate risk on certificates of deposits or mortgage servicing rights, or to hedge interest rate risk and/or credit risk on commitments to extend consumer credit secured by residential mortgage loans, engage in any off balance sheet interest rate swap arrangement, (H) engage in any activity as would cause any of its representation and warranties in this Agreement or in any of the Definitive Subscription Documents to not be correct or complete as if being made continuously through the Closing Date, (I) purchase any equity securities other than Federal Home Loan Bank stock or incur or assume any indebtedness except in the ordinary and usual course of business; (J) authorize capital expenditures other than in the ordinary and usual course of business; or (K) implement or adopt any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles; or (L) fail to maintain its loan and lease loss reserve at equal to or exceeding the greater of 4.0% of total loans or $10,000,000. The limitations contained in this Section 3.1(b) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 3.1(b).

            (v) That North Country and its Subsidiaries shall not: (A) grant any general increase in compensation or benefits to its employees or officers or pay any bonuses to its employees or officers except in accordance with policies in effect on the date hereof; (B) enter into, extend, renew, modify, amend or otherwise change any employment or severance agreements with any of its directors, officers or employees except as consistent with past practice; (C) grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors in such capacity; (D) establish or sponsor any new Employee Plan or Benefit Arrangement or effect any material change in its Employee Plans or Benefit Arrangements (unless such change is required by applicable law or, in the opinion of its counsel, is necessary to maintain continued qualification of any tax-qualified plan that provides for retirement benefits).

      (c) North Country agrees to use its Best Efforts to cause to be listed on the NASDAQ SmallCap Market, subject to official notice of issuance, the North Country Shares to be issued to the Investors as contemplated in this Agreement.

      (d) Each of the covenants of North Country contained in Section 3 of the Placement Agent Agreement are hereby incorporated by reference herein.

      (e) North Country shall take all required action so that it shall continue to be qualified to use Form S-3 for the registration statement to be filed by it as contemplated by the Registration Rights Agreement.

3.2   Covenants as to Regulatory Filings and Legal Conditions.

      (a) Each of the parties agrees to use its Best Efforts and to fully cooperate with the other in seeking all required Regulatory Approvals of this Agreement and the transactions contemplated by this Agreement (including the issuance and sale of the North Country Shares and a new branch in Oakland County, Michigan) and, without limiting the generality of the foregoing, to furnish to the other upon request all information as may be required for submission in connection with any required Regulatory Filings. Each party agrees to execute and deliver all required consents to all Regulatory Filings. Counsel for NCFC Recapitalization shall take the lead in the preparation of any Regulatory Filings with the FRB, FDIC and OFIS relating to the transactions contemplated by this Agreement. The Definitive Subscription Documents will contain similar covenants of the Investors executing the documents. North Country shall, as promptly as practicable under the circumstances, deliver to NCFC Recapitalization copies of all Regulatory Filings and other correspondence and documents submitted or received from any Regulatory Authority relating to the transactions contemplated by this Agreement or the Order and a written summary of any conversations or meetings with any Regulatory Authorities relating to the transactions contemplated by this Agreement or the Order (to the extent those conversations or meetings do not involve participation by a representative of NCFC Recapitalization).

      (b) Each party shall, and North Country shall cause its Subsidiaries to, use their Best Efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated by this Agreement and, subject to the Closing Conditions, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental authority and any other third party which is required to be obtained by it or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

3.3   North Country Disclosure Schedule and Changes.

      (a) North Country is delivering to NCFC Recapitalization the Disclosure Schedule contemporaneously with the execution and delivery of this Agreement. Each exception to a representation and warranty made by North County in this Agreement must be described in reasonable detail in the Disclosure Schedule and identify the Section of this Agreement to which the disclosure applies. The mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by North Country that the item represents a material exception or that the item is reasonably likely to have or result in a Material Adverse Effect on North Country.

      (b) North Country shall give prompt notice to NCFC Recapitalization as soon as practicable after it has knowledge of (i) the occurrence, or failure to occur, of any event which would cause North Country's representations or warranties contained in this Agreement to be incorrect or not complete in any material respect at any time from the date of this Agreement to the Closing Date (or if the representation and warranty were given continuously), or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by North Country under this Agreement. NCFC Recapitalization shall be entitled to exercise any right it may have to terminate this Agreement pursuant to Section 4.6 of this Agreement notwithstanding any disclosure set forth in any such notice.

3.4   North Country Shareholder Meeting.

      (a) North Country shall duly call and hold, in accordance with applicable state law, the Securities Exchange Act and the NASDAQ Rules, a meeting of its shareholders as soon as reasonably practicable for the purpose of obtaining all requisite North Country shareholder approvals required in connection with this Agreement and the transactions contemplated hereby (including the Shareholder Approval Items). North Country shall, through its Board of Directors, but subject to its fiduciary obligations as determined by its Board of Directors, recommend to its shareholders approval of the Shareholder Approval Items (and such recommendation shall be contained in the Proxy Statement) and use its Best Efforts to solicit proxies in favor of approval of the Shareholder Approval Items. In the event that prior to the approval of the Shareholder Approval Items by the North Country shareholders, the Board of Directors of North Country determines in good faith by resolution duly adopted that a Recommendation Event is required in order for the directors to comply with their respective fiduciary duties under Michigan law, the Board of Directors of North Country may undertake the Recommendation Event.

3.5   Offering Documents and Proxy Materials.

      (a) For purposes of the Offering, North Country shall use its Best Efforts to prepare as soon as possible and make available to the Placement Agents and NCFC Recapitalization the Offering Documents. The Offering Documents shall be in accordance with the terms and conditions of this Agreement and shall be in form and content to satisfy all applicable laws and regulations and the Order. The Offering Documents shall be submitted to the FDIC and OFIS as required by the Order prior to their dissemination by North Country.

      (b) For the purposes of soliciting proxies in connection with the North Country shareholder meeting pursuant to Section 3.4, North Country shall use its Best Efforts prepare and cause to be filed with the SEC a Schedule 14A including a preliminary proxy statement and associated materials meeting the requirements of the Securities Exchange Act as soon as possible and to prepare and cause to be filed with the SEC an amended Schedule 14A including a definitive proxy statement and associated materials meeting the requirements of the Securities Exchange Act as soon thereafter as practicable (the definitive proxy statement in the form mailed to North Country shareholders, together with all and any amendments and supplements thereto, is referred to as the "Proxy Statement"). The Proxy Statement, the related solicitation materials, and the solicitation by North Country of proxies for use at the North Country shareholder meeting referred to in Section 3.4 shall fully comply with all applicable requirements of state laws, the Securities Exchange Act and the NASDAQ Rules.

3.6   Exclusivity.

      (a) In consideration of the undertakings and agreements contained herein, North Country agrees that, so long as this Agreement is in effect, neither North Country nor any of its Subsidiaries nor any of the respective officers and directors of North Country or any of its Subsidiaries shall, and North Country will cause its employees, agents and representatives (including any investment banker, attorney, advisor or accountant retained by North Country or any of its subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making of any Acquisition Proposal, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person, entity or group relating to any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement any Acquisition Proposal, except as contemplated by this Agreement.

      (b) North Country will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons, entities or groups conducted heretofore with respect to any of the foregoing. North Country shall notify NCFC Recapitalization immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with North Country. NCFC Recapitalization acknowledges that North Country has agreements in place to sell three branch locations. Completion of these branch sale transactions will not in any way violate the terms of this Section or this Agreement.

      (c) Nothing contained in this Agreement shall prohibit North Country or its Board of Directors from making such disclosures to its shareholders as are required under applicable law or the NASDAQ Rules or from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act. Nothing contained in this Agreement shall prohibit the Board of Directors of North Country from either furnishing information to, or entering into discussions or negotiations with, any person, entity or group regarding any Acquisition Proposal, approving and recommending an Acquisition Proposal from any person, entity or group or being involved in a North Country Recommendation Event, if the Board of Directors of North Country determines in good faith that such action is appropriate in furtherance of the best interests of its shareholders. In connection with any such determination, (i) North Country shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person, entity or group, (ii) North Country shall disclose to NCFC Recapitalization that it is furnishing information to, or entering into discussions or negotiations with, such person, entity or group, which disclosure shall describe the terms thereof (but need not identify the person, entity or group making the offer), (iii) prior to furnishing such information to such person, entity or group, North Country shall enter into a written agreement with such person, entity or group which provides for, among other things, (A) the furnishing to North Country of information regarding such person, entity or group that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (B) the confidentiality of all non-public information furnished to such person, entity or group by North Country; and (C) procedures reasonably satisfactory to North Country that are designed to restrict or limit the provision of information regarding North Country that could be used to the competitive disadvantage of North Country, or in a manner that would be detrimental to the interests of its shareholders; (iv) North Country shall not furnish any non-public information regarding NCFC Recapitalization or any of the transactions contemplated hereby; and (v) North Country shall keep NCFC Recapitalization informed of the status of any such discussions or negotiations (provided that North Country shall not be required to disclose to NCFC Recapitalization confidential information concerning the business or operations of such person, entity or group).

3.7 Publicity. Between the date of this Agreement and the Closing Date, neither party nor in the case of North Country any of its Subsidiaries shall, without the prior approval of the other party (which approval shall not be unreasonably withheld), issue or make, or permit any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the transactions contemplated hereby, except as required by applicable law, the rules of the National Association of Securities Dealers, Inc. or the NASDAQ Rules. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to the transactions contemplated by this Agreement.

                           Article 4 Closing Matters.

4.1 Closing. The Closing of the transactions contemplated by this Agreement shall take place beginning at 10:00 a.m. (local time) on a date not later than the Closing Deadline and at a place specified by NCFC Recapitalization but not later than the fifth Business Day after the satisfaction or waiver of the Closing Conditions.

4.2 Extension of Closing Deadline. At any time prior to the Closing Deadline, NCFC Recapitalization or North Country may, in its discretion (without any obligation to do so) extend the Closing Deadline to a date selected by it, in the event that one or more of the Closing Conditions shall not have been satisfied, or if additional time is required to determine whether one or more of the Closing Conditions have been satisfied or to seek waivers by the Investors, but in no event may either NCFC Recapitalization or North Country extend the Closing Deadline beyond 11:59 p.m., local time, on December 31, 2004 without the consent of the other party. The party so extending the Closing Deadline shall give notice to the other party of any extension of the Closing Deadline as promptly as practicable after the extension (whether before or after the previous deadline).

4.3 Closing Conditions. Each Investor's obligation to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the Investors' Closing Conditions, any one or more of which may be waived in writing in whole or part by the Investors (including by NCFC Recapitalization as contemplated by Section 7.13). North Country's obligation to proceed with the Closing is subject to the further satisfaction on or prior to the Closing Date of all of the

North Country Closing Conditions, any one or more of which may be waived in writing in whole or part by North Country.

4.4 Best Efforts to Satisfy Closing Conditions. The parties shall use their respective Best Efforts to satisfy or cause to be satisfied the Closing Conditions within their control.

4.5 Determination of Number of North Country Shares to be Issued to the Investors at the Closing.

      (a) The number of North Country Shares to be issued to each of the Investors shall be determined pursuant to the proration and other provisions in the Definitive Subscription Documents. North Country shall duly issue and deliver, or cause to be duly issued and delivered, at the Closing, certificates for the North Country Shares to be issued at the Closing in such denominations and in such registered names as shall be required by the Definitive Subscription Documents.

      (b) The following shall be used to determine the total number of North Country Shares to be issued to the Investors, provided that the number of North Country Shares to be issued shall not be less than 39,775,195:

      First Step:     Add the Net Proceeds of the Offering to the Pre-Closing
                      Adjusted Equity.

      Second Step:    Divide the Pre-Closing Adjusted Equity by the result of
                      the First Step.

      Third Step:     Divide the Pre-Closing Outstanding Shares by the result of the Second Step. The result of this Third Step is the number of shares of common stock to be outstanding after the Closing.

      Fourth Step: Subtract the Pre-Closing Outstanding Shares from the result of the Third Step. The greater of 39,775,195 or the result determined in this Fourth Step shall be the total number of North Country Shares to be issued by North Country to the Investors at the Closing.

      (c) Not less than five (5) Business Days prior to the Closing Date, North Country shall cause the Accounting Firm to prepare (with the participation of North Country and NCFC Recapitalization) and deliver to North Country and NCFC Recapitalization a schedule setting forth computations of (i) the Pre-Closing Adjusted Equity and (ii) the number of North County Shares to be issued to the Investors pursuant to this Agreement (the "Closing Schedule") and the Accounting Firms certification that the Closing Schedule and such computations were prepared in accordance with this Agreement. The records necessary to prepare the Closing Schedule and the computations therein shall be furnished by North Country to the Accounting Firm and to NCFC Recapitalization.

      (d) NCFC Recapitalization (together with its advisors) shall have the right during the succeeding five (5) Business Day period, or such longer period as NCFC shall reasonably require by notice to North Country (the "Review Period"), to examine the Closing Schedule, and all information reasonably related thereto that may be requested by NCFC Recapitalization. Seller shall provide, and cause the Accounting Firm to provide, to NCFC Recapitalization and its advisors reasonable access to the work papers used to prepare the Closing Schedule. If NCFC Recapitalization disagrees with any of the computations on the Closing Schedule, it shall notify North Country (such notice, a "Notice of Disagreement") on or before the last day of the Review Period, setting forth a description of NCFC Recapitalization's objections.

      (e) In the event that NCFC Recapitalization does not provide a Notice of Disagreement on or before the last day of the Review Period or NCFC Recapitalization affirmatively notifies North Country that it does not disagree with the Closing Schedule, the Closing Schedule, and the computations set forth therein, shall be final, binding and conclusive for all purposes hereunder. In the event that a Notice of Disagreement is provided by NCFC Recapitalization, NCFC Recapitalization and North Country shall use Best Efforts for a period of five (5) Business Days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the Closing Schedule. The objections set forth in the Notice of Disagreement that are resolved by NCFC Recapitalization and North Country in accordance with this Section are referred to herein as the "Resolved Objections" and the Closing Schedule shall be adjusted to reflect any Resolved Objections.

      (f) If, at the end of such five (5) Business Day period (or longer agreed upon period), NCFC Recapitalization and North Country are unable to resolve all of the objections set forth in any Notice of Disagreement, NCFC Recapitalization may elect to either (i) terminate this Agreement pursuant to
Section 4.6(h) or (ii) to proceed with the Closing, and in that case the number of North Country Shares to be issued at the Closing shall be based on the Closing Schedule as adjusted to reflect the Resolved Objections and the remaining disagreements as to the Closing Schedule shall be resolved by the Second Accounting Firm as provided in Section 4.5(h) below.

      (g) In the event that NCFC Recapitalization shall elect to proceed with the Closing as provided in Section 4.5(f), NCFC Recapitalization and North Country shall jointly engage the Second Accounting Firm within ten (10) Business Days after the Closing to resolve any remaining objections in the Notice of Disagreement. NCFC Recapitalization and North Country shall submit the remaining objections in writing to the Second Accounting Firm within thirty (30) days after the Second Accounting Firm's engagement. The Second Accounting Firm, acting as experts and not as arbitrators, shall review the objections set forth in the Notice of Disagreement that are not Resolved Objections (collectively, the "Differences"). The Second Accounting Firm shall determine, within 45 days of the date on which such dispute is referred based on the requirements set forth in this Section 4.5, and only with respect to the Differences submitted to the Second Accounting Firm, whether and to what extent the Closing Schedule was prepared in accordance with this Agreement and what adjustments (if any) the Closing Schedule requires in order for it to comply with this Agreement. North Country shall pay the fees and expenses of the Second Accounting Firm. The accepted Closing Schedule pursuant to the first sentence of Section 4.5(e) or the finally determined Closing Schedule pursuant to Section 4.5(g) is referred to as the "Final Closing Schedule".

       (h) In the event that the finally determined Final Closing Schedule pursuant to Section 4.5(h), shows that additional North Country Shares are to be issued to the Investors, North Country shall duly issue and deliver, or cause to be duly issued and delivered, within five

(5) Business Days after receipt of the Final Closing Schedule, certificates for the additional North Country Shares in such denominations and in such registered names as shall be required by the Definitive Subscriptions Documents.

4.6 Termination. This Agreement may be terminated before the Closing Date as follows:

      (a)   By written agreement of NCFC Recapitalization and North Country.

      (b) By NCFC Recapitalization or any Investor (but in the case of an Investor as to that Investor only), by written notice to North Country in the event that, through no fault of NCFC Recapitalization, one or more of the Investors' Closing Conditions is not satisfied prior to the Closing Deadline or satisfaction of such condition is or becomes impossible.

      (c) By North Country by notice to NCFC Recapitalization, in the event that, through no fault of North Country, one or more of the North Country Closing Conditions is not satisfied prior to the Closing Deadline or satisfaction of such condition is or becomes impossible.

      (d) By NCFC Recapitalization by notice to North Country, if North Country shall have authorized, recommended or approved, or if North Country shall have entered into, an agreement or letter of intent with any person, entity or group, other than NCFC Recapitalization, to effect an Acquisition Proposal.

      (e) By NCFC Recapitalization by notice to North Country, after the occurrence of a Recommendation Event or Acquisition Event.

      (f) By North Country by notice to NCFC Recapitalization, after the occurrence of (i) a Recommendation Event or (ii) an Acquisition Event (provided North Country has not breached Section 3.6).

      (g) By either NCFC Recapitalization or North Country by notice to the other, if any approval of the shareholders of North Country as to any of the Shareholder Approval Items shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof.

      (h) At any time prior to the Closing, by North Country or NCFC Recapitalization, in the event that the Closing has not occurred by the Closing Deadline, except to the extent that the failure of the Closing to occur arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 4.6(h).

      (i)   By NCFC Recapitalization by notice to North Country pursuant to
Section 4.5(g).

4.7 Effect of Termination. In the event that this Agreement is terminated prior to the Closing pursuant to Section 4.6, this Agreement shall become null and void and of no further force and effect and no party shall have any liability to another party except only for such party's willful breach of this Agreement and except that Section 4.8 and Article 8 shall survive the termination.

4.8   Liquidated Damages; Termination Fee.

      (a) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, North Country shall, within ten (10) days after notice of the occurrence thereof by NCFC Recapitalization, pay to NCFC Recapitalization the sum equal to $1,500,000 plus reimbursement of the Specified Expenses not to exceed $250,000, if not previously paid pursuant to Section 4.8(b), (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of NCFC Recapitalization in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of Section 4.7): (i) NCFC Recapitalization shall terminate this Agreement pursuant to Section 4.6(d) or 4.6(e); (ii) North Country shall terminate this Agreement pursuant to Section 4.6(f); (iii) North Country fails to call and hold the meeting of its shareholders as contemplated in Section 3.4 of this Agreement; or (iv) any of the Investors' Conditions shall not have been satisfied as of the date of any termination of this Agreement pursuant to
Section 4.6 and there shall occur any Acquisition Event (whether or not pending on the effective date of termination of this Agreement) within twelve (12) months after the effective date of any such termination.

      (b) Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the Investors' Conditions set forth in
Section 2, 3, 7, 10, 13, 14, 15 or 20 of Part I of Schedule 3 shall not have been satisfied as of the date of any termination of this Agreement pursuant to
Section 4.6, North Country shall, within ten (10) days after the effective date of any such termination, pay to NCFC Recapitalization an amount equal to the Specified Expenses not to exceed $250,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of NCFC Recapitalization in the transactions contemplated in this agreement, is not a penalty or forfeiture, and will not affect the provisions of
Section 4.7 or 4.8(a)).

      (c) Upon the making and receipt of the payment(s) under this Section 4.8, North Country shall have no further obligation of any kind under this Agreement and neither NCFC Recapitalization nor any Investor shall have any further obligation of any kind under this Agreement, except in each case as provided under this Section 4.8 or Section 4.7.

                    Article 5 Representations and Warranties

5.1 Representations and Warranties of North Country. North Country represents and warrants to NCFC Recapitalization and each of the Investors that the statements contained in this Section 5.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section), except (i) as set forth in the North Country Disclosure Schedule and (ii) as to statements made on the Closing Date only, for any changes to the North Country Disclosure Schedule in accordance with Section 3.3(b).

      (a) Organization and Good Standing. North Country is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan; the Bank is a banking corporation organized, validly existing and in good standing under the laws of the State of Michigan; North Country Capital Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware; and each of North Country's other Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of North Country and each of its Subsidiaries has full power and authority to own its assets and properties and carry on its business as now being conducted. Each of North Country and each of its Subsidiaries is duly licensed and qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of properties and assets owned or leased by it makes such licensing or qualification necessary. North Country is duly registered as a bank holding company registered under the Bank Holding Company Act of 1956, as amended. All eligible accounts of each of its Subsidiaries that is a depositary institution are insured by the FDIC to the maximum extent permitted under applicable law.

      (b)   Power; Due Authorization; Enforceability.

                  (i) North Country has all requisite capacity, power and authority to execute and deliver this Agreement and the Definitive Subscription Documents and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by North Country in this Agreement and the Definitive Subscription Documents.

                  (ii) The execution, delivery and performance by North Country of this Agreement have been, and when the Definitive Subscription Documents are executed and delivered by North Country they will have been, duly authorized by all necessary actions on the part of North Country (including approval by North Country's Board of Directors). The Board of Directors of North Country has duly approved and authorized the this Agreement and each of the transactions contemplated by this Agreement, and has determined that this Agreement and the transactions contemplated by this Agreement are in the best interests of North Country and its Shareholders. This Agreement has been duly executed and delivered by North Country and constitutes, and when the Definitive Subscription Agreement have been executed and delivered by North Country they will have been duly executed and delivered and will constitute, North Country's legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

      (c) Consents and Approvals. No third Person or governmental authorization, consent, waiver, approval or license, nor any exemption of, or filing or registration with, or expiration of any waiting period of, any court or governmental agency of any jurisdiction is or will be necessary in connection with the execution, delivery or performance by North Country, except such authorizations, consents, waivers, approvals, licenses, exemptions, filings or registrations as have been obtained or made and waiting periods as have expired and except as contemplated in Part II of Schedule 3.

      (d) No Conflicts or Violations. The execution, delivery and performance by North Country of this Agreement do not and will not, and the execution, delivery and performance by North Country of the Definitive Subscription Documents will not: (i) conflict with or violate any provision of the Articles of Incorporation or Bylaws of North Country or any of its Subsidiaries; (ii) violate any provision of any law, statute, regulation, order or decree applicable to North Country or any of its Subsidiaries; (iii) violate the Order; (iv) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time or any combination thereof), accelerate or permit the acceleration of the performance required by, cause any "change in control" or similar payment to be made under, any contract, agreement or instrument to which North Country or any of its Subsidiaries is party or by which North Country or any of its Subsidiaries or the assets or properties owned or leased by any of them are bound or affected; or (iv) result in the creation or imposition of any encumbrance against or upon any of the assets of North Country or any of its Subsidiaries.

      (e) The Order. Except as set forth in Section 5.1(e) of the Disclosure Schedule, North Country, the Bank, their Boards of Directors and executive officers have fully complied with all provisions of the Order. The Order has not been amended or modified.

      (f) No Litigation. There are no claims, lawsuits, arbitrations or governmental investigations pending, or to the best knowledge of North Country, threatened against North Country or any of its Subsidiaries which would reasonably be expected to result in an order or decree restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

      (g) Authorized and Outstanding Capital Stock. The authorized capital stock of North Country consists of 18,500,000 shares, divided into two classes. One class consists of 500,000 shares of preferred stock, none of which is issued or outstanding, and the other class consists of 18,000,000 shares of common stock. As of the date of this Agreement, 7,019,152 shares of common stock of North Country are issued and outstanding and no shares of common stock of North Country were held in treasury. All of the issued and outstanding shares of common stock of North Country have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except pursuant to the terms of this Agreement, and except for the North Country Stock Option Plans and the North Country Stock Options, North Country does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of common stock of North Country or any other equity securities of North Country or any securities representing the right to purchase or otherwise receive any shares of common stock of North Country or any other equity securities of North Country. As of the date of this Agreement, no shares of common stock of North Country were subject to outstanding and unexercised options, warrants, or other rights to purchase shares of common stock of North Country, except for 535,732 shares reserved for issuance upon the exercise or vesting of North Country Stock Options issued pursuant to the North Country Stock Option Plans. Section 5.1(g) or the Disclosure Schedule contains a true and correct list of all outstanding North Country Stock Options, the holder of the options, the number of shares of common stock of North Country subject to the options, the vesting schedule of the options, and the exercise price per share of the options. Neither the number of the shares of North Country covered by any outstanding North Country Options, the exercise price of any outstanding North Country Options, nor any other term or provision of any North Country Options will be altered or in any way affected by the consummation of the transactions contemplated by this Agreement. Since June 30, 2004, North Country has not issued any shares of common stock of North Country or other equity securities of North Country, or any securities convertible into or exercisable for any North Country Shares or other equity securities of North Country, other than as contemplated by this Agreement or pursuant to the exercise of stock options issued under the North Country Stock Option Plans granted prior to the date of this Agreement. The outstanding shares of common stock of North Country are the only securities issued by North Country that are entitled to vote on the Shareholder Approval Items.

      (h) Preferred Share Purchase Rights. The Board of Directors has taken all required action so that (i) neither a "Share Acquisition Date" nor a "Distribution Date" (as those terms are defined in the Rights Agreement) shall occur as a result of this Agreement or any of the transactions contemplated by this Agreement, (ii) none of NCFC Recapitalization, any Investor or any Affiliate or Associate (as those terms are defined in the Rights Agreement) of any of them (or any group of any of them), shall be or become an "Acquiring Person" (as that term is defined in the Rights Agreement) as a result of this Agreement, any of the transactions contemplated by this Agreement, or any action taken by any of them (or any group of any of them) under or in connection with this Agreement or any of the transactions contemplated hereby, in each case regardless of the number of shares of common stock of North Country "Beneficially Owned" (as that term is defined in the Rights Agreement) by any of them or any group of any of them, and (iii) all outstanding Rights and the Rights Agreement shall expire and be terminated immediately prior to the Closing without any payment. No Person (as that term is defined in the Rights Agreement) has become an Acquiring Person and no Share Acquisition Date or Distribution Date has occurred.

      (i)   SEC Reports and Financial Statements; Regulatory Filings.

            (i) North Country has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2001. Section 5.1(i) of the Disclosure Schedule lists, and North Country has made available to NCFC Recapitalization, copies in the form filed with the SEC of (A) North Country's Annual Reports on Form 10-K for each fiscal year of North Country since December 31, 2000, (B) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of North Country since December 31, 2000, (C) all proxy statements relating to North Country's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since December 31, 2000, (D) all certifications and statements required by (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to in clause (A) or (B) of this sentence,
      (E) all other forms, reports and registration statements (other than preliminary materials if the corresponding definitive materials have been provided to NCFC Recapitalization pursuant to this Section 5.1(h)) filed by North Country with the SEC since December 31, 2000 (the items described in (A), (B), (C), (D) and (E) of this sentence, together with any and all amendments thereto, are, collectively, the "SEC Reports"), and (F) all comment letters received by North Country from the Staff of the SEC since December 31, 2000 and all responses to such comment letters.

            (ii) The SEC Reports (A) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and (B) did not at the time they were filed with the SEC, or if thereafter amended, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of North Country is or has been required to file any form, report, registration statement or other document with the SEC. To the Knowledge of North Country, each director and executive officer of North Country has filed with the SEC on a timely basis all statements required by Section 16(a) of the Securities Exchange Act since December 31, 2000, except as otherwise disclosed in a SEC Report. As used in this Section 5.1(i), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

            (iii) North Country has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (A) are designed to ensure that material information relating to North Country and its Subsidiaries is made known to North Country's chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which North Country's reports and filings under the Securities Exchange Act are being prepared, (B) have been evaluated for effectiveness as of the end of the most recent annual period reported to the SEC, and (C) are effective to perform the functions for which they were established. Neither the auditors of North Country nor the Audit Committee of the Board of Directors of North Country has been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act) of North Country that have materially affected North Country's internal control over financial reporting; or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of North Country.

            (iv) Since July 31, 2002, each SEC Report was accompanied by the certifications of North Country's chief executive officer and chief financial officer to the extent required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, and North Country hereby reaffirms, represents and warrants to NCFC Recapitalization and each Investor, the matters and statements made in such certifications.

            (v) The financial statements of North Country and its Subsidiaries included in the SEC Reports (including the related notes) complied as to form, as of their respective dates of filing with the SEC (or if amended, as of the date of such amendment), in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including Regulation S-X), were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis ("GAAP") during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and fairly present the consolidated financial condition of North Country and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

            (vi) To the best knowledge of North Country, Plante & Moran, PLLC, which has expressed its opinion with respect to the financial statements of North Country and its Subsidiaries included in SEC Reports (including the related notes), is and has been throughout the periods covered by such financial statements (A) "independent" with respect to North Country within the meaning of Regulation S-X, and is (B) a registered public accounting firm as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 and (C) in compliance with subsections (g) through (l) of Section 10A of the Securities Exchange Act and the Public Company Accounting Oversight Board. Section 5.1(i) of the Disclosure Schedule lists all non-audit services performed by Plante & Moran, PLLC for North Country and each Subsidiary since December 31, 2000.

            (vii) North Country has made available to NCFC Recapitalization copies of the documentation creating or governing all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K of the SEC) effected by NCFC or its Subsidiaries since December 31, 2000.

            (viii) North Country and each Subsidiary maintains proper and adequate internal controls over financial reporting which provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP and to maintain accountability for its assets; and
      (iii) access to material assets is permitted only in accordance with management's general or specific authorization.

            (ix) Since January 1, 2001, North Country and its Subsidiaries, including the Bank, have filed all reports, registrations and financial and other statements, together with any amendments required to be made with respect thereto, that were required to be filed with any Regulatory Authority (collectively, the "Filings"). North Country has provided NCFC Recapitalization with copies of all Filings, together with copies of all orders or other administrative actions taken in connection with such Filings. As of their respective dates, each of the Filings (i) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy), and (ii) complied in all material respects with the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which it was filed. No such Filing contains any untrue statement of a material fact or omitted to state a material fact requires to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any Filing that was intended to present the financial position of the entity or entities to which it related fairly presented such financial position in accordance with generally accepted accounting principles or applicable banking regulations consistently applied, except as stated therein.

            (x) North Country is qualified to use Form S-3 for the registration statement to be filed by it as contemplated by the Registration Rights Agreement.

      (j)   Compliance with Laws and NASDAQ Rules.

            (i) Except as set forth in Section 5.1(j) of the Disclosure Schedule, North Country and each of its Subsidiaries are in compliance in all material respects with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to their respective operations or businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Owners' Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination. Except as set forth in Section 5.1(j) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries has received notice from any federal, state or local government or governmental or regulatory agency or body of any material violation of, and does not know of any material violations of, any of the above.

            (ii) North Country and each of its Subsidiaries have all permits, licenses, certificates of authority, franchises, orders and approvals of, and have made all filings, applications and registrations with, all federal, state, local and foreign government or governmental or regulatory agency or body that are required in order to permit them to carry on their respective businesses as they are presently being conducted.

            (iii) Other than the Order, North Country and each of its Subsidiaries have not received any notification or communication from any government or governmental or regulatory agency or body or the staff thereof, since January 1, 2001 or, whether or not received since that date, that remain outstanding and not fully resolved (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such government or governmental or regulatory agency or body administers or enforces; (B) threatening to revoke any license, franchise, permit or authorization; or (C) threatening or contemplating any enforcement action by or supervisory or other written agreement with a state or federal banking regulator, or any revocation or limitation of, or action which would have the effect of revoking or limiting, the FDIC deposit insurance of any Subsidiary (nor, to the knowledge of its executive officers, do any grounds for any of the foregoing exist).

            (iv) Other than the Order, neither North Country nor any Subsidiary of North Country is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding currently in effect with, or is a party to any commitment letter or similar undertaking currently in effect to, or is subject to any order or directive by, or is currently subject to any supervisory letter from, or has adopted any board resolutions at the request of any Regulatory Authority currently in effect nor has North Country or any of its Subsidiaries been advised in writing by any Regulatory Authority that it is considering issuing or requesting any of the foregoing.

            (v) There is no pending or, to the best knowledge of North Country, threatened (in writing), charge by any Regulatory Authority that North Country or any Subsidiary has violated any applicable laws, rules or regulations, nor, to the best knowledge of North Country, any pending or threatened investigation by any Regulatory Authority with respect to possible material violations of any applicable laws, rules or regulations.

            (vi) There are no contracts, real estate leases, loans, guarantees or other arrangements or transactions of any nature between North Country or any Subsidiary or North Country, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. North Country has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of North Country or any Subsidiary or North Country in violation of Section 13(k)(1) of the Securities Exchange Act. Section 5.1(j)(vi) of the Disclosure Schedule identifies each loan or extension of credit currently maintained by North Country or any Subsidiary of North Country to which the second sentence of Section 13(k)(1) of the Securities Exchange Act applies.

            (vii) North Country is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has implemented such programs and has taken reasonable steps to be in a position to comply with the requirements, upon effectiveness, of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

            (viii) None of North Country, any of the North Country Subsidiaries, any of their respective current directors or officers, or, to the best knowledge of North Country, any of their respective former officers or directors or current or former employees, agents or representatives has, since December 31, 2000: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of North Country or any North Country Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the best knowledge of North Country: (x) no director or officer of North Country or any North Country Subsidiary has engaged in any "insider trading" in violation of applicable law with respect to any security issued by North Country or any North Country Subsidiary; and (y) no director or officer of North Country has made any false certifications or statements under (i) the SEC's Order dated June 27, 2002 pursuant to
      Section 21(a)(1) of the Securities Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Securities Exchange Act or (iii) 18 U.S.C.
      Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any SEC Report.

            (iv) North Country is in compliance with all applicable NASDAQ Rules, including all listing and corporate governance requirements.

      (k) North Country Shares to be Issued. When issued in accordance with this Agreement and the Definitive Subscription Documents, the North Country Shares to be so issued will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or Encumbrances.

      (l) Registration Exemptions. The offering and sale of the North Country Shares to the Investors contemplated by this Agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act, MUSA and all other applicable state securities laws.

      (m) Proxy Statement. At the time the Proxy Statement is mailed to the shareholders of North Country for the solicitation of proxies for the Shareholder Approval Items and at all times after such mailings up to and including the times of such approvals, such Proxy Statement (including any supplements thereto) will (i) comply in all material respects with applicable provisions of the Exchange Act and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

      (n) Offering Documents. At the time the Offering Documents are delivered to prospective Investors and at all times after that time to and including the Closing Date, such Offering Documents (including any supplements thereto) will
(i) comply in all material respects with applicable provisions of the Securities Act and applicable securities laws of all other applicable jurisdictions and
(ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

      (o) State Takeover Laws; Supermajority Voting Provisions. The Board of Directors of North Country has duly approved the transactions contemplated by this Agreement and has adopted irrevocable resolutions approving and exempting from Section 780 of the MBCA, and any supermajority voting provision contained in the Articles of Incorporation or Bylaws of North Country, the transactions contemplated by this Agreement and any existing or future business combination with NCFC Recapitalization or any Investor, and any of their respective existing or future Affiliates, and any group of any of them, and taken such further action as maybe required so that Chapter 7A of the MBCA and any other provisions of any state "business combination" or "takeover" law applicable to North Country, or supermajority voting provision contained in the Articles of Incorporation or Bylaws of North Country, will not apply to this Agreement, any of the transactions contemplated by this Agreement, or any such existing or future business combination. The bylaws of North Country have been duly amended to provide that Chapter 7B of the MBCA does not apply to control share acquisitions of shares of North Country and, accordingly, Chapter 7B of the MBCA will not apply to this Agreement or any of the transactions contemplated by this Agreement.

      (p) No Preemptive or Dissenters' Rights. No shareholder of North Country has any pre-emptive rights or any right to dissent and obtain payment for his or her shares of North Country under any agreement or under applicable law with respect to, or as a result of, the transactions contemplated by this Agreement.

      (q) No Broker Fees. Except for Austin Associates, LLC in accordance with its amended engagement letter (a copy of which is included in Section 5.1(q) of the Disclosure Schedule), and except for the Placement Agents in accordance with their engagement letters (copies of which are also included in Section 5.1(q) of the Disclosure Schedule) and in this

Agreement, no agent, broker, investment banker, person or firm acting on behalf or under authority of North Country or any of its Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from North Country or any of its Subsidiaries in connection with the transactions contemplated by this Agreement,

      (r) Regulatory Approvals. North Country know of no reason why any of the Regulatory Approvals should not be obtained without the imposition of any Burdensome Condition on a timely basis.

      (s)   Corporate Affairs.

            (i) North Country has made available to NCFC Recapitalization correct and complete copies of the Articles of Incorporation and Bylaws of North Country and each of its Subsidiaries (as amended to date). North Country has made available to NCFC Recapitalization all of the minute books containing the records of the meetings of the shareholders, the board of directors and any committee of the board of directors of North Country and each Subsidiary since January 1, 2001. The minute books of North Country and its Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors (including each committee thereof) and shareholders. North Country has made available to NCFC Recapitalization all of the stock ledgers of North Country and its Subsidiaries.

            (ii) The minute books and the stock ledgers of North Country accurately and completely list and describe all issuances, transfers of record and cancellations of shares of capital stock of North Country. The minute books and stock ledgers of each Subsidiary accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of the Subsidiary.

      (t) Ownership of Subsidiaries. All outstanding shares or ownership interests of North Country's Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by North Country or one of its Subsidiaries free and clear of any Encumbrance. There are no options, convertible securities, warrants or other rights (preemptive or otherwise) to purchase or acquire any capital stock or ownership interests of any of North Country's Subsidiaries and no contracts to which North Country or any of its Subsidiaries is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock or ownership interests of any of its Subsidiaries. Neither North Country nor any of its Subsidiaries owns more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary or as otherwise set forth in Section 5.1(t) of the Disclosure Schedule.

      (u)   Absence of Changes.

            (i) Since December 31, 2003, except as set forth in Section 5.1(u) of the Disclosure Schedule, and except as disclosed in the SEC Reports of North Country and Regulatory Filings that were filed prior to the date of this Agreement and are identified in Section 5.1(u) of the Disclosure Schedule, there has been no Material Adverse Effect.

      There is no occurrence, event or development of any nature existing or, to its best knowledge, threatened which may reasonably be expected to have a Material Adverse Effect.

            (ii) Except as set forth in North Country's Regulatory Filings filed after December 31, 2001 and before the date of this Agreement, since December 31, 2001, each of it and its Subsidiaries has owned and operated its respective assets, properties and businesses in the ordinary course and consistent with past practice.

            (iii) Since December 31, 2003, except as set forth in Section 5.1(u)(iii) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2003, or (B) granted any severance or termination pay or entered into any contract to make or grant any severance or termination pay, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in its reasonable judgment, is likely, either individually or in the aggregate, to have a Material Adverse Effect, or (iii) taken or allowed to occur any of the actions described in Section 3.1(b).

      (v) Litigation and Other Proceedings. Except as set forth in Section 5.1(v) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries is a defendant in, nor is any of its property subject to, any pending or, to its best knowledge, threatened claim, action, suit, investigation or proceeding or subject to any order, judgment or decree, except for the Order. Except as set forth in Section 5.1(v) of the Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon it, any of its Subsidiaries or the assets of it or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on it, except for the Order.

      (w) Trust Activities. None of North Country's Subsidiaries performs any personal trust, corporate trust and other fiduciary activities other than as custodian for individual retirement accounts.

      (x)   Employment Arrangements.

            (i) All employees of North Country and its Subsidiaries are employees-at-will, may be terminated at any time for any lawful reason or no reason and have no entitlement to employment by virtue of any oral or written contract, employer policy, or otherwise, except for any employees, individually or in the aggregate, the termination of whom without cause would not impose any material liability on it or its Subsidiaries or require any material payments by it or any of its Subsidiaries. Except as set forth in Section 5.1(x) of the Disclosure Schedule, there are no agreements, plans or other arrangements with respect to employment, severance or other benefits with any current or former directors, officers or employees of North Country or any of its Subsidiaries which may not be terminated without penalty or expense (including any augmentation or acceleration of benefits) on 30 days' or less notice to any such person. Except as set forth in Section

      5.1(x) of the Disclosure Schedule, no payments and benefits (including any augmentation or acceleration of benefits) to current or former directors, officers or employees of North Country or any of its Subsidiaries resulting from the transactions contemplated hereby or the termination of such person's service or employment within two years after the Closing Date will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to North Country or any of its Subsidiaries pursuant to Section 162, Section 280G, or any other section of the Code; and (iv) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) constitute a stated "triggering event" under any "Employee Plan" (as defined in Section 5.1(y) below) or "Benefit Arrangement" (as defined in
      Section 5.1(y) below) of North Country or any of its Subsidiaries that will result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer, shareholder, or employee of North Country or any of its Subsidiaries, or any dependent or affiliate of any of the foregoing, from North Country or any of its Subsidiaries under any Employee Plan or Benefit Arrangement of North Country or any of its Subsidiaries or otherwise, (B) materially increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement of North Country or any of its Subsidiaries or (C) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

            (ii) Neither North Country nor any of its Subsidiaries is a party to any collective bargaining agreement or labor union contract. To the best knowledge of North Country, (i) no grievance procedure, arbitration proceeding or other labor controversy is pending against it or any of its Subsidiaries under any collective bargaining agreement or otherwise, (ii) North Country and each of its Subsidiaries has complied in all material respects with all laws relating to the employment of labor, including any provision thereof relating to wages, hours, equal employment, safety, collective bargaining and the payment of social security and similar taxes and neither North Country nor any of its Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, and (iii) there is no unfair labor practice or similar complaint against North Country or any of its Subsidiaries pending before the National Labor Relations Board or similar authority, or any strike, dispute, slowdown, work stoppage or lockout pending or threatened against North Country or any of its Subsidiaries or any complaint pending before the Equal Employment Opportunity Commission or any comparable federal, state or local fair employment practices agency and none has existed during the past three years that was not dismissed without liability on the part of North Country or any of its Subsidiaries.

      (y)   Employee Benefits.

            (i) None of North Country, or any of its Subsidiaries, or any trade or business, whether or not incorporated, required to be treated as a "single employer" (within the meaning of Section 4001 of the Employment Retirement Income Security Act of 1974 ("ERISA")) with it under Section 414(b) or (c) of the Code (an "ERISA Affiliate"), maintains any funded deferred compensation plans (including profit sharing, pension, retirement savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of ERISA, other than any plans

      ("Employee Plans") set forth in Section 5.1(y) of the Disclosure Schedule (true and correct copies of which it has delivered to NCFC Recapitalization). None of the Employee Plans of North Country or any of its Subsidiaries is, and none of North Country, or any of its Subsidiaries, or any ERISA Affiliate has ever sponsored, participated in, or contributed to, a "multi-employer plan" as defined in Section 3(37) of ERISA, or a "multiple employer plan" as covered in Section 413(c) of the Code or any plan which is subject to Title IV of ERISA or Section 412 of the Code. Neither North Country nor any of its Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and it is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 5.1(y) of the Disclosure Schedule, neither North Country nor any of its Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, employee stock ownership, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). There are no restrictions on the rights of North Country or any of its Subsidiaries or any ERISA Affiliate to amend or terminate any of the Employee Plans or Benefit Arrangements without incurring any liability thereunder except for any such restrictions described in Section 5.1(y)(i) of the Disclosure Schedule.

            (ii) With respect to all Employee Plans and Benefit Arrangements, North Country and each of its Subsidiaries are in substantial compliance with the requirements prescribed by any and all statutes, governmental or court orders or rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such Employee Plans or Benefit Arrangements. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by it or any of its Subsidiaries which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under
      Section 4975 of the Code; no Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Internal Revenue Code, or both, has incurred any "accumulated funding deficiency," as defined in
      Section 412 of the Code, whether or not waived; neither North Country nor any of its Subsidiaries has failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Neither North Country nor any of its Subsidiaries has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of North Country or any of its Subsidiaries at or after the Closing.

      (z) Information Furnished. No statement contained in any Regulatory Filing, schedule, certificate or other document furnished (whether before, on or after the date of this

Agreement) or to be furnished in writing by or on behalf of North Country or any of its Subsidiaries pursuant to this Agreement contains or will contain any untrue statement of a material fact or any omit to state any material fact necessary in order to make the statements and information contained therein not misleading in light of the circumstances under which such statements were made.

      (aa) Property and Assets. Either North Country or one of its Subsidiaries is the sole and absolute owner of all of the assets (real and personal, tangible and intangible) reflected in the financial statements referred to in Section 5.1(i) or acquired subsequent thereto (other than assets which are leased under leases capitalized in accordance with generally accepted accounting principles and assets which have been disposed of since the date of such financial statements). North Country and its Subsidiaries have good and marketable title to all such assets free and clear of any and all Encumbrances. No Person has any written or oral agreement, option, understanding, or commitment, or any right or privilege capable of becoming an agreement, for the purchase from North Country or any of its Subsidiaries of any of the material assets owned or leased by any of them. North Country and its Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property or personal property under which they are the lessee; all of such leases are valid and binding and in full force and effect, and neither North Country nor any of its Subsidiaries is in default in any material respect under any such lease. Except as set forth in Section 5.1(aa) of the Disclosure Schedule, no default will arise under any material real property, material personal property lease or material intellectual property license by reason of the consummation of the transactions contemplated by this Agreement without the lessor's or licensor's consent. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting any of the real properties or material personal property of it and its Subsidiaries since December 31, 2003. All fixed assets material to North Country's or any of its Subsidiaries' respective business and currently used by it or any of its Subsidiaries are, in all material respects, in good operating condition and repair.

      (bb) Agreements and Instruments. Except for the Order, except as set forth in Section 5.1(bb) of the Disclosure Schedule or except as set forth in, or incorporated by reference into, its SEC Reports filed after December 31, 2003 and before the date of this Agreement, neither North Country nor any of its Subsidiaries is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by North Country or any of its Subsidiaries or the guarantee by it or of its Subsidiaries of any such obligation, (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between North Country or any of its Subsidiaries and any director or officer of it or any of its Subsidiaries or any affiliate or member of the immediate family of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which North Country or any of its Subsidiaries is a party, (e) any agreements between North Country or any of its Subsidiaries and any 5% or more shareholder of North Country and (f) any agreements, directives, orders or similar arrangements between or involving North Country or any of its Subsidiaries and any Regulatory Authority.

      (cc) Material Contract Defaults. Neither North Country nor any of its Subsidiaries nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which North Country or any Subsidiary of North Country is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, which default is reasonably expected to have either individually or in the aggregate a Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

      (dd)  Tax Matters.

            (i) North Country and each of its Subsidiaries have duly and properly filed all federal, state, local and other tax returns and reports required to be filed by them and have made timely payments of all taxes shown thereon to be due and payable, whether disputed or not; and there is no agreement by North Country or any of its Subsidiaries for the extension of time for the assessment or payment of any taxes payable. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge or North Country, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is North Country aware of any basis for any such assertion or claim. North Country and each of its Subsidiaries have complied in all material respects with applicable Internal Revenue Service backup withholding requirements. North Country and each of its Subsidiaries have complied with all applicable state law tax collection and reporting requirements.

            (ii) Adequate provision for any unpaid federal, state, local or foreign taxes due or to become due from North Country or any of its Subsidiaries for all periods through and including March 31, 2004 has been made and is reflected in its March 31, 2004 financial statements referred to in Section 5.1(i) and has been or will be made with respect to periods ending after March 31, 2004.

      (ee)  Environmental Matters.

            (i) To the best knowledge of North Country, neither North Country nor any of its Subsidiaries owns, leases, or otherwise controls any property affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos which requires removal or encapsulation. Neither North Country nor any of its Subsidiaries is aware of, nor has it or any of its Subsidiaries received written notice from any governmental or regulatory body of, any past, present or future conditions, activities, practices or incidents which may interfere with or prevent compliance or continued compliance with hazardous substance or other environmental laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, suit, proceeding, hearing, investigation or remediation activity based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to its knowledge, threatened against North Country or any of its Subsidiaries relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder. There is no reasonable basis for any such claim, action, suit, proceeding, hearing, investigation or remediation activity that would impose any material liability on North Country or any of its Subsidiaries.

            (ii) To North Country's best knowledge, none of its "Loan Portfolio Properties, Trust Properties and Other Properties" (as defined in this Section) is in violation of or has any liability absolute or contingent, under any environmental laws or regulation. There are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to any of its Loan Portfolio Properties, Trust Properties and Other Properties (including any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liability under or violation of environmental laws or regulation), which would impose a liability upon North Country or its Subsidiaries pursuant to any environmental laws or regulation. "Loan Portfolio Properties, Trust Properties and Other Properties" means, with respect to North Country and its Subsidiaries, any real property, interest in real property, improvements, appurtenances, rights and personal property attendant thereto, which is owned, leased as a landlord or a tenant, licensed as a licensor or licensee, managed or operated or upon which is held a mortgage, deed of trust, deed to secure debt or other security interest by it or any of its Subsidiaries whether directly, as an agent, as trustee or other fiduciary or otherwise.

      (ff)  Loan Portfolio; Portfolio Management.

            (i) All evidences of indebtedness reflected as assets in its financial statements at December 31, 2003 referred to in Section 5.1(i), or originated or acquired since such date, are (except with respect to those assets which are no longer assets of it or any of its Subsidiaries) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except as to the availability of equitable remedies, including specific performance, which are subject to the discretion of the court before which a proceeding is brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses or offsets which have been threatened or asserted against it or any Subsidiary, except as set forth in Section 5.1(ff) of the Disclosure Schedule. All such indebtedness which is secured by an interest in real property is secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All such indebtedness which is secured by an interest in personal property is secured by a valid and perfected security interest having the priority specified in the loan documents. All loans originated, directly or indirectly, or purchased by North Country or any of its Subsidiaries were at the time entered into and at all times owned by North Country or its Subsidiaries in compliance in all material respects with all applicable laws and regulations (including all consumer protection laws and regulations). North Country and its Subsidiaries (as applicable) administer their loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of North Country and any of its Subsidiaries (as applicable) regarding all loans outstanding on its books are accurate in all material respects.

            (ii) Section 5.1(ff) of the Disclosure Schedule sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of it and its Subsidiaries that have been adversely designated, criticized or classified by it as of March 31, 2004, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any governmental or regulatory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by North Country or any of its Subsidiaries before the date hereof.

      (gg)  Real Estate Loans; Investments.

            (i) Except for properties acquired in settlement of loans, there are no facts, circumstances or contingencies known to North Country which exist and would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of it or any of its Subsidiaries (either individually or in the aggregate with other loans and investments).

            (ii) North Country and its Subsidiaries have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of North Country or any of its Subsidiaries. Such securities are valued on its books in accordance with generally accepted accounting principles. No investment material to North Country or any of its Subsidiaries is subject to any restrictions, contractual, statutory or other, that would materially impair the ability of North Country or any of its Subsidiaries to dispose freely of any such investment at any time, except restriction on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given to secure public funds on deposit with any of its Subsidiaries.

      (hh) Derivatives Contracts. Neither North Country nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its financial statement as of March 31, 2004 which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 5.1(hh) of the Disclosure

Schedule, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

      (ii)  Intellectual Property.

            (i) North Country and each of its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all intellectual property necessary for the operation of its respective business as presently conducted and as presently proposed to be conducted. The term "intellectual property" means all trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software, data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium).

            (ii) Neither North Country nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and none of North Country, its Subsidiaries and their respective directors and officers (and employees with responsibility for intellectual property matters) has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the best knowledge of North Country, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of North Country or any of its Subsidiaries.

            (iii) As to each item of intellectual property that any third party owns and that North Country or any of its Subsidiaries uses pursuant to license, sublicense, agreement, or permission: (a) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; (b) the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable and in full force and effect on identical terms on and after the Closing Date; (c) no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (d) no party to the license, sublicense, agreement or permission has repudiated any provision thereof; and (e) neither North Country nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

      (jj) No Investment Company. Neither North Country nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      (kk) Insurance. North Country and the Subsidiaries, including the Bank, have in full force and effect policies of insurance with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are appropriate for their respective businesses, operations, properties and assets, including directors' and officers' insurance for the directors and officers of North Country. North Country has provided NCFC Recapitalization with complete and accurate copies of all such insurance policies, and bonds carried by North Country or any of the Subsidiaries. No insured is in default under any such insurance policy or bond such that it can be cancelled, and all material claims thereunder have been filed on a timely basis. Except as set forth in
Section 5.1 (kk) of the Disclosure Schedule, no insurer under any such insurance policy or bond has rejected or denied coverage with respect to any filed claim, in whole or in part.

      (ll) Placement Agent Agreement. North Country hereby remakes in favor of NCFC Recapitalization and the Investors each of the representations and warranties set forth in Section 2 of the Placement Agent Agreement.

                            Article 6 Indemnification

6.1.  Survival.

      (a) All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall survive the Closing.

      (b) The rights of indemnification and other remedies based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired), at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representations, warranties, covenants and obligations. All such representations and warranties are contractual provisions, entitling the party suffering Damages based on the breach thereof to indemnification in accordance with the terms of this Agreement without necessity of reliance thereon.

6.2.  Indemnification.

      (a) North Country shall indemnify, defend, pay, reimburse and hold harmless NCFC Recapitalization and each of the Investors from and against any and all Damages related to, caused by or arising from, any inaccuracy in any representation, misrepresentation, breach of any warranty or breach or failure to fulfill any covenant or agreement by North Country contained herein (whether as of the date of this Agreement or the Closing Date). The Investors shall not be entitled to recover Damages from North Country under this Section 6.2 unless the aggregate of all Damages claimed by the Investors first equals or exceeds a cumulative of $100,000, in which case the Investors shall be entitled to recover all such Damages (including the first $100,000).

      (b) Following the assertion of any claim by a third party or the occurrence of any event or the discovery of any facts or conditions which could reasonably be expected to give rise to a claim for indemnification from North Country (the "Indemnitor") under this Article 6, the party to be indemnified (the "Indemnitee") shall promptly thereafter notify the Indemnitor in writing of such claim, setting forth in reasonable detail the specific facts and circumstances relating to such claim and the amount of Damages claimed (or an estimate thereof if the actual amount is not known or not capable of reasonable calculation) (an "Indemnification Notice"); provided, that any delay in giving any such notice shall not affect such parties' rights to indemnification hereunder except to the extent of any demonstrable prejudice to the Indemnitor.

      (c) If the facts or conditions giving rise to the right of indemnification under this Article 6 involve any actual or threatened claim or demand by a third party against an Indemnitee (a "Third Party Claim"), the Indemnitor shall have thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim to advise the Indemnitee whether the Indemnitor disputes or accepts, in whole or in part, its liability to the Indemnitee and/or whether the Indemnitor desires to defend the Indemnitee against such Third Party Claim. Assuming the Indemnitor is liable for any properly notified Third Party Claim, the Indemnitor shall have no obligation to the Indemnitee for legal fees incurred by the Indemnitee prior to or during such thirty day period in connection with such Third Party Claim other than reasonable legal costs necessarily to avoid a default judgment and/or to maintain the status quo. In the event the Indemnitor determines to accept the defense of any such Third Party Claim, the Indemnitee shall have the right to be represented by its own counsel, its participation to be subject to the reasonable direction of the Indemnitor, and the Indemnitee shall provide all requested waivers and authorities to permit the Indemnitor to defend such Third Party Claim. The Indemnitor shall provide, to the Indemnitee's satisfaction, evidence that the Indemnitor has the financial ability both to defend the claim and to indemnify the Indemnitee if such defense is not successful. Counsel selected by the Indemnitee to act on its behalf in the defense of a Third Party Claim shall be at the Indemnitee's sole cost and expense; provided, however, that if the Indemnitee determines in good faith that there exists a conflict of interest between the Indemnitor and the Indemnitee or that the Indemnitor did not satisfactorily demonstrate financial ability, the Indemnitee shall have the right to engage separate counsel, the reasonable costs and expenses (including reasonable attorneys fees) of which shall be paid by the Indemnitor, but in no event shall the Indemnitor be liable for the costs and expenses of more than one such separate counsel. If the Indemnitor fails to undertake the defense of or settle or pay any Third Party Claim within thirty (30) days following receipt of the Indemnification Notice in respect of such Third Party Claim, or if the Indemnitor, after having given notification to the Indemnitee that it intends to assume the defense, fails within thirty (30) days from its receipt of the Indemnification Notice to defend, settle or pay such Third Party Claim, then the Indemnitee may take any and all necessary actions to dispose of the Third Party Claim including the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, with respect to any proposed settlement thereof. Notwithstanding the foregoing, however, Indemnitee shall in all cases be entitled to control of the defense of any action (provided that Indemnitee does so in good faith) if it (i) may result in injunctions or other equitable remedies in respect of the Indemnitee; (ii) may result in liabilities which, taken with other then existing claims by Indemnitee, would not be fully indemnified hereunder; or (iii) may have an adverse impact on the business or the financial condition of the Indemnitee even if Indemnitor shall pay all indemnification amounts in full. In the event that the Indemnitee exercises its right to control the defense of the action pursuant to the preceding sentence, the Indemnitor shall be liable for the reasonable costs and expenses (including reasonable attorneys fees) incurred by Indemnitee in doing so.

      (d) In the event that the Indemnitor has not assumed the defense, settlement or payment of a Third Party Claim and in failing to do so, has not admitted its liability for such

Third Party Claim in writing to the Indemnitee, then the Indemnitee shall be entitled to settle such Third Party Claim in any manner which it determines. In the event the Indemnitee exercises its right to control the defense of an action as permitted in the penultimate sentence of Section 6.2(c), Indemnitee may settle the Third Party Claim that it has agreed to settle, pay or defend on terms which it may deem reasonable; provided, however, that the Indemnitee shall not, without the Indemnitor's written consent, which shall not be unreasonably withheld or delayed (i) settle or compromise any such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitor of a written release from all Liability in respect of such proceeding, claim or demand, or (ii) settle or compromise any such proceeding, claim or demand in any manner that may adversely affect the Indemnitor.

      (e) The Indemnitor may settle a Third Party Claim that it has agreed to settle, pay or defend on terms which it may deem reasonable; provided, however, that the Indemnitor shall not, without the Indemnitee's prior written consent, which shall not be unreasonably withheld or delayed (i) settle or compromise any such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all Liability in respect of such proceeding, claim or demand, or (ii) settle or compromise any such proceeding, claim or demand in any manner that may adversely affect the Indemnitee.

      (f) Except for Third Party Claims, the Indemnitor shall have thirty (30) days to advise the Indemnitee of whether it disputes or accepts liability to the Indemnitee for all other indemnification claims that are the subject of an Indemnification Notice delivered to the Indemnitor as provided in Section 6.2(b) above.

      (g) Schedule 7 hereto includes additional indemnification and other covenants of North Country that are incorporated by reference herein. Schedule 7, rather than the foregoing provisions of this Article 6, shall apply to the matters set forth in the schedule.

      (h) The remedies provided by this Article 6 and Schedule 7 shall not be exclusive of or limit any other remedies that may be available to NCFC Recapitalization or any of the Investors.

                             Article 7 Miscellaneous

7.1 No Other Representations, Warranties or Covenants. Except as expressly set forth in this Agreement or the Definitive Subscription Documents, there are no other representations, warranties, statements, covenants of any of the parties and no party is authorized to rely, and each party agrees that it is not relying upon, any other representations, warranties, covenants or agreements.

7.2 Further Assurances. Each party agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered any and all such further acts, instruments, papers and documents and will give such further assurances, as may be reasonably requested by another party as necessary or proper to implement the provisions of this Agreement or otherwise to carry out and effectuate the intent and purposes of this Agreement.

7.3 Notices. All notices, requests, waivers and consents under this Agreement directed to a party shall be in writing and shall be effective upon receipt, if delivered by hand (including by mail, courier or otherwise) or facsimile transmission. All notices, requests and consents hereunder shall be addressed or directed to the applicable Notice Address(es).

7.4 Entire Agreement. This Agreement, together with the Definitive Subscription Documents and the Confidentiality Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and, if the Closing occurs, shall supersede all prior and contemporaneous agreements, understandings, representations, warranties, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between or among the parties in connection with the subject matter hereof except as specifically set forth herein.

7.5 Amendments; Governing Law. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of NCFC Recapitalization, North Country and the Investors (by NCFC Recapitalization pursuant to Section 7.13). This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (without regard to conflicts of law principles).

7.6 Successors and Assigns. This Agreement may not be assigned by any party without the prior written consent of NCFC Recapitalization and North Country. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

7.7 Captions. The titles of the articles and sections of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

7.8 Waivers. Any waiver of any breach of or failure to comply with any provision of this Agreement shall be in writing and approved by the party which is not in non-compliance with or breach of this Agreement (or, in the case of waivers by the Investors, NCFC Recapitalization pursuant to Section 7.13). Any such waiver shall be strictly construed and shall not be interpreted as or constitute a continuing waiver of the relevant provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

7.10 Severability. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement, which shall be enforced in accordance with their respective terms. The parties intend that each provision of this Agreement be enforced to the maximum extent permissible under applicable law and, should any provision of this Agreement be unenforceable because of its scope, the time period covered or otherwise, the provision shall be deemed to be reduced, limited and/or changed to enable the provision to be enforced to the maximum permissible extent under the laws and public policies applied in the jurisdiction in which enforcement is sought.

7.11 No Third Party Beneficiaries. This Agreement is intended to be for the sole benefit of, and to be enforced by, the parties except if the Closing shall occur, this Agreement is also for the benefit of and may be enforced by each of the Investors. No Person other than the parties shall have any rights under this Agreement, and none of the provisions of this Agreement shall be enforced by, any such Person, except that if the Closing shall occur each Investor shall have rights under this Agreement and may enforce this Agreement.

7.12 Facsimile Signatures. Facsimile signatures to this Agreement shall be considered originals hereof, with any party executing this Agreement by facsimile signature agreeing to provide promptly to the other parties an original signature evidencing the same.

7.13  Authorization of NCFC Recapitalization; Actions by Investors.

      (a) By joining in this Agreement as contemplated by Section 2.1, each Investor irrevocably appoints NCFC Recapitalization as the Investor's agent and attorney-in-fact for all purposes under this Agreement including exercising, taking, performing and making all rights, covenants, actions, decisions, elections, amendments and waivers under this Agreement (by NCFC Recapitalization or the Investors) including determining whether any of the Investors' Closing Conditions have been satisfied; waiving any of the Investors' Closing Conditions (either generally or in a particular instance, either retroactively or prospectively and either for a specific time or indefinitely); agreeing to any amendment to this Agreement; extending the Closing Deadline; reviewing, accepting, agreeing or disagreeing with the Closing Schedule and any computations therein; resolving with North Country any Notice of Disagreement; and/or terminating this Agreement, in each case as NCFC shall determine appropriate in its discretion, except only that any amendment to the Summary of Terms, any waiver of any of the Investors' Closing Conditions described in Sections 4, 5, 11, 12, 13, 16, 17, 20, 21, 24, 26, and 27 of Part I of Schedule
3, and any extension of the Closing Deadline beyond December 31, 2004, shall require the written approval of not less than Two Thirds of the Investors. For clarification, NCFC shall have the power and authority to make such determinations as it deems appropriate as to whether particular Investors' Closing Conditions have been satisfied. In making any such determination or any other determination under this Agreement, NCFC Recapitalization may rely, without any further inquiry or investigation, upon any certification or confirmation, oral or written, given by North Country or any of its Subsidiaries or any other Person whatsoever (including the certificate described in Section 24 of Part I of Schedule 3). If NCFC Recapitalization shall determine that one or more of the Investors' Closing Conditions shall not be satisfied it shall have the further power and authority to determine whether to waive any such Investors' Closing Condition except that waiver of any of the conditions that require the approval of Two Thirds of the Investors as specified above in this
Section 7.13(a) shall require such approval. The grant of the authority and powers under this Agreement are coupled with an interest and irrevocable, and are durable powers of attorney granted by each of the Investors. The grant of the authority and powers under this Agreement shall expire once all North Country Shares to be issued to the Investors shall have been so issued.

      (b) None of NCFC Recapitalization or any of its members, managers, employees or agents shall be liable or responsible for, and each Investor and North Country irrevocably waives, releases and agrees to not assert, any claim or cause of action against NCFC Recapitalization or any of its members, managers, employees or agents under any theory whatsoever (including negligence) for, or in connection with, this Agreement; any of the Subscription Documents; any of the Offering Documents; the Proxy Statement; any of the Regulatory Filings; or any related materials; the proposal, development, adequacy, reasonableness, implementation, or results to be obtained by any business plan or strategy for North Country or any of its Subsidiaries (regardless of any participation by NCFC Recapitalization or any of its members, managers, employees or agents); or any action taken or omitted under this Agreement (including any of the determinations or waivers referred to in Article 4, this Section 7.13 or Schedule 3, any diligence or other review of North Country and its Subsidiaries (including the adequacy or scope of the review, any information discovered in connection with the review, or otherwise), except only in the case of NCFC Recapitalization for gross negligence or willful violation of law. North Country and the Investors acknowledge and agree that NCFC Recapitalization has not, and will not, make any representation, warranty, assurance, or statement under or in connection with this Agreement; any of the Subscription Documents; any of the Offering Documents; the Proxy Statement; any of the Regulatory Filings; or related materials; or the proposal, development, adequacy, reasonableness, implementation, or results to be obtained by any business plan or strategy for North Country or any of its Subsidiaries, and the Investors and North Country each acknowledge and agree they are not relying on any such representation, warranty, assurance or statement in entering into this Agreement, any of the Subscription Documents or otherwise, and the only information supplied or to be supplied by NCFC Recapitalization or any of its members for inclusion in any of those materials will be information supplied in writing by NCFC Recapitalization as to NCFC Recapitalization itself and its members expressly for inclusion therein.

      (c) Except as otherwise expressly set forth in this Agreement to the contrary, any consent, election, waiver, amendment or other action by the "Investors" under or as contemplated by this Agreement may be taken by, and shall be deemed to be effective only with the consent of, NCFC Recapitalization as provided in this Section 7.13 or Two Thirds of the Investors, and when taken, shall be binding and enforceable against each of the Investors (whether or not the Investor shall have consented to the matter in question).

7.14 Relationship of Parties. The relationship between the parties is that of independent contractors and not of employer-employee, principal-agent or partners. No party is the legal representative of any other party nor has the right or authority to assume or undertake any obligation or make any representation on behalf of any other party.

7.15 Expenses. Except as otherwise expressly set forth in this Agreement, each party shall pay its on expenses incurred in connection with the transactions contemplated hereby.

7.16  Acknowledgment and Waiver. The parties acknowledge and agree as follows:
Miller, Canfield, Paddock and Stone, P.L.C. ("Miller Canfield") has represented NCFC Recapitalization in preparing this Agreement and the transactions contemplated by this Agreement and has not represented any of the Investors in connection with this Agreement or the transactions contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                       NORTH COUNTRY FINANCIAL CORPORATION

                       By: /s/ C. James Bess
                           ------------------------------------------
                           Name: C. James Bess
                                 Title: President and Chief Executive Officer

                       North Country Financial Corporation
                       130 S. Cedar Street
                       Manistique, Michigan 49854
                       Attn: C. James Bess
                             President and Chief Executive Officer
                       Facsimile: (906) 341-7879

                       With a copy to:

                       Werner & Blank, LLC
                       7205 West Central Avenue
                       Toledo, Ohio 43617
                       Attn: E. L. Herbert, Esq.
                       Facsimile: (419) 841-8380

                       NCFC RECAPITALIZATION, LLC

                       By: /s/ Eliot R. Stark
                           ------------------------------------------
                           Name: Eliot R. Stark
                           Title: A Member

                       and

                       By: /s/ Paul D. Tobias
                           ------------------------------------------
                           Name: Paul D. Tobias
                           Title: A Member

                       NCFC Recapitalization, LLC
                       c/o 38710 Woodward Ave, Suite 240
                       Bloomfield Hills, Michigan 48304-6913
                       Attn;  Eliot R. Stark and Paul D. Tobias

                       With a copy to:

                       Miller, Canfield, Paddock and Stone, P.L.C.
                       840 West Long Lake Road, Suite 200
                       Troy, Michigan 48098-6358
                       Attn: David D. Joswick, Esq.
                       Facsimile: (248) 267-3252

                                   Schedule 1

                     Certain Definitions and Interpretation

      Certain Definitions. In this Agreement or in any Schedule, and in any amendment hereto or thereto, unless the context otherwise requires or unless otherwise defined in any such Schedule or amendment, the following words and phrases shall have the meanings set forth after them.

            "Accounting Firm" means Plante & Moran, PLLC, or such other nationally recognized accounting firm as may be agreed upon in writing by NCFC Recapitalization and North Country.

            "Accredited Investor" has the meaning set forth in Rule 501(a) of Regulation D.

            "Acquisition Event" means that North Country shall have authorized, recommended, or approved, or entered into an agreement with any person, entity or group (other than any of the parties to this Agreement) to effect an Acquisition Proposal.

            "Acquisition Proposal" means any proposal or transaction involving a merger, consolidation or other business combination transaction involving, or any purchase or all or any significant portion of the assets of, or any equity interest in, North Country or any of its Subsidiaries.

            "Bank" means North Country Bank and Trust, a wholly-owned subsidiary of North Country.

            "Benefit Arrangements" has the meaning in Section 5.1(y).

            "Best Efforts" means commercially reasonable efforts that a reasonably prudent person would make that desires to take the action in question.

            "Burdensome Condition" means any term, condition, requirement, restriction or limitation not reasonably acceptable to NCFC
      Recapitalization.

            "Business Day" means a day, other than a Saturday, Sunday or national holiday in the United States, on which banks in the State of Michigan are generally open for the conduct of commercial banking business.

            "Change in Bank Control Act" means the Change in Bank Control Act of 1978 and the regulations promulgated thereunder, in each case as amended.

            "Closing" means the closing of the transactions contemplated in this Agreement.

            "Closing Conditions" means and includes the Investors' Closing Conditions and the North Country Closing Conditions.

                                      1-1

            "Closing Date" means a date specified by NCFC Recapitalization but not later than five (5) Business Days after the satisfaction of the Investors' Closing Conditions (other than those which by their nature are to be satisfied by deliveries on the Closing Date or at the Closing) and not later than the Closing Deadline.

            "Closing Deadline" means 11:59 p.m., local time, on October 31, 2004, provided that the Closing Deadline may be extended at the written election of NCFC Recapitalization or North Country as provided in Section 3.2, and if so extended the Closing Deadline shall be 11:59 p.m. on the date to which the deadline has been extended.

            "Closing Schedule" has the meaning in Section 4.5(d).

            "Code" means the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder.

            "Confidentiality Agreement" means the letter agreement dated as of May 3, 2004 between North Country and Mackinac Partners as the same may be amended in accordance with its terms from time to time.

            "Damages" means all liabilities, obligations, damages, losses, diminution in value, deficiencies, penalties, fines, forfeitures, assessments, judgments, awards, taxes, payments, costs and expenses and including court costs, reasonable attorneys fees, consultants' and experts' fees and other costs and expenses incident to claims, suits, proceedings, actions, demands, and causes of actions arising from or related to the matter or transaction in question or the defense or investigation thereof (whether or not litigation has commenced). For clarification, Damages includes all Damages suffered whether or not in connection with a third party claim.

            "Definitive Subscription Documents" means and includes the definitive subscription agreements (including suitability questionnaire and a counterpart signature page to this Agreement) and other agreements and instruments prepared by North Country pursuant to which a prospective Investor may subscribe for shares of North Country common stock as contemplated under this Agreement.

            "Derivatives Contracts" has the meaning in Section 5.1(hh).

            "Disclosure Schedule" means the disclosure schedule delivered by North Country to NCFC Recapitalization contemporaneously with the execution and delivery of this Agreement.

            "Employee Plans" has the meaning in Section 5.1(y).

            "Employment Agreements" means the separate Employment Agreements executed and delivered by and between North Country and Eliot R. Stark, Paul D. Tobias, and Jim Bess in the form attached as Schedule 5-1, 5-2 and 5-3, respectively, contemporaneously with the execution and delivery by North Country of this Agreement, but effective only if the Closing shall occur.

                                      1-2

            "Encumbrance" means and includes any lien, security interest, mortgage, claim, charge, restriction, proxy, voting agreement, right of third parties, or encumbrance whatsoever.

            "ERISA" has the meaning in Section 5.1(y).

            "ERISA Affiliate" has the meaning in Section 5.1(y).

            "Exclusivity Agreement" means the letter agreement dated as of May 20, 2004 between Mackinac Partners, for itself and on behalf of the "Investors" referred to therein, and North Country, as the same may be amended in accordance with its terms from time to time.

            "Filings" has the meaning in Section 5.1(h)(ix).

            "Final Closing Schedule" has the meaning in Section 4.5(g).

            "Indemnitee" has the meaning in Section 6.2(b).

            "Indemnitor" has the meaning in Section 6.2(b).

            "Identified Claims" means and includes all claims, litigation and arbitrations described in Item 1 of Part II of North Country's Quarterly Report on Form 10-Q for the period ended June 30, 2004.

            "Investor" means a Person who or which has submitted Definitive Subscription Documents to a Placement Agent or North Country which have been accepted by North Country, and "Investors" means all of them collectively.

            "Investors' Closing Conditions" means and includes the conditions precedent set forth in part I of Schedule 3.

            "Loan Portfolio Properties, Trust Properties and Other Properties" has the meaning in Section 5.1(ee).

            "Mackinac Partners" has the meaning in the preamble.

            "Material Adverse Effect" means, with respect to North Country and its Subsidiaries, a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects of North Country and its Subsidiaries taken as a whole.

            "MBCA" means the Michigan Business Corporation Act, as amended.

            "MUSA" means the Michigan Uniform Securities Act and the regulations promulgated thereunder, in each case as amended.

                                      1-3

            "NASDAQ Rules" means the Marketplace Rules of the Nasdaq Stock Market, Inc., as amended, and North Country's agreements and obligations under its Nasdaq listing agreement.

            "NCFC Recapitalization" has the meaning in the preamble.

            "Net Proceeds of the Offering" means the gross amount of the Offering proceeds minus the Placement Agent Fees of 5.0% of such gross amount of the Offering and less Specified Expenses in excess of $850,000 (and the $100,000 fee to be paid to the Placement Agents as described in the Summary of Terms is included in the $850,000).

            "North Country" has the meaning in the preamble.

            "North Country Shares" means the shares of common stock of North Country to be issued to the Investors as contemplated by this Agreement.

            "North Country Stock Options" means the outstanding options and other awards issued by North Country under the North Country Stock Option Plans to purchase 535,732 shares of common stock of North Country.

            "North Country Stock Option Plans" means the Stock Option Plan; the Deferred Compensation, Deferred Stock and Current Stock Purchase Plan for Nonemployee Directors; the North Country Financial Corporation Stock Compensation Plan; the North Country Financial Corporation's 1997 Directors' Stock Option Plan, and the North Country Financial Corporation 2000 Stock Incentive Plan, all referred to more specifically in Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 of North Country's Form 10-K for the period ended December 31, 2003.

            "Notice Address" means (a) in the case of a party, the address and facsimile number for notices set forth below such party's signature on the signature page(s) to this Agreement, and (b) in the case of an Investor, prior to the Closing c/o NCFC Recapitalization and after the Closing, the address and facsimile number for purposes of notice set forth in the Definitive Subscription Documents; or in each case to such other address or facsimile designated by the party or Investor for the purpose of notices under this Agreement in a writing delivered to the other parties.

            "Notice of Disagreement" has the meaning in Section 4.5(d).

            "Offering" means the offering by the private placement by North Country of the North Country Shares as contemplated by this Agreement, the Offering Documents and the Definitive Subscription Documents.

            "Offering Documents" means a confidential private placement memorandum and other offering documents, and any required amendments or supplements, delivered by North Country to Investors in connection with the offering and sale of North Country common stock as contemplated by this Agreement and shall also include this Agreement, the Disclosure Schedule, the Definitive Subscription Documents, and the SEC Reports identified in the private placement memorandum.

                                      1-4

            "OFIS" means the Michigan Office of Financial and Insurance
      Services.

            "Order" means the Cease and Desist Order with respect to the Bank entered by the FDIC and OFIS on March 26, 2003, as the same may be amended, supplemented or revised in the future.

            "Placement Agents" means Keefe, Bruyette & Woods, Inc. and Howe Barnes Investments, Inc. engaged by North Country in connection with the Offering.

            "Placement Agent Agreement" means the Placement Agent Agreement dated as of the date of this Agreement among Keefe Bruyette & Woods, Inc., as representative of the several Placement Agents, and North Country.

            "Pre-Closing Adjusted Equity" means stockholders' equity of North Country, at the end of the calendar month immediately preceding the Closing Date, determined in accordance with generally accepted accounting principles, consistently applied, but adjusted pursuant to the Pre-Closing Equity Adjustments, as set forth in the Final Closing Schedule. For clarification, Pre-Closing Adjusted Equity does not include the Specified Expenses.

            "Pre-Closing Equity Adjustments" means all of the following:

                  (a) Reduce stockholders' equity by the full amount of the following, whether or not then due, accrued or incurred:

                  (i) the full amount by which all costs and expenses of North Country and its Subsidiaries with respect to the transactions contemplated by this Agreement, including investment banking, legal and accounting fees and expenses, exceed $75,000; and

                  (ii) the full amount of the settlement or other resolution of the Identified Claims and any other litigation or claims, including all attorneys fees and any contingent or deferred amounts.

                  (b) Do not make any adjustment for any gains that may be realized as a result of the redemption, retirement or repayment of any trust preferred securities.

                  (c) Reduce stockholders' equity by the full amount of the FASB 115 adjustment at June 30, 2004 (regardless of the actual amount of the FASB 115 adjustment at the end of the calendar month immediately preceding the Closing Date).

            "Pre-Closing Outstanding Shares" means the number of shares of common stock of North Country issued and outstanding immediately before the Closing without taking into account the North Country Options outstanding under the North Country Stock Option Plans or the awards to be issued by North Country under the 2000 Stock Incentive Plan, as amended, as contemplated in Section 15 of Part I of Schedule 3. Based on the

                                      1-5
      representation and warranty set forth in Section 5.1(g), the Pre-Closing Outstanding Shares as of the date of this Agreement are 7,019,152 shares.

            "Proxy Statement" has the meaning in Section 3.5(b).

            "Recommendation Event" means that (a) the Board of Directors of North Country does not, or shall indicate to NCFC Recapitalization that North Country is unwilling or unable to, publicly recommend in the Proxy Statement that its shareholders approve the North Country Shareholder Approval Items, or (b) after recommending in the Proxy Statement that its shareholders approve the North Country Shareholder Approval Items, the Board of Directors of North Country shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the Investors.

            "Registration Rights Agreement" means the Registration Rights Agreement executed and delivered by North Country for the benefit of the Investors in the form attached as Schedule 4. contemporaneously with the execution and delivery by North Country of this Agreement but effective only if the Closing shall occur.

            "Regulation D" means Regulation D promulgated under the Securities Act.

            "Regulatory Approvals" means all consents and approvals required from all Regulatory Authorities of the transactions contemplated by this Agreement including, if necessary, the approval of the applicable Regulatory Authority under the Change in Bank Control Act.

            "Regulatory Authority" means any federal, state or local governmental authority having jurisdiction over any of North Country or any of its Subsidiaries or any of the transactions contemplated by this Agreement including the SEC, any state securities or "blue sky" administrator, any applicable industry self regulatory organization (including the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, Inc.), the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OFIS, any other federal or state banking authority, and any state insurance regulatory authority.

            "Regulatory Filings" means and includes any and all filings and notices required to be filed by North Country or any of its Subsidiaries with all Regulatory Authorities either in the ordinary course of business or in connection with this Agreement and the transactions contemplated by this Agreement, including the Securities Act, the Securities Exchange Act, the Change in Bank Control Act, MUSA, any other state securities or "blue sky" laws, and the rules of the National Association of Securities Dealers, Inc. and/or the NASDAQ Rules.

            "Resolved Objections" has the meaning in Section 4.5(f).

            "Review Period" has the meaning in Section 4.5(d).

            "Rights" means the preferred share purchase rights issued by the Company entitling the holder to purchase one one-thousandth of a share of Series B Junior

                                      1-6

      Participating Preferred Stock, par value $.01 per share. The Rights are described in the Rights Agreement.

            "Rights Agreement" means the Rights Agreement dated as of June 21, 2000 by and between North Country and the Registrar and transfer Company as agent.

            "SEC" means the Securities and Exchange Commission.

            "SEC Reports" has the meaning in Section 5.1(i)(a).

            "Second Accounting Firm" means a nationally recognized accounting firm agreed upon in writing by NCFC Recapitalization and North Country.

            "Securities Act" means the Securities Act of 1933 and the regulations promulgated thereunder, in each case as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder, in each case as amended.

            "Shareholder Approval Items" means and includes approval of (a) the issuance of the North Country Shares to the Investors as contemplated by this Agreement, (b) an amendment to the Articles of Incorporation of North Country to increase the authorized common stock of North Country to 85,000,000 shares, (c) an amendment to the Articles of Incorporation of North Country to change its name to "Mackinac Financial Corporation", (d) the amendment of North Country's 2000 Stock Incentive Plan to increase the authorized number of shares of common stock of North Country under the plan and to permit the awards to be made as contemplated in certain of the Employment Agreements to be priced at a per share price equal to the price per share in the Offering (see Section 15 of Part 1 of Schedule 3), (e) the reconstitution of the Board of Directors contemplated by Section 9 of
      Part 1 of Schedule 3, and (f) any other action by the shareholders of North Country required under applicable law or the NASDAQ Rules, or reasonably requested by NCFC Recapitalization, in connection with this Agreement or any of the transactions contemplated by this Agreement.

            "Specified Expenses" means and includes all costs, expenses, fees and charges incurred by NCFC Recapitalization, Mackinac Partners and the Placement Agents in connection with any of the transactions contemplated by this Agreement and including reasonable attorneys' fees of any of the foregoing.

            "Structured Note" has the meaning in Section 5.1(hh).

            "Subsidiary" means any entity (including any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated) which North Country, directly or indirectly, owns at least 50% of (a) the outstanding shares or other securities representing the right to vote for the election of directors or other managing authority or
      (b) in the case of any entity which does not have outstanding shares or securities, ownership interests which represent the right to make the decisions for such

                                      1-7
      entity, whether or not such entity is consolidated with North Country for financial reporting purposes.

            "Summary of Terms" means the summary of terms for the investment in North Country contemplated by this Agreement as set forth on Schedule 2.

            "Third Party Claim" has the meaning in Section 6.2(c).

            "Two Thirds" means in the case of the Investors (a) prior to the Closing, Investors having submitted Definitive Subscription Documents for at least two-thirds in dollar amount of the Definitive Subscription Documents of all Investors at the time in question and (b) after the Closing, Investors holding at least two-thirds of the North Country Shares held by all Investors at the time in question.

      Construction of Certain Terms and Phrases. Unless the context of the Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Section" and "Article" refer to the specified Section or Article of this Agreement; (v) the term "Schedule" refers to the specified Schedule to this Agreement; and (vi) "including" means "including but not limited to". This Agreement is being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and has been reviewed by the parties and their counsel and other advisors. Therefore, any ambiguous language in this Agreement will not be construed against any particular party as the drafter of the language.

                                      1-8

                                   Schedule 2

                                Summary of Terms

Security to be Offered:                 Shares of Common Stock to be issued by
                                        North Country.

Investment Amount:                      $30 million.

Investor Qualifications:                Accredited Investor.

Maximum Individual Investment:          $3,000,000, but subject to waiver by
                                        NCFC Recapitalization, in its sole
                                        discretion.

Minimum Individual Investment:          $250,000, but subject to waiver by NCFC
                                        Recapitalization, in its sole
                                        discretion.

Total Number of Shares:                 Not less than 39,775,195 shares of
                                        common stock of North Country. The
                                        precise number of shares of North
                                        Country issued will be determined by
                                        Section 4.5 (b)

                                        Minimum Closing Date Equity of $3
                                        million. See Schedule 3.

Placement Agents:                       Keefe, Bruyette & Woods, Inc.

                                        Howe Barnes Investments, Inc.

Placement Agent Fees                    $100,000 plus 5% of the gross proceeds
                                        to the Company from the sale of the
                                        North Country Shares pursuant to this
                                        Agreement and reimbursement of expenses.

Use of Proceeds:                        Payment or reimbursement of all
                                        expenses.

                                        Redemption of all trust preferred
                                        securities.

                                        Contribution of additional capital to
                                        the Bank.

                                        Repayment of Federal Home Loan Bank
                                        advances made to the Bank.

                                        Other general corporate purposes.

                                      2-1

Amendments to North Country Stock       The North Country Stock Option Plans to
Option Plans                            be amended to increase the number of
                                        shares that may be subject to awards
                                        made at or after the Closing under the
                                        plans to 12.5% of the total number of
                                        shares to be outstanding after the
                                        Closing Date. The number of shares to be subject to each plan shall be determined prior to Closing by NCFC
                                        Recapitalization. The 2000 Stock
                                        Incentive Plan will be further amended
                                        to permit the options to be awarded as
                                        contemplated under certain of the
                                        Employment Agreements (see Schedule 5)
                                        to be priced at the per share price in
                                        the Offering and to continue to vest and be exercisable notwithstanding termination of the Employment Agreements as contemplated in the agreements.

Registration Rights                     North Country will use its Best Efforts
                                        to prepare and file a registration
                                        statement on Form S-3 under the
                                        Securities Act covering the North
                                        Country Shares on or before the date
                                        that is 30 days after the Closing Date
                                        and will use its Best Efforts to cause
                                        such registration statement to become
                                        effective as soon as practicable after
                                        filing, and in any event no later than
                                        December 31, 2004. North Country will
                                        further use its Best Efforts to maintain the effectiveness of such registration statement until the earliest of (i) the date that is two years after the Closing
                                        Date and (ii) the date on which all of
                                        the North Country Shares have been sold
                                        pursuant to such registration statement.
                                        See Schedule 4.

Expenses:                               North Country to pay or reimburse NCFC
                                        Recapitalization, Mackinac Partners and
                                        the Placement Agents for all Specified
                                        Expenses.

                                        North Country to also pay all of its own costs, expenses and fees including Placement Agent Fees.

                                        Total expenses not to exceed $2.5
                                        million unless the Offering is increased at the behest of North Country or in the event of the occurrence of a material adverse event and not including costs and expenses relating to the registration statement (see Registration Rights above).

Other Terms and Conditions:             As provided in this Agreement and other
                                        terms, conditions, representations and
                                        warranties customary for a transaction
                                        of the character contemplated by this
                                        Agreement.


                                      2-2

                                   Schedule 3

                               Closing Conditions

Part I:  Investors' Closing Conditions.

1. Negotiation, execution and delivery by the Investors and North Country of Definitive Subscription Documents (including a North Country subscription agreement and investment questionnaire).

2. Accuracy as of the Closing Date, in all material respects, of North Country's representations and warranties in this Agreement and the Definitive Subscription Documents.

3. Performance by North Country, in all material respects, of its covenants and agreements in this Agreement and the Definitive Subscription Documents.

4. There shall not have occurred or be in existence any fact, event or circumstance at any time since December 31, 2003, or any change in any event, fact or circumstance in existence at or before that date, which individually or in the aggregate with all other facts, events or circumstances, has had or is reasonably likely to have a Material Adverse Effect.

5. All Regulatory Approvals required in connection with the consummation of the transactions contemplated in this Agreement (including the issuance of the North Country Shares to the Investors and the reconstitution of the Board of Directors of North Country and its Subsidiaries) shall have been obtained and shall be in full force and effect, and all applicable statutory waiting periods shall have expired or been terminated, in each case without the imposition of any Burdensome Condition.

6. NCFC Recapitalization shall have received assurances reasonably satisfactory to it that upon completion of the transactions contemplated by this Agreement and the recapitalization of the Company and the Bank to the levels required by the Order, all applicable Regulatory Authorities will remove the Order and all other cease and desist and other orders against North Country and/or its banking and non-banking subsidiaries at the Closing, approve the transactions contemplated by this Agreement, determine the Bank to be well capitalized, approve a new branch in Oakland County, Michigan, and approve a name change for the Bank.

7. The North Country shareholders shall have duly adopted and approved each of the Shareholder Approval Items.

8. Effective upon the Closing, the names of the Bank will be changed to Mackinac Bank and the names of all other Subsidiaries of North Country will be changed to names designated by NCFC Recapitalization.

9. Effective upon the Closing, the Board of Directors of North Country will be reconstituted as specified by NCFC Recapitalization and North Country shall have taken all required

                                      3-1
      action to reconstitute the Board of Directors of its Subsidiaries as specified by NCFC Recapitalization, provided that Mr. Bess and Mr. Lindroth, two (2) current directors of North Country, shall continue as directors of North Country following the Closing.

10. The Board of Directors of North Country shall have duly taken all necessary steps to terminate the Rights Agreement effective prior to or upon the Closing, and no Rights shall thereafter be issued or outstanding, and no Person shall have become an "Acquiring Person" and there shall not have occurred any Share Acquisition Date or Distribution Date.

11. The North Country Shares to be issued to the Investors shall have been listed on the NASDAQ SmallCap Market, subject to official notice of issuance.

12. All material litigation involving North Country, any of its subsidiaries, and/or any of their directors or officers (in such capacities) shall have been finally settled on terms reasonably acceptable to NCFC
      Recapitalization (including the Identified Claims).

13.   The Registration Rights Agreement shall be in full force and effect.

14.   Employment Agreements shall be in full force and effect.

15. North Country shall have duly amended the North Country Stock Option Plans to increase the number of shares that may be subject to awards made at or after the Closing under the plan to 12.5% of the total number of shares outstanding after the Closing Date. The number of shares to be subject to each plan is to be determined by NCFC Recapitalization prior to the Closing. The 2000 Stock Incentive Plan will be further amended to permit the options to be awarded as contemplated under certain of the Employment Agreements (see Schedule 5) to be priced at the per share price in the Offering and to continue to vest and be exercisable notwithstanding termination of the Employment Agreements as contemplated in the agreements.

16. No order, injunction or decree issued by any Regulatory Authority or court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority or court which prohibits or makes illegal any of the transactions contemplated by this Agreement.

17. North Country shall have redeemed and retired all of its outstanding subordinated debentures issued to North Country Capital Trust, North Country Capital Trust shall have redeemed and retired all of the trust preferred securities issued by it, North Country and North Country Capital Trust shall have been released and discharged from all guarantees and obligations under all agreements with and for the benefit of North Country Capital Trust or the holders of any of its trust preferred securities, and from all unpaid principal, interest, fees, charges or other amounts, in each case at a substantial discount from par and on other terms and conditions agreed upon by NCFC Recapitalization and set forth in the Definitive Subscription Documents.

                                      3-2

18. NCFC Recapitalization shall have completed such reviews of North Country and its Subsidiaries, and on the Disclosure Schedule and items disclosed therein, as it deems appropriate under the circumstances and such reviews shall be satisfactory to them.

19. All other conditions set forth in the Definitive Subscription Documents shall have been satisfied.

20. C. James Bess and any other "disqualified individual" with any agreement or arrangement that shall involve any "parachute payment" by North Country or any Subsidiary as a result of any of the transactions contemplated by this Agreement shall have agreed in writing to such amendment to any such agreement or arrangement as may be necessary so that any such payment shall not include any "excess parachute payment" and no part of any such payment shall not be deductible under Section 280G of the Code or subject to any excise tax under Section 4999 of the Code, and any such amendment shall be on terms acceptable to NCFC Recapitalization.

21. North Country shall have obtained director and officer liability insurance in an amount, on terms and conditions, and from an insurance company acceptable to NCFC Recapitalization.

22. Receipt of an opinion of counsel for North Country in form and content reasonably satisfactory to NCFC Acquisition and the Placement Agents.

23. Investors shall have submitted Definitive Subscription Agreements that have been accepted by North Country by the Closing Deadline representing not less than an aggregate of $30 million in subscriptions.

24. Receipt of a certificate from an appropriate officer or officers of North Country confirming the satisfaction of the Investors' Closing Conditions set forth in this Part I.

25. North Country's stockholders equity, determined in accordance with generally accepted accounting principles, consistently applied, shall exceed $3 million at all times prior to the Closing.

26. North Country's loan and lease loss reserves, determined in accordance with current practices, shall equal or exceed the greater of 4% of total loans or $10,000,000 at all times prior to the Closing.

27. NCFC shall have received the Closing Schedule, including the computation of the Pre-Closing Adjusted Equity, as contemplated in Section 4.5, and all disagreements with respect to the closing schedule and the computations shall have been finally resolved as provided in Section 4.5.

Part II:  North Country's Closing Conditions.

1. All Regulatory Approvals required in connection with the consummation of the transactions contemplated in this Agreement (including the issuance of the North Country Shares to the Investors and the reconstitution of the Board of Directors of North Country

                                      3-3
      and its subsidiaries) shall have been obtained and shall be in full force and effect, and all applicable statutory waiting periods shall have expired or been terminated.

2. The North Country shareholders shall have duly adopted and approved each of the Shareholder Approved Items.

3. The North Country Shares to be issued to the Investors shall have been admitted for quotation on the NASDAQ SmallCap Market, subject to official notice of issuance.

4. No order, injunction or decree issued by any Regulatory Authority or court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority or court which prohibits or makes illegal any of the transactions contemplated by this Agreement.

5. Investors shall have submitted Definitive Subscription Documents to the Placement Agents or North Country by the Closing Deadline representing not less than an aggregate of $30 million in subscriptions.

                                      3-4

                                   Schedule 4

                          Registration Rights Agreement

                                  See Attached

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of September ____, 2004, between North Country Financial Corporation, a Michigan corporation (the "Company"), and each of the Persons who have executed this Agreement and are named in Annex A hereto (each, an "Investor" and, collectively, the "Investors").

      Execution and delivery of this Agreement by the parties hereto are conditions to each Investor purchasing Shares (as defined below) from the Company under the Subscription Agreement (as defined below). Accordingly, the parties hereto hereby agree as follows:

      SECTION 1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of such terms:

      "Board" means the Board of Directors of the Company.

      "Closing Date" has the meaning given in the Subscription Agreement; provided that if there is more than one Closing Date pursuant to the Subscription Agreement, this term shall refer to the latest such Closing Date.

      "Common Stock" means the common stock, no par value of the Company.

      "Commission" means the Securities and Exchange Commission.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holder" means the record owner of Registrable Securities.

      "Person" means any natural person, corporation, trust, association, limited liability company, partnership, joint venture or other entity and any government, governmental agency, instrumentality or political subdivision.

      "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      "Registrable Securities" means the Shares and any shares of capital stock issued or issuable from time to time as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares if and so long as: (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; or (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Shares are removed upon the consummation of such sale; or (iii) they could not be sold without registration by any Holder thereof pursuant to Rule 144 promulgated under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shares" means the shares of Common Stock sold and issued to the Investors pursuant to the Subscription Agreement.

      "Subscription Agreement" means one or more Subscription Agreements of even date herewith between the Company and each Investor relating to the purchase and sale of the Shares.

      SECTION 2. REQUIRED REGISTRATION.

            (a) Subject to the receipt of all necessary information from the Investors, the Company shall use commercially reasonable efforts to prepare and file a registration statement on Form S-3 under the Securities Act covering the Registrable Securities (the "Registration Statement"), on or before the date that is ninety (90) days after the Closing Date (the "Filing Date"), and shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing, and in any event no later than March 31, 2005 (the "Effectiveness Date"); provided, however, that if the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will, subject to its rights under Section 2(d) below, cause the Registration Statement to become effective within five business days after such SEC notification. Notwithstanding the foregoing, if Form S-3 is not available for use by the Company, then the Company will file a Registration Statement on such form as is then available to effect a registration of the Registrable Securities, subject to the consent of the Holders of a majority of the Registrable Securities then outstanding, which consent will not be unreasonably withheld or delayed.

            (b) The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement under the Securities Act until the earliest of: (i) the date that is two years after the Closing Date; and (ii) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement or no longer constitute Registrable Securities (the "Registration Period").

            (c) Notwithstanding the foregoing, if the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons and the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with a registration hereunder would require disclosure of such activity, transaction, preparation or negotiations and that such disclosure would be seriously detrimental to the Company, the Company shall have the right, by written notice to the Holders: (i) to withdraw a registration statement after filing and after such notice, but prior to the effectiveness thereof; or (ii) suspend the effectiveness thereof for a period not to exceed 90 days; provided that such right may not be exercised more than once in any twelve-month period.

      SECTION 3. PIGGY-BACK REGISTRATION.

            (a) If, at any time prior to the expiration of the Registration Period a Registration Statement is not effective with respect to all of the Shares, each time the Company determines to file a registration statement under the Securities Act (other than pursuant to Section 2 hereof and other than a registration statement on Form S-4 or Form S-8 or a registration statement on Form S-1 covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities, either for its own account or on behalf of any other security holder, it will give prompt written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of Registrable Securities given within 20 days after the receipt of such written notice, the Company will use commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested registration, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

            (b) If the registration of which the Company gives written notice pursuant to Section 3(a) is for a public offering involving an underwriting, the Company will so advise the Holders as a part of its written notice. In such event, the right of any Holder to registration pursuant to this Section 3 is conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, along with the Company and the other holders distributing their securities through such underwriting; provided, that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the Registrable Securities requesting to be included in such registration.

            (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then: (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering will be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which will have priority over the shares of Registrable Securities); and (ii) subject to existing priority rights of the holders of such other securities, such reduced number of shares will be allocated among all participating Holders of Registrable Securities and the holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by such Holders and other holders at the time of filing the registration statement in relation to the total number of shares of Common Stock outstanding on a fully diluted basis. All Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included will not be included in such registration and will be withheld from the market by the Holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.

      SECTION 4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of Registrable Securities under the Securities Act, the Company will:

            (a) In accordance with the Securities Act and all applicable rules and regulations thereunder, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective, and use its commercially reasonable efforts to cause such registration statement to remain effective (including preparing and filing with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective) until the securities covered by such registration statement have been sold or as otherwise set forth in Section 2;

            (b) If the offering is to be underwritten in whole or in part, enter into a customary written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering, the Company and the Holders of a majority of the Registrable Securities participating in such offering;

            (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to any Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

            (d) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten days prior to the original filing of such registration statement, except that the Company will not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

            (e) Notify the Holders participating in such registration, promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

            (f) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

            (g) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the written opinion of counsel for such Holders, which opinion shall be reasonably acceptable to counsel for the Company, is required under the Securities Act or the rules and regulations of the Commission thereunder in connection with the distribution of the Registrable Securities by such Holders;

            (h) Prepare and file promptly with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (i) Advise such Holders, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

            (j) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings; provided, however, that such opinion shall be no more extensive than the opinion provided as Appendix B to the Subscription Agreement.

            (k) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Effectiveness Date.

      SECTION 5. ACCURACY OF REGISTRATION STATEMENT. Subject to the Company's rights under Section 10, any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Subject to the limitations set forth in Section 10, the Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to permit sales pursuant to the Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

      SECTION 6. ADDITIONAL OBLIGATIONS OF THE COMPANY.

      6.1 Review by Investors. The Company will permit Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and will not file any document in a form to which such counsel reasonably objects, unless otherwise required by law in the opinion of the Company's counsel. The sections of any such Registration Statement including information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investors' intended method of disposition of Registrable Securities must conform to the information provided to the Company by each of the Investors.

      6.2   Expenses. With respect to the registration effected pursuant to
Section 2 hereof, the Company will bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that the Company shall not be liable for any underwriting discounts and commissions, which in all cases shall be borne by the Holders. Such fees, costs and expenses of registration to be borne as provided in the preceding sentence, include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and reasonable fees and disbursements (not to exceed $50,000) of one firm of counsel for all selling security holders, selected by the Holders of a majority of the Registrable Securities to be included in such registration, and reasonably acceptable to the Company.

      6.3 Due Diligence. The Company will make available for inspection by any Investor whose Registrable Securities are being sold pursuant to a Registration Statement and one firm of attorneys retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as each Inspector reasonably deems necessary to enable the Inspector to exercise its due diligence responsibility. The Company will cause its officers, directors and employees to supply all information that any Inspector may reasonably request for purposes of performing such due diligence. Each Inspector will hold in confidence, and will not make any disclosure of, any Records or other information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless: (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement; (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement.

      SECTION 7. INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and to reimburse such Holder, its officers, directors, partners, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, legal counsel, accountants or controlling Persons or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

            (b) Each Holder of shares of Registrable Securities that are included in a registration statement pursuant to the provisions of this Agreement agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants, any underwriter and each Person who controls the Company or any underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons, any underwriter with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants, such controlling Persons, or any underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities will be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.

            (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section and will not relieve the indemnifying party from liability under this Section 6 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties will have the right to select separate counsel (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party will not be liable to the indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless: (i) the indemnified party has employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence; (ii) the indemnifying party has employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time; (iii) the indemnifying party and its counsel fail actively and vigorously to pursue the defense of the action; or (iv) the indemnifying party authorizes the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or litigation.

            (d) If the indemnification provided for in subsection (a) or (b) of this Section is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities will be obligated to contribute pursuant to this subsection will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

      SECTION 8. REPORTING REQUIREMENTS UNDER EXCHANGE ACT. The Company will maintain the effectiveness of its registration under Section 12 of the Exchange Act and timely file (whether or not it is then required to do so) such information, documents and reports as the Commission may require or prescribe under Section 15(d) of the Exchange Act. The Company will, forthwith upon written request, furnish to any Holder of Registrable Securities a written statement by the Company that it has complied with such reporting requirements. In addition, the Company will take such other measures and file such other information, documents and reports, as may be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

      SECTION 9. HOLDER INFORMATION. The rights of each Holder of Registrable Securities to participate in any registration to be effected pursuant to this Agreement is subject to such Holder furnishing the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as may be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement shall furnish the Company with such information.

      SECTION 10. SUSPENSION OF SALES. Upon receipt of written notice from the Company that a registration statement or prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "Misstatement"), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      SECTION 11. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and will be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

      SECTION 12. MISCELLANEOUS.

      12.1 Waivers and Amendments. With the written consent of the Holders of a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; provided, however, that no such waiver or supplemental agreement may reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all the Registrable Securities; and provided further, and notwithstanding any provision herein to the contrary, that any such waiver amendment or supplement that applies only to a particular registration shall require only the written consent of the Holders of a majority of the Registrable Securities included in such registration. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company will give prompt written notice thereof to the Holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1. Specifically, but without limiting the generality of the foregoing, the failure of any Investor at any time or times to require performance of any provision hereof by the Company will not affect the right of any Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

      12.2 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 12.1 the Holders of a majority of the Registrable Securities will, subject to the limitations contained in Section 12.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.

      12.3 Rights of Investors Inter Se. Each Investor has the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement or any Registrable Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor will not incur any liability to any other Investor or Investors with respect to exercising or refraining from exercising any such right or rights.

      12.4 Notices. All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or mailed first class postage prepaid, registered or certified mail,

            (a) If to any Investor, addressed to such Investor at its address shown on Annex A hereto, or at such other address as such Investor may specify by written notice to the Company; or

            (b) If to the Company, at 130 South Cedar Street, Manistique, Michigan 49854, or at such other address as the Company may specify by written notice to the Investors;

and each such notice, request, consent and other communication will for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

      12.5 Severability. If any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement is determined to be illegal or unenforceable, it is the intention of the parties hereto that all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement should be given effect separately from the provision or provisions determined to be illegal or unenforceable and not be affected thereby.

      12.6 Parties in Interest. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, will inure to the benefit of and be enforceable by the Holder or Holders at the time of any registration of Registrable Securities. Subject to the immediately preceding sentence, this Agreement will not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

      12.7 Headings. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

      12.8 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties.

      12.9 Choice of Law. This Agreement and any and all matters related to or arising under this Agreement shall be governed by the internal laws of the State of Michigan, regardless of any provisions on choice of or conflicts of law.

      12.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

      12.11 Assignment of Registration Rights. The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, will be automatically assigned by the Investors to transferees or assignees of all or any portion of the Registrable Securities, but only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; (c) after such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (e) the transferee is an "accredited investor" or a "qualified institutional buyer," as each such term is defined, respectively, in Rule 501 of Regulation D and Rule 144A, both promulgated under the Securities Act.

                            (Signature page follows)

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

NORTH COUNTRY FINANCIAL CORPORATION          ___________________________________
                                                  Printed Name of Investor

By: _______________________________          By: _______________________________
    Name: _________________________              Name: _________________________
    Title:_________________________              Title:_________________________

                                     ANNEX A

                                  Schedule 5-1

                          Employment Agreement - Stark

                                  See attached

                              EMPLOYMENT AGREEMENT

                                (ELIOT R. STARK)

      This Agreement, dated as of the 10th day of August, 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and ELIOT R. STARK ("Executive")

                              W I T N E S S E T H:

      WHEREAS, the Company desires to engage the services of Executive, and Executive is willing to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. Employment and Duties; Board Appointment. In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the Closing of the transactions provided for in the Stock Purchase Agreement dated August 10, 2004 between the Company and NCFC Recapitalization, LLC (the "Effective Date") Executive shall become employed and appointed as the Executive Vice President and Chief Financial Officer of the Company and the Bank and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the by-laws of the Company. In the event, for whatever reason, Executive is not elected by the Company's shareholders to the Company Board prior to the Effective Date, then as promptly as practicable following the Effective Date, the Company Board shall take necessary and appropriate action to appoint Executive as a director of the Company and the Bank. During the period of his employment hereunder, Executive also shall serve as an officer of such other affiliates of the Company and in such other capacities as he may be requested by the Company Board and shall assume such additional duties and responsibilities as from time to time may be assigned to him by the Company Board, all without additional compensation therefor. Excluding any periods of vacation (not less than 6 weeks per year) and sick leave to which the Executive is entitled, the Executive agrees to devote his primary attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) own, operate and manage investments or businesses other than banking institutions, including Mackinac Partners, LLC, so long as such activities do not interfere with the performance of the Executive's primary responsibilities as an executive of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      2. Term of Employment. The "Employment Period" of Executive hereunder shall commence on the Effective Date and shall continue thereafter through the third (3rd) anniversary of the Effective Date; provided, however, that, commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Company shall give notice to the Executive that the Employment Period shall not be so extended. The Company shall employ Executive in accordance with this Agreement for the Employment Period, unless Executive's employment is terminated sooner as provided herein.

      3. Compensation and Benefits.

         a. During the Employment Period, the Company shall pay Executive a salary (the "Base Salary") at the rate herein provided, payable in arrears in accordance with the Company's normal payroll payment schedule for salaried employees, but not less often than monthly. Such payments of Base Salary shall be subject to all withholding with respect thereto as is required by applicable tax law, but shall otherwise be paid without deduction, offset or counterclaim unless Executive shall otherwise agree. The Base Salary shall initially be a the rate of $200,000 per year, but may be increased from time to time by the Company Board; and, upon the effectiveness of any such increase, such increased rate of salary shall become the "Base Salary" hereunder. In no event shall Executive's Base Salary in effect and any time during the Employment Period be reduced without Executive's consent.

         b. After the Effective Date, but prior to March 31, 2005, the Company and Executive shall develop and implement an incentive plan or plans ("Incentive Plan(s)"), pursuant to which annual cash awards ("Bonus") may be earned by and paid to eligible employees (including Executive). In addition to Executive's Base Salary, Executive shall be entitled to receive an annual bonus in cash in accordance with such Incentive Plan(s), except that his Bonus for 2005 shall not be less than $25,000 and shall be paid no later than the first anniversary of the Effective Date, regardless of when such Incentive Plan(s) are put into effect.

         c. In addition to the Base Salary and Bonus, Executive shall receive such Additional Benefits as may be provided for him or to which he may become entitled from time to time, and nothing in this Agreement shall diminish any existing or future rights which Executive may have as to any Additional Benefits; provided, that the Company shall provide Executive, during the Employment Period, at least substantially all Additional Benefits which it generally provides at the time to its other management employees holding positions of comparable responsibility.

         d. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in connection with his employment in accordance with the Company's expense reimbursement policies and procedures from time to time in effect and applicable to management employees. Such reimbursement shall include (i) a car allowance of $750 per month; (ii) a per diem reimbursement to

            Executive for each day he is in Manistique, Michigan during the term of this Agreement to cover Executive's living expenses, in the amount of at least One Hundred Dollars ($100.00) per day, not to exceed One Thousand Dollars ($1,000.00) in any calendar month; subject, however, to upward adjustment in the event Executive demonstrates his reasonable ordinary living expenses, including housing and meals, exceeds such per diem amount.

         e. During the Employment Period, and unless and until the Company shall provide Executive with an office and support staff in Oakland County, Michigan for his principal office, the Company shall pay the reasonable costs of the office in Oakland County and personal secretarial and other assistance presently maintained by him.

      4. Stock Options. As evidenced by a Stock Option Agreement to be entered into between Executive and the Company (the "Option Agreement"), on the Effective Date Executive shall be granted under the Company's 2000 Stock Incentive Plan (the "Plan") so-called non-qualified stock options to purchase an aggregate of 25% of the Option Pool of the Company at a price per share equal to the price paid by Investors under the Stock Purchase Agreement and such other terms and conditions specified in the Option Agreement. The Option Agreement shall provide that if this Agreement is terminated other than pursuant to
Section 5.b. (death) or 5.d. (Cause), all such options (vested and unvested) shall continue and may be exercised by Executive in accordance with their terms as if this Agreement (and Executive's employment with the Company) had not terminated. If this Agreement is terminated pursuant to Section 5.b. or 5.d., the options shall continue and shall be exercisable as provided in the Option Agreement and the Plan.

      5. Termination of Employment. Executive's employment hereunder shall continue until the first to occur during the Employment Period of the following (the "Termination Date"):

         a. That date specified in a written notice of termination (i) given by the Company to the Executive if such termination by the Company is other than for Cause or Disability, or (ii) given by the Executive if the Termination is for Good Reason; or

         b. The date of Executive's death; or

         c. That date, after the occurrence of Executive's Disability, specified in a written notice of termination given by the Company on or prior to such date; or

         d. Provided Cause actually exists, the date on which the Company gives Executive written notice of termination for Cause; or

         e. Following the Change of Control, either (i) the date on which Executive gives the Company written notice of termination for Good Reason; or (ii) the date on which the Company terminates Executive's employment hereunder otherwise than (A) for Cause pursuant to clause
            (d) or (B) by reason of Executive's Disability pursuant to clause
            (c); or

         f. After a Change in Control occurs, that date specified in a written notice of termination without Good Reason given by Executive to the Company, provided such notice is given within one year after the occurrence of such Change in Control; or

         g. Such other Termination Date to which the Company and Executive may mutually agree in writing.

      6. Termination Payments. Upon the Termination Date under the circumstances described below, but in any event subject to Section 7 hereof, Executive shall be entitled to receive from the Company, and the Company shall be obligated to pay to Executive (or Executive's Beneficiary, as the case may be), the payments (the "Termination Payments") described below (subject to adjustment as provided in Section 7), in addition to all Base Salary, Bonus and expense reimbursement theretofore accrued and otherwise payable to Executive, without deduction, offset or counterclaim (other than such withholding with respect thereto as is required by applicable law):

         a. If the Termination Date is determined pursuant to Section 5(d) (i.e., by the Company for Cause), then no Termination Payments shall be payable.

         b. If the Termination Date is determined pursuant to Section 5(a) (i.e. by the Company without Cause and not due to Executive's Disability), then for a period equal to three (3) years after the Termination Date, the Company shall pay to Executive (or Executive's Beneficiary if Executive shall die during such three-year period), (i) at the times at which Executive's Base Salary would have been payable had his employment continued during such period amounts equal to the Base Salary in effect on the Termination Date; and (ii) at the times Bonuses are to be paid under the Incentive Plan(s) or otherwise, a Bonus equal to the highest

            Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the same three (3) year period plus the Company shall continue benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

         c. If the Termination Date is determined pursuant to Section 5(b) (i.e., by reason of Executive's death), then for a period of one (1) year following the Termination Date the Company shall pay to Executive's Beneficiary, at the times at which Executive's Base Salary would have been payable had his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

         d. If the Termination Date is determined pursuant to Section 5(c) (i.e., by reason of Executive's Disability), then for a period of two (2) years following the Termination Date the Company shall pay to Executive (or, if Executive shall die during such two-year period, then to Executive's Beneficiary), at the times at which Executive's Base Salary would have been payable had the his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date. The amount of Base Salary payable to Executive under this Section 6.d. may be reduced by the amounts actually received by Executive under any long term disability insurance policy obtained and paid for by the Company.

         e. If the Termination Date is determined pursuant to Section 5(e) (i.e. following a Change of Control, by Executive for Good Reason or by the Company without Cause and not due to Executive's Disability), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 300% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the period of three (3) years after the Termination Date the Company shall continue benefits to Executive and Executive's family equal to those described in Clause (b) and
            (c) of the definition of "Additional Benefits" and provided to the Executive as of the Termination Date.

         f. If the Termination Date is determined pursuant to Section 5(f) (i.e., by Executive after a Change of Control but without Good Reason), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 100% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs.

         g. If the Termination Date is determined pursuant to Section 5(g) (i.e., by mutual written agreement), then the amount and time of payment of any Termination Payment, if any, in connection therewith shall be as determined by mutual written agreement of the Company and Executive.

      7. Adjustment of Termination Payments in Certain Events. Any provisions of
Section 6 hereof to the contrary notwithstanding, if a Change of Control shall occur pursuant to which any Termination Payments to Executive are made, or if and to the extent that any Termination Payments are "contingent on" (within the meaning of such phrase as used in Section 280G(b)(i) of the Code) a Change of Control, and in either case if the "aggregate present value" (as determined pursuant to Section 280G of the Code) of the Termination Payments payable under
Section 6, plus any other payments required to be taken into account for purposes of clause (ii) of Section 280G(b)(2)(A) of the Code, equals or exceeds an amount equal to 300% of the Base Amount, then the amount of such Termination Payments shall be reduced to that amount the aggregate present value of which, when added to that of such other payments so required to be taken into account, is equal to 295% of the Base Amount; provided, that no such reduction shall be made unless, within 30 days after the Termination Date, the Company and Executive shall have received an opinion of counsel having a favorable reputation for expertise in matters of federal taxation (who may be counsel for the company or for Executive) to the effect that in the absence of such reduction the payment of the termination Payments as provided in Section 7 would more likely than not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code. Any required reduction of Termination Payments payable pursuant to Section 6(b), 6(c) or 6(d) shall be made by applying the amount of the reduction to installments of such payments in inverse order of their due dates.

      8. Interest, Collection Costs, Etc.

      (a) In the event that the Company shall fail to pay to executive (or Executive's Beneficiary, as the case may be) any Base Salary or Termination Payments when due, then (a) the Company shall pay interest on any such unpaid amount at the Applicable Interest Rate, computed from the due date of such payment to the date it is paid, and (b) the Company shall indemnify Executive (or Executive's Beneficiary, as the case may be) for, and pay over to Executive (or Executive's Beneficiary, as the case may be) on demand, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and court costs) incurred by Executive (or Executive's Beneficiary, as the case may
be) in connection with his efforts to collect such payments and enforce the obligations of the Company hereunder.

      (b) Without limiting the Company's obligations under Section 8(a), in the event of any dispute or controversy (including as to interpretation, enforceability, breach or default) between the Employee and the Company relating to this Agreement, the Option Agreement, the employment relationship between the Employee and the Company, or any other matter related hereto or thereto, the Company shall pay and reimburse Employee, as and when incurred, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and all court costs) incurred by Employee in, or as a result of, the dispute or controversy, regardless of the eventual outcome of the dispute or controversy.

      (c) All ambiguities arising under this Agreement or the Option Agreement, or the interpretation of this Agreement or the Option Agreement, shall be resolved in favor of the Employee.

      9. No Obligation to Mitigate. Executive shall not be required to mitigate the benefits or amounts of any Termination payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any Termination Payment be reduced by any compensation earned by Executive as a result of employment by another employer after the Termination Date, or otherwise.

      10. Certain Continuing Obligations of Employee. Throughout the period of his employment hereunder and thereafter, Executive agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company and the Bank or any of their affiliates, made known to or developed by Executive during the course of his employment hereunder ("Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's or Bank's business, and to return to the Company upon termination of his employment all copies, in whatever form, of all Confidential Information and all other documents relating to the business of the Company or any of its affiliates which may then be in the possession or under the control of Employee.

      At the request of the Company Board, whether or not made during the period of his employment hereunder, Employee agrees to execute such confidentiality agreements, assignments of intellectual property rights, and other documents as hereafter may be reasonably determined by the Company Board to be appropriate to carry out the purposes of this Section.

      11. Noncompetition.

      (a) Executive agrees that, except as otherwise permitted or contemplated by the terms hereof, he shall not engage in competitive activities (i) while employed by the Company or the Bank; and (ii) if Executive's Termination Date is determined under 5.a., 5.c. or 5.g. above or if the Executive terminates his employment without Good Reason, pursuant to Section 5.f. above, during the Restricted Period. Executive shall be deemed to engage in competitive activities if he shall, without the prior written consent of the Company, (i) within a twenty-five (25) mile radius of the main office or any branch office of the Bank, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of Company or any of its affiliates in providing financial products or services (including, without limitation, banking or other services) then being offered by the Company and such affiliates (and in the case of Executive's Termination Date being determined under 5.a., 5.c. or 5.g., such business as of the Termination Date) to consumers and businesses, or (ii) directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise within a twenty-five (25) mile radius of the main office or any branch office of the Bank, which competes directly or indirectly with the business of the Company or the Bank or any of their affiliates in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than 5 percent of any publicly traded corporation whether or not such corporation is in competition with the Company. For purposes hereof, the term "Restricted Period" shall equal the period during which payments in full are actually made to Executive pursuant to Section 6.b., 6.d. or 6.g. above and in the case of a termination by the Executive without Good Reason pursuant to section 5.f. above, one year from the effective date of the termination.

      12. Assignment, Delegation and Assumption.

         a. Executive may assign his rights hereunder to Executive's Beneficiary effective upon Executive's death.

         b. The Company may assign its rights and delegate its duties hereunder to a Person succeeding to all or substantially all of the Company's business and assets

            (whether by operation of law or otherwise), provided that such successor at the time of such succession assumes by operation of law or by express agreement all of the Company's obligations and duties hereunder; and the Company shall so assign its rights and delegate its duties, and cause such successor to so assume all of its duties and obligations hereunder, upon any transfer by the Company of all or substantially all of its business and assets to another Person (whether by operation of law or otherwise) during the Employment Period, as it may be extended. Notwithstanding such assignment, delegation and assumption, the Company shall not be released from its primary liability for its obligations hereunder without Executive's written consent.

         c. Except as otherwise expressly provided above, neither party may assign its rights or delegate its duties hereunder without the written consent of the other party.

      13. Miscellaneous.

         a. Notices. Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other party as herein provided. Any such notice shall be deemed effectively given to a party when mailed to such party by first class registered or certified United States Mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party.

         b. Integration. This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties hereto as to the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

         c. Amendment. This Agreement may be modified or amended only by express agreement of the parties in writing, assenting to such modification or amendment.

         d. Waivers. No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

         e. Severability. The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or an other part of such provision.

         f. Benefits and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representatives and permitted assigns.

         g. Governing Law. The validity, construction and effect of this Agreement shall be governed by the substantive laws of the State of Michigan.

         h. Headings and Captions. The headings and captions of the Sections and subsections of this Agreement are for convenience of reference only, and shall not affect the construction hereof.

         i. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

         j. Regulatory Approval. The Company and Executive agree to use their respective best efforts to obtain such approval of bank regulatory authorities as may be required for the payment of any Termination Payments as shall be or become subject to the prior approval of such regulatory authorities in accordance with the provisions of any statute or regulation applicable to the Company or any affiliate thereof at the time payment is to be made in accordance with this Agreement.

      14. Definitions. As used in this Agreement, the following terms have the following respective meanings:

      "Additional Benefits" means (a) participations in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other employee benefit plans of the Company; (b) life, health, medical, dental, accident, and other personal insurance coverage provided by the Company for employees or their dependents; (c) directors' and officers' liability insurance coverage provided by the Company and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such; (d) club memberships, use of the Company automobiles, use of other Company property and facilities and other perquisites of employment with the Company; (e) paid vacation, leave or holidays; and (f) any and all other compensation, benefits and perquisites of employment with the Company other than Base Salary.

      "Applicable Interest Rate" means (i) if a Change of Control shall occur pursuant to which any payments to Executive are made, or if payment of the amount upon which interest at such rate is computed is contingent on a Change of Control, the rate per annum equal to 120% of the "applicable federal rate" (determined under Section 1274(d) of the Code), compounded semiannually, or (ii) if no Change of Control shall occur and payment of the amount upon which interest at such rate is computed is not contingent on a Change of Control, the greater of the rate described in clause (i) of this definition or 4% plus the rate of interest per annum announced by Comerica Bank (or a successor to substantially all of the commercial banking business of such bank) as its prime rate as from time to time in effect, but (iii) in any event, not in excess of the highest rate of interest permitted by applicable law.

      "Bank" means North Country Bank and Trust, a Michigan banking corporation and a wholly-owned subsidiary of the Company.

      "Base Amount" means Executive's "base amount" as defined in Section 280G
(b)(3)(A) of the Code.

      "Base Salary" means the amount per annum so designated as described in
Section 2(a) of this Agreement.

      "Cause" means: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive's delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Company Board that specifically identifies the manner in which the Company Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company Board or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Company Board), finding that, in the good faith opinion of the Company Board, the Executive is guilty of the conduct described and specifying the particulars thereof in detail.

      "Change of Control" shall occur if:

      i. Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

      ii. A merger, consolidation, sale of assets, reorganization, or proxy contest is consummated and, as a consequence of which, members of the Company Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

      iii. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Company Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Company Board; or

      iv. A merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.

      Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (i)(a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Company or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be treated as a person or group within the meaning of subsection (i)(a) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and includes any successor federal tax code. Any reference herein to a particular provision of the Code shall include the valid regulations adopted thereunder and shall also include any similar successor provisions or regulations hereafter in effect, even though they may not bear the same designations or section numbers as now in effect.

      "Company" includes the successors and assigns of the Company that become bound by this Agreement.

      "Disability" means the inability of Executive, due to the condition of his physical, mental or emotional health, to regularly and satisfactorily perform the duties of his employment hereunder for a continuous period in excess of 180 days in a period of twelve (12) months. In the event that the existence of Executive's Disability shall be disputed by either party, the determination by two (2) physicians duly licensed to practice medicine in Michigan that such Disability exists shall be necessary to establish such Disability, unless Executive refuses to submit to appropriate examinations at the request of the Company Board, which case the determination of the Company Board in good faith and after the requisite period of Disability shall be conclusive as to whether such Disability exists. If, after any period of Disability, Executive shall resume the regular and satisfactory performance of the duties of his employment hereunder for a continuous period of at least three (3) months, then such prior Disability shall not thereafter be the basis for the establishment of a Termination Date by reason of Disability.

      "Executive's Beneficiary" means, at any time, the Person or Persons most recently designated as such in writing by Executive and given to the Company, in such form as the Company Board may reasonably prescribe if it so prescribes such a form, or, in the absence of any such designation, Executive's estate.

      "Good Reason" means any of the following occurrences without the written consent of Executive: (a) the assignment to Executive of any duties inconsistent with his duties described in Section 1(a) hereof or any removal of Executive from or any failure to reelect Executive to his positions described in Section 1(a) hereof, except in connection with promotions to higher office; provided, that the suspension of Executive from the duties of his employment and any positions held by him during the pendency of any criminal proceedings against Executive as to which a conviction would constitute "Cause" shall not be deemed "Good Reason" so long as during the period of such suspension the Company continues to pay the Base Salary and provide the Additional Benefits to which Executive is entitled; (b) the material reduction at any time of the Additional Benefits theretofore provided to Executive; provided, that (i) reductions in the actual economic value of Additional Benefits in accordance with the objective terms of such Additional Benefits (e.g., changes in the amounts of bonus payments from time to time in accordance with the objective terms of a bonus formula) shall not be deemed a reduction of such Additional Benefits for this purpose, and (ii) the replacement of Additional Benefits with other new Additional Benefits having substantially equivalent economic value to Executive shall not be deemed a reduction of Additional Benefits for this purpose; (c) the relocation of Executive's office to anywhere other than a location within 25 miles of Executive's office provided for herein or the Company requiring Executive to be based anywhere other than within 25 miles of Executive's office on the date hereof, except for a required travel on the Company's business to an extent consistent with Executive's business travel obligations; or (d) the failure of the Company to pay Executive the Base Salary and provide the Additional Benefits as and when required by Section 2 hereof; (e) any other failure of the Company to perform its obligations to Executive hereunder if such failure continues uncured for ten (10) days after written notice thereof, specifying the nature of such failure and requesting that it be cured, is given by Executive to the Company; or (f) the failure of the Company to obtain the assumption of this Agreement by any successor of the Company as provided in
Section 12(b) hereof.

      "Option Pool" means the total number of issued and outstanding shares of common stock of the Company following the consummation of the transactions provided for in, and contemplated by, the Stock Purchase Agreement multiplied by ..125.

      "Person" means an individual, corporation, partnership or other entity, or a group of Persons acting in concert.

      "Termination Date" means the date so designated in Section 5 hereof.

      "Termination Payments" means the payments so designated in Section 6 hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        NORTH COUNTRY FINANCIAL
                                        CORPORATION

                                        By________________________________

                                              Its _______________________

                                        __________________________________
                                        Eliot R. Stark

                                  Schedule 5-2

                          Employment Agreement - Tobias

                                  See attached

                              EMPLOYMENT AGREEMENT

                                (PAUL D. TOBIAS)

      This Agreement, dated as of the 10th day of August, 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and PAUL D. TOBIAS ("Executive")

                              W I T N E S S E T H:

      WHEREAS, the Company desires to engage the services of Executive, and Executive is willing to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. Employment and Duties; Board Appointment. In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the Closing of the transactions provided for in the Stock Purchase Agreement dated August 10, 2004 between the Company and NCFC Recapitalization, LLC (the "Effective Date") Executive shall become employed and appointed as the Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board of the Bank and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the by-laws of the Company. In the event, for whatever reason, Executive is not elected by the Company's shareholders to the Company Board prior to the Effective Date, then as promptly as practicable following the Effective Date, the Company Board shall take necessary and appropriate action to appoint Executive as a director of the Company and the Bank. During the period of his employment hereunder, Executive also shall serve as an officer of such other affiliates of the Company and in such other capacities as he may be requested by the Company Board and shall assume such additional duties and responsibilities as from time to time may be assigned to him by the Company Board, all without additional compensation therefor. Excluding any periods of vacation (not less than 6 weeks per year) and sick leave to which the Executive is entitled, the Executive agrees to devote his primary attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) own, operate and manage investments or businesses other than banking institutions, including Mackinac Partners, LLC, so long as such activities do not interfere with the performance of the Executive's primary responsibilities as an executive of the Company in accordance with this Agreement. It is expressly understood and agreed that, to the extent that any such activities have been conducted by Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

      2. Term of Employment. The "Employment Period" of Executive hereunder shall commence on the Effective Date and shall continue thereafter through the third (3rd) anniversary of the Effective Date; provided, however, that, commencing on the date one year after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate three (3) years from such Renewal Date, unless, at least 60 days prior to the Renewal Date, the Company shall give notice to the Executive that the Employment Period shall not be so extended. The Company shall employ Executive in accordance with this Agreement for the Employment Period, unless Executive's employment is terminated sooner as provided herein.

      3. Compensation and Benefits.

         a. During the Employment Period, the Company shall pay Executive a salary (the "Base Salary") at the rate herein provided, payable in arrears in accordance with the Company's normal payroll payment schedule for salaried employees, but not less often than monthly. Such payments of Base Salary shall be subject to all withholding with respect thereto as is required by applicable tax law, but shall otherwise be paid without deduction, offset or counterclaim unless Executive shall otherwise agree. The Base Salary shall initially be a the rate of $225,000 per year, but may be increased from time to time by the Company Board; and, upon the effectiveness of any such increase, such increased rate of salary shall become the "Base Salary" hereunder. In no event shall Executive's Base Salary in effect and any time during the Employment Period be reduced without Executive's consent.

         b. After the Effective Date, but prior to March 31, 2005, the Company and Executive shall develop and implement an incentive plan or plans ("Incentive Plan(s)"), pursuant to which annual cash awards ("Bonus") may be earned by and paid to eligible employees (including Executive). In addition to Executive's Base Salary, Executive shall be entitled to receive an annual bonus in cash in accordance with such Incentive Plan(s), except that his Bonus for 2005 shall not be less than $25,000 and shall be paid no later than the first anniversary of the Effective Date, regardless of when (or whether) such Incentive Plan(s) are put into effect.

         c. In addition to the Base Salary and Bonus, Executive shall receive such Additional Benefits as may be provided for him or to which he may become entitled from time to time, and nothing in this Agreement shall diminish any existing or future rights which Executive may have as to any Additional Benefits; provided, that the Company shall provide Executive, during the Employment Period, at least substantially all Additional Benefits which it generally provides at the time to its other management employees holding positions of comparable responsibility.

         d. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him in connection with his employment in accordance with the Company's expense reimbursement policies and procedures from time to time in effect and applicable to management employees. Such reimbursement shall include (i) a car allowance of $750 per month;
            (ii) a per diem reimbursement to Executive for each day he is in Manistique, Michigan during the term of this Agreement to cover Executive's living expenses, in the amount of at least One Hundred Dollars ($100.00) per day, not to exceed One Thousand Dollars ($1,000.00) in any calendar month; subject, however, to upward adjustment in the event Executive demonstrates his reasonable ordinary living expenses, including housing and meals, exceeds such per diem amount.

         e. During the Employment Period, and unless and until the Company shall provide Executive with an office and support staff in Oakland County, Michigan for his principal office, the Company shall pay the reasonable costs of the office in Oakland County and personal secretarial and other assistance presently maintained by him.

      4. Stock Options. As evidenced by a Stock Option Agreement to be entered into between Executive and the Company (the "Option Agreement"), on the Effective Date Executive shall be granted under the Company's 2000 Stock Incentive Plan (the "Plan") so-called non-qualified stock options to purchase an aggregate of 35% of the Option Pool of the Company at a price per share equal to the price paid by Investors under the Stock Purchase Agreement and such other terms and conditions specified in the Option Agreement. The Option Agreement shall provide that if this Agreement is terminated other than pursuant to
Section 5.b. (death) or 5.d. (Cause), all such options (vested and unvested) shall continue and may be exercised by Executive in accordance with their terms as if this Agreement (and Executive's employment with the Company) had not terminated. If this Agreement is terminated pursuant to Section 5.b. or 5.d., the options shall continue and shall be exercisable as provided in the Option Agreement and the Plan.

      5. Termination of Employment. Executive's employment hereunder shall continue until the first to occur during the Employment Period of the following (the "Termination Date"):

         a. That date specified in a written notice of termination (i) given by the Company to the Executive if such termination by the Company is other than for Cause or

            Disability, or (ii) given by the Executive if the Termination is for Good Reason; or

         b. The date of Executive's death; or

         c. That date, after the occurrence of Executive's Disability, specified in a written notice of termination given by the Company on or prior to such date; or

         d. Provided Cause actually exists, the date on which the Company gives Executive written notice of termination for Cause; or

         e. Following the Change of Control, either (i) the date on which Executive gives the Company written notice of termination for Good Reason; or (ii) the date on which the Company terminates Executive's employment hereunder otherwise than (A) for Cause pursuant to clause
            (d) or (B) by reason of Executive's Disability pursuant to clause
            (c); or

         f. After a Change in Control occurs, that date specified in a written notice of termination without Good Reason given by Executive to the Company, provided such notice is given within one year after the occurrence of such Change in Control; or

         g. Such other Termination Date to which the Company and Executive may mutually agree in writing.

      6. Termination Payments. Upon the Termination Date under the circumstances described below, but in any event subject to Section 7 hereof, Executive shall be entitled to receive from the Company, and the Company shall be obligated to pay to Executive (or Executive's Beneficiary, as the case may be), the payments (the "Termination Payments") described below (subject to adjustment as provided in Section 7), in addition to all Base Salary, Bonus and expense reimbursement theretofore accrued and otherwise payable to Executive, without deduction, offset or counterclaim (other than such withholding with respect thereto as is required by applicable law):

         a. If the Termination Date is determined pursuant to Section 5(d) (i.e., by the Company for Cause), then no Termination Payments shall be payable.

         b. If the Termination Date is determined pursuant to Section 5(a) (i.e. by the Company without Cause and not due to Executive's Disability), then for a period equal to three (3) years after the Termination Date, the Company shall pay to Executive (or Executive's Beneficiary if Executive shall die during such three-year period), (i) at the times at which Executive's Base Salary would have been payable had his employment continued during such period amounts equal to the Base Salary in effect on the Termination Date; and (ii) at the times Bonuses are to be paid under the Incentive Plan(s) or otherwise, a Bonus equal to the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the same three (3) year period plus the Company shall continue benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

         c. If the Termination Date is determined pursuant to Section 5(b) (i.e., by reason of Executive's death), then for a period of one (1) year following the Termination Date the Company shall pay to Executive's Beneficiary, at the times at which Executive's Base Salary would have been payable had his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date.

         d. If the Termination Date is determined pursuant to Section 5(c) (i.e., by reason of Executive's Disability), then for a period of two (2) years following the Termination Date the Company shall pay to Executive (or, if Executive shall die during such two-year period, then to Executive's Beneficiary), at the times at which Executive's Base Salary would have been payable had the his employment continued during such period, amounts equal to the Base Salary (as in effect on the Termination Date) which would have been payable during such period and shall continue for the same period benefits to Executive and Executive's family at least equal to those described in Clauses (b) and (c) of the definition of "Additional Benefits" and provided to Executive as of the Termination Date. The amount of Base Salary payable to Executive under this Section 6.d. may be reduced by the amounts actually received by Executive under any long term disability insurance policy obtained and paid for by the Company.

         e. If the Termination Date is determined pursuant to Section 5(e) (i.e. following a Change of Control, by Executive for Good Reason or by the Company without Cause and not due to Executive's Disability), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 300% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs. In addition, for the period of three (3) years after the Termination Date the Company shall continue benefits to Executive and Executive's family equal to those described in Clause (b) and
            (c) of the definition of "Additional Benefits" and provided to the Executive as of the Termination Date.

         f. If the Termination Date is determined pursuant to Section 5(f) (i.e., by Executive after a Change of Control but without Good Reason), then within ten (10) days after the Termination Date the Company shall pay to Executive in cash or equivalent a lump sum Termination Payment equal to 100% of the aggregate of (i) Executive's annual Base Salary in effect on the Termination Date; and (ii) the highest Bonus or Bonuses awarded to Executive during any fiscal year of the Company, including the fiscal year in which the Termination Date occurs.

         g. If the Termination Date is determined pursuant to Section 5(g) (i.e., by mutual written agreement), then the amount and time of payment of any Termination Payment, if any, in connection therewith shall be as determined by mutual written agreement of the Company and Executive.

      7. Adjustment of Termination Payments in Certain Events. Any provisions of
Section 6 hereof to the contrary notwithstanding, if a Change of Control shall occur pursuant to which any Termination Payments to Executive are made, or if and to the extent that any Termination Payments are "contingent on" (within the meaning of such phrase as used in Section 280G(b)(i) of the Code) a Change of Control, and in either case if the "aggregate present value" (as determined pursuant to Section 280G of the Code) of the Termination Payments payable under
Section 6, plus any other payments required to be taken into account for purposes of clause (ii) of Section 280G(b)(2)(A) of the Code, equals or exceeds an amount equal to 300% of the Base Amount, then the amount of such Termination Payments shall be reduced to that amount the aggregate present value of which, when added to that of such other payments so required to be taken into account, is equal to 295% of the Base Amount; provided, that no such reduction shall be made unless, within 30 days after the Termination Date, the Company and Executive shall have received an opinion of counsel having a favorable reputation for expertise in matters of federal taxation (who may be counsel for the company or for Executive) to the effect that in the absence of such reduction the payment of the termination Payments as provided in Section 7 would more likely than not constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code. Any required reduction of Termination Payments payable pursuant to Section 6(b), 6(c) or 6(d) shall be made by applying the amount of the reduction to installments of such payments in inverse order of their due dates.

      8. Interest, Collection Costs, Etc.

      (a) In the event that the Company shall fail to pay to executive (or Executive's Beneficiary, as the case may be) any Base Salary or Termination Payments when due, then (a) the Company shall pay interest on any such unpaid amount at the Applicable Interest Rate, computed from the due date of such payment to the date it is paid, and (b) the Company shall indemnify Executive (or Executive's Beneficiary, as the case may be) for, and pay over to Executive (or Executive's Beneficiary, as the case may be) on demand, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and court costs) incurred by Executive (or Executive's Beneficiary, as the case may
be) in connection with his efforts to collect such payments and enforce the obligations of the Company hereunder.

      (b) Without limiting the Company's obligations under Section 8(a), in the event of any dispute or controversy (including as to interpretation, enforceability, breach or default) between the Employee and the Company relating to this Agreement, the Option Agreement, the employment relationship between the Employee and the Company, or any other matter related hereto or thereto, the Company shall pay and reimburse Employee, as and when incurred, all costs and expenses (including reasonable attorneys' and consultants' fees and expenses and all court costs) incurred by Employee in, or as a result of, the dispute or controversy, regardless of the eventual outcome of the dispute or controversy.

      (c) All ambiguities arising under this Agreement or the Option Agreement, or the interpretation of this Agreement or the Option Agreement, shall be resolved in favor of the Employee.

      9. No Obligation to Mitigate. Executive shall not be required to mitigate the benefits or amounts of any Termination payments provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any Termination Payment be reduced by any compensation earned by Executive as a result of employment by another employer after the Termination Date, or otherwise.

      10. Certain Continuing Obligations of Employee. Throughout the period of his employment hereunder and thereafter, Executive agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company and the Bank or any of their affiliates, made known to or developed by Executive during the course of his employment hereunder ("Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's or Bank's business, and to return to the Company upon termination of his employment all copies, in whatever form, of all Confidential Information and all other documents relating to the business of the Company or any of its affiliates which may then be in the possession or under the control of Employee.

      At the request of the Company Board, whether or not made during the period of his employment hereunder, Employee agrees to execute such confidentiality agreements, assignments of intellectual property rights, and other documents as hereafter may be reasonably determined by the Company Board to be appropriate to carry out the purposes of this Section.

      11. Noncompetition and Nonsolitiation.

      (a) Executive agrees that, except as otherwise permitted or contemplated by the terms hereof, he shall not engage in competitive activities (i) while employed by the Company or the Bank; and (ii) if Executive's Termination Date is determined under 5.a., 5.c. or 5.g. above or if the Executive terminates his employment without Good Reason, pursuant to Section 5.f. above, during the Restricted Period. Executive shall be deemed to engage in competitive activities if he shall, without the prior written consent of the Company, (i) within a twenty-five (25) mile radius of the main office or any branch office of the Bank, render services directly or indirectly, as an employee, officer, director, consultant, advisor, partner or otherwise, for any organization or enterprise which competes directly or indirectly with the business of Company or any of its affiliates in providing financial products or services (including, without limitation, banking or other services) then being offered by the Company and such affiliates (and in the case of Executive's Termination Date being determined under 5.a., 5.c. or 5.g., such business as of the Termination Date) to consumers and businesses, or (ii) directly or indirectly acquires any financial or beneficial interest in (except as provided in the next sentence) any organization which conducts or is otherwise engaged in a business or enterprise within a twenty-five (25) mile radius of the main office or any branch office of the Bank, which competes directly or indirectly with the business of the Company or the Bank or any of their affiliates in providing financial products or services (including, without limitation, banking, insurance or securities products or services) to consumers and businesses. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than 5 percent of any publicly traded corporation whether or not such corporation is in competition with the Company. For purposes hereof, the term "Restricted Period" shall equal the period during which payments in full are actually made to Executive pursuant to Section 6.b., 6.d. or 6.g. above and in the case of a termination by the Executive without Good Reason pursuant to section 5.f. above, one year from the effective date of the termination.

      12.         Assignment, Delegation and Assumption.

            a. Executive may assign his rights hereunder to Executive's Beneficiary effective upon Executive's death.

            b. The Company may assign its rights and delegate its duties hereunder to a Person succeeding to all or substantially all of the Company's business and assets (whether by operation of law or otherwise), provided that such successor at the time of such succession assumes by operation of law or by express agreement all of the Company's obligations and duties hereunder; and the Company shall so assign its rights and delegate its duties, and cause such successor to so assume all of its duties and obligations hereunder, upon any transfer by the Company of all or substantially all of its business and assets to another Person (whether by operation of law or otherwise) during the Employment Period, as it may be extended. Notwithstanding such assignment, delegation and assumption, the Company shall not be released from its primary liability for its obligations hereunder without Executive's written consent.

            c. Except as otherwise expressly provided above, neither party may assign its rights or delegate its duties hereunder without the written consent of the other party.

      13.         Miscellaneous.

            a. Notices. Any notice to be given to a party in connection with this Agreement shall be in writing addressed to such party at such party's "Notice Address" set forth below such party's signature hereto, which Notice Address may be changed from time to time by such party by notice thereof to the other party as herein provided. Any such notice shall be deemed effectively given to a party when mailed to such party by first class registered or certified United States Mail, postage prepaid, addressed to such party at such party's Notice Address, or, if earlier, when actually delivered to such party's Notice Address directed to such party.

            b. Integration. This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties hereto as to the subject matter hereof, and all other prior or contemporaneous oral or written agreements of the parties hereto with respect to the subject matter hereof are merged herein and superseded hereby.

            c. Amendment. This Agreement may be modified or amended only by express agreement of the parties in writing, assenting to such modification or amendment.

            d. Waivers. No waiver by any party of any provision hereof or part thereof at any time shall constitute or evidence a waiver by such party of any other provision or other part of such provision or of the same provision or part at any other time.

            e. Severability. The parties have entered into this Agreement for the purposes herein expressed, with the intention that this Agreement be given full effect to carry out such purposes. Therefore, consistent with the effectuation of the purposes hereof, the invalidity or unenforceability of any provision hereof or part thereof shall not affect the validity or enforceability of any other provision hereof or an other part of such provision.

            f. Benefits and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, personal representatives and permitted assigns.

            g. Governing Law. The validity, construction and effect of this Agreement shall be governed by the substantive laws of the State of Michigan.

            h. Headings and Captions. The headings and captions of the Sections and subsections of this Agreement are for convenience of reference only, and shall not affect the construction hereof.

            i. Counterparts. This Agreement may be executed by the parties in multiple counterparts, each of which shall be deemed an original.

            j. Regulatory Approval. The Company and Executive agree to use their respective best efforts to obtain such approval of bank regulatory authorities as may be required for the payment of any Termination Payments as shall be or become subject to the prior approval of such regulatory authorities in accordance with the provisions of any statute or regulation applicable to the Company or any affiliate thereof at the time payment is to be made in accordance with this Agreement.

      14. Definitions. As used in this Agreement, the following terms have the following respective meanings:

      "Additional Benefits" means (a) participations in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other employee benefit plans of the Company; (b) life, health, medical, dental, accident, and other personal insurance coverage provided by the Company for employees or their dependents; (c) directors' and officers' liability insurance coverage provided by the Company and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such; (d) club memberships, use of the Company automobiles, use of other Company property and facilities and other perquisites of employment with the Company; (e) paid vacation, leave or holidays; and (f) any and all other compensation, benefits and perquisites of employment with the Company other than Base Salary.

      "Applicable Interest Rate" means (i) if a Change of Control shall occur pursuant to which any payments to Executive are made, or if payment of the amount upon which interest at such rate is computed is contingent on a Change of Control, the rate per annum equal to 120% of the "applicable federal rate" (determined under Section 1274(d) of the Code), compounded semiannually, or (ii) if no Change of Control shall occur and payment of the amount upon which interest at such rate is computed is not contingent on a Change of Control, the greater of the rate described in clause (i) of this definition or 4% plus the rate of interest per annum announced by

Comerica Bank (or a successor to substantially all of the commercial banking business of such bank) as its prime rate as from time to time in effect, but
(iii) in any event, not in excess of the highest rate of interest permitted by applicable law.

      "Bank" means North Country Bank and Trust, a Michigan banking corporation and a wholly-owned subsidiary of the Company.

      "Base Amount" means Executive's "base amount" as defined in Section 280G(b)(3)(A) of the Code.

      "Base Salary" means the amount per annum so designated as described in
Section 2(a) of this Agreement.

      "Cause" means: (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive's delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Company Board that specifically identifies the manner in which the Company Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Company Board or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Company Board), finding that, in the good faith opinion of the Company Board, the Executive is guilty of the conduct described and specifying the particulars thereof in detail.

      "Change of Control" shall occur if:

      i. Any person or group (as such terms are used in connection with Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

      ii. A merger, consolidation, sale of assets, reorganization, or proxy contest is consummated and, as a consequence of which, members of the Company Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter;

      iii. During any period of 24 consecutive months, individuals who at the beginning of such period constitute the Company Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Company Board; or

      iv. A merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.

      Notwithstanding the foregoing, no trust department or designated fiduciary or other trustee of such trust department of the Company or a subsidiary of the Company, or other similar fiduciary capacity of the Company with direct voting control of the stock shall be treated as a person or group within the meaning of subsection (i)(a) hereof. Further, no profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of the Company or any of its subsidiaries, and no trustee of any such plan in its capacity as such trustee, shall be treated as a person or group within the meaning of subsection (i)(a) hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and includes any successor federal tax code. Any reference herein to a particular provision of the Code shall include the valid regulations adopted thereunder and shall also include any similar successor provisions or regulations hereafter in effect, even though they may not bear the same designations or section numbers as now in effect.

      "Company" includes the successors and assigns of the Company that become bound by this Agreement.

      "Disability" means the inability of Executive, due to the condition of his physical, mental or emotional health, to regularly and satisfactorily perform the duties of his employment hereunder for a continuous period in excess of 180 days in a period of twelve (12) months. In the event that the existence of Executive's Disability shall be disputed by either party, the determination by two (2) physicians duly licensed to practice medicine in Michigan that such Disability exists shall be necessary to establish such Disability, unless Executive refuses to submit to appropriate examinations at the request of the Company Board, which case the determination of the Company Board in good faith and after the requisite period of Disability shall be conclusive as to whether such Disability exists. If, after any period of Disability, Executive shall resume the regular and satisfactory performance of the duties of his employment hereunder for a continuous period of at least three (3) months, then such prior Disability shall not thereafter be the basis for the establishment of a Termination Date by reason of Disability.

      "Executive's Beneficiary" means, at any time, the Person or Persons most recently designated as such in writing by Executive and given to the Company, in such form as the Company Board may reasonably prescribe if it so prescribes such a form, or, in the absence of any such designation, Executive's estate.

      "Good Reason" means any of the following occurrences without the written consent of Executive: (a) the assignment to Executive of any duties inconsistent with his duties described in Section 1(a) hereof or any removal of Executive from or any failure to reelect Executive to his positions described in Section 1(a) hereof, except in connection with promotions to higher office; provided, that the suspension of Executive from the duties of his employment and any positions held by him during the pendency of any criminal proceedings against Executive as to which a conviction would constitute "Cause" shall not be deemed "Good Reason" so long as during the period of such suspension the Company continues to pay the Base Salary and provide the Additional Benefits to which Executive is entitled; (b) the material reduction at any time of the Additional Benefits theretofore provided to Executive; provided, that (i) reductions in the actual economic value of Additional Benefits in accordance with the objective terms of such Additional Benefits (e.g., changes in the amounts of bonus payments from time to time in accordance with the objective terms of a bonus formula) shall not be deemed a reduction of such Additional Benefits for this purpose, and (ii) the replacement of Additional Benefits with other new Additional Benefits having substantially equivalent economic value to Executive shall not be deemed a reduction of Additional Benefits for this purpose; (c) the relocation of Executive's office to anywhere other than a location within 25 miles of Executive's office provided for herein or the Company requiring Executive to be based anywhere other than within 25 miles of Executive's office on the date hereof, except for a required travel on the Company's business to an extent consistent with Executive's business travel obligations; or (d) the failure of the Company to pay Executive the Base Salary and provide the Additional Benefits as and when required by Section 2 hereof; (e) any other failure of the Company to perform its obligations to Executive hereunder if such failure continues uncured for ten (10) days after written notice thereof, specifying the nature of such failure and requesting that it be cured, is given by Executive to the Company; or (f) the failure of the Company to obtain the assumption of this Agreement by any successor of the Company as provided in
Section 12(b) hereof.

      "Option Pool" means the total number of issued and outstanding shares of common stock of the Company following the consummation of the transactions provided for in, and contemplated by, the Stock Purchase Agreement multiplied by ..125.

      "Person" means an individual, corporation, partnership or other entity, or a group of Persons acting in concert.

      "Termination Date" means the date so designated in Section 5 hereof.

      "Termination Payments" means the payments so designated in Section 6 hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       NORTH COUNTRY FINANCIAL CORPORATION

                                       By ______________________________________

                                              Its ______________________________

                                       _________________________________________
                                       Paul D. Tobias

                                  Schedule 5-3

                           Employment Agreement - Bess

                                  See attached

                              EMPLOYMENT AGREEMENT

                                 (C. JAMES BESS)

      This Agreement, dated as of the _____ day of August, 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and
C. JAMES BESS ("Employee")

                              W I T N E S S E T H:

      WHEREAS, the Company desires to engage the services of Employee, and Employee is willing to accept such employment, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. Employment and Duties. In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the Closing of the transactions provided for in the Stock Purchase Agreement dated August __, 2004 between the Company and NCFC Recapitalization, LLC (the "Effective Date"), Employee shall become employed and appointed as the President and Chief Operating Officer of the Company's wholly-owned subsidiary, North Country Bank and Trust (the "Bank"), and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the by-laws of the Bank. During the period of his employment hereunder, Employee also shall serve as an officer of such other affiliates of the Bank or the Company and in such other capacities as he may be requested by the Company Board and shall assume such additional duties and responsibilities as from time to time may be assigned to him by the Company Board, all without additional compensation therefor. Throughout the period of his employment hereunder, Employee shall devote his business time, attention, and energy on a full-time basis exclusively to the affairs of the Bank and the Company and its affiliates.

      2. Term of Employment. The employment of Employee hereunder shall commence on the Effective Date and shall continue thereafter through the end of the eighteenth (18th) month following the Effective Date (the "Employment Period"), unless earlier terminated as hereinafter provided. After the initial Employment Period, the term of this Agreement shall be automatically extended for additional one-year periods unless written notice is given by one party to the other of his or its intention to terminate Employee's employment hereunder at the end of the Employment Period or any extended term, as the case may be.

      3. Cash Compensation. As full cash compensation for all services to be performed by Employee hereunder, the Company shall pay to Employee the following:

            (a) salary at the rate of $250,000 per year (to be reviewed annually by the Company Board), payable at the intervals at which other executive officers of the Company and the Bank are paid;

            (b) an additional incentive bonus (if earned) payable after fiscal year-end in accordance with the Company's or Bank's policy or plan.

      4. Certain Fringe Benefits. During the period of his employment hereunder, the Company will provide a per diem reimbursement to Employee for each day he is in Manistique, Michigan during the term of this Agreement to cover Employee's living expenses, in the amount of at least One Hundred Dollars ($100.00) per day, not to exceed One Thousand Dollars ($1,000.00) in any calendar month, subject however, to upward adjustment with the consent of the Company on which shall not unreasonably be withheld, in the event the Employee demonstrates his reasonable ordinary living expenses, including housing and meals, exceeds such per diem amount. In addition, the Company will provide Employee with the use of the 2004 GMC Denali presently used by him.

      5. Other Employee Benefits. During the period of his employment hereunder, Employee also shall be entitled to participate in such Company employee benefit plans as from time to time are maintained, sponsored, or made available to the executive employees of the Company and the Bank generally, in each case on the same terms and subject to the same conditions and limitations generally applicable to other executive officers with respect to participation therein. Employee shall be entitled to six weeks of vacation per year, for a total of nine weeks over the Employment Period. Vacation time not taken during an applicable period will terminate and will not be compensated for.

      6. Certain Expenses. The Company shall pay or reimburse Employee for the reasonable travel, entertainment and other incidental expenses (including the cost of business publications and professional associations) incurred on business of the Company or the Bank with the approval of the Chairman of the Company, and in accordance with the Company's practices as in effect during the term of this Agreement as applied to executive officers.

      7. Certain Continuing Obligations of Employee. Throughout the period of his employment hereunder and thereafter, Employee agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company and the Bank or any of their affiliates, made known to or developed by Employee during the course of his employment hereunder ("Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's or Bank's business, and to return to the Company upon termination of his employment all copies, in whatever form, of all

Confidential Information and all other documents relating to the business of the Company or any of its affiliates which may then be in the possession or under the control of Employee.

      At the request of the Company Board, whether or not made during the period of his employment hereunder, Employee agrees to execute such confidentiality agreements, assignments of intellectual property rights, and other documents as hereafter may be reasonably determined by the Company Board to be appropriate to carry out the purposes of this Section.

      8.    Termination of Employment; Effect.

            (a) Employee's employment hereunder will be terminated in any of the following ways:

                  (i)   Immediately upon the death of the Employee;

                  (ii) Immediately upon the Employee becoming disabled due to his physical or mental condition to regularly and satisfactorily perform his duties hereunder (as determined by the Company Board) for a period of three (3) continuous months;

                  (iii) By either the Employee or the Company giving notice of his or its intention not to extend this Agreement's term as provided in Section 2 above, in which case Employee's employment will terminate at the end of the Employment Period or extended term, as the case may be; or

                  (iv) By either the Employee or the Company, without or with Cause (as hereinafter defined), by 30 days' prior written notice to the other, effective as of the date specified in such notice.

            (b) Upon the termination of Employee's employment in any of the ways provided in subsection (a), then this Agreement and all rights and obligations of

      Employee and the Company hereunder (as opposed to rights and obligations under any Company employee benefit plan in which Employee participated) shall terminate and cease immediately, except for (i) Employee's rights to the payments provided in Section 9 below; and (ii) the rights and obligations set forth in Section 7 above and Section 12 below.

      9. Payments On Termination. Employee shall be entitled to the following payments and benefits upon termination of his employment:

            (a) If Employee's employment is terminated under Section 8(a)(i) above (by reason of death), or if Employee's employment is terminated by Employee under Section 8(a)(iii) above (no extension), or if Employee's employment is terminated (either voluntarily by Employee or for Cause by the Company) under Section 8(a)(iv) above, then Employee shall be entitled to the cash compensation under Section 3(a) above, and the benefits to which Employee is entitled under Sections 4 and 5 above, through the date of termination of employment.

            (b) If Employee's employment is terminated under Section 8(a)(ii) above (disability), or by the Company, either without Cause under Section 8(a)(iv) above or pursuant to Section 10(a)(iii) above (no extension), Employee shall be entitled to the cash compensation payable under Section 3(a) above, for a period of one year following the effectiveness of such termination of employment; provided, however, that in the event termination of employment occurs during the initial Employment Period, such payments and benefits shall continue for the shorter of one year following termination, or the balance of the initial Employment Period.

      10. Definition. For purposes of this Agreement, "Cause" means any of the following:

            (a) Material breach of any of the terms of this Agreement or of the Company's or Bank's policies and procedures applicable to employees and/or directors;

            (b) Conviction of or plea of guilty or nolo contendere to a crime involving moral turpitude or involving any violation of securities or banking law or regulation, or the issuance of any court or administrative order enjoining or prohibiting Employee from violating any such law or regulation;

            (c) Repeated or habitual intoxication with alcohol or drugs while on the premises of the Company or the Bank or any of their affiliates, or during the performance by Employee of any of his duties hereunder;

            (d) Embezzlement of any property belonging or entrusted to the Company or the Bank, or any of their affiliates;

            (e) Willful misconduct or gross neglect of duties, or failure to act with respect to duties or actions previously communicated to Employee in writing by the Company Board;

            (f) Any other act or omission of kind or nature similar to any of the foregoing, or determined in good faith by the Company Board to be of comparable seriousness, which in the good faith judgment of the Company Board may have adversely affected or may in the future adversely affect the Company, the Bank or any of their affiliates, or has irreparably damaged Employee's continued ability to function effectively in any of the capacities contemplated by this Agreement.

      11. Integration; Amendment. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and thereof, and together supersede and replace in their entirety any prior agreements or understandings concerning such subject matter, including the Employment Agreement dated August 1, 2003 between the Company and Employee. This Agreement may not be waived, changed, modified, extended, or discharged orally, but only by agreement in writing signed in the case of the Company by the Chairman or Vice Chairman of the Company Board.

      12. Arbitration. Any controversy, dispute, or claim arising out of or relating to Employee's employment or to this Agreement or breach thereof shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association at its Southfield, Michigan offices. Judgment upon any award may be entered in any circuit court or other court having jurisdiction thereof, without notice to the opposite party or parties. Anything contained herein to the contrary notwithstanding, this agreement to arbitrate shall not be deemed to be a waiver of the Company's right to secure equitable relief including injunction (whether as part of or separate from the arbitration proceeding) if and when otherwise appropriate.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed within such State.

      14. Regulatory Approval. The Company and Employee agree to use their respective best efforts to obtain such approval of bank regulatory authorities as may be required for the payment of any termination payments as shall be or become subject to the prior approval of such regulatory authorities in accordance with the provisions of any statute or regulation applicable to the Company or any affiliate thereof at the time payment is to be made in accordance with this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       NORTH COUNTRY FINANCIAL CORPORATION

                                       By ______________________________________

                                              Its ______________________________

                                       _________________________________________
                                       C. James Bess

                                   Schedule 6

                                    RESERVED

                                   Schedule 7

         Additional Indemnification and Other Covenants of North Country

Section 1. Indemnification.

      (a) Indemnification of NCFC Recapitalization. North Country agrees to indemnify and hold harmless NCFC Recapitalization and each person, if any, who controls NCFC Recapitalization within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all Damages whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents, the Proxy Statement, any related materials or this Agreement (or any amendment to any of them) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all Damages whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to subsection (c) below) any such settlement is effected with the written consent of North Country; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by NCFC Recapitalization), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission;

provided, however, that this indemnity provision shall not apply to any Damages or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information referred to in the last sentence of Section 7.13(b).

      (b) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by NCFC Recapitalization. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for

                                     7-1
fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Schedule 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (c) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 2. Contribution. If the indemnification provided for in Section 1 of this schedule 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Damages referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Damages incurred by such indemnified party, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by North Country on the one hand and NCFC Recapitalization on the other hand from the Offering of the North Country Shares pursuant to the Offering Documents and this Agreement; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of North Country on the one hand and of NCFC Recapitalization on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by North Country on the one hand and NCFC Recapitalization on the other hand in connection with the Offering of the North Country Shares pursuant to the Offering Documents and this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering (before deducting expenses) received by North Country and the reimbursement of expenses received by NCFC as set forth in this Agreement.

      The relative fault of North Country on the one hand and NCFC Recapitalization on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by North Country or by NCFC Recapitalization and the parties'

                                      7-2
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      North Country and NCFC Recapitalization agree that it would not be just and equitable if contribution pursuant to this Section 2 of this schedule 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of Damages incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section, NCFC Recapitalization shall not be required to contribute any amount in excess of the total expense reimbursement received by NCFC Recapitalization as set forth herein.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls NCFC Recapitalization within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as NCFC Recapitalization, and each director of North Country and each executive officer of North Country shall have the same rights to contribution as North Country.

                                      7-3

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is executed and delivered as of September 28, 2004, by and between North Country Financial Corporation, a Michigan corporation registered as a bank holding company ("North Country"), and NCFC Recapitalization, LLC, a Michigan limited liability company ("NCFC Recapitalization"), individually and on behalf of the "Investors" that subscribe for shares of North Country common stock and become a party to the Agreement as contemplated in Section 2.1 of the Agreement. Capitalized terms used in this Amendment and not otherwise defined have the respective meanings in the Agreement.

                                   WITNESSETH:

      WHEREAS, the parties hereto executed and delivered a Stock Purchase Agreement dated as of August 10, 2004 (the "Original Agreement"); and

      WHEREAS, the parties hereto desire to amend the Original Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. The preamble of the Original Agreement is hereby amended to delete "(the Agreement")" and Schedule 1 of the Agreement is hereby amended to add a definition of "Agreement' as follows:

            "Agreement" means the Stock Purchase Agreement dated as of August 10, 2004 by and between the parties hereto, as amended by the First Amendment, and as the same may be further amended from time to time pursuant to its terms.

      2. Section 3.1(b)(iii)(F) of the Original Agreement is hereby amended to read in its entirety as follows:

      (F) take any action (including any action by its Board of Directors (or any committee thereof) to adjust in any way either the number of shares of North Country covered by any outstanding North Country Stock Options, or the exercise price of any of the options, whether pursuant to the terms of such Plans or otherwise (except only as contemplated by Section 29 of Part I of Schedule 3).

      3. Section 3.2(b) of the Original Agreement is hereby amended to add the following to the end of the Section:

      NCFC Recapitalization shall use its Best Efforts to provide to North Country as soon as reasonably practicable the names of the new directors, their backgrounds and other information required to be furnished by North Country to its shareholders in compliance with Rule 14f-1 under the Securities Exchange Act, if applicable.

      4. The Original Agreement is hereby amended to add a new Section 3.8 which reads in its entirety as follows:

            3.8 Reverse Stock Split. North Country shall take all required action so that the issued and outstanding shares of North Country common stock shall be changed into a fewer number of shares on a 1 for 20 basis, effective not later than immediately prior to the Closing. The changes described in this Section 3.8 are referred to as the "Reverse Stock Split". No fractional shares shall be issued as a result of the Reverse Stock Split. Instead, in the event that the number of shares into which the shares held by a particular shareholder are to be changed would result in a fractional share, the number of shares shall instead be rounded upwards to the next whole share. Effective at the time that the Reverse Stock Split shall become effective under applicable law, all certificates evidencing shares of North Country common stock shall automatically, and for all purposes, represent the number of shares into which the shares shall have been changed pursuant to the Reverse Stock Split. After the Reverse Stock Split shall become effective, not more than 350,958 shares of common stock of North Country will be issued and outstanding (subject to adjustment to account for fractional shares as contemplated by this
      Section 3.8 and the issuance of shares of North Country common stock upon the exercise prior to the Closing of outstanding North Country Stock Options).

      5. Section 4.5 is hereby amended to add a new subsection (i) which reads in its entirety as follows:

            (i) In the event and effective the time that the Pre-Closing Outstanding Shares are reduced as the result of the Reverse Stock Split contemplated by Section 3.8 of this Agreement, then the number "39,775,195" appearing in two places in Section 4.5(b) shall be changed to 1,988,762 (subject to adjustment for fractional shares described below). In the event that for any reason the Pre-Closing Outstanding Shares shall exceed 350,958, the minimum number of shares to be issued shall be increased to the number (rounded upward to the nearest whole share) equal to (a) the Pre-Closing Outstanding Shares divided by 0.15 less (b) the Pre-Closing Outstanding Shares.

      6. Section 4.6(i) of the Original Agreement is hereby amended to change the reference therein to Section 4.5(g) to Section 4.5(f).

      7. Section 4.7 of the Original Agreement is hereby amended to change the reference therein to Article 8 to Article 7.

      8. Section 5.1(g) is hereby amended to add the following sentences to the end of the Section:

      When the Reverse Stock Split is approved by the shareholders of North Country as contemplated by Section 3.4(a), the Reverse Stock Split shall have been duly authorized, and the Reverse Stock Split shall become effective at the time that an appropriate amendment to the Articles of Incorporation of North Country is filed with the Michigan Department of Labor & Economic Growth as provided under the Michigan Business Corporation Act. When the Reverse Stock Split becomes effective prior to the Closing as contemplated by Section 3.8, 350,958 shares of common stock of North Country will be issued and outstanding (subject to adjustment to account for fractional shares as contemplated by Section 3.8 and the issuance of shares of North Country common stock pursuant to the exercise prior to the Closing of North Country Stock Options) and no shares of common stock will be held in treasury."

      9. The definition of "Pre-Closing Equity Adjustments" in Schedule 1 is hereby amended to change paragraph (a) of the definition to read as follows:

            (a) Reduce stockholders' equity by the full amount of the following, whether or not then due, accrued or incurred:

                  (i) the full amount by which all costs and expenses of North Country and its Subsidiaries with respect to the transactions contemplated by this Agreement, including investment banking, legal and accounting fees and expenses, exceed $75,000; and

                  (ii) the full amount of the settlement or other resolution of the Identified Claims and any other litigation or claims, including all attorneys fees and any contingent or deferred amounts; and

                  (iii) $100,000, representing a portion of additional expenses incurred by NCFC Recapitalization and the Placement Agents in connection with the transactions contemplated by this Agreement.

      10. The definition of "Pre-Closing Outstanding Shares" in Schedule 1 is hereby amended to add the following sentence to the end of the definition:

      Based on the representation and warranty contained in Section 5.1(g), the Pre-Closing Outstanding Shares as of the time the Reverse Stock Split shall become effective will be 350,958 shares (subject to adjustment for fractional shares as described in Section 3.8 and the issuance of shares of North Country common stock pursuant to the exercise prior to the Closing of North County Stock Options).

      11. The definition of "Shareholder Approval Items" in Schedule 1 is hereby amended to read in its entirety as follows:

            "Shareholder Approval Items" means and includes approval of (a) the issuance of the North Country Shares to the Investors as contemplated by this Agreement, (b) an amendment to the Articles of Incorporation of North Country to make the Reverse Stock Split contemplated by Section 3.8 effective, (c) an amendment to the Articles of Incorporation of North Country to change its name to "Mackinac Financial Corporation", (d) the amendment of North Country's 2000 Stock Incentive Plan to increase the authorized number of shares of common stock of North Country under the plan, to permit the awards to be made as contemplated in certain of the Employment Agreements to be priced at a per share price equal to the price per share in the Offering (see Section 15 of Part 1 of Schedule 3), to permit such options to continue to vest and be exercisable notwithstanding termination of the Employment Agreements, and otherwise to permit such options to be awarded under the Plan, and (e) any other action by the shareholders of North Country required under applicable law or the NASDAQ Rules, or reasonably requested by NCFC Recapitalization, in connection with this Agreement or any of the transactions contemplated by this Agreement.

      12. The "Total Number of Shares" section of Schedule 2 is hereby amended to read in its entirety as follows:

      Not less than 39,775,195 shares of common stock of North Country except that if the Reverse Stock Split contemplated by Section 3.8 becomes effective the number of shares shall not be less than 1,988,762 shares (subject to adjustment as contemplated by Section 4.5). The precise number of shares of North Country to be issued will be determined by Section 4.5.

      Minimum Closing Date Equity of $3 million. See Schedule 3.

      13.   The "Amendments to North Country Stock Option Plans" section of
Schedule 2 is hereby amended to read in its entirety as follows:

      The North Country Stock Option Plans to be amended to increase the number of shares that may be subject to awards made at or after the Closing under the plans to 12.5% of the total number of shares to be outstanding after the Closing Date. The number of shares to be subject to each plan shall be determined prior to Closing by NCFC Recapitalization, provided that there shall be reserved under each plan a sufficient number of shares to be available for issuance upon the exercise of outstanding North Country Stock Options under the plan. The 2000 Stock Incentive Plan will be further amended to permit the options to be awarded as contemplated under certain of the Employment Agreements (see Schedule 5) to be priced at the per share price in the Offering, to continue to vest and be exercisable notwithstanding termination of the Employment Agreements as contemplated in the Employment Agreements and otherwise to permit such options to be awarded under the Plan.

      14. The "Expenses" section of Schedule 2 is hereby amended to delete the third sentence.

      15. Section 9 of Part I of Schedule 3 is hereby amended to read in its entirety as follows:

            9. Effective upon the Closing, the Board of Directors of North Country shall have been duly reconstituted as specified by NCFC Recapitalization (including that all directors other than Mr. Bess and Mr. Lindroth shall have duly resigned and new directors designated by NCFC Recapitalization shall have been duly appointed) and North Country shall have taken all required action to duly reconstitute the Boards of Directors of its Subsidiaries as specified by NCFC Recapitalization. Mr. Bess and Mr. Lindroth, two (2) current directors of North Country, shall continue as directors of North Country following the Closing. North Country shall have taken all required action so that the new directors shall take office as directors effective at the Closing.

      16. Part I of Schedule 3 is hereby amended to add new Sections 28 and 29 which read in their entirety as follows:

            28. The Reverse Stock Split contemplated by Section 3.8 shall have become effective.

            29. All required actions shall have been taken so that the numbers of shares of common stock of North Country subject to outstanding North Country Stock Options shall have been duly adjusted downward (divided by 20), and the exercise prices shall have been duly adjusted upwards (multiplied by 20), proportionately in view of the Reverse Stock Split.

      17. As amended by this Amendment, the Original Agreement shall remain in full force and effect.

      18. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

      19. Facsimile signatures to this Amendment shall be considered originals hereof, with any party executing this Amendment by facsimile signature agreeing to provide promptly to the other parties an original signature evidencing the same.

      20. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (without regard to conflicts of law principles).

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       NORTH COUNTRY FINANCIAL CORPORATION

                                       By: /s/ C. James Bess
                                           -------------------------------------
                                           Name: C. James Bess
                                           Title: President and Chief Executive
                                                  Officer

                                       NCFC RECAPITALIZATION, LLC

                                       By: /s/ Eliot R. Stark
                                           -------------------------------------
                                           Name: Eliot R. Stark
                                           Title: A Member

                                       and

                                       By: /s/ Paul D. Tobias
                                           -------------------------------------
                                           Name: Paul D. Tobias
                                           Title: A Member

                                   APPENDIX B

                                FAIRNESS OPINION

                                  See attached.

August 9, 2004

PERSONAL & CONFIDENTIAL

Board of Directors
North Country Financial Corporation
130 South Cedar Street
Manistique, MI 49854

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to North Country Financial Corporation ("North Country") and its shareholders ("Shareholders") of the terms of the Stock Purchase Agreement dated as of August 10, 2004 (the "Agreement") and related agreements between North Country and NCFC Recapitalization, LLC ("NCFC") to recapitalize North Country (the "Recapitalization"). Austin Associates, LLC ("Austin Associates") was a party to the negotiations leading to the execution of the Agreement.

The terms of the Agreement and Recapitalization provide for the following:

      (i) North Country will issue, in a private placement, at least 39,775,195 common shares which represents no less than 85% of the pro forma outstanding common shares of North Country in exchange for gross proceeds of $30 million from NCFC and Investors; net proceeds after placement fees and other offering costs are estimated at $27.7 million; Shareholders of North Country will not be provided a right to purchase their pro rata interest in the offering;

      (ii) The precise number of shares to be issued by North Country will be determined by Section 4.5 of the Agreement and considers the adjusted equity capital of North Country as of the month-end prior to closing and the net proceeds of the offering, as defined in the Agreement;

      (iii) The Agreement provides for an additional number of shares to be granted under an existing stock option plan for up to 12.5% of the pro forma outstanding shares of North Country; 60% of the total options will be granted to principals of NCFC at the offering price with certain vesting requirements; and,

Page 2
Members of the Board
August 9, 2004

      (iv) Closing is subject to certain conditions including, but not limited to, the following:

            - The approval by Shareholders of the Agreement and Recapitalization;

            - The removal of the Cease and Desist Order (the "Order") with regulatory agencies;

            - The final settlement of all material litigation involving North Country;

            - The redemption of all outstanding trust preferred securities of North Country at a substantial discount to par value; and,

            - A loan and lease reserve at North Country equal to the greater of 4% of total loans or $10 million.

Austin Associates was engaged in August 2003 to assist North Country in the evaluation of strategic options including the sale of assets and branches, sale of the company as a whole, recapitalization of the company, and other strategies. Austin Associates as part of its investment banking practice is customarily engaged in the valuation of financial institutions in connection with mergers and acquisitions and other corporate purposes. In connection with rendering this opinion, we have among other factors considered the following:

      (i) We prepared and circulated confidential information packages on North Country including the disclosure of certain nonpublic information to various parties; since its engagement, we have contacted, or been aware of contact, with over fifty different organizations or individuals with varying strategic, business and transaction interests; since its engagement Austin Associates has facilitated the sale or pending sale of five branch offices of North Country to three separate parties; in addition, another investment banking firm had been previously engaged by North Country in 2002-03 to contact parties and explore varying transactions and business combinations;

      (ii) We are not aware of any other parties that have expressed interest in North Country's remaining branches at terms that, even if collectively considered, would allow North Country to meet its capital requirements under the Order;

      (iii) While many inquiries have been made, we are not aware of any other parties that have recently performed due diligence or made an offer to purchase all of the outstanding shares or to recapitalize North Country;

      (iv) The negative prospects of a public offering including the expected costs to be incurred without any certainty of the amount of capital to be raised; North Country's management and board of directors have indicated that a public offering to shareholders would be unlikely to raise sufficient funds to meet the capital requirements of the Order;

Page 3
Members of the Board
August 9, 2004

      (v) Our review of the audited financial statements of North Country for the years-ended 2001-2003 and the unaudited financial statements for the six months-ended June 30, 2004; North Country and its subsidiary bank have realized operating losses for nine consecutive quarters and for each of the fiscal years ended 2002 and 2003; North Country has realized net losses of $3.3 million for the six-months ended June 30, 2004; management of North Country has indicated that it expects operating losses to continue through 2005;

      (vi) North Country's consolidated equity capital position was $5.9 million as of June 30, 2004 and parent-company cash on-hand was just $97,000 as of the same date;

      (vii) Our due diligence of certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of North Country without the Recapitalization;

     (viii) Our due diligence of the Recapitalization, including the principals of NCFC, the business plan after the Recapitalization, and prospects for earnings, growth, and future value of North Country with the Recapitalization;

      (ix) Discussions with principals of NCFC, and the placement agents for the issuance, Keefe, Bruyette & Woods and Howe Barnes Investments, Inc., regarding their collective expectations of completing the offering given the terms of the Agreement and Recapitalization;

      (x) With the Recapitalization, the ability to fund the redemption of the $12.5 million of trust preferred securities of North Country at significant discounts to par value;

      (xi) With the Recapitalization, the ability to fund the restructuring and related penalties of approximately $85 million of high rate federal home loan advances;

      (xii) While the offering price of the Recapitalization is significantly below the trading values of North Country's stock, the respective trading multiples of North Country are not consistent with peer group levels when considering the operating losses and financial condition of North Country; North Country's stock has limited trading volume and lacks any stock analyst coverage;

     (xiii) The terms, to the extent publicly available, of certain other transactions, which we deemed relevant for purposes of this opinion; and,

      (xiv) The terms of the Agreement and related documents.

Page 4
Members of the Board
August 9, 2004

In our review and analysis, we relied upon and assumed the accuracy and completeness of the information provided to us or publicly available, and have not attempted to verify the same. We have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to North Country and its Shareholders.

This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of the date hereof. This opinion is limited to the fairness, from a financial point of view, to Shareholders of North Country of the terms of the Agreement and the Recapitalization.

Under the terms of its engagement with North Country, Austin Associates reserves the right to review any public disclosures describing our firm or this fairness opinion. Austin Associates will receive a contingent fee based on consummation of the transaction. North Country has agreed to indemnify us against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement and Recapitalization are fair, from a financial point of view, to Shareholders of North Country.

Respectfully,

/s/ Austin Associates, LLC

AUSTIN ASSOCIATES, LLC

                                   APPENDIX C

         CERTIFICATE OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

                                  See attached.

BCS/CD-515 (Rev. 12/03)
--------------------------------------------------------------------------------
                 MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                          BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
Date Received                              (FOR BUREAU USE ONLY)
--------------------------
                            This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
--------------------------------------------------------------------------------
Name

David D. Joswick
-----------------------------------------------------
Address

840 West Long Lake Road, Suite 200
-----------------------------------------------------
City                       State             Zip Code
Troy                     Michigan              48098             EFFECTIVE DATE:
--------------------------------------------------------------------------------
       DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE.
         IF LEFT BLANK DOCUMENT WILL BE MAILED TO THE REGISTERED OFFICE.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              FOR USE BY DOMESTIC PROFIT AND NONPROFIT CORPORATIONS (Please read information and instructions on the last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
--------------------------------------------------------------------------------

1.   The present name of the corporation is: NORTH COUNTRY FINANCIAL CORPORATION

2.   The identification number assigned by the Bureau is: 063316

--------------------------------------------------------------------------------

3. Articles I and III of the Restated Articles of Incorporation are hereby amended as follows:

     Article I is amended to read in its entirety as set forth on Exhibit A attached hereto.

     Article III is amended by adding the provisions set forth on Exhibit B attached hereto.

--------------------------------------------------------------------------------

4. The effective date of this Certificate of Amendment is ______, _. m., on _________________, 2004.

--------------------------------------------------------------------------------
5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
--------------------------------------------------------------------------------
The foregoing amendment to the Articles of Incorporation was duly adopted on the ____ day of _______ 2004, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following):
--------------------------------------------------------------------------------
[X]  at a meeting the necessary votes were cast in favor of the amendment.
--------------------------------------------------------------------------------
[ ]  by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      permitted only if such provision appears in the Articles of
      Incorporation.)
--------------------------------------------------------------------------------
[ ]   by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.
--------------------------------------------------------------------------------
[ ] by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.
--------------------------------------------------------------------------------
[ ]   by the board of a profit corporation pursuant to section 611(2).
--------------------------------------------------------------------------------

Profit Corporations and Professional                                              Nonprofit Corporations
   Service Corporations

Signed this __ day of _______ 2004.                                   Signed this ____________ day of _______________.

By _________________________________________________    By _________________________________________________________________________
   (Signature of an authorized officer or agent)           (Signature of President, Vice-President, Chairperson or Vice-Chairperson)
C. James Bess, President and Chief Executive Officer
              (Type or Print Name)                              (Type or Print Name)                    (Type or Print Title)

                                    EXHIBIT A

                                    Article I

         The name of the corporation is Mackinac Financial Corporation.

                                    EXHIBIT B

      Effective at the time this Certificate of Amendment to the Restated Articles of Incorporation shall become effective as provided in Section 4 of this Certificate of Amendment (the "Effective Time"), the filing of this Certificate of Amendment to the Restated Articles of Incorporation shall effect a reverse stock split on the basis of one (1) new common share for each twenty
(20) issued and outstanding common shares, while maintaining the number of authorized common shares and preferred shares, as set forth in this Article III (the "Reverse Split").

      Immediately as of the Effective Time, and without any action by the holders of outstanding common shares, but subject to the rounding of fractional shares described below, outstanding certificates representing the corporation's common shares shall represent for all purposes, and each common share issued and outstanding immediately before the Effective Time shall automatically be converted into, new common shares in the ratio of twenty (20) old common shares for one (1) new common share, all by virtue of the Reverse Split and without any action on the part of the holder of such common shares.

      Notwithstanding any of the foregoing to the contrary, no fractional common shares shall be issued in connection with the Reverse Split. In lieu thereof, each holder of common shares as of the Effective Time who would otherwise have been entitled to receive a fractional new common share shall, upon surrender of such shareholder's certificate representing pre-split common shares, have the post-split common shares to which they are entitled rounded up to the nearest whole share. As of the Effective Time such fractional shares shall no longer represent equity interests in the corporation, and shall not be entitled to any voting, dividend or other shareholder rights; rather, they shall represent only the right to receive the common shares, if any, described in this paragraph.

                                   APPENDIX D

                     AMENDMENT TO 2000 STOCK INCENTIVE PLAN

                                  See attached.

             FIRST AMENDMENT TO NORTH COUNTRY FINANCIAL CORPORATION
                            2000 STOCK INCENTIVE PLAN

1. Section 4 of the North Country Financial Corporation 2000 Stock Incentive Plan (the "Original Plan") is hereby amended in its entirety to read as follows:

            Common Stock Available for Awards. Subject to adjustment as provided in Section 13 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is ____________________ shares of Common Stock, all of which may be in the form of incentive stock options. Any shares subject to any Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any Stock Option is exercised by tendering shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of determining the maximum number of shares available for issuance under the Plan. North Country Financial Corporation shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

2. The following shall be added at the end of the definition of "Fair Market Value" defined in Section 2(j) of the Original Agreement:

      Notwithstanding the forgoing, the term "Fair Market Value," as it applies to any Stock Options issued to:

            (i) Paul D. Tobias ("Tobias") pursuant to Section 18;

            (ii) Eliot R. Stark ("Stark") pursuant to Section 18; and

            (iii) any non-employee director of North Country Financial Corporation who is appointed simultaneously with, or within three (3) months after, the closing under the Stock Purchase Agreement dated August 10, 2004, as amended, by and between North Country Financial Corporation ("North Country") and NCFC Recapitalization, LLC (the "Stock Purchase Agreement"),

shall mean an amount equal to the price per share paid by the new investors under the Stock Purchase Agreement.

3. There shall be added a new Section 18 to the Original Plan, which shall read as follows:

      18.   Mandatory Grants.

            (a) Effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, Tobias shall be granted non-qualified stock options to purchase an aggregate of 4.375% of that number of shares of Common Stock that will be issued and outstanding immediately following the sale of shares to the new investors under the Stock Purchase Agreement, and on such other terms and conditions as specified in the Employment Agreement between Tobias and North Country dated August 10, 2004 and as provided in the Award Agreement to be entered into between Tobias and North Country as contemplated by the Employment Agreement.

            (b) Effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, Stark shall be granted non-qualified stock options to purchase an aggregate of 3.125% of that number of shares of Common Stock that will be issued and outstanding immediately following the sale of shares to the new investors under the Stock Purchase Agreement, and on such other terms and conditions as specified in the Employment Agreement between Stark and North Country dated August 10, 2004 and as provided in the Award Agreement to be entered into between Tobias and North Country as contemplated by the Employment Agreement.

4. This First Amendment shall be effective immediately prior to the closing contemplated in the Stock Purchase Agreement.

5. Defined terms not defined in this First Amendment shall have the meaning ascribed to that term in the Original Plan.

6. Except as specifically amended by this First Amendment, the Original Plan shall continue in full force and effect and is hereby ratified and confirmed.

7. This First Amendment has been duly adopted by the Board of Directors of North Country on September 13, 2004.

8. This First Amendment has been duly adopted by the shareholders of North Country at the Special Meeting of Shareholders held ___________, 2004.

                                   APPENDIX E

                   NORTH COUNTRY'S ANNUAL REPORT ON FORM 10-K

                                  See attached.

                                    FORM 10-K
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 2003

              [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
               For the transition period from         to
                                              -------    --------

                         Commission file number 0-20167

                       NORTH COUNTRY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 MICHIGAN                                   38-2062816
                 (State of other jurisdiction of            (I.R.S.  Employer
                 incorporation or organization)             Identification No.)

               130 South Cedar Street, Manistique, Michigan 49854
               (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (800) 200-7032

        Securities registered pursuant to Section 12(b) of the Act: None
          Securities registered pursuant to Section 12(g) of the Act:
                           Common Stock, no par value
                         Preferred Share Purchase Rights
                                (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                       ---    ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendments to this Form 10-K. |X|

Indicate by check mark whether the registrant is an accelerated filer (as
defined in Rule 12b-2 of the Act). Yes     No  X
                                       ---    ---

The aggregate market value of the common stock held by non-affiliates of the Registrant, based on a per share price of $2.20 as of June 30, 2003, was $15,442,134 million. As of March 14, 2004, there were outstanding 7,019,152 shares of the Corporation's Common Stock (no par value).

Documents Incorporated by Reference: Portions of the Corporation's 2003 Annual Report to Shareholders are incorporated by reference into Parts I and II of this Report.

Portions of the Corporation's Proxy Statement for the Annual Meeting of Shareholders to be held May 18, 2004 are incorporated by reference into Part III of this Report.


--------------------------------------------------------------------------------

                                     PART I

ITEM 1.  BUSINESS

North Country Financial Corporation (the "Corporation") was incorporated under the laws of the state of Michigan on December 16, 1974. The Corporation changed its name from "First Manistique Corporation" to "North Country Financial Corporation" on April 14, 1998. The Corporation owns all of the outstanding stock of its banking subsidiary, North Country Bank and Trust (the "Bank"). The Corporation also owns four non-bank subsidiaries: First Manistique Agency, presently active, an insurance agency which sells annuities as well as life and health insurance; First Rural Relending Company, a relending company for nonprofit organizations; North Country Financial Group, a broker of loans and leases including tax-exempt lease/purchase financing to municipalities, presently inactive, and North Country Capital Trust, a statutory business trust which was formed solely for the issuance of trust preferred securities. The Bank also has four non-bank subsidiaries: NCB Real Estate Company, which owns several properties used by the Bank; North Country Mortgage Company LLC, an entity engaged in the business of mortgage lending and brokering; and North Country Employee Leasing Company, a company that leases employees to North Country Bank and Trust. The Bank represents the principal asset of the Corporation. The Corporation and its subsidiary Bank are engaged in a single industry segment, commercial banking, broadly defined to include commercial and retail banking activities along with other permitted activities closely related to banking.

The Corporation became a registered bank holding company under the Bank Holding Company Act of 1956, as amended, on April 1, 1976, when it acquired First Northern Bank and Trust ("First Northern"). On May 1, 1986, Manistique Lakes Bank merged with First Northern. The Corporation acquired all of the outstanding stock of the Bank of Stephenson on February 8, 1994, in exchange for cash and common stock. The Bank of Stephenson was operated as a separate banking subsidiary of the Corporation until September 30, 1995, when it was merged into First Northern. First Northern acquired Newberry State Bank on December 8, 1994, in exchange for cash. On September 15, 1995, First Northern acquired the fixed assets and assumed the deposits of the Rudyard branch of First of America Bank, in exchange for cash. The Corporation acquired all of the outstanding stock of South Range State Bank ("South Range") on January 31, 1996, in exchange for cash and notes. On August 12, 1996, First Northern and South Range changed their names to North Country Bank and Trust and North Country Bank, respectively. On February 4, 1997, the Corporation acquired all of the outstanding stock of UP Financial Inc., the parent holding company of First National Bank of Ontonagon ("Ontonagon"). Ontonagon was merged into North Country Bank. North Country Bank was operated as a separate banking subsidiary of the Corporation until March 10, 1998, when it was merged into North Country Bank and Trust. On June 25, 1999, North Country Bank and Trust acquired the fixed assets and assumed the deposits of the Kaleva and Mancelona branches of Huntington National Bank in exchange for cash. On July 23, 1999, North Country Bank and Trust sold the fixed assets and deposits of the Rudyard and Cedarville branches to Central Savings Bank in exchange for cash.

On January 14, 2000, North Country Bank and Trust sold the fixed assets and deposits of the Garden branch to First Bank, Upper Michigan in exchange for cash. On June 16, 2000, North Country Bank and Trust acquired the fixed assets and assumed the deposits of the Glen Arbor and Alanson branches of Old Kent Bank, in exchange for cash. On July 13, 2001, North Country Bank and Trust sold the fixed assets and deposits of the St. Ignace and Mackinaw Island branches to Central Savings Bank in exchange for cash. On November 9, 2001, North Country Bank and Trust sold the fixed assets and deposits of the Curtis and Naubinway branches to State Savings Bank in exchange for cash. On November 22, 2002, North Country Bank and Trust sold the fixed assets and deposits of the Menominee branch to Stephenson National Bank and Trust in exchange for cash. During 2003, the Bank closed branch locations at Glen Arbor, Ishpeming, L'Anse and Petoskey.

The Bank currently has 14 branch offices located in the Upper Peninsula of Michigan and 8 branch offices located in Michigan's Lower Peninsula. The Bank maintains offices in Alger, Antrim, Charlevoix, Chippewa, Delta, Dickinson, Emmet, Grand Traverse, Houghton, Luce, Manistee, Marquette, Menominee, Ontonagon, Otsego, Schoolcraft, and Wexford counties. The Bank provides drive-in convenience at 17 branch locations and has automated teller machines operating at 12 locations. The Bank has no foreign offices.

The Corporation is headquartered in Manistique, Michigan. The executive offices and mailing address of the Corporation are located at 130 South Cedar Street, Manistique, Michigan 49854.

OPERATIONS

The principal business the Corporation is engaged in, through the Bank, is the general commercial banking business, providing a full range of loan and deposit products. These banking services include customary retail and commercial banking services, including checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, commercial lending, commercial and governmental lease financing, and direct and indirect consumer financing. Funds for the Bank's operation are also provided by Internet deposits and through borrowings from the Federal Home Loan Bank ("FHLB") system, proceeds from the sale of loans and mortgage-backed and other securities, funds from repayment of outstanding loans and earnings from operations. Earnings depend primarily upon the difference between (i) revenues from loans, investments, and other interest-bearing assets and (ii) expenses incurred in payment of interest on deposit accounts and borrowings, maintaining an adequate allowance for loan losses, and general operating expenses.

COMPETITION

Banking is a highly competitive business. The Bank competes for loans and deposits with other banks, savings and loan associations, credit unions, mortgage bankers, and investment firms in the scope and type of services offered, pricing of loans, interest rates paid on deposits, and number and location of branches, among other things. The Bank also faces competition for investors' funds from mutual funds and corporate and government securities.

The Bank competes for loans principally through interest rates and loan fees, the range and quality of the services it provides and the locations of its branches. In addition, the Bank actively solicits deposit-related clients and competes for deposits by offering depositors a variety of savings accounts, checking accounts and other services.

EMPLOYEES

As of February 29, 2004, the Corporation and its subsidiaries employed, in the aggregate, 120 employees equating to 117 full-time equivalents. None of the Corporation's employees are covered by a collective bargaining agreement with the Corporation and management believes that its relationship with its employees is satisfactory.

BUSINESS

The Bank makes mortgage, commercial, and installment loans to customers throughout Michigan. Fees may be charged for these services. Historically, the Bank has predominantly sold its conforming residential mortgage loans in the secondary market; however, during 2002 and 2003 residential loans have been retained. The Bank has financed commercial and governmental leases throughout the country. Leases were originated by the Corporation's subsidiary, North Country Financial Group, and unrelated entities. In March 2003, the Corporation made a decision to cease the operations of North Country Financial Group. This was done in order to refocus the Corporation's lending efforts to loans in its immediate market area; decrease the size of certain segments of the loan portfolio; and diversify the loan portfolio. The Corporation may pursue new lease opportunities through unrelated entities, where the credit quality and rate of return on the transactions fit its strategies. The Bank reviews the credit quality of each lease before entering into a financing agreement. The Bank accounts for these transactions as loans.

The Bank supports the service industry, with its hospitality and related businesses as well as gaming, forestry, restaurants, farming, fishing, and many other activities important to growth in Michigan. The economy of the Bank's market areas is affected by summer and winter tourism activities.

The Bank's most prominent concentration in the loan portfolio relates to commercial loans to entities within the hospitality and tourism industry. This concentration represented $76.1 million or 31.3% of the commercial loan portfolio at December 31, 2003. No material portions of the Bank's deposits have been received from a single person, industry, group, or geographical location.

The Bank is a member of the FHLB. The FHLB provides an additional source of liquidity and long-term funds. Membership in the FHLB has provided access to attractive rate advances as well as advantageous lending programs. The Community Investment Program makes advances to be used for funding community-oriented mortgage lending, and the Affordable Housing Program grants advances to fund lending for long-term low and moderate income owner occupied and affordable rental housing at subsidized interest rates.

The Bank regularly assesses its ability to raise funds through the issuance of certificates of deposit and demand deposit accounts in its local branching network and through the Internet CD network.

The Bank has a secondary borrowing line of credit available to respond to deposit fluctuations and temporary loan demands. This line is available to the Bank on a collateralized basis.

As of December 31, 2003, the Bank had no material risks relative to foreign sources. See the "Interest Rate Risk" and "Foreign Exchange Risk" sections in Management's Discussion and Analysis of Financial Condition and Results of Operation for details on the Corporation's foreign account activity.

Compliance with federal, state, and local statutes and/or ordinances relating to the protection of the environment is not expected to have a material effect upon the Bank's capital expenditures, earnings, or competitive position.

SUPERVISION AND REGULATION

As a registered bank holding company, the Corporation is subject to regulation and examination by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the Bank Holding Company Act, as amended (BHCA). The Bank is subject to regulation and examination by the Michigan Office of Financial and Insurance Services (OFIS) and the Federal Deposit Insurance Corporation (FDIC).

Under the BHCA, the Corporation is subject to periodic examination by the Federal Reserve Board, and is required to file with the Federal Reserve Board periodic reports of its operations and such additional information as the Federal Reserve Board may require. In accordance with Federal Reserve Board policy, the Corporation is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where the Corporation might not do so absent such policy. The Corporation does not presently have significant assets available for this purpose. In addition, there are numerous federal and state laws and regulations which regulate the activities of the Corporation, the Bank and the nonbank subsidiaries, including requirements and limitations relating to capital and reserve requirements, permissible investments and lines of business, transactions with affiliates, loan limits, mergers and acquisitions, issuances of securities, dividend payments, inter-affiliate liabilities, extensions of credit and branch banking.

Federal banking regulatory agencies established capital adequacy rules which take into account risk attributable to balance sheet assets and off-balance sheet activities. All banks and bank holding companies must meet a minimum total risk-based capital ratio of 8%, of which at least one-half must be comprised of core capital elements defined as Tier 1 capital (which consists principally of shareholders' equity). The federal banking agencies also have adopted leverage capital guidelines which banking organizations must meet. Under these guidelines, the most highly rated banking organizations must meet a minimum leverage ratio of at least 3% Tier 1 capital to total assets, while lower rated banking organizations must maintain a ratio of at least 4% to 5%. Failure to meet minimum capital requirements can initiate certain mandatory -- and possible additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations.

Federal law provides the federal banking regulators with broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' power depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." To be well capitalized under the regulatory framework, the Tier 1 capital ratio must meet or exceed 6%, the total risk-based capital ratio must meet or exceed 10% and the leverage ratio must meet or exceed 5%. Information pertaining to the Corporation's capital plan is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Capital and Regulatory" in the Corporation's 2003 Annual Report, and is incorporated here by reference.

Current federal law provides that adequately capitalized and managed bank holding companies from any state may acquire banks and bank holding companies located in any other state, subject to certain conditions.

In 1999, Congress enacted the Gramm-Leach-Bliley Act (the "Act"), which eliminated certain barriers to and restrictions on affiliations between banks and securities firms, insurance companies and other financial service organizations. Among other things, the Act repealed certain Glass-Steagall Act restrictions on affiliations between banks and securities firms, and amended the BHCA to permit bank holding companies that qualify as "financial holding companies" to engage in a broad list of "financial activities," and any non-financial activity that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines is "complementary" to a financial activity and poses no substantial risk to the safety and soundness of depository institutions or the financial system. The Act treats lending, insurance underwriting, insurance company portfolio investment, financial advisory, securities underwriting, dealing and market-making, and merchant banking activities as financial in nature for this purpose.
Under the Act, a bank holding company may become certified as a financial holding company by filing a notice with the Federal Reserve Board, together with a certification that the bank holding company meets certain criteria, including capital, management, and Community Reinvestment Act requirements. The Corporation does not qualify as a financial holding company at this time.

Additional information pertaining to Supervision and Regulation is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Capital and Regulatory" in the Corporation's 2003 Annual Report, and is incorporated here by reference.

MONETARY POLICY

The earnings and business of the Corporation and the Bank depends on interest rate differentials. In general, the difference between the interest rates paid by the Bank to obtain its deposits and other borrowings, and the interest rates received, by the Bank on loans extended to its customers and on securities held in the Bank's portfolio, comprises the major portion of the Bank's earnings. These rates are highly sensitive to many factors that are beyond the control of the Bank, and accordingly, its earnings and growth will be subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession and unemployment, and also the monetary policies of the Federal Reserve Board. The Federal Reserve Board implements national monetary policies designed to curb inflation, combat recession, and promote growth through, among other means, its open-market dealings in US government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements, through adjustments to the discount rate applicable to borrowings by banks that are members of the Federal Reserve System, and by adjusting the Federal Funds Rate, the rate charged in the interbank market for purchase of excess reserve balances. In addition, legislative and economic factors can be expected to have an ongoing impact on the competitive environment within the financial services industry. The nature and timing of any future changes in such policies and their impact on the Bank cannot be predicted with certainty.

SELECTED STATISTICAL INFORMATION

I. Distribution of Assets, Obligations, and Shareholders' Equity; Interest Rates and Interest Differential

The key components of net interest income, the daily average balance sheet for each year -- including the components of earning assets and supporting obligations -- the related interest income on a fully tax equivalent basis and interest expense, as well as the average rates earned and paid on these assets and obligations is contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation's 2003 Annual Report, and is incorporated here by reference.

An analysis of the changes in net interest income from period-to-period and the relative effect of the changes in interest income and expense due to changes in the average balances of earning assets and interest-bearing obligations and changes in interest rates is contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation's 2003 Annual Report, and is incorporated here by reference.

II.      Investment Portfolio

     A.  Investment Portfolio Composition

The following table presents the carrying value of investment securities available for sale as of December 31 (in thousands):

                                          2003                        2002                          2001
                                        ------------------------------------------------------------------
U.S. Treasury and federal agencies      $36,225                      $   -0-                       $ 3,128
State and political subdivisions          4,105                        5,632                         5,418
Corporate securities                        708                       11,264                         8,571
Mortgage-related securities              43,736                       51,059                        44,768
                                        ------------------------------------------------------------------

TOTAL                                   $84,774                      $67,955                       $61,885
                                        ==================================================================

     B.  Relative Maturities and Weighted Average Interest Rates

The following table presents the maturity schedule of securities held and the weighted average yield of those securities, as of December 31, 2003 (fully taxable equivalent, in thousands):

                                          1 Year or Less   1-5 Years    5-10 Years  Over 10 Years    TOTAL
                                          -----------------------------------------------------------------
U.S. Treasury and federal agencies             $  -0-       $36,225       $  -0-       $  -0-       $36,225
State and political subdivisions                   60           306          495        3,244         4,105
Corporate securities                              166           542          -0-          -0-           708
Mortgage-related securities                     2,645        41,091          -0-          -0-        43,736
                                          -----------------------------------------------------------------

TOTAL                                          $2,871       $78,164       $  495       $3,244       $84,774
                                          =================================================================

Weighted average yield (1)                      4.54%         3.19%        4.27%        4.47%         3.85%



(1) Weighted average yield includes the effect of tax-equivalent adjustments using a 34% tax rate.

III.     Loan Portfolio

     A.  Type of Loans

The following table sets forth the major categories of loans outstanding for each category at December 31 (in thousands):



                                            2003              2002             2001             2000           1999
                                          ---------------------------------------------------------------------------
Commercial real estate                    $ 39,571          $ 61,556         $ 77,892         $ 90,635       $ 79,000
Commercial, financial and
agricultural                               203,393           290,371          319,403          314,953        250,281
1-4 family residential real estate          51,120            74,366           93,574          113,834        107,750
Consumer                                     3,195             5,706            9,516           13,059         17,051
Construction                                   567             3,044            4,027            9,208         12,539
                                          ---------------------------------------------------------------------------
TOTAL                                     $297,846          $435,043         $504,412         $541,689       $466,621
                                          ===========================================================================


Included in loan totals for December 31, 2003, 2001, and 2000 are $4.1 million, $6.4 million, and $6.6 million of loans to Canadian obligors.

To the extent the Corporation utilizes lease financing for its customers, the leases are accounted for as loans.

     B.  Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table presents the remaining maturity of total loans outstanding for the categories shown at December 31, 2003, based on scheduled principal repayments (in thousands).

                                                           Commercial,      1-4 Family
                                         Commercial      Financial and      Residential
                                         Real Estate      Agricultural      Real Estate       Consumer       Construction
                                         --------------------------------------------------------------------------------
In one year or less                        $18,318           $39,123           $1,948            $814           $2,462
After one year but within five
years:
  Variable interest rates                    3,512           113,929            7,612               0                0
  Fixed interest rates                      33,057            50,941            7,580           4,892              582
After five years:
  Variable interest rates                    2,704            51,666           17,739               0                0
  Fixed interest rates                       3,965            34,712           39,487               0                0
                                           ---------------------------------------------------------------------------
TOTAL                                      $61,556          $290,371          $74,366          $5,706           $3,044
                                           ===========================================================================

     C.  Risk Elements

The following table presents a summary of nonperforming assets and problem loans as of December 31 (in thousands):


                                       2003               2002               2001               2000           1999
                                      ------------------------------------------------------------------------------
Nonaccrual loans                      $38,660            $26,814            $ 4,015            $10,547        $   95

Interest income that would
have been recorded for
nonaccrual loans
under original
terms                                   2,793              1,653              1,597              1,478             3

Interest income recorded
during period for
nonaccrual loans                        1,307              1,120              1,521              1,125             0

Accruing loans
past due 90 days or more                  241                401              4,878              3,117         2,452

Restructured loans not
included above                          7,181             11,155             16,151              3,654             0



IV.  Summary of Loan Loss Experience

     A.  Analysis of the Allowance for Loan Losses

Changes in the allowance for loan losses arise from loans charged off, recoveries on loans previously charged off by loan category, and additions to the allowance for loan losses through provisions charged to expense. Factors which influence management's judgment in determining the provision for loan losses include establishing specified loss allowances for selected loans (including large loans, nonaccrual loans, and problem and delinquent loans) and consideration of historical loss information and local economic conditions.

The following table presents information relative to the allowance for loan losses for the years ended December 31 (in thousands):


                                             2003              2002              2001             2000          1999
                                            -------------------------------------------------------------------------
Balance of allowance for loan
losses at beginning of period               $24,908           $10,444           $9,454           $6,863        $6,112

Loans charged off:

Commercial, financial and
agricultural                                  5,068            11,925            2,385            2,837           405

Real estate -- construction                     -0-               -0-              -0-              -0-           -0-

Real estate -- mortgage                       1,683               504              320              328            74

Consumer                                        205               141              253              263           329
                                            -------------------------------------------------------------------------
Total loans charged off                       6,956            12,570            2,958            3.428           808
                                            -------------------------------------------------------------------------

Recoveries of loans previously
charged off:
Commercial, financial and
agricultural                                  2,926               314              640               66             9

Real estate -- construction                     -0-               -0-              -0-              -0-           -0-

Real estate -- mortgage                         931                 3               20                9            10

Consumer                                        196                59               88               69            83
                                            -------------------------------------------------------------------------
Total recoveries                              4,053               376              748              144           102
                                            -------------------------------------------------------------------------

Net loans charged off                         2,903            12,194            2,210            3,284           706

Provisions charged to expense                   -0-            26,658            3,200            5,875         1,457
                                            -------------------------------------------------------------------------
Balance at end of period                    $22,005           $24,908          $10,444           $9,454        $6,863
                                            =========================================================================

Ratio of net charge-offs during
period to average loans
outstanding                                    .80%              1.6%             0.5%             0.7%          0.2%



     B.  Allocation of Allowance for Loan Losses

The allocation of the allowance for loan losses for the years ended December 31 is shown on the following table (in thousands). The percentages shown represent the percent of each loan category to total loans.

                             2003                    2002                    2001                   2000                   1999
                     ---------------------------------------------------------------------------------------------------------------
                      Amount       %          Amount       %          Amount       %         Amount       %         Amount       %
                     ---------------------------------------------------------------------------------------------------------------
Commercial,
financial and
agricultural         $11,222     73.0%       $22,703     80.9%       $ 9,136     78.7%       $4,914     74.9%       $3,492     70.5%

Real estate-
construction             -0-      0.2%          -0-       0.7%           -0-      0.8%          -0-      1.7%          114      2.7%

1-4 family
residential
real estate              280     17.2%        2,110      17.1%         1,191     18.6%          136     21.0%          835     23.1%

Consumer                 -0-      1.1%           95       1.3%           152      1.9%          371      2.4%          326      3.7%

Specific reserve
on loans sold
subsequent to
year end               7,425      8.5%          -0-                      -0-                    -0-                    -0-

                     ---------------------------------------------------------------------------------------------------------------
Unallocated            3,078      N/A            -0-      N/A            774      N/A         4,033      N/A         2,096      N/A
                     ---------------------------------------------------------------------------------------------------------------

TOTAL                $22,005      100%       $24,908      100%       $11,253      100%       $9,454      100%       $6,863      100%
                     ===============================================================================================================


V.   Deposits

Deposit information is contained in Note 11 of the Annual Report.

VI.  Return on Equity and Assets

Selected financial data of the Corporation is contained in the Corporation's 2003 Annual Report, under the caption "Selected Financial Data," and is incorporated here by reference.

See Item 6 of this Form 10-K, "Selected Financial Data"

VII. Financial Instruments with Off-Balance Sheet Risk

Information relative to commitments, contingencies, and credit risk are discussed in Note 22 of the Corporation's 2003 Annual Report and is hereby incorporated by reference.

ITEM 2.  PROPERTIES

The Corporation's headquarters are located at 130 South Cedar Street, Manistique, Michigan 49854. The headquarters location is owned by the Corporation and not subject to any mortgage.

The Bank conducts business from 22 offices at the following locations:


ALANSON                                  MANCELONA                              SAULT CASCADE
6230 River Street                        625 North Williams Street              4250 I-75 Business Spur
Alanson, MI 49706                        Mancelona, MI 49659                    Sault Ste. Marie, MI 49783
EMMET COUNTY                             ANTRIM COUNTRY                         CHIPPEWA COUNTY

BOYNE CITY                               MANISTIQUE                             SAULT MAIN
128 Water Street                         130 South Cedar Street                 138 Ridge Street
Boyne City, MI 49712                     Manistique, MI 49854                   Sault Ste. Marie, MI 49783
CHARLEVOIX COUNTY                        SCHOOLCRAFT COUNTY                     CHIPPEWA COUNTY

CADILLAC                                 MARQUETTE MAIN                         SOUTH RANGE
218 South Mitchell Street                300 North McClellan Street             47 Trimountain Avenue
Cadillac, MI 49601                       Marquette, MI 49855                    South Range, MI 49963
WEXFORD COUNTY                           MARQUETTE COUNTY                       HOUGHTON COUNTY

CALUMET                                  MARQUETTE PRESQUE ISLE                 STEPHENSON
56730 Calumet Avenue, Ste. L             1400 Presque Isle                      245 Menominee Street
Calumet, MI 49913                        Marquette, MI 49855                    Stephenson, MI 49887
HOUGHTON COUNTY                          MARQUETTE COUNTY                       MENOMINEE COUNTY

ESCANABA                                 MUNISING                               TRAVERSE CITY
837 North Lincoln Road                   301 East Superior Street               333 East State Street
Escanaba, MI 49829                       Munising, MI 49862                     Traverse City, MI 49684
DELTA COUNTY                             ALGER COUNTY                           GRAND TRAVERSE COUNTY

GAYLORD                                  NEWBERRY MAIN                          TRAVERSE CITY
145 North Otsego Avenue                  414 Newberry Avenue                    3530 North Country Drive
Gaylord, MI 49735                        Newberry, MI 49868                     Traverse City, MI 49684
OTSEGO COUNTY                            LUCE COUNTY                            GRAND TRAVERSE COUNTY

IRON MOUNTAIN                            ONTONAGON
1890 South Stephenson Avenue             601 River Street
Iron Mountain, MI 49801                  Ontonagon, MI 49953
DICKINSON COUNTY                         ONTONAGON COUNTY

KALEVA                                   RIPLEY
14429 Wouski Avenue                      106 Royce Road
Kaleva, MI 49645                         Hancock, MI 49930
MANISTEE COUNTY                          HOUGHTON COUNTY



All of the above locations are designed for use and operation as a bank, are well maintained, and are suitable for current operations. Of the 22 branch locations, 16 are owned and 6 are leased.

ITEM 3.  LEGAL PROCEEDINGS

The Corporation and its subsidiaries are subject to routine litigation incidental to the business of banking. In addition, the Corporation or the Bank are subject to the Order referred to below, and the litigation and arbitration described below. Information regarding the Order is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Capital Adequacy" in the Corporation's 2003 Annual Report, and is incorporated here by reference. The litigation and arbitration that is not routine and incidental to the business of banking is described below.

In an action styled Lanctot v. Littlejohn, et al., filed in the U.S. District Court for the Western District of Michigan on June 13, 2003, a shareholder of the Corporation brought a class action against the Corporation, its former chairman and chief executive officer and current director, Ronald G. Ford, and its former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws.

In another action styled Rosen v. North Country Financial Corporation, et al., filed in the U.S. District Court for the Western District of Michigan on June 23, 2003, a former shareholder of the Corporation has brought a class action against the Corporation, its former chairman and chief executive officer and current director, Ronald G. Ford, and its former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws.

On September 2, 2003, pursuant to 15 U.S.C. ss. 78-u-4(a)(3)(B), plaintiff Charles Lanctot filed a motion requesting the Court to consolidate the two securities class action cases (Lanctot and Rosen) under the caption In re North Country Financial Corporation Securities Litigation, to appoint him as "Lead Plaintiff" in the consolidated cases, and to approve the selection of his counsel as "Lead Plaintiff's Counsel." In an Order dated September 29, 2003, the Court among other things consolidated the Lanctot and Rosen actions, designated Charles D. Lanctot and John F. Stevens as "Lead Plaintiffs," and designated "Co-Lead Counsel" and "Liaison Counsel" for the class.

On December 1, 2003, the plaintiffs filed their Corrected Consolidated Amended Class Action Complaint ("Amended Complaint"), which adds John F. Stevens as a plaintiff. The Amended Complaint, which demands a jury trial, is brought on behalf of all persons, subject to certain exceptions, who purchased the Corporation's common stock during the period from November 13, 2000, through April 15, 2003. It alleges that the Corporation and the individual defendants violated section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 of the Securities and Exchange Commission (the "SEC") issued under the Exchange Act, by disseminating materially false and misleading statements and/or concealing material adverse facts concerning the financial condition and operations of the Corporation, with knowledge, or in reckless disregard, of the materially false and misleading character thereof. The Amended Complaint also alleges violations of Section 20 of the Exchange Act by the individual defendants, by reason of their control, at relevant times, of the Corporation. Among other things, the Amended Complaint is based upon allegations of deficiencies in the Corporation's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation ("FDIC") Rules and Regulations, and the Michigan Banking Code of 1999. The Amended Complaint further alleges that the Corporation's acquisition of American Financial Mortgage, which had an "unusually large number of defaulted loans . . . which triggered the attention of banking regulators;" that a Cease and Desist Order, dated March 26, 2002, which is attached as Exhibit 1 to the Amended Complaint, demonstrates how defendants made "false statements" in public filings and other communications, and were required to take "corrective actions;" that various public filings were "false because the Company's operations resulted in an excessive level of adversely classified assets, delinquent loans, and nonaccrual loans as well as an inadequate level of capital protection for the kind and qualify of assets held;" that, "according to former employees, loans for Company insiders and their related entities were often approved regardless of the quality of the loan;" and, that the Corporation incorrectly attributed its performance to the World Trade Center disaster and other factors impacting tourism and hospitality businesses, instead of disclosing "insider loans," a "disproportionately high loan concentration" in the hospitality industry, and information about the Corporation's banking practices and loan loss reserves. The Amended Complaint seeks certification of a class consisting of all persons who purchased the common stock of the Corporation on the open market between the dates noted above, compensatory damages on a joint and several basis against all defendants, including the Corporation, plus interest and costs, including attorney's fees and expert's fees.

On January 23, 2004, the Corporation and the other defendants filed their Joint Motion to Dismiss the Corrected Consolidated Amended Class Action Complaint, principally based on the ground that plaintiffs have not adequately plead that the Corporation, through its officers and directors, acted with the intent to defraud the investing public under the standard articulated in Helwig v. Vencor, Inc., 251 F.3d 540 (6th Cir. 2001), cert. dismissed, 536 U.S. 935, 122 S.Ct.
2616 (2002). During the pendency of the motion to dismiss, a stay of "all discovery and other proceedings" automatically is imposed under 15 U.S.C.ss. 78u-4(b)(3)(B). Plaintiffs filed their Brief in Opposition to Defendants' Motion to Dismiss on March 8, 2004. Defendants filed a reply brief in support of their Motion to Dismiss on March 23, 2004. The Court has scheduled an oral argument on the Motion to Dismiss for March 30, 2004.

Shareholder's Derivative Litigation

In an action styled Virginia M. Damon Trust v. North Country Financial Corporation, Nominal Defendant, and Dennis Bittner, Bernard A. Bouschor, Ronald
G. Ford, Sherry L. Littlejohn, Stanley J. Gerou II, John D. Lindroth, Stephen Madigan, Spencer Shunk, Michael Henrickson, Glen Tolksdorf, and Wesley Hoffman, filed in the U.S. District Court for the Western District of Michigan on July 1, 2003, a shareholder of the Corporation has brought a shareholder's derivative action under Section 27 of the Exchange Act against the Corporation and certain of its current and former directors and senior executive officers. The Complaint, which demands a jury trial, is brought on behalf of the Corporation against the individual defendants. It alleges that the individual defendants have caused loss and damage to the Corporation through breaches of their fiduciary duties of oversight and supervision by failing (i) adequately to safeguard the assets of the Corporation, (ii) to ensure that adequate administrative, operating, and internal controls were in place and implemented,
(iii) to ensure that the Corporation was operated in accordance with legally-prescribed procedures, and (iv) to oversee the audit process to ensure that the Corporation's assets were properly accounted for and preserved. The Complaint further alleges that the individual defendants violated Section 14(a) of the Exchange Act by making materially false and misleading statements in the proxy statement mailed to shareholders in connection with the annual meeting of the Corporation held May 29, 2000, and the adoption by the shareholders at that meeting of the Corporation's 2000 Stock Incentive Plan. The Complaint also alleges that Mr. Ford and Ms. Littlejohn, through a series of compensation arrangements, stock options, and employment agreements obtained by them through improper means resulting from the offices they held with the Corporation, received excessive compensation, to the injury of the Corporation. Among other things, the Complaint is based upon allegations of material misstatements or omissions in filings made by the Corporation with the SEC, and deficiencies in the Corporation's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board, FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The Complaint seeks (i) rescission of the approval of the 2000 Stock Incentive Plan and return of all stock and options granted under the Plan, (ii) a declaration that the individual defendants breached their fiduciary duty to the Corporation, (iii) an order to the individual defendants to account to the Corporation for all losses and/or damages by reason of the acts and omissions alleged, (iv) an order to each of the individual defendants to remit to the Corporation all salaries and other compensation received for periods during which they breached their fiduciary duties, (v) compensatory damages in favor of the Corporation, (vi) injunctive relief, and (vii) interest, costs, and attorney's and expert's fees.

On September 18, 2003, the Corporation filed a motion to dismiss the Damon action because plaintiff did not satisfy the mandatory precondition, under
Section 493a of the Michigan Business Corporation Act ("MBCA"), M.C.L.ss. 450.1493a, for filing a shareholder derivative action that the shareholder must first have submitted a written demand that the Corporation pursue in its own right the claims asserted by the shareholder (the plaintiff here). Certain of the individual defendants in the Damon action filed their own motion to dismiss on November 25, 2003, in which motion the other individual defendants later joined. The plaintiff filed an Opposition to both motions to dismiss on January 9, 2004, and on January 30, 2004, the defendants filed reply briefs in support of their motions to dismiss.

By letter dated September 17, 2003, and expressly without prejudice to the argument that any such written demand is not required, plaintiff's counsel purported to make a written demand that the Corporation pursue a number of indicated putative claims against: (1) present and former officers and directors of the Corporation who also are the individual defendants in the Damon action, and (2) the certified public accounting firm of Wipfli, Ullrich, Bertelson, LLP. The MBCA grants the Corporation ninety (90) days in which to respond to a proper written demand. On November 11, 2003, the Corporation filed a motion, as permitted by section 495 of the MBCA, M.C.L.ss. 450.1495, requesting the Court to appoint a disinterested person to conduct a reasonable investigation of the claims made by the plaintiff and to make a good faith determination whether the maintenance of the derivative action is in the best interests of the Corporation. On January 9, 2004, the plaintiff filed a Supplemental Response to the Corporation's motion to dismiss, requesting that the Court appoint two persons other than the one nominated by the Corporation, to act as a disinterested person for such purpose. Following an in camera conference and telephone conference held by the Court, plaintiff is understood to have withdrawn its objection to the individual nominated by the Corporation in its motion to the Court for appointment as a disinterested person. The parties, through their respective counsel, are currently negotiating a stipulated form of order to be entered by the Court making the appointment of the disinterested person. It is anticipated that the disinterested person, once appointed, will complete his investigation of the claims made by the plaintiff and will make his good faith determination whether the maintenance of the derivative action is in the best interests of the Corporation within 120 days of his appointment.

On March 22, the Court issued an Opinion and Order granting in part and denying in part the motions to dismiss in the Damon case. The Court dismissed the
Section 14(a) claim against all of the defendants as barred by the statute of limitations and, as further grounds, dismissed that claim as to those who were not directors at the time of the mailing of the proxy statement. The Court has permitted the plaintiff to proceed with its breach of fiduciary duty claims against the Directors on the grounds that the plaintiff cured its procedural failings by subsequently transmitting a demand letter as required by Section 493 of the MBCA. However, the Court has asked that by April 16, 2004, the parties submit additional briefs on the question of whether the Court should exercise "supplemental jurisdiction" over the state law breach of fiduciary duty claims or, by implication, whether these claims should be dismissed without prejudice for pursuit in an appropriate state court.

Employment Agreement Arbitration

On September 16, 2003, Ronald G. Ford, the former chairman and chief executive officer and a current director of the Corporation, initiated an arbitration proceeding with the American Arbitration Association against the Corporation seeking monetary damages for alleged breach by the Corporation of his Amended and Restated Employment Agreement, Chairman Agreement, and Amended and Restated Consulting Agreement, each with the Corporation. The Corporation has denied the alleged breach and asserted a counterclaim to recover all amounts paid to Mr. Ford under the Chairman Agreement, as required by the Cease and Desist Order entered by the FDIC and the OFIS, in addition to other amounts. On March 19, 2004, at the request of Mr. Ford, the American Arbitration Association reactivated the arbitration proceeding, and the parties are in the process of selecting an arbitrator. The Corporation intends to defend the arbitration.

Litigation of the types involved in the actions described above can be complex, time-consuming, and often protracted. The Corporation has incurred and anticipates that it will continue to incur substantial additional expense for legal and other professional fees as a result of the filing and defense of these actions. At this stage of the proceedings, the Corporation cannot accurately assess the impact which these proceedings will have on the Corporation. An ultimate determination of any of these actions adverse to the Corporation could have a material adverse effect on the Corporation's financial condition and operations.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted during the fourth quarter of fiscal 2003 to a vote of the Corporation's shareholders.

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Corporation are listed below. The executive officers serve at the pleasure of the Board of Directors and are appointed by the Board annually. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.


Name                   Age     Position
----                   ---     --------
C. James Bess           66     President and Chief Executive Officer

Jani Blake              44     Executive Vice President and Chief Operating Officer

Kelly George            36     Senior Vice President and Chief Lending Officer

Joseph Petterson        57     Executive Vice President and Chief Financial Officer



                                     PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCK HOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market information pertaining to the Corporation's common stock is contained under the caption "Market Information" in the Corporation's 2003 Annual Report, and is incorporated herein by reference.

The Corporation had 1,805 shareholders of record as of March 9, 2004.



The holders of the Corporation's common stock are entitled to dividends when, as and if declared by the Board of Directors of the Corporation out of funds legally available for that purpose. Dividends had been paid on a quarterly basis until the fourth quarter in 2002. In determining dividends, the Board of Directors considers the earnings, capital requirements and financial condition of the Corporation and its subsidiary bank, along with other relevant factors. The Corporation's principal source of funds for cash dividends is the dividends paid by the Bank. The ability of the Corporation and the Bank to pay dividends is subject to regulatory restrictions and requirements. In the fourth quarter of 2002, the Corporation suspended payment of a dividend and the Corporation's and Bank's Boards of Directors adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by the Corporation or the Bank. Further, the Order prohibits the Bank from declaring or paying dividends without the prior written consent of the OFIS and FDIC.

The cash dividends declared, by quarter for 2003 and 2002, are included in the Corporation's 2003 Annual Report under the caption "Comparative Highlights" and are incorporated here by reference.

ITEM 6.  SELECTED FINANCIAL DATA

Selected financial data of the Corporation is contained in the Corporation's 2003 Annual Report, under the caption "Selected Financial Data," and is incorporated here by reference.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Incorporated by reference to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Corporation's 2003 Annual Report to Shareholders.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Incorporated by reference to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Corporation's 2003 Annual Report to Shareholders.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Incorporated by reference to the Corporation's Consolidated Financial Statements for the years ended December 31, 2003, 2002 and 2001 in the Corporation's 2003 Annual Report to Shareholders.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

A change in the Corporation's independent public accountants occurred during 2002. The change has been reported on Form 8-Ks filed during 2002.

On August 28, 2002, Wipfli Ullrich Bertelson LLP ("Wipfli") resigned as the independent auditor of the Corporation's financial statements for the year ending December 31, 2002. The reason for the decision to resign was solely the Corporation's desire to outsource internal audit, regulatory compliance, and financial reporting services to Wipfli, which would preclude Wipfli from serving as the Corporation's independent auditor.

Wipfli's report on the Corporation's financial statements for the year ended December 31, 2001, and prior thereto, did not contain any adverse opinion nor disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Corporation's two most recent fiscal years, and for the interim periods following December 31, 2001, through the date of Wipfli's resignation, there had been no disagreements with Wipfli on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wipfli, would have caused Wipfli to make a reference to the subject matter of the disagreements in connection with its reports.

The Corporation provided Wipfli with a copy of the Form 8-K disclosure and Wipfli furnished a letter addressed to the SEC stating Wipfli agreed with the foregoing statements. A copy of Wipfli's letter to the SEC was filed as Exhibit
16.1 to the report on Form 8-K dated August 28, 2002.

The firm of Rehmann Robson of Saginaw, Michigan, had initially been engaged to perform the audit of the Corporation's financial statements for the fiscal year ending December 31, 2002.

On November 11, 2002, Rehmann Robson resigned as the independent auditor of the Corporation's financial statements for the year ending December 31, 2002.

Rehmann Robson did not audit any year-end financial statements included on Form 10-K nor review any quarterly reports of the Corporation on Form 10-Q.

The Corporation provided Rehmann Robson with a copy of the disclosure regarding Rehmann Robson and Rehmann Robson furnished a letter addressed to the SEC stating Rehmann Robson agreed with the foregoing statements regarding Rehmann Robson. A copy of Rehmann Robson's letter to the SEC was filed as Exhibit 16.1 to the report on Form 8-K dated November 11, 2002.

As noted on Form 8-K dated December 16, 2002, the firm of Plante & Moran, PLLC of Grand Rapids, Michigan, was engaged to perform an audit of the Corporation's financial statements for the year ending December 31, 2002. Subsequently, Plante & Moran, PLLC was engaged to also perform an audit on the Corporation's financial statements for the year ending December 31, 2003.

ITEM 9A.  CONTROLS AND PROCEDURES

As of December 13, 2003, an evaluation was performed under the supervision of and with the participation of the Corporation's management, including the President and Chief Executive Officer, and Chief Financial Officer of the effectiveness of the design and operation of the Corporation's disclosure controls and procedures. Based on that evaluation, the Corporation's management, including the President and Chief Executive Officer, and Chief Financial Officer concluded that the Corporation's disclosure controls and procedures were effective as of December 31, 2003. There have been no significant changes in the Corporation's internal controls or in other factors that could significantly affect internal controls subsequent to December 31, 2003.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

The information set forth under the captions "Information About Directors and Nominees" and "Section 16(a) Beneficial Ownership Reporting Compliance" in the Corporation's definitive Proxy Statement for its May 18, 2004, Annual Meeting of Shareholders (the "Proxy Statement"), a copy of which will be filed with the SEC prior to the meeting date, is incorporated here by reference.

The Corporation has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members of the Audit Committee consist of Dennis Bittner, Stephen Madigan and Spencer Shunk. The Board of Directors has determined that it does not have a member of the Audit Committee that is qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission. The Board of Directors of the Corporation believes that the Audit Committee members have the overall business acumen to participate as a member of the Audit Committee, based upon many years of direct business experience.

The Corporation has adopted a code of ethics that applies to all of the directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The code of ethics is filed as Exhibit 14 to this report.

ITEM 11. EXECUTIVE COMPENSATION

Information relating to compensation of the Corporation's executive officers and directors is contained under the captions "Remuneration of Directors" and "Executive Compensation," in the Corporation's Proxy Statement and is incorporated here by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information relating to security ownership of certain beneficial owners and management is contained under the caption "Beneficial Ownership of Common Stock" in the Corporation's Proxy Statement and is incorporated here by reference.

The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Corporation are authorized for issuance. All such compensation plans were previously approved by security holders.

                      EQUITY COMPENSATION PLAN INFORMATION


                                                                               Number of securities
                                                                               remaining available for
                                                                               future issuance under
                         Number of securities to be    Weighted average        equity compensation
                         issued upon exercise of       exercise price of       plans (excluding
                         outstanding options,          outstanding options,    securities reflected in
Plan Category            warrants and rights           warrants and rights     column (a)
----------------------------------------------------------------------------------------------------------
                                     (a)                        (b)                       (c)
Equity compensation
plans approved by
security                                    549,732    $              13.94                      358,238

Equity compensation
plans not approved by
security holders                                -0-                     -0-                          -0-
                         --------------------------    --------------------    -------------------------

               Total                        549,732    $              13.94                      358,238
                         ==========================    ====================    =========================


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information relating to certain relationships and related transactions is contained under the caption "Indebtedness of and Transactions With Management" in the Corporation's Proxy Statement and is incorporated here by reference.

                                     PART IV

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Information relating to principal accountant fees and services is contained under the caption "Principal Accountant Fees and Services" in the Corporation's Proxy Statement and is incorporated here by references.

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

     (a) Financial Statements.

         1. The following documents are filed as part of Item 8 of this report:

              Independent Auditor's Reports
              Consolidated Balance Sheets as of December 31, 2003 and 2002 Consolidated Statements of Income for the years ended December 31,
                2003, 2002, and 2001
              Consolidated Statements of Changes in Shareholders' Equity for the
                years ended

                December 31, 2003, 2002, and 2001
              Consolidated Statements of Cash Flows for the years ended December
                31, 2003, 2002, and 2001
              Notes to Consolidated Financial Statements

         2.   Schedules to the consolidated financial statements required by
              Article 9 of Regulation S-X are not required under the related instructions or are inapplicable, and therefore have been omitted.

         3.   The following exhibits are filed as part of this report:

     Reference is made to the exhibit index that follows the signature and certification pages of this report.

     The Corporation will furnish a copy of any exhibits listed on the Exhibit Index to any shareholder of the Corporation without charge upon written request of the Shareholders' Relations Department, North Country Financial Corporation, 130 South Cedar Street, Manistique, Michigan 49854.

     (b) Reports on Form 8-K

     Forms 8-K filed since 3rd quarter 10-Q Filing:

     - Form 8-K dated November 16, 2003 announced the signing of a letter of intent that included a non-binding offer by another entity to purchase all of the common stock of the Corporation. The Form 8-K further announced the withdrawal of the non-binding offer and subsequent voidance of the letter of intent on November 19, 2003.

     - Form 8-K dated February 17, 2004 announced the earnings for the year ended December 31, 2003.


     - Form 8-K dated February 17, 2004 announced the Corporation's entrance into a Definitive Agreement to sell two branch offices, located in Alanson, Michigan and Mancelona, Michigan.

     - Form 8-K/A dated February 17, 2004, amending the earnings results for the year ended December 31, 2003.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated March 24, 2004.

NORTH COUNTRY FINANCIAL CORPORATION

/s/ C. James Bess
-----------------------------------------------------
C. James Bess
President and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on March 24, 2004, by the following persons on behalf of the Corporation and in the capacities indicated. Each director of the Corporation, whose signature appears below, hereby appoints C. James Bess and John D. Lindroth, and each of them severally, as his attorney-in-fact, to sign in his name and on his behalf, as a director of the Corporation, and to file with the Commission any and all Amendments to this Report on Form 10-K.

         Signature

/s/ C. James Bess                               /s/ Ernie R. Krueger
--------------------------------------          -------------------------------
C. James Bess -- President                      Vice President / Controller
Chief Executive Officer, and Director           (principal accounting officer)

/s/ Joseph E. Petterson
--------------------------------------
Joseph E. Petterson
Executive Vice President and Chief
Financial Officer
(chief financial officer)



/s/ Dennis Bittner                              /s/ Bernard A. Bouschor
--------------------------------------          -------------------------------
Dennis Bittner -- Director                      Bernard A. Bouschor -- Director


/s/ Stanley J. Gerou II                         /s/ Steve Madigan
--------------------------------------          -------------------------------
Stanley J. Gerou II -- Director                 Steve Madigan -- Director


/s/ John Lindroth                               /s/ Spence Shunk
--------------------------------------          -------------------------------
John Lindroth -- Director                        Spence Shunk -- Director

                                  EXHIBIT INDEX

Number   Exhibit

3.1 Articles of Incorporation, as amended, incorporated herein by reference to exhibit 3.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

3.2      Amended and Restated Bylaws, incorporated herein by reference to exhibit 3.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

4.1 Rights Agreement dated as of June 21, 2000 between the Corporation and Registrar and Transfer Company, as Rights Agent, which includes as Exhibit A the attachment to the Certificate of Amendment, as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Preferred Shares, incorporated herein by reference to exhibit 4 of the Corporation's Current Report on Form 8-K filed on July 31, 2000.

4.2 Certain borrowings and guaranteed preferred beneficial interests in the Corporation's subordinated debentures are described in Notes 12 and 17 of the Corporation's Notes to Consolidated Financial Statements. The Corporation agrees to furnish to the Commission, upon request, copies of any instruments defining the rights of holders of any such securities.

10.1 Stock Option Plan, incorporated by reference to the Corporation's definitive proxy statement for its annual meeting of shareholders held April 21, 1994.

10.2 Deferred Compensation, Deferred Stock, and Current Stock Purchase Plan for Nonemployee Directors, incorporated herein by reference to exhibit
         10.2 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

10.3 North Country Financial Corporation Stock Compensation Plan, incorporated herein by reference to exhibit 10.3 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

10.4 North Country Financial Corporation 1997 Directors' Stock Option Plan, incorporated herein by reference to exhibit 10.4 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

10.5 North Country Financial Corporation 2000 Stock Incentive Plan, incorporated herein by reference to exhibit 10.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

10.6 Employment Agreement dated July 3, 2000 between the Corporation and Ronald G. Ford, incorporated herein by reference to exhibit 10 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

10.7 Amended and Restated Employment Agreement dated December 21, 2001 between the Corporation and Ronald G. Ford, incorporated herein by reference to Exhibit 10.7 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.8 Consulting Agreement dated September 15, 1999 between the Corporation and Ronald G. Ford, incorporated herein by reference to exhibit 10.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

10.9 Amended and Restated Consulting Agreement dated December 21, 2001 between the Corporation and Ronald G. Ford, incorporated herein by reference to Exhibit 10.9 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

10.10 Employment Agreement dated September 30, 2000 between the Corporation and Sherry L. Littlejohn, incorporated herein by reference to exhibit 10 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

10.11 North Country Financial Corporation Supplemental Executive Retirement Plan, incorporated herein by reference to exhibit 10.6 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

10.12    Consulting Agreement effective January 15, 2003, between the Bank and
         W. Fitzgerald Consulting, LLC., incorporated herein by reference to
         Exhibit 10.12 of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.13 Chairman Agreement dated April 12, 2002, between the Corporation and Ronald G. Ford, incorporated herein by reference to Exhibit 10.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

10.14    Employment agreement dated August 1, 2003, between the Corporation and
         C. James Bess, incorporated herein by reference to Exhibit 10.1 of the Corporation's 10-Q for the quarter ended June 30, 2003.

10.15 Employment agreement dated August 18, 2003 between the Corporation and Joseph E. Petterson, incorporated herein by reference to Exhibit 10.1 of the Corporation's 10-Q for the quarter ended September 30, 2003.

10.16 Employment agreement dated September 1, 2003 between the Corporation and Jani Blake, incorporated herein by reference to Exhibit 10.2 of the Corporation's 10-Q for the quarter ended September 30, 2003.

10.17 Employment agreement dated September 3, 2003 between the Corporation and Kelly W. George, incorporated herein by reference to Exhibit 10.3 of the Corporation's 10-Q for the quarter ended September 30, 2003.

13 2003 Annual Report to Shareholders. This exhibit, except for those portions expressly incorporated by reference in this filing, is furnished for the information of the Securities and Exchange Commission and is not deemed "filed" as part of this filing.

14       Conflict of Interest -- Code of Ethics

21       Subsidiaries of the Corporation.

23.1     Consent of Independent Public Accountants - Plante & Moran, PLLC

23.2     Consent of Independent Public Accountants - Wipfli Ulrich Bertelson LLP

31       Rule 13(a)-- 14 (a) Certification

32.1     Section 1350 Chief Executive Officer Certification

32.2     Section 1350 Chief Financial Officer Certification

99.1 Order to Cease and Desist entered by the Federal Deposit Insurance Corporation and the Michigan Office of Financial and Insurance Services with the consent of the Bank, incorporated herein by reference to exhibit 99.1 of the Corporation's Current Report on Form 8-K filed April 11, 2003.

                                                                      EXHIBIT 13

                                      NORTH

                                     COUNTRY

                                    FINANCIAL

                                   CORPORATION

                                      2003

                                     ANNUAL

                                     REPORT

TO OUR SHAREHOLDERS

                      NORTH COUNTRY FINANCIAL CORPORATION

March 15, 2004

Dear Shareholder:

The challenges and difficulties encountered by the Corporation in 2003 have also served as a catalyst for the implementation of essential cultural and business practice adjustments that were needed to provide a proper foundation for going forward with the Corporation's business on a prudent, safe and sound, profitable basis for the benefit of all Shareholders.

The 2003 financial results, although disappointing, represent an operating loss reduction year over year of $17.1 million; from a loss of $26.7 million in 2002 to a loss of $9.6 million in 2003. We cannot change the results of 2002 or 2003, but we have made adjustments that we believe will have a significant positive impact on the Company's overall condition and operating performance in 2004.

We expect major savings in the areas of consulting, legal, collections, accounting, data processing, and branch related expenses in 2004. Management is also taking steps to improve loan and deposit products, strengthen staff, enhance delivery systems and increase marketing efforts in order to foster public confidence and provide better service to existing customers and prospective new customers.

At this point, I will take a moment to discuss with you, in outline form, what has been accomplished since August of 2003 and some of the issues that are pending for 2004 and beyond.

         - As I have discussed with you in previous communications, key management staff were put in place during the last half of 2003. Middle management and other staff positions have also been filled and are continuing to be shored-up as necessary. We are striving to have the best prepared people and acquire and provide superior process in order to compete successfully in the marketplace. We know that the right people with the right leadership are primary keys to a successful future.

         - An outside, independent and comprehensive Loan Review was conducted in September of 2003 that confirmed the adequacy of the allowance for potential loan and lease losses.

         - A detailed Strategic Rehabilitation Plan was developed and adopted during the third quarter of 2003 that addresses the goals, objectives, priorities, and time-lines to improve the financial soundness of the Company. Best efforts have and are being made to implement these plans.

         - Budgets for 2004 and 2005 have been developed and were approved by the Board of Directors in December of 2003.

         - In order to improve the risk profile, reduce related expenses, and comply with regulatory requirements, management recently completed the sale of $25.4 million of nonperforming loans. The result of the transaction had no adverse impact on earnings or further erosion of capital. A portfolio of previously charged-off loans was sold for $1.1 million in December of 2003 with proceeds credited to the Bank's Allowance for Loan and Lease Losses.

         - Initiatives are underway to reduce the geographic "footprint" of the Bank through a combination of sales of branch deposits, branch consolidations, and branch closures that could reduce the total number of branches by nine unprofitable units. These initiatives, if successful, would reduce the number of branches to thirteen, reduce expenses, reduce oversight and management burden, and improve the Bank's Tier I Capital/Asset Ratio. It is hoped these activities can be completed by the end of the second quarter of 2004.

         - Management is currently engaged in discussions with investment banking firms to determine the feasibility of recapitalizing the Company through various means. Preliminary discussions are also ongoing with regard to the potential sale of control of the Company.

Page 2 - Shareholder Letter

         - Progress is being made toward further improving the Bank's Internal Auditing function in the areas of work product and scope, cost reduction, Audit Committee involvement, risk assessment, reporting and response, and the tracking/verification process.

         - The Bank's Asset/Liability Management function is being expanded and improved by engaging a facilitator who will provide documentation enhancements and expertise that should strengthen the process. This activity includes how we monitor asset and liability balances, maintain liquidity, manage investments, deal with rising and falling interest rates, etc.

         - Management continues to work diligently with the Bank's State and Federal Regulators to comply with the Order to Cease and Desist. Progress has and is being made toward this end.

As you can see, a good deal has been accomplished in a relatively short period of time. However, many important issues remain and need to be completed and/or resolved for the Bank to be successful; the most important and critical of which is the acquisition of adequate capital. Without sufficient capital, a successful turn-around and the future viability of the Company is threatened. Every effort is being made to address this issue.

While Management cannot guarantee the results of our efforts or the Company's future success, you may be assured that Management is continuing to provide the best effort it is capable of every day for the benefit of all Shareholders.

Thank you for your continuing support and loyalty. Please remember that your banking business and that of your family, friends, and business associates is of great importance to the Corporation's future success.

Sincerely,

NORTH COUNTRY FINANCIAL CORPORATION

 /s/ C. James Bess
-------------------------------
 C. James Bess
 President and Chief Executive Officer

COMPARATIVE HIGHLIGHTS

Dollars in thousands, except per share data


   BALANCE SHEET STATISTICS                       2003                  2002
Assets                                          $ 422,539             $ 565,306
Net loans                                         275,841               410,135
Deposits                                          305,794               437,494
Shareholders' equity                               10,700                20,503
Shares of stock outstanding                     7,019,152             7,019,152
Book value per share                                 1.52                  2.92

OPERATING STATISTICS

Total income                                    $  26,872             $  41,227
Total expense                                      34,131                45,152
Provision for loan losses                             -0-                26,658
Income (loss) before income taxes                  (7,259)              (30,583)
Net income (loss)                                  (9,588)              (26,713)
Basic earnings per share                            (1.37)                (3.81)
Diluted earnings per share                          (1.37)                (3.81)

DIVIDEND SUMMARY (CASH DIVIDENDS DECLARED PER COMMON SHARE)

Quarter Ending
  March 31                                      $     .00             $     .10
  June 30                                             .00                   .10
  September 30                                        .00                   .05
  December 31                                         .00                   .00
                                                ---------             ---------
Total dividends                                 $     .00             $     .25
                                                =========             =========

The above summary should be read in connection with the related consolidated financial statements and notes included elsewhere in this report.

BUSINESS OF THE CORPORATION

North Country Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956, as amended. The principal assets of the Corporation are its ownership of all of the outstanding capital stock of North Country Bank and Trust, North Country Financial Group, North Country Capital Trust, First Rural Relending Company, and First Manistique Agency. North Country Bank and Trust, headquartered in Manistique, Michigan, provides a full range of commercial and retail banking services to customers in Michigan. North Country Bank and Trust owns North Country Mortgage Company LLC, North Country Employee Leasing Company LLC, and NCB Real Estate Company. North Country Mortgage Company LLC is engaged in the business of mortgage lending and brokering. North Country Employee Leasing Company LLC provides employees to North Country Bank and Trust. NCB Real Estate Company owns several properties used by the Bank. North Country Financial Group is an inactive subsidiary. North Country Capital Trust was formed solely for the issuance of trust preferred securities. First Rural Relending Company is a rural lending corporation. First Manistique Agency has limited activity and was formed for the selling of insurance.

FORM 10-K

A copy of the Annual Report to the Securities and Exchange Commission on Form 10-K is available without charge by writing the Shareholders' Relations Department, North Country Financial Corporation, 130 South Cedar Street, Manistique, Michigan, 49854.

MARKET SUMMARY

The Corporation's common stock is traded on the Nasdaq Small Cap Market under the symbol NCFC. The Corporation had 1,812 shareholders of record as of January 31, 2004.

FIVE YEAR COMPARISONS

ASSETS
Total assets on a consolidated basis decreased by 23% during 2003 to $422.5 million.

[BAR CHART]

1999   2000  2001   2002    2003
568     667  637    565     422.5

SECURITIES
The portfolio of securities increased during 2003 by 25% to $84.4 million.

[BAR CHART]

 1999    2000  2001   2002    2003
43.342    72    62     68      68

NET LOANS
Total net loans decreased 33% to $275.8 million in 2003.

[BAR CHART]

1999   2000  2001   2002     2003
 460    532  494    410     275.8

FIVE YEAR COMPARISONS

DEPOSITS
Total deposits decreased by 30% to $305.8 million.

[BAR CHART]

  1999       2000      2001      2002    2003
462.998    531.883    482.524     437     437

SHAREHOLDERS' EQUITY
During 2003 shareholders' equity decreased by $9.8 million, or 48%, to $10.7 million.

[BAR CHART]

 1999    2000   2001       2002    2003
40.82    44.6  47.889       21     -9.8

NET INCOME(LOSS)
The net loss for 2003 was $9.6 million as compared to net income of $26.7 million for 2002.

[BAR CHART]

 1999    2000   2001    2002      2003
6.356   5.183  5.774  -27.000     -9.6

INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORTS
                             TO THE SHAREHOLDERS OF
                       NORTH COUNTRY FINANCIAL CORPORATION
                              MANISTIQUE, MICHIGAN

INDEPENDENT AUDITOR'S REPORT

Independent Auditor's Report

Board of Directors and Shareholders
North Country Financial Corporation
Manistique, Michigan

We have audited the accompanying consolidated balance sheet of North Country Financial Corporation and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Country Financial Corporation and Subsidiaries as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 2 and 10 the Corporation changed its method of accounting for goodwill effective January 1, 2002.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Notes 19 and 26 to the financial statements, the Corporation has suffered significant losses from operations resulting in a decrease to regulatory capital below the minimum required in their Cease and Desist Order. Losses are expected to continue in 2004. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 26. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Plante & Moran, PLLC
-----------------------------
Plante & Moran, PLLC

March 24, 2004
Grand Rapids, Michigan

INDEPENDENT AUDITOR'S REPORT

Independent Auditor's Report

Board of Directors and Shareholders
North Country Financial Corporation
Manistique, Michigan

We have audited the accompanying consolidated statement of operations, changes in shareholders' equity, and cash flows of North Country Financial Corporation and Subsidiaries for the year ended December 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of North Country Financial Corporation and Subsidiaries for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Wipfli Ullrich Bertelson LLP
------------------------------------
Wipfli Ullrich Bertelson LLP

January 25, 2002
Appleton, Wisconsin

CONSOLIDATED BALANCE SHEETS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES
                           December 31, 2003 and 2002
                             (Dollars in Thousands)

                                                                           2003                2002
                                                                     ---------------     ---------------
                                             ASSETS

Cash and due from banks                                              $         7,433     $        17,542
Federal funds sold                                                            15,600              26,250
                                                                     ---------------     ---------------
   Cash and cash equivalents                                                  23,033              43,792

Interest-bearing deposits in other financial institutions                      6,048               2,010
Securities available for sale                                                 84,774              67,955
Federal Home Loan Bank stock                                                   4,544               4,375

Total loans                                                                  297,846             435,043
   Allowance for loan losses                                                 (22,005)            (24,908)
                                                                     ----------------    ---------------
Net loans                                                                    275,841             410,135

Premises and equipment                                                        13,747              15,592
Other real estate held for sale                                                4,356               5,409
Other assets                                                                  10,196              16,038
                                                                     ---------------     ---------------

TOTAL ASSETS                                                         $       422,539     $       565,306
                                                                     ===============     ===============

                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
    Non-interest-bearing deposits                                     $       26,179     $        40,797
    Interest-bearing deposits                                                279,615             396,697
                                                                     ---------------     ---------------
    Total deposits                                                           305,794             437,494
    Borrowings                                                                87,026              87,815
    Subordinated debentures                                                   12,450              12,450
    Other liabilities                                                          6,569               7,044
                                                                     ---------------     ---------------
        Total liabilities                                                    411,839             544,803

Shareholders' equity:
    Preferred stock - No par value:
        Authorized 500,000 shares, no shares outstanding                         -0-                 -0-
    Common stock - No par value:
       Authorized - 18,000,000 shares
       Issued and outstanding  - 7,019,152                                    16,175              16,175
    Retained earnings                                                         (6,502)              3,086
    Accumulated other comprehensive income                                     1,027               1,242
                                                                     ---------------     ---------------
        Total shareholders' equity                                            10,700              20,503
                                                                     ---------------     ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $       422,539     $       565,306
                                                                     ===============     ===============

CONSOLIDATED STATEMENTS OF OPERATIONS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES
                  Years Ended December 31, 2003, 2002, and 2001
                  (Dollars in Thousands,Except Per Share Data)

                                                                       2003              2002                2001
                                                                  --------------    ---------------     ---------------
Interest income:
    Interest and fees on loans:
       Taxable                                                    $       18,999    $        29,615     $        41,178
       Tax-exempt                                                          1,534              2,256               3,405
    Interest on securities:
       Taxable                                                             2,277              3,360               4,725
       Tax-exempt                                                            230                266                 327
    Other interest income                                                    601                472                 840
                                                                  --------------    ---------------     ---------------
       Total interest income                                              23,641             35,969              50,475
                                                                  --------------    ---------------     ---------------

Interest expense:
    Deposits                                                               8,695             12,444              21,205
    Borrowings                                                             4,832              5,100               4,814
    Subordinated debentures                                                  488                545                 823
                                                                  --------------    ---------------     ---------------
       Total interest expense                                             14,015             18,089              26,842
                                                                  --------------    ---------------     ---------------

Net interest income                                                        9,626             17,880              23,633
Provision for loan losses                                                    -0-             26,658               3,200
                                                                  --------------    ---------------     ---------------
Net interest income (loss) after provision for loan losses                 9,626             (8,778)             20,433
                                                                  --------------    ---------------    ---------------

Other income:
    Service fees                                                           1,529              1,899               1,851
    Other loan and lease income                                               58              1,095               5,540
    Net security gains                                                       427                746               1,073
    Net gains on sale of loans                                               136                506                 549
    Gain on sale of branches                                                 -0-                464               1,386
    Other                                                                  1,081                548                  37
                                                                  --------------    ---------------     ---------------
       Total other income                                                  3,231              5,258              10,436
                                                                  --------------    ---------------     ---------------

Other expenses:
    Salaries, commissions, and related benefits                            5,973              7,589              11,882
    Furniture and equipment expense                                        1,367              1,437               1,734
    Occupancy expense                                                      1,387              1,629               1,659
    Data processing                                                        1,517              1,894               1,609
    Accounting, legal, and consulting fees                                 3,145              1,800               1,435
    Loan and deposit expense                                               1,992              1,111               1,387
    Telephone                                                              1,382              1,305               1,153
    Impairment loss on intangibles                                            60              3,647                 -0-
    Impairment loss on other real estate held for sale                       400              2,418                 -0-
    Loss on sale of premises, equipment, and other real estate
     held for sale                                                           362                648                 349
    Advertising expense                                                      182                545                 794
    Amortization of acquisition intangibles                                  460                420               1,057
    Other                                                                  1,889              2,620               1,248
                                                                  --------------    ---------------     ---------------

       Total other expenses                                               20,116             27,063              24,307
                                                                  --------------    ---------------     ---------------

Income (loss) before provision (credit) for income taxes                  (7,259)           (30,583)              6,562
Provision (credit) for income taxes                                        2,329             (3,870)                788
                                                                  --------------    ---------------     ---------------

Net income (loss)                                                 $       (9,588)   $       (26,713)    $         5,774
                                                                  ==============    ===============     ===============
Earnings (loss) per share:
    Basic                                                         $        (1.37)   $         (3.81)    $          0.82
                                                                  ==============    ===============     ===============
    Diluted                                                       $        (1.37)   $         (3.81)    $          0.82
                                                                  ==============    ===============     ===============

CONSOLIDATED STATEMENTS OF
CHANGES IN SHAREHOLDERS' EQUITY

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES
                  Years Ended December 31, 2003, 2002, and 2001
                  (Dollars in Thousands,Except Per Share Data)

                                                                                      Accumulated
                                   Shares of                                              Other
                                    Common             Common          Retained       Comprehensive
                                     Stock              Stock          Earnings       Income (Loss)      Total
                                ---------------     --------------     --------       -------------   ----------
Balance, January 31,
2001                                  6,993,684     $       16,029     $ 27,887       $        701    $   44,617

Net income                                                                5,774                            5,774
Other comprehensive loss:
   Net unrealized loss on
    securities available for
    sale                                                                                      (541)         (541)
                                                                                                      ----------
Total comprehensive income                                                                                 5,233
Dividends declared ($.30
 per share)                                                              (2,107)                          (2,107)
Issuance of common stock                 30,533                239                                           239
Retirement of common stock               (5,065)               (93)                                          (93)
                                ---------------     --------------     --------       ------------    ----------

Balance, December 31,
2001                                  7,019,152             16,175       31,554                160        47,889

Net loss                                                                (26,713)                         (26,713)
Other comprehensive loss:
   Net unrealized gain on
    securities available for
    sale                                                                                     1,082         1,082
                                                                                      ------------    ----------
Total comprehensive loss                                                                                 (25,631)
Dividends declared ($.25
 per share)                                                              (1,755)                          (1,755)
                                ---------------     --------------     --------       ------------    ----------

Balance, December 31,
2002                                  7,019,152    .        16,175         3,086             1,242        20,503

Net loss                                                                  (9,588)                         (9,588)
Other comprehensive loss:
   Net unrealized loss on
    securities available for
    sale                                                                                      (215)         (215)
                                ---------------     --------------     --------       ------------    ----------
Total comprehensive loss                                                                                  (9,803)

Balance, December 31,
2003                                  7,019,152     $       16,175     $ (6,502)      $      1,027    $   10,700
                                ===============     ==============     ========       ============    ==========

CONSOLIDATED STATEMENTS OF CASH FLOWS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES
                 Years Ended December 31, 2003, 2002, and 2001
                             (Dollars in Thousands)

                                                                      2003                  2002                2001
                                                               -----------------   -----------------     ---------------
Increase (decrease) in cash and cash equivalents:
  Cash flows from operating activities:
    Net income (loss)                                          $         (9,588)   $         (26,713)    $         5,774
                                                               -----------------   -----------------     ---------------

    Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
     Provision for loan losses                                              -0-               26,658               3,200
     Provision for impairment of intangible assets                           60                3,647                 -0-
     Provision for impairment of other real estate
      held for sale                                                         400                2,418                 -0-
     Provision for impairment of bank premises
      and equipment                                                         669                  -0-                 -0-
     Provision for depreciation and net
      amortization                                                        2,546                2,424               2,683
     Credit for deferred taxes                                             (543)              (6,580)               (522)
     Net (gains) losses on sales of:
       Securities                                                          (427)                (746)             (1,073)
       Premises, equipment, and other real estate
        held for sale                                                       356                  648                 349
       Branches                                                             -0-                 (464)             (1,386)
     Change in other assets                                               6,881                2,291                 528
     Change in other liabilities                                           (475)               1,850              (1,481)
                                                               -----------------   -----------------     ---------------

      Total adjustments                                                   9,467               32,146               2,298
                                                               ----------------    -----------------     ---------------

  Net cash provided by operating activities                               2,499                5,433               8,072
                                                               ----------------    -----------------     ---------------

  Cash flows from investing activities:
    Net (increase) decrease in interest-bearing
     deposits in other financial institutions                            (4,038)                (492)             (1,518)
     Payment for purchases of securities available for sale             (70,680)            (110,582)            (85,917)
     Proceeds from sale of securities available for sale                 36,601               95,245              74,681
     Proceeds from calls and maturities of securities
      available for sale                                                 15,928               11,234              21,715
     Purchase of Federal Home Loan Bank stock                              (169)                 -0-                (386)
     Net decrease in loans                                              129,589               52,470              30,643
     Proceeds from sale of premises, equipment,
      and other real estate held for sale                                 4,620                1,912               1,693
     Capital expenditures                                                   -0-                 (878)             (1,535)
     Purchase of other real estate held for sale                            -0-                  -0-                (763)
     Net cash paid for branch sales                                         -0-               (6,437)            (20,565)
                                                               ----------------    -----------------     ---------------

  Net cash provided by investing activities                             111,851               42,472              18,048
                                                               ----------------    -----------------     ---------------

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES
                 Years Ended December 31, 2003, 2002, and 2001
                             (Dollars in Thousands)

                                                                    2003               2002                 2001
                                                              ---------------   ------------------     ---------------
  Cash flows from financing activities:
   Net decrease in deposits                                   $      (131,700)   $         (37,487)    $       (26,639)
   Net decrease in federal funds
    purchased                                                             -0-                  -0-              (1,800)
   Proceeds from borrowings                                               -0-                  -0-              20,000
   Principal payments on borrowings                                      (789)                (734)               (686)
   Proceeds from issuance of common stock                                 -0-                  -0-                 239
   Retirement of common stock                                             -0-                  -0-                 (93)
   Dividends paid                                                         -0-               (1,755)             (2,107)
                                                              ---------------   ------------------     ---------------

  Net cash used in financing activities                              (132,489)             (39,976)            (11,086)
                                                              ---------------   ------------------     ---------------

Net increase (decrease) in cash and cash
 equivalents                                                          (20,759)               7,929              15,034
Cash and cash equivalents at beginning                                 43,792               35,863              20,829
                                                              ---------------    -----------------     ---------------

Cash and cash equivalents at end                              $        23,033    $          43,792     $        35,863
                                                              ===============    =================     ===============

Supplemental cash flow information:
Cash paid during the year for:
 Interest                                                     $        14,456    $          17,943     $        27,853
 Income taxes paid or (refunded)                                       (2,137)                 292               1,175

Noncash investing and financing activities:
Transfer of foreclosures from loans to
  other real estate held for sale                                       4,340                4,705               4,413
Transfer of property from premises and equipment to
 other real estate held for sale                                          -0-                1,226                 -0-
Lease receivable recorded in sale/leaseback transaction                   -0-                  154                 -0-

Assets and liabilities divested in branch sales:
  Loans                                                                   -0-                    4                  11
  Premises and equipment                                                  -0-                  665                 705
  Other assets                                                            -0-                  -0-                  89
  Deposits                                                                -0-                7,547              22,720
  Other liabilities                                                       -0-                   23                  36

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of North Country Financial Corporation (the "Corporation") and Subsidiaries conform to accounting principles generally accepted in the United States and prevailing practices within the banking industry. Significant accounting policies are summarized below.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries, North Country Bank and Trust (the "Bank"), North Country Financial Group and other minor subsidiaries, after elimination of intercompany transactions and accounts.

Nature of Operations

The Corporation's and the Bank's revenues and assets are derived primarily from banking activities. The Bank's primary market area is the upper peninsula and the northern portion of the lower peninsula of Michigan. The Bank provides to its customers commercial, real estate, agricultural, and consumer loans, as well as a variety of traditional deposit products. A significant portion of the Bank's commercial loan portfolio consists of leases to commercial and governmental entities, which are secured by various types of equipment. These leases are dispersed geographically throughout the country. Approximately 1% of the Corporation's business activity is with Canadian customers and denominated in Canadian dollars.

While the Corporation's chief decision makers monitor the revenue streams of the various Corporation products and services, operations are managed and financial performance is evaluated on a Corporation-wide basis. Accordingly, all of the Corporation's banking operations are considered by management to be aggregated in one reportable operating segment.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of foreclosed real estate, deferred tax assets, impairment of intangible assets and goodwill.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, non-interest-bearing deposits in correspondent banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Securities

The Corporation's securities are classified and accounted for as securities available for sale. These securities are stated at fair value. Premiums and discounts are recognized in interest income using the interest method over the period to maturity. Unrealized holding gains and losses, on securities available for sale are reported as accumulated other comprehensive income within shareholders' equity until realized.

Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Federal Home Loan Bank Stock

As a member of the Federal Home Loan Bank (FHLB) system, the Bank is required to hold stock in the FHLB based on the anticipated level of borrowings to be advanced. This stock is recorded at cost, which approximates fair value. Transfer of the stock is substantially restricted.

Interest Income and Fees on Loans

Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. Interest income on impaired and nonaccrual loans is recorded on the cash basis. Loan-origination fees are credited to income when received and the related loan-origination costs are expensed as incurred. Management has determined that the deferral of loan fees and costs would not be material.

Allowance for Loan Losses

The allowance for loan losses includes specific allowances related to commercial loans, which have been judged to be impaired. A loan is impaired when, based on current information, it is probable that the Corporation will not collect all amounts due in accordance with the contractual terms of the loan agreement. These specific allowances are based on discounted cash flows of expected future payments using the loan's initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

The Corporation continues to maintain a general allowance for loan losses for loans not considered impaired. The allowance for loan losses is maintained at a level which management believes is adequate to provide for possible loan losses. Management periodically evaluates the adequacy of the allowance using the Corporation's past loan loss experience, known and inherent risks in the portfolio, composition of the portfolio, current economic conditions, and other factors. The allowance does not include the affects of expected losses related to future events or future changes in economic conditions. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change. Loans are charged against the allowance for loan losses when management believes the collectability of the principal is unlikely. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require additions to the allowance for loan losses based on their judgments of collectability.

In management's opinion, the allowance for loan losses is adequate to cover probable losses relating to specifically identified loans, as well as probable losses inherent in the balance of the loan portfolio as of the balance sheet date.

Other Real Estate Held for Sale

Other real estate held for sale consists of assets acquired through, or in lieu of, foreclosure and other long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. Other real estate held for sale is initially recorded at the lower of cost or fair value, less costs to sell, establishing a new cost basis. Valuations are periodically performed by management, and the assets' carrying value is adjusted to the lower of cost basis or fair value less costs to sell. Impairment losses are recognized for any initial or subsequent write-downs. Net revenue and expenses from operations of other real estate held for sale is included in other expense.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of premises and equipment are reflected in income. Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

Intangible Assets and Goodwill

Intangible assets attributable to the value of core deposits and the excess of purchase price over fair value of net assets (goodwill) acquired are stated at cost less accumulated amortization. The core deposit premium is amortized on a straight-line basis over a period of ten years and is subject to an annual impairment test based on the change in deposit base. Prior to 2002, goodwill was being amortized over a period of 15 years. During 2002 goodwill was written off in its entirety. (Note 10).

The Corporation reviews intangible assets and goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The evaluation includes assessing the estimated fair value of the intangible asset based on market prices for similar assets, where available, and the present value of the estimated future cash flows associated with the intangible asset. Adjustments are recorded if it is determined that the benefit of the intangible asset has decreased.

Advertising Costs

Advertising costs are expensed as incurred.

Earnings per Common Share

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options and deferred stock compensation agreements.

Stock Option Plans

The Corporation sponsors three stock option plans. One plan was approved during 2000 and applies to officers, employees, and nonemployee directors. A total of 500,000 shares were made available for grant under this plan. The other two plans, one for officers and employees and the other for nonemployee directors, were approved in 1997. A total of 600,000 shares were made available for grant under these plans. Options under all of the plans are granted at the discretion of a committee of the Corporation's Board of Directors. Options to purchase shares of the Corporation's stock are granted at a price equal to the market price of the stock at the date of grant. The committee determines the vesting of the options when they are granted as established under the plan.

The fair value of each option granted is estimated on the grant date using the Black-Scholes methodology. The following assumptions were made in estimating fair value for options granted for the years ended December 31, 2003 and 2001. There were no options granted in 2002.

                                               2003          2002          2001
                                              ------         ----         ------
Dividend yield                                  0.00%         N/A           3.90%
Risk-free interest rate                         1.25%                       1.62%
Weighted average expected life (years)           7.0%                        7.0%
Expected volatility                            29.85%                      32.07%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The weighted average fair value of options granted as of their grant date, using the assumptions shown above, was computed at $2.69 per share for options granted in 2001. Options granted in 2003 were forfeited as a result of the grantee's resignation.

The Corporation accounts for stock options using the intrinsic value method. For all options granted, the intrinsic value was zero; therefore, no compensation cost has been recognized for the plans. Had compensation cost been determined on the basis of fair value, net income and earnings per share would have been reduced for the years ended December 31 (dollars in thousands, except per share data) as follows:

                                                                2003                2002                2001
                                                           ---------------     --------------      ---------------
Net income (loss):

  As reported                                              $        (9,588)    $      (26,713)     $         5,774
  Total stock-based compensation expense
   determined under fair value-based method,
   net of tax                                                          (36)               (94)                (461)
                                                           ---------------     --------------      ---------------

  Pro forma                                                $        (9,624)    $      (26,807)     $         5,313
                                                           ===============     ==============      ===============

Earnings (loss) per share - Basic:

  As reported                                              $         (1.37)    $        (3.81)     $          0.82
                                                           ===============     ==============      ===============

  Pro forma                                                $         (1.37)    $        (3.82)     $          0.76
                                                           ===============     ==============      ===============

Earnings (loss) per share - Diluted:

  As reported                                              $         (1.37)    $        (3.81)     $          0.82
                                                           ===============     ==============      ===============

  Pro forma                                                $         (1.37)    $        (3.82)     $          0.76
                                                           ===============     ==============      ===============

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale, which are recognized as a separate component of equity, accumulated other comprehensive income (loss).

Income Taxes

Deferred income taxes have been provided under the liability method. Deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences are expected to reverse. Deferred tax expense (credit) is the result of changes in the deferred tax asset and liability.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Corporation has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In November 2002, FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit and indemnifications. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair or market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations would not apply to guarantees accounted for as derivatives. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. See Note 22 for the disclosures currently required under FIN 45.

Reclassifications

Certain amounts in the 2002 and 2001 consolidated financial statements have been reclassified to conform to the 2003 presentation.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

SFAS No. 142 supersedes APB Opinion No. 17, "Intangible Assets." SFAS No. 142 addresses how intangible assets acquired outside of a business combination should be initially recognized. SFAS No. 142 eliminates the amortization for goodwill and other intangible assets with indefinite lives. Other intangible assets with a finite life will be amortized over their useful life. Goodwill and other intangible assets with indefinite useful lives shall be tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset may be impaired. The effect of the adoption of SFAS No. 142 and SFAS No. 147 is detailed in Note 10.

In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," as an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Corporation does not currently anticipate voluntarily changing to the fair value based method of accounting for stock-based employee compensation; therefore, this statement has disclosure only impact on the consolidated financial statements.

SFAS No 149 - In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain embedded derivatives, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends SFAS No. 133 to reflect the decisions made as part of the Derivatives Implementation Group (DIG) and in other FASB projects or deliberations. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. Adoption of this Standard did not have a material effect on the Corporation's financial statements.

SFAS No. 150 - In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This Statement establishes standards for how an entity classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. Adoption of this Standard had no financial statement impact to the Corporation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

FIN 46 - In January 2003, the FASB issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities". This Interpretation clarifies the application of ARB No. 51, "Consolidated Financial Statements", for certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. The Corporation early adopted the provisions of FIN 46 related to the consolidation of one wholly-owned finance entity involved in the issuance of trust preferred securities. Effective July 1, 2003, the Corporation de-consolidated the wholly-owned issuing trust entity. The result of the de-consolidation had no impact to the financial statements of the Corporation.

NOTE 3 - ACQUISITIONS AND DIVESTITURES

In July 2001, the Corporation sold deposits and certain assets of the St. Ignace and Mackinaw Island branches and in November 2001, sold deposits and certain assets of the Curtis and Naubinway branches. Deposits of $22,720,000, other liabilities of $36,000, and assets of $805,000 were divested in transactions that resulted in a gain on sale of $1,386,000.

In November 2002, the Corporation sold deposits and certain assets of the branch in Menominee. Deposits of $7,547,000, other liabilities of $23,000, and assets of $669,000 were divested in the transaction which resulted in a net gain on sale of $464,000.

NOTE 4 - RESTRICTIONS ON CASH AND CASH EQUIVALENTS

Cash and cash equivalents in the amount of $682,000 were restricted on December 31, 2003 to meet the reserve requirements of the Federal Reserve System.

In the normal course of business, the Corporation maintains cash and due from bank balances with correspondent banks. Balances in these accounts may exceed the Federal Deposit Insurance Corporation's insured limited of $100,000. Management believes that these financial institutions have strong credit ratings and the credit risk related to these deposits is minimal.

NOTE 5 - SECURITIES AVAILABLE FOR SALE

The carrying value and estimated fair value of securities available for sale are as follows (dollars in thousands):

                                                                               Gross         Gross
                                                           Amortized        Unrealized     Unrealized         Estimated
                                                             Cost              Gains         Losses          Fair Value
                                                       ----------------    -----------    ------------     ---------------
DECEMBER 31, 2003

U S Agencies                                           $         36,017    $       208    $        -0-     $        36,225
Obligations of states and political subdivisions                  3,772            333             -0-               4,105
Corporate securities                                                666             42             -0-                 708
Mortgage-related securities                                      43,292            446               2              43,736
                                                       ----------------    -----------    ------------     ---------------

Total securities available for sale                    $         83,747    $     1,029    $          2     $        84,774
                                                       ================    ===========    ============     ===============

DECEMBER 31, 2002

Obligations of states and political subdivisions                  5,172            460             -0-               5,632
Corporate securities                                             10,593            701              30              11,264
Mortgage-related securities                                      50,355            704             -0-              51,059
                                                       ----------------    -----------    ------------     ---------------

Total securities available for sale                    $         66,120    $     1,865    $         30     $        67,955
                                                       ================    ===========    ============     ===============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 5 - SECURITIES AVAILABLE FOR SALE (CONTINUED)

Following is a summary of the proceeds from sales of securities available for sale, as well as gross gains and losses for the years ended December 31 (dollars in thousands):

                                              2003                2002                2001
                                         ---------------     ---------------     ---------------
Proceeds from sale of securities         $        36,601     $        95,245     $        74,681
Gross gains on sales                                 588                 799               1,116
Gross losses on sales                                161                  53                  43

The carrying value and estimated fair value of securities available for sale at December 31, 2003, by contractual maturity, are shown below (dollars in thousands). Contractual maturities may differ from expected maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                    Amortized           Estimated
                                                                                      Cost              Fair Value
                                                                                 ---------------     ---------------
Due in one year or less                                                          $           226     $           226
Due after one year through five years                                                     36,802              37,073
Due after five years through ten years                                                       450                 495
Due after ten years                                                                        2,977               3,244
                                                                                 ---------------     ---------------
Subtotal                                                                                  40,455              41,038
Mortgage-related securities                                                               43,292              43,736
                                                                                 ---------------     ---------------

Total                                                                            $        83,747     $        84,774
                                                                                 ===============     ===============

The carrying value and estimated fair value of securities pledged to secure treasury deposits was $991,000, as of December 31, 2003. See Note 12 for information on securities pledged to secure borrowings from the Federal Home Loan Bank.

NOTE 6 - LOANS

The composition of loans at December 31 (dollars in thousands) is as follows:

                                                                                       2003                2002
                                                                                 ---------------     ---------------
Commercial real estate                                                           $        39,571     $        61,556
Commercial, financial, and agricultural                                                  203,393             290,371
One- to four-family residential real estate                                               51,120              74,366
Consumer                                                                                   3,195               5,706
Construction                                                                                 567               3,044
                                                                                 ---------------     ---------------

Total loans                                                                      $       297,846     $       435,043
                                                                                 ===============     ===============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 6 - LOANS (CONTINUED)

An analysis of the allowance for loan losses for the years ended December 31 (dollars in thousands) is as follows:

                                                                      2003               2002               2001
                                                                 ---------------    ---------------    --------------
Balance, January 1                                               $        24,908    $        10,444    $        9,454
Provision for loan losses                                                    -0-             26,658             3,200
Recoveries on loans                                                        4,053                376               748
Loans charged off                                                         (6,956)           (12,570)           (2,958)
                                                                 ---------------    ---------------    --------------

Balance, December 31                                             $        22,005    $        24,908    $       10,444
                                                                 ===============    ===============    ==============

The aggregate amount of nonperforming residential and consumer loans was approximately $2,047,000 and $2,212,000 at December 31, 2003 and 2002,
respectively. Nonperforming loans are those which are contractually past due 90 days or more as to interest or principal payments, on nonaccrual status, or loans, the terms of which have been renegotiated to provide a reduction or deferral of interest or principal. The interest income recorded and that which would have been recorded had residential and consumer nonaccrual and renegotiated loans been current or not troubled, are not material to the consolidated financial statements for the years ended December 31, 2003 and 2002. The nonperforming commercial loans are reflected in the information regarding impaired loans.

Information regarding impaired loans (dollars in thousands) is as follows:

As of December 31:

                                                                      2003               2002              2001
                                                                 --------------     ---------------    --------------
Total impaired loans                                             $       43,827     $        51,602    $       25,524
Impaired loans with a valuation allowance                                39,993              51,331            25,524
Impaired loans on nonaccrual                                             36,646              23,992             3,055
Valuation allowance related to impaired loans                             7,648               6,739             3,708

For the years ended December 31:

                                                                      2003               2002               2001
                                                                 --------------     ---------------    --------------
Average investment in impaired loans                             $       46,693     $        25,073    $       23,154
Interest income recognized during impairment                              1,307               1,120             1,521
Interest income that would have been recognized
 on an accrual basis                                                      2,793               1,653             1,597
Cash-basis interest income recognized                                       718                 531             1,072

The Bank, in the ordinary course of business, grants loans to the Corporation's executive officers and directors, including their families and firms in which they are principal owners. Activity in such loans is summarized below (dollars in thousands).

                                                                         2003                2002
                                                                   ---------------      --------------
Loans outstanding, January 1                                       $        10,987      $       16,625
New loans                                                                      -0-               1,645
Repayment                                                                   (4,480)               (991)
Increase related to new executive officers and new directors                    98                 -0-
Decrease related to retired executive officers and directors                   (91)             (6,292)
                                                                   ---------------      --------------

Loans outstanding, December 31                                     $         6,514      $       10,987
                                                                   ===============      ==============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 6 - LOANS  (CONTINUED)

Two related-party loans had balances of approximately $6,055,000 and $-0- at December 31, 2003 and $6,608,000 and $3,025,000 at December 31, 2002. Loans to
related-parties of approximately $-0- and $9,182,000 were classified substandard at December 31, 2003 and 2002, respectively.

Late in March 2004, the Corporation sold $25.4 million of loans which were primarily nonperforming. Refer to Management's Discussion and Analysis for additional information regarding this sale.

NOTE 7 - PREMISES AND EQUIPMENT

Details of premises and equipment at December 31 (dollars in thousands) is as follows:

                                                                        2003                2002
                                                                   ---------------     ---------------
Land                                                               $         2,503     $         2,503
Buildings and improvements                                                  13,424              13,745
Furniture, fixtures, and equipment                                           9,705               9,995
                                                                   ---------------     ---------------
Totals                                                                      25,632              26,243
Less - Accumulated depreciation and amortization                            11,885              10,651
                                                                   ---------------     ---------------

Net book value                                                     $        13,747     $        15,592
                                                                   ===============     ===============

Depreciation and amortization of premises and equipment charged to operating expenses amounted to $1,378,000 in 2003, $1,633,000 in 2002, and $1,672,000 in
2001.

NOTE 8 - OTHER REAL ESTATE HELD FOR SALE

An analysis of other real estate held for sale for the years ended December 31 (dollars in thousands) is as follows :

                                                                      2003              2002              2001
                                                                 --------------    ---------------    --------------
Balance, January 1                                               $        5,409    $         4,211    $          908
Additions:
 Through, or in lieu of, foreclosure                                      4,340              4,705             4,413
 Previously held                                                            -0-              1,226               -0-
 Newly acquired                                                             -0-                -0-               763
Impairment losses                                                          (848)            (2,418)              -0-
Other real estate sold                                                   (4,545)            (2,315)           (1,873)
                                                                 --------------    ---------------    --------------

Balance, December 31                                             $        4,356    $         5,409    $        4,211
                                                                 ==============    ===============    ==============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 9 - INTANGIBLE ASSET

Included in other assets are core deposit premiums acquired through acquisitions. These core deposit premiums are considered an intangible asset. The carrying amount of the intangible asset for the years ended December 31 (dollars in thousands) is as follows:

                                                          2003                              2002
                                              ----------------------------   ---------------------------------
                                                Gross                            Gross
                                              Carrying      Accumulated         Carrying         Accumulated
                                               Amount       Amortization         Amount          Amortization
                                              --------    ----------------   --------------    ---------------
Core deposit premium                          $  5,403    $          4,336  $         5,403    $        3,816
                                              ========    ================  ===============    ==============

The aggregate amortization expense for the years ended December 31, 2003, 2002, and 2001 was $520,000, $420,000, and $519,000, respectively.

The following table shows the estimated future amortization expense for the intangible asset. The projections of amortization expense are based on existing asset balances as of December 31, 2003 (dollars in thousands).

2004                           346
2005                           219
2006                           174
2007                           140
2008                           134
Thereafter                      54
                   ---------------

Total              $         1,067
                   ===============

NOTE 10 - GOODWILL

The changes in the carrying amount of goodwill for the years ended December 31 (dollars in thousands) are as follows:

                                 2003              2002                2001
                           ---------------   --------------      -------------
Balance, January 1         $           -0-   $        3,647      $       4,184
Goodwill acquired                      -0-              -0-                -0-
Amortization                           -0-              -0-               (537)
Impairment loss                        -0-           (3,647)               -0-
                           ---------------   --------------      -------------

Balance, December 31       $           -0-   $          -0-      $       3,647
                           ===============   ==============      =============

As required by SFAS No. 142, adopted January 1, 2002, the Corporation is required to perform an annual impairment test on goodwill. The impairment test is based in large part on a comparison of the fair value of the Corporation's outstanding stock, with the carrying value of its net assets. During the fourth quarter of 2002, events occurred which were determined to more likely than not reduce the fair value of the Corporation. Therefore, as required by SFAS No. 142, an additional impairment test was completed. This test resulted in an identified potential impairment. Based on the size of the identified potential impairment, the entire balance of goodwill as of the beginning of the year was determined to be impaired and the impairment loss shown in the table above was recorded.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 10 - GOODWILL  (CONTINUED)

The following table illustrates the effect amortization of goodwill had on net income previous to the adoption of SFAS No. 142 for the years ended December 31 (dollars in thousands, except for share data):

                                                                      2003             2002              2001
                                                                 -------------    -------------     --------------
Net income (loss)                                                $      (9,588)   $     (26,713)    $        5,774
Goodwill amortization, net of tax                                          -0-              -0-                487
                                                                 -------------    -------------     --------------

Adjusted net income (loss)                                       $      (9,588)   $     (26,713)    $        6,261
                                                                 =============    ==============    ==============

Adjusted basic earnings per share                                $       (1.37)   $       (3.81)    $          .89
                                                                 =============    =============     ==============

Adjusted diluted earnings per share                              $       (1.37)   $       (3.81)    $          .89
                                                                 =============    =============     ==============

NOTE 11 - DEPOSITS

The distribution of deposits at December 31 (dollars in thousands) is as follows:

                                                                    2003                2002
                                                               ---------------     ---------------
Non-interest-bearing demand deposits                           $        26,179     $        40,797
Savings, money market, and interest-bearing demand deposits             91,835             159,297
Time deposits                                                          187,780             237,400
                                                               ---------------     ---------------

Total deposits                                                 $       305,794     $       437,494
                                                               ===============     ===============

As of December 31, 2003, $2.4 million of deposits are from Canadian customers. Non-brokered time deposits of $100,000 or more were $18,599,000 and $37,386,000 at December 31, 2003 and 2002, respectively. Interest expense on non-brokered time deposits of $100,000 or more was $785,000, $1,510,000, and $2,731,000, for the years ended December 31, 2003, 2002, and 2001, respectively.

Maturities of time deposits outstanding at December 31, 2003, (dollars in thousands) are as follows:

2004                   $        120,445
2005                             39,058
2006                             20,865
2007                              6,160
2008                                -0-
Thereafter                        1,252
                       ----------------

                       $        187,780
                       ================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 12 - BORROWINGS

Borrowings consist of the following at December 31 (dollars in thousands):

                                                                                        2003                2002
                                                                                  ---------------    -----------------
Federal Home Loan Bank:
   Fixed-rate advance at 7.37%, maturing April 15, 2004                           $            64    $              79
   Fixed-rate advance at 7.59%, maturing May 17, 2004                                         112                  139
   Fixed-rate advance at 6.35%, maturing July 7, 2004                                       1,000                1,000
   Fixed-rate advance at 6.50%, maturing October 17, 2005                                     904                1,295
   Fixed-rate advance at 7.06%, maturing May 15, 2006                                       3,395                3,685
   Convertible - Fixed-rate advance at 5.49%, callable quarterly,
    maturing June 23, 2008                                                                 10,000               10,000
   Convertible - Fixed-rate advance at 5.66%, callable quarterly,
    maturing October 21, 2009                                                              10,000               10,000
   Convertible - Fixed-rate advance at 6.22%, callable quarterly,
    maturing February 22, 2010                                                             10,000               10,000
   Convertible - Fixed-rate advance at 6.50%, callable quarterly,
    maturing June 22, 2010                                                                 10,000               10,000
   Convertible - Fixed-rate advance at 5.99%, callable quarterly,
    maturing June 23, 2010                                                                  5,000                5,000
   Convertible - Fixed-rate advance at 4.98%, callable quarterly,
    maturing December 20, 2010                                                              5,000                5,000
   Convertible - Fixed-rate advance at 5.16%, callable quarterly,
    maturing December 28, 2010                                                             10,000               10,000
   Convertible - Fixed-rate advance at 4.50%, callable quarterly,
    maturing January 10, 2011                                                              10,000               10,000
   Convertible - Fixed-rate advance at 4.35%, callable quarterly,
    maturing February 5, 2011                                                              10,000               10,000
                                                                                  ---------------    -----------------

                                                                                           85,475               86,198
Farmers Home Administration:
   Fixed-rate note payable to Farmers Home Administration, maturing August 24,
    2024, interest payable at 1%                                                            1,551                1,617
                                                                                  ---------------    -----------------

Total borrowings

                                                                                  $        87,026    $          87,815
                                                                                  ===============    =================

The FHLB has the option to convert the above listed convertible - fixed-rate advances to adjustable rate advances, repricing quarterly at three month LIBOR Flat, on the original call date and quarterly thereafter.

Maturities of borrowings outstanding at December 31, 2003, (dollars in thousands) are as follows:

2004                 $          1,176
2005                              904
2006                            3,395
2007                              -0-
2008                              -0-
Thereafter                     81,551
                     ----------------

Total                $         87,026
                     ================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 12 - BORROWINGS (CONTINUED)

The Federal Home Loan Bank borrowings are collateralized at December 31, 2003, by the following: a collateral agreement on the Corporation's one- to four-family residential real estate loans with a book value of approximately $43,280,000; commercial real estate leases with a book value of approximately $25,174,000; U.S. government agency and mortgage-backed securities with an amortized cost and estimated fair value of $58,287,000 and $58,765,000, respectively; an interest-bearing deposit in the amount of $5,031,000; and Federal Home Loan Bank stock owned by the Bank totaling $4,543,800. Prepayment of the advances is subject to the provisions and conditions of the credit policy of the Federal Home Loan Bank of Indianapolis in effect as of December 31, 2003.

The U.S.D.A. Rural Development borrowing is collateralized by loans totaling $757,000 originated and held by the Corporation's wholly owned subsidiary, First Rural Relending, an assignment of a demand deposit account in the amount of $935,000, and guaranteed by the Corporation.

NOTE 13 - INCOME TAXES

The components of the federal income tax provision (credit) for the years ended December 31 (dollars in thousands) are as follows:

                                                                      2003              2002               2001
                                                                 --------------    ---------------    --------------
Current tax expense (credit)                                     $         (111)   $        (4,290)   $        1,310
Deferred tax credit                                                        (543)            (6,580)             (522)
Change in valuation allowance                                             2,983              7,000                -0-
                                                                 --------------    ---------------    --------------

Total provision (credit) for income taxes                        $        2,329    $        (3,870)   $          788
                                                                 ==============    ===============    ==============

A summary of the source of differences between income taxes at the federal statutory rate and the provision (credit) for income taxes for the years ended December 31 (dollars in thousands) is as follows:

                                                                      2003               2002             2001
                                                                 --------------    ---------------    --------------
Tax expense (credit) at statutory rate                           $       (2,468)   $       (10,398)   $        2,231
Increase (decrease) in taxes resulting from:
    Tax-exempt interest                                                    (540)              (777)           (1,115)
    Intangible asset amortization and impairment                             10                690               147
    Change in valuation allowance                                         2,983              7,000                -0-
    Minimum Tax                                                           1,313                -0-                -0-
Other                                                                     1,031               (385)             (475)
                                                                 --------------    ---------------    --------------

Provision (credit) for income taxes                              $        2,329    $        (3,870)   $          788
                                                                 ==============    ===============    ==============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 13 - INCOME TAXES (CONTINUED)

Included in the total provision for income taxes are expenses of $145,000, $254,000, and $365,000 for the years ended December 31, 2003, 2002, and 2001, respectively, related to security transactions.

Deferred income taxes are provided for the temporary differences between the financial reporting and tax bases of the Corporation's assets and liabilities. The major components of net deferred tax assets at December 31 (dollars in thousands) are as follows:

                                                                             2003                2002
                                                                      ------------------    ---------------
Deferred tax assets:
  Allowance for loan losses                                           $            7,482    $         8,032
  Deferred compensation                                                              436                445
  Intangible assets                                                                  638                588
  Other real estate                                                                  173                561
  Alternative Minimum Tax Credit                                                   1,313                -0-
  Tax credit carryovers                                                              138                230
  Other                                                                               24                 48
                                                                      ------------------    ---------------

   Total deferred tax assets                                                      10,204              9,904
                                                                      ------------------    ---------------

Valuation allowance                                                               (9,983)            (7,000)
                                                                      ------------------    ---------------

Deferred tax liabilities:
  Depreciation                                                                      (221)              (449)
  Unrealized gain on securities available for sale                                   -0-               (593)
  Other                                                                              -0-                (15)
                                                                      ------------------    ---------------

   Total deferred tax liabilities                                                   (221)            (1,057)
                                                                      -------------------   ---------------

Net deferred tax asset (liability)                                    $              -0-    $         1,847
                                                                      ==================    ===============

A valuation allowance is provided against deferred tax assets when it is more likely than not that some or all of the deferred tax asset will not be realized. At December 31, 2003, the Corporation established a valuation allowance against the net deferred tax asset which would require future taxable income in order to be utilized. The Corporation has a net operating loss carry forward for tax purposes of approximately $5.6 million which could only be benefited if the Corporation returns to profitability. This net operating loss carryforward will expire in the 2023 tax year.

NOTE 14 - OPERATING LEASES

The Corporation leases space at six branch offices. The leases, expiring during the next three years, are classified as operating leases. Future minimum payments, by year and in the aggregate, under the noncancelable operating leases with initial or remaining terms in excess of one year consisted of the following:

                              Operating Leases
                             ------------------
2004                         $          124,599
2005                                     58,368
2006                                     22,176
                             ------------------

Total                        $          205,143
                             ==================

Rent expense for all operating leases amounted to $232,000 in 2003, $295,000 in 2002, and $363,000 in 2001.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 15 - RETIREMENT PLAN

The Corporation has established a 401(k) profit sharing plan. Employees who have completed three months of service and attained the age of 18 are eligible to participate in the plan. Eligible employees can elect to have a portion, not to exceed 15%, of their annual compensation paid into the plan. In addition, the Corporation may make discretionary contributions into the plan. Retirement plan contributions charged to operations totaled $78,000, $140,000, and $180,000 for 2003, 2002, and 2001, respectively.

NOTE 16 - DEFERRED COMPENSATION PLANS

As an incentive to retain key members of management and directors, the Corporation has a deferred compensation plan, with benefits based on the number of years the individuals have served the Corporation. A liability is recorded on a present value basis and discounted using the rates in effect at the time the deferred compensation agreement is entered into. The liability may change depending upon changes in long-term interest rates. The liability at December 31, 2003 and 2002, for vested benefits under this plan was $1,335,000 and $1,373,000 respectively. The Corporation maintains life insurance policies on the plan participants. Death benefits received from the life insurance policies will be used to offset the obligations under the plan. The cash surrender value of the policies was $1,635,000 and $1,274,000 at December 31, 2003 and 2002, respectively.

The Corporation sponsored a deferred stock compensation plan for directors, which was terminated in January 2001. Directors were allowed to defer their directors' fees under the plan. The deferred compensation was computed as stock equivalents as the compensation was earned. Upon termination of the plan, directors received the deferred compensation in the form of common stock or cash.

Deferred compensation expense for the plans was $157,000, $266,000 and $104,000 for 2003, 2002 and 2001 respectively.

NOTE 17 - SUBORDINATED DEBENTURES

The Corporation owns a Delaware business trust, North Country Capital Trust (the "Trust"). The Trust exists solely to issue capital securities. Prior to the adoption of FIN 46, the Corporation consolidated this entity as a result of its ownership of the outstanding common securities. This entity meets the FIN 46 definition of a VIE, but the Corporation is not the primary beneficiary in the entity. As such, the Corporation deconsolidated this entity in 2003. The Trust has issued trust preferred securities and invested the net proceeds in subordinated debentures issued to the Trust by the Corporation. The subordinated debentures are the sole asset of the Trust. The Corporation, through guarantees and agreements, has fully and unconditionally guaranteed all of the Trust's obligations under the trust preferred securities. The Federal Reserve Board has accorded the trust preferred securities Tier I capital status up to 25% of Tier I capital.

The trust preferred securities carry a floating rate of the three-month LIBOR plus 2.5% and have a stated maturity date of May 14, 2029. The rate at December 31, 2003, was 3.68%. The securities are redeemable at par after May 14, 2009. Distributions on the trust preferred securities are payable quarterly on February 14, May 14, August 14, and November 14. The trust preferred subordinated debenture agreement allows for the suspension of these payments for up to 20 quarters. Management deferred the quarterly payments due from November 14, 2002 through December 31, 2003, and anticipates deferring all of the payments due in 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 18 - EARNINGS (LOSS) PER SHARE

Earnings (loss) per share are based upon the weighted average number of shares outstanding. There was no impact of option shares on the calculation of dilutive earnings per share since all of the options outstanding were antidilutive. The following shows the computation of basic and diluted earnings (loss) per share for the years ended December 31 (dollars in thousands, except per share data):

                                                                                              Weighted
                                                                                               Average         Earnings
                                                                              Net             Number of         (Loss)
                                                                          Income (Loss)         Shares         per Share
                                                                         --------------     --------------    ----------
2003
Loss per share - Basic and diluted                                       $       (9,588)         7,019,152    $    (1.37)
                                                                         ==============     ==============    ===========

2002
Loss per share - Basic and diluted                                       $      (26,713)         7,019,152    $    (3.81)
                                                                         ==============     ==============    ===========

2001
Earnings per share - Basic                                               $        5,774          7,018,921    $     0.82
Effect of stock options - Net                                                                        2,414
Effect of deferred stock compensation                                                                  319
                                                                         --------------     --------------

Earnings per share - Diluted                                             $        5,774          7,021,654    $     0.82
                                                                         ==============     ==============    ==========

NOTE 19 - REGULATORY MATTERS

The Corporation is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Corporation's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation must meet specific capital guidelines that involve quantitative measures of the Corporation's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Corporation's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management has determined that, as of December 31, 2003, the Corporation is undercapitalized.

To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. In addition, federal banking regulators have established capital classifications beyond the minimum requirements in order to risk-rate deposit insurance premiums and to provide trigger points for prompt corrective action. As of December 31, 2003, the Bank is also undercapitalized. As a result of this classification, the Bank's premiums for deposit insurance will increase in 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 19 - REGULATORY MATTERS (CONTINUED)

The Corporation's and the Bank's actual and required capital amounts and ratios as of December 31 (dollars in thousands) are as follows:

                                                                                                             To Be Well
                                                                                                          Capitalized Under
                                                                       For Capital                        Prompt Corrective
                                           Actual                   Adequacy Purposes                     Action Provisions
                                     -----------------           -----------------------               ------------------------
                                      Amount     Ratio          Amount              Ratio             Amount               Ratio
                                     --------    -----        ----------            ------          ----------            -------
2003
Total capital (to risk-
 weighted assets):
  Consolidated                       $ 21,730    7.2%      > or = $  24,144      > or =  8.0%    N/A
  North Country Bank & Trust         $ 24,973    8.3%      > or = $  24,070      > or =  8.0%    > or = $  30,088      > or =  10.0%

Tier I capital (to risk-
 weighted assets):
  Consolidated                       $ 10,865    3.6%      > or = $  17,244      > or =  4.0%    N/A
  North Country Bank & Trust         $ 20,967    6.9%      > or = $  12,155      > or =  4.0%    > or = $  18,232      > or =   6.0%

Tier I capital (to average assets):

  Consolidated                       $ 10,865    2.5%      > or = $  23,837      > or =  4.0%    N/A
  North Country Bank & Trust         $ 20,967    4.8%      > or = $  17,472      > or =  4.0%    > or = $  21,840      > or =   5.0%

2002
Total capital (to risk-
  weighted assets):
  Consolidated                       $ 35,232    8.2%      > or = $  34,487      > or =  8.0%    N/A
  North Country Bank & Trust         $ 34,048    7.9%      > or = $  34,328      > or =  8.0%    > or = $  42,910      > or =  10.0%

Tier I capital (to risk-
 weighted assets):
  Consolidated                       $ 22,824    5.3%      > or = $  17,244      > or =  4.0%    N/A
  North Country Bank & Trust         $ 28,443    6.6%      > or = $  17,164      > or =  4.0%    > or = $  25,746      > or =   6.0%

Tier I capital (to average assets):

  Consolidated                       $ 22,824    3.8%      > or = $  23,837      > or =  4.0%    N/A
  North Country Bank & Trust         $ 28,443    4.8%      > or = $  23,736      > or =  4.0%    > or = $  29,670      > or =   5.0%

The Bank is restricted, by banking regulations, from making dividend distributions above prescribed amounts. At December 31, 2003, the Bank was not authorized to pay dividends to the Corporation without prior regulatory approval. Additionally, due to restrictions in the trust preferred documents, dividends are prohibited during the period in which interest payments are deferred.

The Board of Directors has adopted a Shareholder Rights Plan to protect shareholders against attempts to acquire control of the Corporation by means of "creeping" acquisitions in the open market, a hostile tender offer made at less than a full and fair price, and other takeover tactics that can be used to deprive shareholders of the ability to get a full and fair price for all of their shares in the context of a change in control. The Shareholder Rights Plan was not adopted in response to any specific effort to acquire control of the Corporation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 19 - REGULATORY MATTERS (CONTINUED)

In October, 2001, the Bank was notified by the FDIC that it is a "troubled institution" within the meaning of FDIC regulations. As a troubled institution, the Bank is required to notify the FDIC 30 days prior to the addition or replacement of a Board member and the employment or changes in responsibilities of a senior executive officer.

In September, 2002, a regularly-scheduled safety and soundness examination of the Bank was conducted by its principal regulators, the Michigan Office of Financial and Insurance Services ("OFIS") and the FDIC. During the course of that examination, the FDIC, the OFIS, and the Federal Reserve Bank of Chicago ("FRB") requested that the Corporation and the Bank take certain actions, including suspending the payment of dividends and conserving the liquidity of the Corporation.

In response to the concerns expressed by the regulators, the Board of Directors of the Corporation and the Bank adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by the Corporation or the Bank, and suspension of interest payments by the Corporation in connection with its trust preferred securities.

The agreements relating to the trust preferred securities allow for the suspension of payments for up to 20 quarters. Therefore, the suspension of the interest payments does not violate the agreement. However, while interest payments are suspended, no dividends can be paid on the Corporation's common stock, and certain other restrictions apply. These other restrictions include a prohibition on the sale of assets except in the ordinary course of business or in immaterial amounts.

Following the completion of the regularly-scheduled safety and soundness examination of the Bank by the FDIC and the OFIS in November, 2002, and the Bank's receipt of the related Report of Examination ("Report"), the FDIC and the OFIS, with the consent of the Bank, on March 26, 2003, entered a formal order (the "Order") under Federal and State banking laws. The Order became effective on April 5, 2003, and will remain in effect until modified or terminated by action of the FDIC and the OFIS. The Order identifies deficiencies in the Bank's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board of Governors of the Federal Reserve System (the "Board"), the FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The Order also requires the Bank to maintain specified capital ratios during the life of the Order.

As of December 31, 2003, the Bank's capital ratios do not meet the minimum requirements of the Order. Following is a summary of the strategies which management is considering in order to restore the Bank's capital to the levels required by the Order.

The Order requires the Bank and its directors to take specific steps, within time periods specified in the Order, to address the operational deficiencies, including certain violations of law and regulations, identified by the FDIC and the OFIS in the Order and the Report. Among other things, the Bank must establish, and submit to the FDIC and the OFIS for comment, written plans (i) to reduce the Bank's risk position with respect to certain classified loans identified in the Report or any subsequent Report of Examination during the life of the Order, (ii) to reduce identified concentrations of loans to one industry in excess of 100% of the Bank's Tier 1 capital, (iii) to reduce and collect delinquent loans, (iv) to eliminate the classified amounts of loans to directors, executive officers, principal shareholders of the Bank and their respective related interests, (v) to address the Bank's relationship of volatile liabilities to temporary investments, rate sensitivity objectives, and asset/liability management, (vi) setting forth the Bank's strategic plan, including financial goals and strategies to maintain adequate capital and liquidity, to reduce problem loans, and to attract and keep qualified management, (vii) covering the policies and procedures for review and approval of reimbursement of customer entertainment and business development expenses of the Bank's directors, officers and employees, (viii) for a realistic budget for calendar year 2003 and each subsequent year during the life of the Order, including strategies to improve the Bank's net interest margin, (ix) to reduce the Bank's portfolio of other real estate owned as a result of foreclosure or surrender of collateral for loans, and (x) to address procedures for the directors to monitor, and management to implement, the requirements of the Order.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 19 - REGULATORY MATTERS (CONTINUED)

The Order further requires the Bank and its directors to take the following specific steps, again within time periods specified in the Order. For the calendar quarters ending March 31, 2003, and June 30, 2003, the Bank must have a ratio of Tier 1 capital to total assets ("Tier 1 Capital Ratio") equal to at least 6.4%. Commencing with the calendar quarter ending September 30, 2003, and for each calendar quarter thereafter, the Bank must have a Tier 1 Capital Ratio equal to at least 8.0%. If the Bank's Tier 1 Capital Ratio is below the required percentage for any such quarter, the Bank must take steps to bring its Tier 1 Capital Ratio to the required level within 60 days. The Order also requires the Bank to maintain its total risk-based capital ratio at 10.0% or greater for each calendar quarter ending after the effective date of the Order. If the Bank's total risk-based capital ratio for any such quarter is less than 10.0%, the Bank must take steps to bring its total risk-based capital ratio to the required level within 60 days.

Further actions the Bank must take within periods specified in the Order include correcting all deficiencies noted in the Report with respect to certain categories of loans, and all technical exceptions and all violations of law noted in the Report. The Bank's loan committee, which must include at least three outside directors who are independent of management and any principal shareholder, is required to meet at least monthly, and to act with respect to specified categories of loans and loan applications, including all such applications involving directors and executive officers of the Bank and their respective related interests. The Bank's Board of Directors is required to review and revise the Bank's written loan policy, to submit the revised policy to the FDIC and OFIS for review and comment, and to conduct an annual review of the policy. The Bank's Board of Directors is also required to review and revise the Bank's investment policy, and to submit the revised policy for comment to the FDIC and the OFIS. The Order mandates the Bank's Board of Directors (i) to adopt resolutions acknowledging the Bank's designation as a troubled institution by the FDIC, (ii) to review all agreements for the provision of goods and services between the Bank and any of its current or former directors, officers, or employees, and their respective related interests, and to determine whether such agreements remain in the best interest of the Bank, and (iii) to seek restitution from Ronald G. Ford of all amounts paid by the Bank pursuant to the Chairman Agreement entered into as of April 12, 2002, between Mr. Ford and the Corporation. The Order also requires the Bank to submit to the FDIC and the OFIS written reports regarding its progress under the Order, signed by each director of the Bank, every three months following the effective date of the Order. If the Bank fails or is unable to timely comply with the Order, there could be material adverse effects on the Bank and the Corporation.

NOTE 20 - STOCK OPTION PLANS

The Corporation sponsors three stock option plans. One plan was approved during 2000 and applies to officers, employees, and nonemployee directors. A total of 500,000 shares were made available for grant under this plan. The other two plans, one for officers and employees and the other for nonemployee directors, were approved in 1997. A total of 600,000 shares were made available for grant under these plans. Options under all of the plans are granted at the discretion of a committee of the Corporation's Board of Directors. Options to purchase shares of the Corporation's stock are granted at a price equal to the market price of the stock at the date of grant. The committee determines the vesting of the options when they are granted as established under the plan.

A summary of stock option transactions for the years ended December 31 is as follows:

                                                                    Number of Shares
                                                -------------------------------------------------------
                                                      2003               2002                 2001
                                                ----------------    ---------------      --------------
Outstanding shares at beginning of year                  772,397            894,797             677,997
Granted during the year                                   50,000                -0-             216,800
Expired / forfeited during the year                     (272,665)          (122,400)                -0-
                                                ----------------    ----------------     --------------

Outstanding shares at end of year                        549,732            772,397             894,797
                                                ================    ===============      ==============

Weighted average exercise price per share
  at end of year                                $          13.94    $         14.11      $        14.50
                                                ================    ===============      ==============

Shares available for grant at end of year                358,238            135,573             120,573
                                                ================    ===============      ==============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 20 - STOCK OPTION PLANS (CONTINUED)

Options in 2003 were granted at $2.95 per share. These same options expired in 2003 as a result of the grantee's resignation. No options were granted in 2002. Options granted in 2001 were granted at a price of $7.80. Under these plans, options expire ten years after the date of grant.

Following is a summary of the options outstanding and exercisable at December 31, 2003:

                                           Weighted
                                            Average         Weighted
                                           Remaining         Average
   Exercise                               Contractual       Exercise
 Price Range               Number         Life-Years          Price
--------------           ---------        -----------       ---------
$          4.26              5,400                .13       $    4.26
$7.80 -  $12.00            254,800               5.06            9.23
$15.00 - $20.33            289,532               4.01           18.25
                         ---------        -----------       ---------

                           549,732               4.46       $   13.94
                         =========        ===========       =========

NOTE 21 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes for the years ended December 31 (dollars in thousands) were as follows:

                                                      2003              2002               2001
                                                 --------------    ---------------    --------------
Unrealized holding gains on
 available for sale securities                   $          212    $         2,338    $          255
Less reclassification adjustments for gains
 later recognized in income                                 427                746             1,073
                                                 --------------    ---------------    --------------
Net unrealized gains (losses)                              (215)             1,592              (818)
Tax effect                                                  -0-                510              (277)
                                                 --------------    ---------------    --------------

Other comprehensive income (loss)                $         (215)   $         1,082    $         (541)
                                                 ==============    ===============    ==============

NOTE 22 - COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

Financial Instruments With Off-Balance-Sheet Risk

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 22 - COMMITMENTS, CONTINGENCIES, AND CREDIT RISK (CONTINUED)

The Corporation's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. These commitments at December 31 (dollars in thousands) are as follows:

                                                    2003                2002
                                               ---------------     ---------------
Commitments to extend credit:
 Fixed rate                                    $         3,870     $         7,980
 Variable rate                                          73,651              62,632
Standby letters of credit - Variable rate               14,498              13,161
Credit card commitments - Fixed rate                     3,381               4,111
                                               ---------------     ---------------

                                               $        95,400     $        87,884
                                               ===============     ===============

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

Standby letters of credit are irrevocable commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The commitments are structured to allow for 100% collateralization on all standby letters of credit.

Credit card commitments are commitments on credit cards issued by the Corporation's subsidiary and serviced by other companies. These commitments are unsecured.

Contingencies

In the normal course of business, the Corporation is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements. For expanded discussion on the Corporation's legal proceedings, see Note 25.

Concentration of Credit Risk

The Bank grants commercial, residential, agricultural, and consumer loans throughout Michigan. The Bank's most prominent concentration in the loan portfolio relates to commercial loans to entities within the hospitality and tourism industry. This concentration represents $86.8 million, or 32.1%, of the commercial loan portfolio. The remainder of the commercial loan portfolio is diversified in such categories as gaming, petroleum, forestry, and agriculture. Due to the diversity of the Bank's locations, the ability of debtors of residential and consumer loans to honor their obligations is not tied to any particular economic sector.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 23 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates, methods, and assumptions are set forth below for the Corporation's financial instruments:

Cash, cash equivalents, and interest-bearing deposits - The carrying values approximate the fair values for these assets.

Securities - Fair values are based on quoted market prices where available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Federal Home Loan Bank stock - Federal Home Loan Bank stock is carried at cost, which is its redeemable value and approximates its fair value, since the market for this stock is limited.

Loans - Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, and other consumer. The fair value of loans is calculated by discounting scheduled cash flows using discount rates reflecting the credit and interest rate risk inherent in the loan.

The methodology in determining fair value of nonaccrual loans is to average them into the blended interest rate at 0% interest. This has the effect of decreasing the carrying amount below the risk-free rate amount and therefore discounts the estimated fair value.

Impaired loans are measured at the estimated fair value of the expected future cash flows at the loan's effective interest rate or the fair value of the collateral for loans which are collateral dependent. Therefore, the carrying values of impaired loans approximate the estimated fair values for these assets.

Deposits - The fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits and savings, is equal to the amount payable on demand at the reporting date. The fair value of time deposits is based on the discounted value of contractual cash flows applying interest rates currently being offered on similar time deposits.

Borrowings - Rates currently available for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt. The fair value of borrowed funds due on demand is the amount payable at the reporting date.

Accrued interest - The carrying amount of accrued interest approximate fair value.

Subordinated debentures - The carrying value is considered to estimate fair value as this financial instrument reprices frequently and fully.

Off-balance-sheet instruments - The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the current interest rates, and the present creditworthiness of the counterparties. Since the differences in the current fees and those reflected to the off-balance-sheet instruments at year-end are immaterial, no amounts for fair value are presented.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 23 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The following table presents information for financial instruments at December 31 (dollars in thousands):

                                                              2003                                    2002
                                               -----------------------------------    -----------------------------------
                                                  Carrying            Estimated           Carrying            Estimated
                                                   Amount            Fair Value            Amount            Fair Value
                                               ---------------    ----------------    ---------------     ---------------
Financial assets:
    Cash and cash equivalents                  $        23,033    $         23,033    $        43,792     $        43,792
    Interest-bearing deposits                            6,048               6,048              2,010               2,010
    Securities available for sale                       84,774              84,774             67,955              67,955
    Federal Home Loan Bank stock                         4,544               4,544              4,375               4,375
    Net loans                                          275,841             272,093            410,135             419,245
    Accrued interest receivable                          2,811               2,811              3,065               3,065
                                               ---------------    ----------------    ---------------     ---------------

Total financial assets                         $       397,051    $        393,303    $       531,332     $       540,442
                                               ===============    ================    ===============     ===============

Financial liabilities:
    Deposits                                   $       305,794    $        306,847    $       437,494     $       442,869
    Borrowings                                          87,026              95,244             87,815             101,402
    Accrued interest payable                             2,090               2,090              2,624               2,624
    Subordinated debentures                             12,450              12,450             12,450              12,450
                                               ---------------    ----------------    ---------------     ---------------

Total financial liabilities                    $       407,360    $        416,631    $       540,383     $       559,345
                                               ===============    ================    ===============     ===============

Limitations - Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Corporation's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include premises and equipment, other assets, and other liabilities. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 24 - PARENT COMPANY ONLY FINANCIAL STATEMENTS

                                 BALANCE SHEETS
                           December 31, 2003 and 2002
                             (Dollars in Thousands)



                                  ASSETS                      2003                2002
                                                         ---------------     ---------------
Cash and cash equivalents                                $           423     $           714
Securities available for sale                                        -0-                 358
Investment in subsidiaries                                        23,328              31,593
Other assets                                                         590                 960
                                                         ---------------     ---------------

TOTAL ASSETS                                             $        24,341     $        33,625
                                                         ===============     ===============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities                                                          805                 286
Subordinated debentures                                           12,836              12,836
                                                         ---------------     ---------------
  Total liabilities                                               13,641              13,122
                                                         ---------------     ---------------
Total shareholders' equity                                        10,700              20,503
                                                         ---------------     ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $        24,341     $        33,625
                                                         ===============     ===============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 24 - PARENT COMPANY ONLY FINANCIAL STATEMENTS (CONTINUED)

                            STATEMENTS OF OPERATIONS
                  Years Ended December 31, 2003, 2002, and 2001
                             (Dollars in Thousands)

                                                                           2003               2002               2001
                                                                     --------------     ---------------    --------------
Income:
    Dividends received from subsidiaries                             $          -0-     $         2,704    $        3,850
    Security gains                                                              102                 -0-               -0-
    Other                                                                        17                  44                25
                                                                     --------------     ---------------    --------------

       Total income                                                             119               2,748             3,875
                                                                     --------------     ---------------    --------------

Expenses:
    Salaries and benefits                                                        66                  68                41
    Interest                                                                    504                 562               848
    Accounting, legal and consulting fees                                       746                 261                37
    Other                                                                       126                 150               155
                                                                     --------------     ---------------    --------------

       Total expenses                                                         1,442               1,041             1,081
                                                                     --------------     ---------------    --------------

Income (loss) before credit for income
 taxes and equity in undistributed net
 income (loss) of subsidiaries                                               (1,323)              1,707             2,794
Credit for income taxes                                                         -0-                (349)             (368)
                                                                     --------------     ---------------    --------------

Income before equity in undistributed
  net income (loss) of subsidiaries                                          (1,323)              2,056             3,162
Equity in undistributed net income (loss) of
 subsidiaries                                                                (8,265)            (28,769)            2,612
                                                                     --------------     ---------------    --------------

Net income (loss)                                                    $       (9,588)    $       (26,713)   $        5,774
                                                                     ==============     ===============    ==============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 24 - PARENT COMPANY ONLY FINANCIAL STATEMENTS (CONTINUED)

                            STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 2003, 2002, and 2001
                             (Dollars in Thousands)

                                                                           2003               2002               2001
                                                                    --------------      ---------------    --------------
Increase (decrease) in cash and cash equivalents:
    Cash flows from operating activities:

       Net income (loss)                                            $       (9,588)     $       (26,713)   $        5,774
                                                                    --------------      ---------------    --------------

       Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
          Provision for depreciation and amortization                           28                   29                29
          Equity in undistributed net (income) loss of subsidiaries          8,265               28,769            (2,612)
          Change in other assets                                               486                  178                (8)
          Change in other liabilities                                          518                  164            (1,312)
                                                                    --------------      ---------------    --------------

            Total adjustments                                                9,297               29,140            (3,903)
                                                                    --------------      ---------------    --------------

    Net cash provided by (used in) operating activities                       (291)               2,427             1,871
                                                                    --------------      ---------------    --------------

    Cash flows from financing activities:
       Proceeds from issuance of common stock                                  -0-                  -0-               239
       Retirement of common stock                                              -0-                  -0-               (93)
       Dividends paid                                                          -0-               (1,755)           (2,107)
                                                                    --------------      ---------------    --------------

    Net cash used in financing activities                                      -0-               (1,755)           (1,961)
                                                                    --------------      ---------------    --------------

Net increase (decrease) in cash and cash equivalents                          (291)                 672               (90)
Cash and cash equivalents at beginning                                         714                   42               132
                                                                    --------------      ---------------    --------------

Cash and cash equivalents at end                                    $          423      $           714    $           42
                                                                    ==============      ===============    ==============

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 25 - Legal Proceedings

As of the date hereof, except for the Order, the two lawsuits, and the arbitration referred to below, there were no material pending legal proceedings, other than routine litigation incidental to the business of banking to which the Corporation or any of its subsidiaries is a party or of which any of its properties is the subject. Information pertaining to the Order is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Capital and Regulatory" and is incorporated here by reference.

There is currently pending in the U.S. District Court for the Western District of Michigan an action styled In re North Country Financial Corporation Securities Litigation, which is the consolidation of two cases, Lanctot v. Littlejohn, et al. and Rosen v. North Country Financial Corporation, et al., filed on June 13, 2003 and June 23, 2003, respectively. On December 1, 2003, the plaintiffs, purportedly representing a class of all shareholders (excluding the defendants) who purchased common stock between November 13, 2000 and April 15, 2003, filed a Consolidated Amended Class Action Complaint (the "Complaint") asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated by the Securities and Exchange Commission. The Complaint names as defendants the Company and Ronald G. Ford (the Company's former chairman and chief executive officer and current director) and Sherry L. Littlejohn (the company's former chief executive officer and director). The Complaint is 39 pages in length and contains 110 paragraphs; but as its gravamen the Complaint asserts that the defendants misrepresented the Company's business operations and financial performance by failing to disclose allegedly "unsafe and unsound banking practices" which "enabled defendants to post better financial results than was actually the case." The Complaint, which requests a jury trial, does not plead any specific damages.

On January 23, 2004, the defendants filed a motion to dismiss the Complaint, asserting a number of defenses, including that the plaintiffs' allegations, even if accepted as true, do not state a claim for violations of the Exchange Act. On March 8, 2004, the plaintiffs' filed a brief in opposition to the defendants' motion to dismiss. On March 23, 2004, defendants filed a reply brief in support of their motion to dismiss. The court has scheduled a hearing on the motion for March 30, 2004.

There is also currently pending in the U.S. District Court for the Western District of Michigan an action styled Virginia M. Damon Trust v. North Country Financial Corporation Nominal Defendant, and Dennis Bittner, Bernard A. Bouschor, Ronald G. Ford, Sherry L. Littlejohn, Stanley J. Gerou II, John D. Lindroth, Stephen Madigan, Spencer Shunk, Michael Henricksen, Glen Tolksdorf, and Wesley Hoffman, which was filed in July 1, 2003. The individual defendants are present and former members of the Company's Board of Directors (the "Directors"). The Company is named as a "nominal" defendant, but the action is brought on behalf of the Company, and, as a matter of law, any recovery in that action would inure to the Company.

In the Damon case, the plaintiff, as a shareholder, asserts claims on behalf of the Company: (1) to rescind the shareholders adoption of the Company's 2000 Stock Incentive Plan due to alleged misrepresentations in the proxy statement mailed to shareholders in connection with the annual meeting of the Company held on May 29, 2000, and (2) to recover damages for the Directors' alleged breaches of fiduciary duties owed to the Company, principally for alleged failures to safeguards the Company's assets, implement appropriate internal controls and/or to oversee and adequate audit process. The former claim is brought under Section 14(a) of the Exchange Act, which provides the basis for federal court jurisdiction under Section 27 of the Exchange Act. The latter claims, for breach of fiduciary duty, are brought under Michigan law and seek damages of "at least $40 million."

In September, October, and November 2003, the defendants filed a series of motions to dismiss the Damon case. In their supporting briefs, the defendants argued that the claim under Section 14 of the Exchange Act is barred by the applicable statute of limitations, fails to allege fraud with the required specificity and improperly names as defendants individuals who were not directors at the time the proxy statement was mailed. The defendants also sought dismissal of the breach of fiduciary duty claims because the plaintiff did not satisfy the mandatory precondition, under Section 493a of the Michigan Business Corporation Act ("MBCA"), M.C.L. Section 450.1493a, for filing a shareholder derivative action in that the shareholder must first have submitted a written demand that the Company pursue in its own right the claims asserted by the shareholder (the plaintiff here).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 25 - Legal Proceedings (CONTINUED)

On January 9, 2004, the Plaintiff filed an Opposition to all motions to dismiss. On January 30, 2004, the defendants filed reply briefs in support of their motions to dismiss.

In the meantime, on November 10, 2003, the Company filed a motion requesting that the court appoint a "disinterested person" to act on behalf of the Company to conduct, as provided under Section 495(1) of the MBCA, a reasonable investigation and to make a recommendation and/or determination in good faith as to whether the Company possesses any valid claims against its past and present officers and directors and/or auditors, and, if so, whether or not pursuit of such claims is in the best interests of the Company. On November 26, 2003 and on January 12, 2004, the plaintiff filed briefs opposing the appointment of a disinterested person. On January 26, 2004, the Company filed a reply brief in support of the appointment.

The Court, through a magistrate judge, conducted an in camera conference on January 29, 2004 upon the motion to appoint a disinterested person, and, on March 9, 2004, the magistrate requested that parties submit a stipulated order appointing a disinterested person. The parties continue to negotiate the content of such order but no order has yet been entered.

On March 22, 2004, the court issued an opinion and order granting in part and denying in part the motions to dismiss the Damon case. The court dismissed the
Section 14(a) claim against all the defendants as barred by the statute of limitations and, as further grounds, dismissed that claim as to those who were not directors at the time of the mailing of the proxy statement. The court has permitted the plaintiff to proceed with its breach of fiduciary duties claims against the Directors on the grounds that the plaintiff cured its procedural failings by subsequently transmitting a demand letter as required by Section 493 of the MBCA. The court has asked however, that by April 16, 2004 the parties submit additional briefs on the question of whether the court should exercise "supplemental jurisdiction" over the state law breach of fiduciary duty claims or, by implication, whether these claims should be dismissed without prejudice for pursuit in an appropriate state court.

On September 16, 2003, Ronald G. Ford, the former chairman and chief executive officer and a current director of the Company, initiated an arbitration proceeding with the American Arbitration Association ("AAA") against the Company seeking monetary damages for alleged breach by the Company of his Amended and Restated Employment Agreement, Chairman Agreement, and Amended and Restated Consulting Agreement, each with the Company. The Company has denied the alleged breach and asserted a counterclaim to recover all amounts paid to Mr. Ford under the Chairman Agreement, as required by the Cease and Desist Order entered March 26, 2003 by the Federal Deposit Insurance Corporation ("FDIC") and the Michigan Office of Financial and Insurance Services ("OFIS") against the Company's bank subsidiary, in addition to other amounts. On March 19, 2004, at the request of Mr. Ford, AAA reactivated the arbitration proceeding, and the parties are in the process of selecting an arbitrator. The Company intends to defend the arbitration.

NOTE 26 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Corporation as a going concern. The Corporation sustained substantial operating losses in 2003 and 2002, and it is expecting to suffer further losses in 2004. As discussed in Note 19, the Bank entered into a Cease and Desist Order ("Order") with Federal and State regulators on March 26, 2003. The Order contains numerous provisions including the requirement to maintain certain capital levels. As of December 31, 2003, the Corporation and Bank did not meet the minimum capital requirements of the Order. The Corporation is actively pursuing alternatives in an effort to address capital need, including the following:

         - Reducing the size of the Bank via the sale of various branch locations

         - Offering for sale certain segments of the loan portfolio, including problem loans, to third parties

         - Soliciting additional capital from existing shareholders and outside groups through a stock offering

         -        Reviewing operating expenses for reduction opportunities

Implementation of some of the foregoing alternatives, among other things, would require prior regulatory approval under the terms of the Order and/or applicable banking regulations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

NOTE 27 - SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the following events occurred. In late March, a loan sale was consummated in which $25.4 million of loans were sold. Nonaccrual loans of $18.5 million were included in this loan sale. There was no gain or loss recognized as a result of this sale, since the proceeds of the sale were equal to the net carrying value of the loans sold. These loans sold were included in the loan balances of the Corporation at 2003 yearend since regulatory approval was a condition of the sale. The Corporation announced in February, the sale of two branch offices and the closing of five branch offices. In addition to the announced branch sales and closures, the Corporation is in discussion concerning the possible sale of three additional branch offices. The Corporation does not anticipate any material gain or loss from these branch sales and closures.

SELECTED FINANCIAL DATA

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

                     SUMMARY QUARTERLY FINANCIAL INFORMATION
                                   (Unaudited)
                  (Dollars in Thousands, Except per Share Data)

                                                                         Years Ended December 31,

                                                    2003           2002            2001           2000           1999
                                                 -----------    -----------     ----------     -----------    -----------
Selected Financial Condition Data:
    Total assets                                 $   422,539    $   565,306     $  636,629     $   666,996    $   568,442
    Loans                                            297,846        435,043        504,412         541,689        466,621
    Securities                                        84,774         67,955         61,885          72,066         43,343
    Deposits                                         305,794        437,494        482,524         531,883        462,998
    Borrowings                                        87,026         87,815         88,549          69,235         46,878
    Total equity                                      10,700         20,503         47,889          44,617         40,820

Selected Operations Data:
    Interest income                              $    23,641    $    35,969     $   50,475     $    54,500    $    42,549
    Interest expense                                 (14,015)       (18,089)       (26,842)        (29,421)       (20,602)
                                                 -----------    -----------     ----------     -----------    -----------
        Net interest income                            9,626         17,880         23,633          25,079         21,947
    Provision for loan losses                            -0-        (26,658)        (3,200)         (5,875)        (1,457)
    Net security gains                                   427            746          1,073             110            -0-
    Other income                                       2,804          4,512          9,363           6,891          3,538
    Impairment loss on intangibles                       (60)        (3,647)           -0-             -0-            -0-
    Other expenses                                   (20,056)       (23,416)       (24,307)        (20,077)       (15,937)
                                                 ------------   -----------     ----------     -----------    -----------
        Income (loss) before income taxes             (7,259)       (30,583)         6,562           6,128          8,091
    Provision (credit) for income taxes                2,329         (3,870)           788             945          1,735
                                                 -----------    -----------     ----------     -----------    -----------
        Net income (loss)                        $    (9,588)   $   (26,713)    $    5,774     $     5,183    $     6,356
                                                 ===========    ===========     ==========     ===========    ===========

Per Share Data:
    Earnings (loss) - Basic                      $     (1.37)   $     (3.81)    $     0.82     $      0.74    $      0.90
    Earnings (loss) - Diluted                          (1.37)         (3.81)          0.82            0.73           0.89
    Cash dividends declared                              -0-           0.25           0.30            0.34           0.18
    Book value                                          1.52           2.92           6.82            6.38           5.83

Financial Ratios:
    Return on average equity                          (59.15)%       (61.07)%        12.48%          12.13%         15.83%
    Return on average assets                           (1.96)%        (4.31)%         0.89%           0.84%          1.22%
    Dividend payout ratio                                N/A             NM          36.48%          45.42%         20.25%
    Average equity to average assets                    3.32%          7.05%          7.10%           6.92%          7.70%

SUMMARY QUARTERLY FINANCIAL INFORMATION

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

                     SUMMARY QUARTERLY FINANCIAL INFORMATION
                                   (Unaudited)
                 (Dollars in Thousands, Except per Share Data)

                                                                                         Three Months Ended

                                                               MARCH 31       JUNE 30      SEPTEMBER 30       DECEMBER 31
                                                              ----------     ---------     ------------       -----------
2003
Selected Operations Data:
    Interest income                                           $    6,973     $   6,246     $      5,318       $     5,104
    Interest expense                                               3,866         3,469            3,422             3,258
                                                              ----------     ---------     ------------       -----------
        Net interest income                                        3,107         2,777            1,896             1,846
    Provision for loan losses                                        -0-           -0-              -0-               -0-
    Net security gains (losses)                                      (23)          214               44               192
    Other income                                                     925           831              508               540
    Other expenses                                                (5,194)       (5,120)          (4,760)           (5,042)
                                                              ----------     ----------    ------------       -----------
       Income (loss) before income taxes                          (1,185)       (1,298)          (2,312)           (2,464)
    Provision for income taxes                                       320         1,359              650               -0-
                                                              ----------     ---------     ------------       -----------
       Net income (loss)                                      $   (1,505)    $  (2,657)    $     (2,962)      $    (2,464)
                                                              ==========     =========     ============       ===========

Per Share Data:
    Earnings (loss) - Basic                                   $    (0.21)    $   (0.38)    $      (0.42)      $     (0.36)
    Earnings (loss) - Diluted                                      (0.21)        (0.38)           (0.42)            (0.36)

2002
Selected Operations Data:
    Interest income                                           $    9,722     $   9,680     $      8,677       $     7,890
    Interest expense                                               4,666         4,579            4,526             4,318
                                                              ----------     ---------     ------------       -----------
        Net interest income                                        5,056         5,101            4,151             3,572
    Provision for loan losses                                        (50)       (4,000)         (13,001)           (9,607)
    Net security gains                                                66           356              247                77
    Other income                                                   1,088         1,228              901             1,295
    Impairment loss on intangibles                                   -0-           -0-              -0-            (3,647)
    Other expenses                                                (4,950)       (4,814)          (5,613)           (8,039)
                                                              ----------     ---------     ------------       -----------
       Income (loss) before income taxes                           1,210        (2,129)         (13,315)          (16,349)
    Provision (credit) for income taxes                              207        (1,022)          (4,833)            1,778
                                                              ----------     ---------     ------------       -----------
        Net income (loss)                                     $    1,003     $  (1,107)    $     (8,482)      $   (18,127)
                                                              ==========     =========     ============       ===========

Per Share Data:
    Earnings (loss) - Basic                                   $     0.14     $   (0.15)    $      (1.21)      $     (2.59)
    Earnings (loss) - Diluted                                       0.14         (0.15)           (1.21)            (2.59)

MARKET INFORMATION

              NORTH COUNTRY FINANCIAL CORPORATION AND SUBSIDIARIES

                               MARKET INFORMATION
                                  (Unaudited)

During 2001, the Corporation's stock began trading on the NASDAQ Small Cap Market; effective on August 31, 2001, the Corporation changed its trading symbol from "NCUF" to "NCFC."

The following table sets forth the range of high and low bid prices of the Corporation's common stock from January 1, 2001 through December 31, 2003, as reported by NASDAQ. Quotations for the NASDAQ Small Cap Market reflect interdealer prices, without retail mark-up, markdown, or commission, and may not reflect actual transactions.

                                  Three Months Ended

                MARCH 31      JUNE 30       SEPTEMBER 30      DECEMBER 31
               ----------    ---------      ------------      -----------
2003
High           $     3.30    $    3.10      $       2.99      $      2.60
Low                  2.40         1.48              2.20             1.43

2002
High           $     7.57    $    7.88      $       8.00      $      5.79
Low                  7.00         7.22              5.48             2.05

2001
High           $     7.38    $    9.50      $       9.35      $      8.50
Low                  6.00         6.50              7.86             7.35

The Corporation had 1,812 shareholders of record as of January 31, 2004.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements which are based on certain assumptions and describe future plans, strategies, or expectations of the Corporation, are generally identifiable by use of the words "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could cause actual results to differ from the results in forward-looking statements include, but are not limited to:

         - Impact of restrictions related to the trust preferred securities issued by the Corporation's subsidiary;

         -        Difficulties in raising capital on acceptable terms;

         -        Impact of continued operating losses;

         - Restrictions and requirements imposed on the Corporation and the Bank by formal action against them by bank regulatory agencies;

         - Failure or inability of the Bank to comply with the terms of the Cease and Desist Order (the "Order") applicable to it;

         - General economic conditions, either nationally or in the state(s) in which the Corporation does business;

         - Legislation or regulatory changes which affect the business in which the Corporation is engaged;

         - Changes in the interest rate environment which increase or decrease interest rate margins;

         - Changes in securities markets with respect to the market value of financial assets and the level of volatility in certain markets such as foreign exchange;

         - Significant increases in competition in the banking and financial services industry resulting from industry consolidation, regulatory changes and other factors, as well as action taken by particular competitors;

         -        The ability of borrowers to repay loans;

         -        The effects on liquidity of unusual decreases in deposits;

         -        Changes in consumer spending, borrowing, and saving habits;

         -        Technological changes;

         - Acquisitions and unanticipated occurrences which delay or reduce the expected benefits of acquisitions;

         - Difficulties in hiring and retaining qualified management and banking personnel;

         - The Corporation's ability to increase market share and control expenses;

         - The effect of compliance with legislation or regulatory changes;

         -        The effect of changes in accounting policies and practices;

         - The costs and effects of existing and future litigation and of adverse outcomes in such litigation; and

        - The factors discussed in Item 1 in this Report and in the Management's Discussion and Analysis in Item 2, as well as those discussed elsewhere in this Report.

These risks and uncertainties should be considered in evaluating forward-looking statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation's financial results, is included in the Corporation's filings with the Securities and Exchange Commission. All forward-looking statements contained in this report are based upon information presently available and the Corporation assumes no obligation to update any forward-looking statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion will cover results of operations, asset quality, financial position, liquidity, interest rate sensitivity, and capital resources for the years 2001 through 2003. The information included in this discussion is intended to assist readers in their analysis of, and should be read in conjunction with, the consolidated financial statements and related notes and other supplemental information presented elsewhere in this report. Throughout this discussion, the term "bank" refers to North Country Bank and Trust, the principal banking subsidiary of the Corporation.

OVERVIEW

In March 2003, the Bank entered into a formal Cease and Desist Order (the "Order") under Federal and State banking laws. As a result of this Order, the Bank initiated significant management and operational changes along with balance sheet strategies to comply with the Order. The Bank experienced substantial adverse publicity as a result of the public notice of this Order and from the reported financial condition of the Bank. This negative publicity resulted in substantial deposit runoff. The Bank also incurred an inordinate amount of legal and accounting fees, along with consulting costs during 2003 in its attempt to address the financial and operational deficiencies which led to the issuance of the Order. The Order is discussed in more detail in the Consolidated Notes to the Financial Statements and later in Management's Discussion.

The Corporation reported a loss of $9.6 million in 2003, a decrease from the $26.7 million loss recorded in 2002. The loss per share in 2003 was $1.37, compared with $3.81 per share in 2002. In 2001, net income was $5.8 million, which amounted to $.82 per share.

At December 31, 2003, the Corporation had total assets of $422.5 million, a decrease of $142.8 million from December 31, 2002 assets of $565.3 million. During 2003, total loans, before the allowance for loan losses, decreased $137.2 million, or 31.5%, to $297.8 million. Commercial loans decreased $109.0 million and residential real estate decreased $23.2 million. These decreases were primarily the results of customers paying off loans, charge-offs of $2.9 million, $4.3 million of loans transferred to other real estate, tighter credit underwriting practices, and management's decision to diversify the risk of the balance sheet.

During 2003 and 2002 results of operations were significantly impacted by high levels of nonperforming assets. The table below shows balances of nonperforming assets for the three years ended December 31, 2003. Results of operations also were impacted by reductions in the loan portfolio which reduced interest income, while at the same time, the Corporation's core deposits decreased and had to be replaced with out-of-market deposits at above market costs. The Corporation also incurred additional costs for legal and collection efforts and other professional fees, as a result of the increase in nonperforming assets and an increase in the level of outsourced services. Finally, management has had to redirect its efforts to address nonperforming assets and the short-term liquidity and capital needs of the Corporation, which impacted the results of operations due to management's focus on the rehabilitation of the Bank.

                                                    2003            2002         2001
                                               --------------     --------     -------
NONPERFORMING ASSETS:
Nonaccrual Loans                               $       38,660     $ 26,814     $ 4,015
Accruing Loans past due 90 days or more                   241          401       4,878
Restructured Loans                                      7,181       11,108      16,151
                                               --------------     --------     -------
 Total nonperforming loans                             46,082       38,323      25,044
Other real estate owned                                 4,356        5,409       4,211
                                               --------------     --------     -------
 Total nonperforming assets                    $       50,438     $ 43,732     $29,255
                                               ==============     ========     =======
Nonperforming loans as a % of loans                     15.47%        8.81%       4.96%
                                               --------------     --------     -------
Nonperforming assets as a % of assets                   11.94%        7.74%       4.60%
                                               --------------     --------     -------
RESERVE FOR LOAN LOSSES:
At period end                                  $       22,005     $ 24,908     $10,444
                                               --------------     --------     -------
As a % of loans                                          7.39%        5.73%       2.07%
                                               --------------     --------     -------
As a % of nonperforming loans                           47.75%       65.00%      74.15%
                                               --------------     --------     -------
As a % of nonaccrual loans                              56.92%       92.89%     260.12%
                                               ==============     ========     =======

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following table details the impact of nonperforming loans on interest income for the three years ended December 31, 2003 (in thousands):

                                         2003           2002            2001
                                       --------       ---------       ---------
Interest income that would have
  been recorded at original rate       $  2,793       $   1,653       $   1,597
                                       --------       ---------       ---------
Interest income that was
  actually recorded                       1,307           1,120           1,521
                                       --------       ---------       ---------
Net interest lost                      $  1,486       $     533       $      76
                                       ========       =========       =========

Total deposits decreased $131.7 million or 30.1% in 2003, to $305.8 million. The decrease was due in part to management's decision to shrink the deposit portfolio in order to match the reduction in loans, the withdrawals of municipal deposits, and deposit runoff from adverse publicity.

Capital decreased $9.8 million in 2003, primarily due to the 2003 net loss of $9.6 million. As discussed in detail in the Capital and Regulatory section, the Corporation and the Bank are subject to minimum regulatory capital requirements. Currently the capital of the Corporation and the Bank is below the regulatory requirements.

The following planned events could have an impact on future results of operations and financial condition of the Corporation.

         - A $25.4 million loan sale of which $17.5 million were in nonaccrual.

         -        Closing of five branch offices by May 31, 2004

         - Sale of four branch offices late in the second quarter, with deposits of approximately $23 million

Upon completion of these near-term strategies, the Corporation's longer term strategy is expected to focus on a profitable lending operation along with a matching deposit growth in its core markets in Michigan. The Corporation's strategies for increasing its capital and that of the Bank are discussed further in the Capital and Regulatory section.

FINANCIAL POSITION

LOANS

Recognizing that loans are expected to provide the highest yield for earning assets, the Corporation has historically operated with a strategy of maximizing the level of the loan portfolio. In 2003 and 2002, management made strategic decisions to reduce the size of the loan portfolio and the exposures to certain industries, particularly the hotel and tourism industry. Total loans declined $137.2 million and $69 million in 2003 and 2002, respectively. This was done in consideration of the slowing economy and to reduce loan concentration. The Corporation's loans to the hotel and tourism industry decreased $10.7 million in 2003.

Loans represented 70.5% of total assets at the end of 2003 compared to 77.0% at the end of 2002. The loan to deposit ratio decreased from 99.4% at December 31, 2002, to 97.4% at December 31, 2003. The loan to deposit ratio is still higher than the Corporation's peer group, due in part from the utilization of Federal Home Loan Bank long-term borrowings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Following is a summary of the Corporation's loan balances at December 31 (in thousands):

                                                                                              Percent Change
                                                                                           ---------------------
                                                 2003         2002             2001        2003/2002   2002/2001
                                              ----------  -------------    ------------    ---------   ---------
Commercial real estate                        $   39,571  $      61,556    $     77,892       (35.72)     (21.00)
Commercial, financial, and agricultural          203,393        290,371         319,403       (29.95)      (9.10)
1 - 4 family residential real estate              51,120         74,366          93,574       (31.26)     (20.50)
Consumer                                           3,195          5,706           9,516       (44.01)     (40.00)
Construction                                         567          3,044           4,027       (81.37)     (24.40)
                                              ----------  -------------    ------------    ---------   ---------
  Total                                       $  297,846  $     435,043    $    504,412       (31.54)     (13.80)
                                              ==========  =============    ============    =========   =========

Every segment of the loan portfolio declined in 2003. These declines can be attributed to the following factors:

         - The continued reduction in interest rates made long-term financing attractive for many borrowers. This is largely the cause of the $23.2 million reduction in the residential real estate portfolio and was a contributing factor for the decrease in the commercial real estate portfolio.

         - The continued slowdown in the economy has had a significant impact on the local markets the Corporation serves. This has resulted in very little new commercial loan growth in these markets and intense competition for new projects.

         - During 2003, the Corporation's lending staff undertook a thorough review of the portfolio and lending process. As a result of the tightened underwriting standards and the time devoted to managing the existing portfolio, the Corporation did not actively compete for new commercial loans.

         - As a result of the Order and in conjunction with stringent lending criteria, management has made a conscious effort to direct some borrowers to refinance with other lenders. Those loans which do not meet current underwriting standards or desired industry concentrations are directed to find alternative financing when up for renewal.

The last two factors were the most significant reasons behind the decline in the commercial and commercial real estate segments of the portfolio. The Corporation was not aggressively competing for new loans, it was also not willing to meet the refinancing requests of many existing customers.

Management has strengthened its lending staff and established a central loan underwriting, documentation, and approval process which will allow the Corporation to again become an active participant in serving the commercial loan needs of its local markets. The Corporation continues to feel that a properly positioned loan portfolio is the most attractive earning asset available and is the key to returning the Corporation to profitability. The Corporation is planning for a further decline in the commercial loan portfolio in 2004, primarily from the loan sale of $25.4 million and secondarily due to the desire to diversify the portfolio to meet liquidity needs and risk tolerances.

Following is a table showing the significant industry types in the commercial loan portfolio as of December 31 (in thousands):

                                                     2003                                           2002
                                Outstanding        Percent of       Percent     Outstanding       Percent of       Percent
                                  Balance       Commercial Loans   of Capital      Balance     Commercial Loans   of Capital
                                -----------     ----------------   ----------   -----------    ----------------   ----------
Hospitality and Tourism         $    76,131                 31.3%       711.5%  $    86,802                24.7%       423.4%
Gaming                               22,317                  9.2        208.6        25,938                 7.4        126.5
Petroleum                             8,770                  3.6         82.0        14,180                 4.0         69.2
Forestry                              1,911                  0.8         17.9         5,677                 1.6         27.7
Other                               133,835                 55.1      1,250.8       219,330                62.3      1,070.0
                                -----------     ----------------   ----------   -----------    ----------------   ----------
  Total Commercial Loans        $   242,964                100.0%               $   351,927               100.0%
                                ===========     ================                ===========    ================

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management has recognized the additional risk presented by the concentration in certain segments of the portfolio, particularly hospitality and gaming. Late in March 2004, the Corporation completed a loan sale of $25.4 million which includes $17.5 million in nonaccrual loans. This loan sale also included $14.2 million of hospitality and tourism loans which when sold, reduced the Bank's loan concentration for this industry segment from 31.3% of total commercial loans at 2003 year-end to approximately 25% after the sale. Management intends to continue reduction of loan concentrations in hospitality and gaming by curtailing underwriting of new loans to these industry segments along with natural attrition through portfolio maturities and tightening of lending criteria for new and renewal loans.

These strategies have been undertaken to meet the liquidity and capital requirements of the Corporation as well as to diversify the risk in the overall loan portfolio.

In March 2003, the Corporation made a decision to cease the operations of North Country Financial Group. This was done in order to refocus the Corporation's lending efforts and decrease the size of certain segments of the loan portfolio. The Corporation may pursue new lease opportunities through unrelated entities, where the credit quality and rate of return on the transactions fit its strategies.

The Corporation has also funded leases to governmental units, including Native American organizations. Tax-exempt leases decreased 21.5%, or $5.0 million in 2003, as the Corporation made a decision to reduce its tax-exempt portfolio due to its lack of current and projected taxable income.

Due to the seasonal nature of many of the Corporation's commercial loan customers, loan payment terms were historically structured around the customer's business cycle. The lending staff evaluates the collectability of the past due loans based on documented collateral values and payment history. The Corporation discontinues the accrual of interest on loans when, in the opinion of management, there is an indication that the borrower may be unable to meet the payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

ALLOWANCE FOR LOAN LOSSES

Management analyzes the allowance for loan losses on a monthly basis to determine whether the losses inherent in the portfolio are properly reserved for. In conjunction with the Corporation's senior lending staff and the bank regulatory examinations, management intensified the review of the Corporation's loans, related collateral evaluations, and the overall lending process during 2003. The Corporation also utilizes a loan review consultant to perform a review of the loan portfolio. The opinion of this consultant upon completion of the independent review provided findings similar to management on the overall adequacy of the reserve. The Corporation anticipates utilization of this same consultant for loan review during 2004.

As a result of these changes in the Corporation's monitoring of delinquent credits and more rigorous collection efforts, management believes that credit problems will be identified earlier at which time there may be more opportunities for favorable resolution.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Corporation's credit quality history is demonstrated in the following table (dollars in thousands):

                                                                     2003              2002             2001
                                                                 ------------      ------------     -------------
Total loans, at period end                                       $    297,846      $    435,043     $     504,412
Average loans for the year                                            361,144           484,889           529,354
Allowance for loan losses                                              22,005            24,908            10,444
Allowance to total loans at end of year                                   7.4%              5.7%              2.1%
                                                                 ------------      ------------     -------------
Net charge-offs during the year                                  $      2,903      $     12,194     $       2,210
Net charge-offs to average loans                                          0.8%              2.6%              0.5%
Net charge-offs to beginning allowance balance                           11.7%            116.8%             23.4%
                                                                 ------------      ------------     -------------
Nonaccrual loans at end of year                                  $     38,660      $     26,814     $       4,015
Loans past due 90 days or more                                            241               401             4,878
Restructured loans                                                      7,181            11,108             5,192
                                                                 ------------      ------------     -------------
 Total nonperforming loans                                       $     46,082      $     38,323     $      14,085
                                                                 ============      ============     =============
Nonperforming loans to total loans at end of year                        15.5%              8.8%              2.8%
                                                                 ============      ============     =============

Nonaccrual loans have increased $11.8 million as a result of further deterioration of existing loans from December 31, 2002 to December 31, 2003, while loans 90 days or more past due and still accruing have decreased by $.2 million and restructured loans decreased $3.9 million during the year. A loan sale consisting of $25.4 million in loans was completed in March, 2004. There was no gain or loss on this sale of loans since the sale proceeds were equal to the net carrying value of the loans sold. The table below shows the "proforma" impact of this sale.

                                          As reported       Change due to     "Pro Forma"
                                          12/31/2003          loan sale        12/31/2003
                                          -----------       -------------     ------------
Total year end loans                      $   297,846       $     (25,397)    $    272,449
Allowance for loan losses                 $    22,005       $      (7,425)    $     14,580
                                          -----------       -------------     ------------
Allowance to total year end loans                 7.4%                -0-              4.0%
                                          -----------       -------------     ------------
Nonaccrual loans                          $    38,660       $     (17,497)    $     21,163
Total nonperforming loans                 $    46,082       $     (18,500)    $     27,582
                                          -----------       -------------     ------------
Nonperforming loans to year end loans            15.5%                -0-             10.1%
                                          -----------       -------------     ------------

The computation of the required allowance for loan losses as of any point in time is one of the critical accounting estimates made by management in the financial statements. As such, factors used to establish the allowance could change significantly from the assumptions made and impact future earnings positively or negatively. The future of the national and local economies and the resulting impact on borrowers' ability to repay their loans and the value of collateral are examples of areas where assumptions must be made for individual loans, as well as the overall portfolio.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Corporation's computation of the allowance for loan losses follows the Interagency Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Associations issued by the Federal Financial Institutions Examination Council (FFIEC) in July 2001. The computation of the allowance for loan losses considers prevailing local and national economic conditions as well as past and present underwriting practices.

RESERVE FOR LOAN AND LEASE LOSSES - THREE YEAR SUMMARY

(dollars in thousands)                                                2003               2002          2001
                                                                ----------------      ----------     ---------
Balance at beginning of period                                  $         24,908      $   10,444     $   9,454
Loans charged off:
  Commercial, Financial &
   Agricultural                                                            5,068          11,925         2,385
  One-to-four family residential real estate                               1,683             504           320
  Consumer                                                                   205             141           253
                                                                ----------------      ----------     ---------
   Total loans charged off                                                 6,956          12,570         2,958
                                                                ----------------      ----------     ---------
Recoveries of loans previously charged off:
  Commercial, Financial &
   Agricultural                                                            2,926             314           640
  One-to-four family residential real estate                                 931               3            20
  Consumer                                                                   196              59            88
                                                                ----------------      ----------     ---------
   Total recoveries of loans previously charged off                        4,053             376           748
                                                                ----------------      ----------     ---------
    Net loans charged off                                                  2,903          12,194         2,210
                                                                ----------------      ----------     ---------
Provision charged to expense                                                 -0-          26,658         3,200
Balance at end of period                                        $         22,005      $   24,908     $  10,444
                                                                ================      ==========     =========
Reserve as a percent of loans                                               7.39%           5.73%         2.07%
Net loans charged off as a percent of average loans                         0.80%           2.51%         0.42%
Loans outstanding at period end                                 $        297,846      $  435,043     $ 504,412
                                                                ----------------      ----------     ---------
Average loans outstanding during period                         $        361,144      $  484,889     $ 529,354
                                                                ----------------      ----------     ---------

As part of the management of the loan portfolio, risk ratings are assigned to all commercial loans. Through the loan review process ratings are modified as believed to be appropriate to reflect changes in the credit. Using a historical average loss by loan type as a base, each loan graded as higher risk is assigned a specific percentage. Within the commercial loan portfolio, the historical loss rates are used for specific industries such as hospitality, gaming, petroleum, and forestry. The residential real estate and consumer loan portfolios are assigned a loss percentage as a homogenous group. If, however, on an individual loan the projected loss based on collateral value and payment histories is in excess of the computed allowance, the allocation is increased for the higher anticipated loss. These computations provide the basis for the allowance for loan losses as recorded by the Corporation.

Following is a table showing the allocation of the allowance for loan losses at December 31, 2003 (in thousands):

Commercial, financial and agricultural loans                  $   11,222
One-to-four family residential real estate loans                     280
Consumer loans                                                       -0-
Specific reserve on loans sold subsequent to year end              7,425
Unallocated                                                        3,078
                                                              ----------
Total                                                         $   22,005
                                                              ==========

At the end of 2003, the allowance for loan losses represented 7.4% of total loans. In management's opinion, the allowance for loan losses is adequate to cover probable losses related to specifically identified loans, as well as probable losses inherent in the balance of the loan portfolio.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As part of the process of resolving problem credits, the Corporation may acquire ownership of real estate collateral which secured such credits. The Corporation carries this collateral in other real estate on the balance sheet.

The following table represents the activity in other real estate (in thousands):

Balance at January 1, 2002                     $             4,211
Other real estate transferred from loans                     4,705
Other real estate transferred from
 premises                                                    1,226
Write downs and payments applied to
 other real estate                                          (2,418)
Other real estate sold                                      (2,315)
                                               -------------------

Balance at December 31, 2002                                 5,409
Other real estate transferred from loans                     4,340
Other real estate transferred from
 premises                                                      -0-
Write downs and payments applied to
 other real estate                                            (848)
Other real estate sold                                      (4,545)
                                               -------------------

Balance at December 31, 2003                   $             4,356
                                               ===================

Other real estate is initially valued at the lower of cost After the initial receipt, or the fair value less selling costs. management periodically re-evaluates the recorded balance and any additional reductions in the fair value result in a write-down of other real estate.

SECURITIES

During 2003, the securities portfolio continued to be an important component of the Corporation's strategy to diversify its asset base and increase liquidity. Securities increased $16.8 million in 2003, from $68.0 million at December 31, 2002 to $84.8 million at December 31, 2003.

The carrying value of the Corporation's securities is as follows at December 31 (dollars in thousands):

                                                2003        2002
                                              ---------   --------
U.S. Treasury securities and obligations of
 U.S. government agencies                     $  36,225   $    -0-
Obligations of states and political
 subdivisions                                     4,105      5,632
Corporate securities                                708     11,264
Mortgage-related securities                      43,736     51,059
                                              ---------   --------

Total securities                              $  84,774   $ 67,955
                                              =========   ========

The Corporation's policy is to purchase securities of high credit quality, consistent with its asset/liability management strategies. During the year securities were purchased and sold as steps in the process of managing the interest-rate-risk profile of the portfolio. A net gain of approximately $427,000 was recognized during the year with the proceeds from the sale of securities used to purchase new The Corporation classifies all securities as securities and increase liquidity. available for sale, in order to maintain adequate liquidity and to maximize its ability to react to changing market conditions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

DEPOSITS

Total deposits at December 31, 2003, were $305.8 million compared to $437.5 million at the end of 2002. The table below shows the deposit mix for the periods indicated.

                                          2003      Mix       2002        Mix         2001     Mix
                                        --------   ------   ---------   ------     ---------   ------
Non-interest bearing accounts           $ 26,179     8.56%  $  40,797     9.33%    $  46,342     9.60%
Savings                                   91,835    30.03     159,297    36.41       247,863    51.37
Time Deposits
 Internet                                 74,405    24.33      65,094    14.88           -0-      -0-
 Brokered                                 29,964     9.80      54,964    12.56        24,964     5.18
 Other                                    83,411    27.28     117,342    26.82       163,355    33.85
                                        --------   ------   ---------   ------     ---------   ------
  Total Time Deposits                    187,780    61.41     237,400    54.26       188,319    39.03
                                        --------   ------   ---------   ------     ---------   ------
Total Deposit Liabilities               $305,794   100.00%  $ 437,494   100.00%    $ 482,524   100.00%
                                        ========   ======   =========   ======     =========   ======

During 2002 and 2003, the Corporation experienced a reduction in local deposits in part due to the adverse publicity concerning the financial condition of the Bank. A significant portion of these local deposits were from local governmental units. To offset this deposit runoff the Corporation increased its reliance on Brokered and Internet certificates of deposit. As of December 31, 2003 Internet and Brokered deposits amounted to 34.1% of total deposits. This, combined with retail deposits brought time deposits to 61.4% of total deposits at December 31, 2003, compared to 54.3% at December 31, 2002 and 39.0% at December 31, 2001. The increase in time deposits, along with a $14.6 million decrease in noninterest-bearing deposits, had a negative effect on the Corporation's net interest margin, as noncore out-of-market deposits carry higher interest costs.

Management is introducing new deposit products to its local markets during 2004. The plan is to increase core deposits sufficiently to reduce the dependence on brokered and out-of-market deposits.

BORROWINGS

The Corporation has used alternative funding sources to provide long-term, stable sources of funds. Borrowings have remained relatively stable from December 31, 2002 to December 31, 2003, decreasing $.8 million to $87.0 million of which $85.5 million were from the Federal Home Loan Bank of Indianapolis
(FHLB). The borrowings carry fixed interest rates and stated maturities ranging through 2011. Fixed rate borrowings totaling $80.0 million are callable quarterly at the option of the FHLB and can also be converted to variable rates, at the option of the FHLB, should rates rise above certain index levels. These borrowings are secured by a blanket collateral agreement on the Bank's residential mortgage loans and specific assignment of securities, loans and cash. The Corporation does not anticipate increasing the FHLB borrowings in the near future.

SHAREHOLDERS' EQUITY

Changes in shareholders' equity is discussed in detail in the "Capital and Regulatory" section of this report.

RESULTS OF OPERATIONS

SUMMARY

The Corporation incurred a net loss of $9.6 million in 2003, compared to a loss of $26.7 million and net income of $5.8 million in 2002 and 2001, respectively. The reduction in the pretax loss of $23.3 million in 2003 compared to 2002 is primarily a result of a decrease in the provision for loan losses of $26.7 million, an increase in the provision for income taxes of $6.2 million, and a decrease in noninterest expense of $6.9 million, offset by a decrease in net interest income of $8.3 million. Basic earnings per share was a loss of $1.37 in 2003 compared to a loss of $3.81 and income of $.82 in 2002 and 2001, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following table details changes in earnings and earnings per share for the three years ended December 31, 2003 (dollars in thousands except for per share data):

                                                           Income/Expense                               Change
                                                  ------------------------------    ---------------------------------------------
                                                    2003      2002       2001              2003/2002           2002/2001
                                                  Dollars    Dollars    Dollars      Dollars     Per Share    Dollars   Per Share
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
Net Income, prior period                               N/A        N/A        N/A    $  (26,713)  $   (3.81) $  5,774   $     0.82
Interest Income                                   $ 23,641  $  35,969  $  50,475       (12,328)      (1.76)  (14,506)       (2.07)
Interest Expense                                    14,015     18,089     26,842        (4,074)      (0.58)   (8,753)       (1.25)
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
 Net Interest Income                                 9,626     17,880     23,633        (8,254)      (1.18)   (5,753)       (0.82)
Provision for Loan Losses                                0     26,658      3,200       (26,658)      (3.80)   23,458         3.34
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
Net interest income (loss) after provision           9,626     (8,778)    20,433        18,404        2.62   (29,211)       (4.16)
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
Noninterest Income:
 Service fees                                        1,529      1,899      1,851          (370)      (0.05)       48         0.01
 Loan and lease fees                                    58      1,095      5,540        (1,037)      (0.15)   (4,445)       (0.63)
 Net security gains                                    427        746      1,073          (319)      (0.05)     (327)       (0.05)
 Gain on sales of loans                                136        506        549          (370)      (0.05)      (43)       (0.01)
 Gain on sales of branches                               0        464      1,386          (464)      (0.07)     (922)       (0.13)
 Other noninterest                                   1,081        548         37           533        0.08       511         0.07
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
  Total noninterest income                           3,231      5,258     10,436        (2,027)      (0.29)   (5,178)       (0.74)
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
Noninterest Expense:
 Salaries and employee benefits                      5,973      7,589     11,882        (1,616)      (0.23)   (4,293)       (0.61)
 Furniture and equipment                             1,367      1,437      1,734           (70)      (0.01)     (297)       (0.04)
 Occupancy                                           1,387      1,629      1,659          (242)      (0.03)      (30)       (0.00)
 Data processing                                     1,517      1,894      1,609          (377)      (0.05)      285         0.04
 Accounting, legal and consulting fees               3,145      1,800      1,435         1,345        0.19       365         0.05
 Loan and deposit                                    1,992      1,111      1,387           881        0.13      (276)       (0.04)
 Telephone                                           1,382      1,305      1,153            77        0.01       152         0.02
 Impairment of intangibles                              60      3,647        -0-        (3,587)      (0.51)    3,647         0.52
 ORE writedowns/impairment                             400      2,418        -0-        (2,018)      (0.29)    2,418         0.34
 Loss on sale of prop & equip & ORE                    362        648        349          (286)      (0.04)      299         0.04
 Amortization of intangibles                           460        420      1,057            40        0.01      (637)       (0.09)
 Other Operating                                     2,071      3,165      2,042        (1,094)      (0.17)    1,123         0.16
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
  Total noninterest expense                         20,116     27,063     24,307        (6,947)      (0.99)    2,756         0.39
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
Income (loss) before provision for income taxes     (7,259)   (30,583)     6,562        23,324        3.32   (37,145)       (5.29)
Provision (credit) for income taxes                  2,329     (3,870)       788         6,199        0.88    (4,658)       (0.66)
Net Change                                             -0-        -0-        -0-        17,125        2.44   (32,487)       (4.63)
                                                  --------  ---------  ---------    ----------   ---------  --------   ----------
Net Income (loss)                                 $ (9,588) $ (26,713) $   5,774    $   (9,588)  $   (1.37) $(26,713)  $    (3.81)
                                                  ========  =========  =========    ==========   =========  ========   ==========

Net interest income is the Corporation's primary source of core earnings. Net interest income decreased $8.3 million, to $9.6 million in 2003, from $17.9 million in 2002. In 2002, net interest income decreased $5.7 million, from $23.6 million in 2001.

The decrease in rates in 2003 and 2002 was a significant factor in the decreasing trend in net interest income as the Corporation's balance sheet was asset sensitive. In 2003, the net interest income was further impacted by the decrease in loans, the increased level of nonaccrual loans, and liquidity strategies which resulted in higher costs for deposits and lower earnings on investments.

The decrease in the provision for loan losses of $26.7 million in 2003 is discussed in detail in the loans section.

Noninterest income decreased $2.0 million in 2003, of which $1.0 million was attributable to fee income earned in 2002 by a mortgage subsidiary not in operation in 2003. Salaries, commissions, and benefits decreased by $1.6 million in 2003 as a result of ceasing operations of the subsidiary and an ongoing reevaluation of staffing needs compared to current operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NET INTEREST INCOME

Net interest income represents the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing obligations. The net interest income is impacted by economic and competitive factors that influence rates, loan demand, and the availability of funding.

Because the Corporation has a significant portion of its commercial loans at rates that adjust with changes to the prime rate, these rate reductions have a significant impact on the Corporation's interest income.

In 2003, the Corporation's net interest margin was 2.25%, a decrease of 111 basis points from the 2002 net interest margin of 3.36%. This continued the trend from 2002 when the net interest margin declined 82 basis points from the 2001 margin of 4.18%. Management believes that its interest margin has stabilized and expects to show future improvement from the decline in nonaccrual loans as a result of the loan sale discussed elsewhere in this report.

The following table details sources of net interest income for the three years ended December 31, 2003 (in thousands):

                                     2003         Mix       2002      Mix        2001       Mix
                                  -----------   -------   --------  -------    --------    ------
Interest Income
 Loans                            $    21,323      86.9%  $ 33,032     88.6%   $ 46,532      88.5%
 Funds sold                               312       1.3        204      0.6         500       1.0
 Taxable securities                     2,566      10.4      3,628      9.7       5,065       9.6
 Nontaxable securities                    348       1.4        403      1.1         495       0.9
                                  -----------   -------   --------  -------    --------    ------
  Total earning assets            $    24,549     100.0%  $ 37,267    100.0%   $ 52,592     100.0%
                                  -----------   -------   --------  -------    --------    ------
Interest Expense

 NOW and money market deposits    $     1,433      10.2%  $  3,484     19.3%   $  8,122      30.3%
 Savings deposits                         208       1.5        368      2.0         915       3.4
 Time deposits                          7,053      50.3      8,592     47.5      12,168      45.3
 Borrowings                             4,832      34.5      5,100     28.2       4,814      17.9
 Subordinated debentures                  489       3.5        545      3.0         823       3.1
                                  -----------   -------   --------  -------    --------    ------
  Total interest-bearing funds    $    14,015     100.0%  $ 18,089    100.0%   $ 26,842     100.0%
                                  -----------   -------   --------  -------    --------    ------
Net interest income-
 taxable equivalent basis         $    10,534             $ 19,178             $ 25,750
                                  ===========             ========             ========

Average Rates

 Earning assets                          5.25%                6.53%                8.56%
                                  -----------             --------             --------
 Interest-bearing funds                  3.15                 3.42                 4.74
                                  -----------             --------             --------
 Net yield on earning assets             2.25                 3.36                 4.18
                                  ===========             ========             ========

While a majority of the Corporation's loan portfolio is repriced downward with each rate decrease due to floating rate loans and the refinancing of residential real estate loans into the long-term secondary market, the 2003 rate decreases did not impact the pricing of interest-bearing liabilities to nearly the same degree. The mix of time deposits was also impacted by the Corporation's need to utilize the brokered and Internet certificate of deposit markets in 2003 to replace deposit withdrawals in its local markets which resulted in a higher cost source of funds.

The cost of interest-bearing obligations also declined less than the rates on interest-earning assets due to the fact that the Corporation's borrowings from the FHLB, all of which were entered into prior to 2003, are at fixed rates and, therefore, did not decrease in 2003. Given the Corporation's liquidity needs and the economic effect of the prepayment penalties, it is anticipated that these borrowings will continue until the various maturity dates.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

One final factor that negatively impacted the Corporation's net interest margin in 2003 and 2002 was the high level of nonaccrual. The average balance of nonaccrual loans in 2003 was $36.4 million compared to average balances of $11.8 million in 2002 the 2003 and 2002 loans been performing and accruing interest, the Corporation's yield on loans would have increased approximately 65 basis points and 29 basis points, respectively.

following table presents the amount of interest income from average interest-earning assets and the yields earned on those assets, well as the interest expense on average interest-bearing obligations and the rates paid on those obligations. All average balances average balances.

                                                                     Years ended December 31
                                              2003                            2002                           2001
                                     Average     Interest             Average    Interest            Average    Interest
                                   Outstanding   Earned/   Yield/   Outstanding  Earned/   Yield/  Outstanding   Earned/  Yield/
                                     Balance       Paid     Rate      Balance      Paid     Rate     Balance      Paid     Rate
                                   -----------   --------  ------   -----------  --------  ------  -----------  --------  -------
                                                       (Dollars in Thousands)
Interest-earning assets:
   Loans(1,2,3)                    $   361,144   $ 21,323    5.90%  $   484,889  $ 33,032    6.81% $   529,354  $ 46,532     8.79%
   Taxable securities                   68,850      2,277    3.31        63,116     3,360    5.32       62,411     4,725     7.57
   Nontaxable securities(2)              3,997        348    8.71         4,609       403    8.74        5,615       495     8.82
   Federal funds sold                   27,991        312    1.11        13,469       204    1.51       12,116       500     4.13
   Other interest-earning assets         5,829        289    4.96         4,618       268    5.80        4,821       340     7.05
                                   -----------   --------  ------   -----------  --------  ------  -----------  --------  -------
    Total interest-
     earning assets                    467,811     24,549    5.25       570,701    37,267    6.53      614,317    52,592     8.56
                                   -----------   --------  ------   -----------  --------  ------  -----------  --------  -------
Interest-bearing obligations:
   Savings deposits                    134,126      1,642    1.22       215,980     3,852    1.78      265,652     9,037     3.40
   Time deposits                       210,993      7,053    3.34       212,015     8,592    4.05      199,796    12,168     6.09
   Borrowings                           87,496      4,832    5.52        88,671     5,100    5.75       88,268     4,814     5.45
   Subordinated debentures              12,450        488    3.93        12,450       545    4.38       12,450       823     6.61
                                   -----------   --------  ------   -----------  --------  ------  -----------  --------  -------

   Total interest-bearing
    obligations                        445,065     14,015    3.15       529,116    18,089    3.42      566,166    26,842     4.74
                                   -----------   --------  ------   -----------  --------  ------  -----------  --------  -------
Net interest income                              $ 10,534                        $ 19,178                       $ 25,750
                                                 ========                        ========                       ========
Net interest rate spread                                     2.10%                           3.11%                           3.82%
                                                           ======                          ======                         =======
Net earning assets                 $    22,746                      $    41,585                    $    48,151
                                   ===========                      ===========                    ===========
Net yield on average interest-
   earning assets                                            2.25%                           3.36%                           4.18%
                                                           ======                          ======                         =======
Average interest-earning assets
   to average interest-bearing
   obligations                             105%                             108%                           109%
                                   ===========                      ===========                    ===========

(1) For purposes of these computations, non-accruing loans are included in the daily average loan amounts outstanding.

(2) The amount of interest income on nontaxable securities and loans has been adjusted to a tax equivalent basis using a 34% tax rate.

(3)      Interest income on loans includes loan fees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing obligations. It distinguishes between changes related to higher or lower outstanding balances and changes due levels and fluctuations in interest rates. For each category of interest-earning assets and interest-bearing obligations, information provided for changes attributable to
(i) changes in volume (i.e. changes in volume multiplied by old rate) and (ii) changes in rate (i.e, changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume have been allocated proportionately to the change due to volume and the change due to rate.

                                                                       Years ended December 31,
                                                 2003       vs.       2002                   2002      vs.      2001
                                                 Increase                                  Increase
                                                (Decrease)              Total              (Decrease)
                                                  Due to               Increase              Due to
                                           Volume         Rate        (Decrease)      Volume         Rate          (Decrease)
                                         ----------     ---------    -----------    -----------    ----------      ---------
Interest-earning assets:
  Loans                                  $   (7,692)    $  (4,017)   $   (11,709)   $    (3,670)   $   (9,830)     $ (13,500)
  Taxable securities                            342        (1,425)        (1,083)            54        (1,419)        (1,365)
  Nontaxable securities                         (53)           (2)           (55)           (88)           (4)           (92)
  Federal funds sold                            143           (35)           108             63          (359)          (296)
  Other interest-earning assets                  47           (26)            21            (14)          (58)           (72)
                                         ----------     ---------    -----------    -----------    ----------      ---------

Total interest-earning assets            $   (7,213)    $  (5,505)   $   (12,718)   $    (3,655)   $  (11,670)     $ (15,325)
                                         ==========     =========    ===========    ===========    ==========      =========
Interest-bearing obligations:
  Savings deposits                       $   (1,209)    $  (1,001)   $    (2,210)   $    (1,463)   $   (3,722)     $  (5,185)
  Time deposits                                 (41)       (1,498)        (1,539)           800        (4,376)        (3,576)
  Borrowings                                    (67)         (201)          (268)            22           264            286
  Subordinated debentures                       -0-           (57)           (57)           -0-          (278)          (278)
                                         ----------     ---------    -----------    -----------    ----------      ---------

  Total interest-bearing obligations     $   (1,317)    $  (2,757)   $    (4,074)  $       (641)   $   (8,112)     $  (8,753)
                                         ==========     =========    ===========    ===========    ==========      =========

Net interest income                                                  $    (8,644)                                  $  (6,572)
                                                                     ===========                                   =========

discussed in the Deposits section, the Corporation is developing new deposit products for its local markets to raise funds to be replace the higher rate out-of-market certificates. This, coupled with renewed efforts to decrease the level of nonperforming assets increase lending n its local markets, is anticipated to increase the net interest margin. However, in order to execute certain strategies of the Corporation's capital and liquidity plans, the Corporation may need to sell portions of the existing loan portfolio. these loans represent the highest yielding assets of the Corporation, the net interest margin could decline further in the short term.

PROVISION FOR LOAN LOSSES

Corporation records a provision for loan losses when it believes it is necessary to adjust the allowance for loan losses to maintain adequate level after considering factors such as loan charge-offs and recoveries, changes in identified levels of risk in the portfolio, changes in the mix of loans in the portfolio, loan growth, and other economic factors. There was no provision for losses for the year ended December 31, 2003. In 2002, the provision for loan losses was $26.7 million compared to $3.2 million 2001. The provision expense during 2002 was due to increased charge-offs, along with significant increases in all areas nonperforming loans and a high degree of uncertainty pertaining to the credit quality of the total loan portfolio. The provision for losses as a percentage of average loans for the years ended December 31, 2003, 2002 and 2001 was 0.0%, 5.5% and .6% respectively Management will continue to monitor the loan portfolio for changes which may impact the required allowance for loan losses.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NONINTEREST INCOME

Noninterest income was $3.2 million, $5.3 million, and $10.4 million in 2003, 2002, and 2001, respectively. The principal sources of noninterest income are fees for services related to deposit and loan accounts, as well as gains recognized on the sale of securities, loans, and branch locations.

The most significant reason for the $2.1 million decrease in 2003 relates to other loan and lease income, which decreased $1.0 million, in 2003 after a reduction of $4.5 million from 2001. This can be attributed entirely to the fee income generated during the first three quarters of 2002 and for all of 2001 by the Corporation's mortgage The subsidiary. mortgage subsidiary ceased operations during the third quarter of 2002.

The following table details noninterest income for the three years ended December 31, 2003 (in thousands):

                                                                       % Increase (Decrease)

                                       2003      2002      2001      2003-2002    2002-2001
                                     ---------  -------  --------   -----------   ---------
Service fees                         $   1,529  $ 1,899  $  1,851        (19.48)       2.59
Loan and lease fee income                   58    1,095     5,540        (94.70)     (80.23)
Gain on sales of branches                  -0-      464     1,386       (100.00)     (66.52)
Gain on sale of loans                      136      506       549        (73.12)      (7.83)
Other non interest income                1,081      548        37         97.26     1381.08
                                     ---------  -------  --------   -----------   ---------
 Subtotal                                2,804    4,512     9,363        (37.85)     (51.81)
                                     ---------  -------  --------   -----------   ---------
Net Securities gains (losses)              427      746     1,073        (42.76)     (30.48)
                                     ---------  -------  --------   -----------   ---------
 Total noninterest income            $   3,231  $ 5,258  $ 10,436        (38.55)     (49.62)
                                     =========  =======  ========   ===========   =========

Service fees on customer accounts have remained virtually unchanged over the period of 2001 through 2003, despite significant declines in deposit balances. Service fees as a percentage of average non-interest-bearing deposits for the year ended December 31, 2003, was 5.8%, compared to 4.7% and 3.9% for 2002 and 2001, respectively. The Corporation has been able to increase this ratio by pricing its services properly and collecting the fees allowed per the account agreements. The addition of the Generation Gold account is the most significant reason the Corporation has been able to maintain the level of its service fee income. Generation Gold account holders are assessed a fee for the variety of services related to this product. Management expects to continue to fairly price its fees for services rendered.

NONINTEREST EXPENSE

Noninterest expense was $20.1 million in 2003 compared to $27.1 million, and $24.3 million in 2001, 2002 and respectively.

Noninterest expense declined $6.9 million from 2002 to 2003. The primary reason for the decline were reductions in writedowns of ORE and acquisition intangibles which accounted for $5.6 million of the decrease between years. Increases in accounting, legal and consulting of $1.3 million from 2002 to 2003 are from the increased level of outside expertise that the Corporation utilized in its attempt to address all areas of concern related to the Cease and Desist Order. Management is currently reviewing all areas of noninterest expense to determine areas of cost reduction. Areas that are expected to decline in future periods include but are not limited to accounting, legal and consulting fees, data processing and telephone expense. These areas of noninterest expense will decrease as a result of less reliance on outside consultants due to more capable management, lower levels of nonperforming loans and overall reduction in the number of existing branch locations.

The following table details noninterest expense for the three years ended December 31, 2003 (in thousands):

                                                                           % Increase (Decrease)

                                             2003      2002       2001     2003-2002   2002-2001
                                           -------    -------   --------   ---------   ---------
Salaries and Employee Benefits             $ 5,973    $ 7,589   $ 11,882      (21.29)     (36.13)
Furniture and Equipment Expense              1,367      1,437      1,734       (4.87)     (17.13)
Occupancy Expense                            1,387      1,629      1,659      (14.86)      (1.81)
Data Processing Expense                      1,517      1,894      1,609      (19.90)      17.71
Accounting, legal and consulting fees        3,145      1,800      1,435       74.72       25.44
Loan and Deposit Expense                     1,992      1,111      1,387       79.30      (19.90)
Telephone expense                            1,382      1,305      1,153        5.90       13.18
Impairment of acquisition intangibles           60      3,647        -0-      (98.35)        -0-
ORE writedowns/impairment                      400      2,418        -0-      (83.46)        -0-
Loss (Gain) on sale of prop & equip
& ORE                                          362        648        349      (44.14)      85.67
Amortization of intangibles                    460        420      1,057        9.52      (60.26)
Other Operating Expenses                     2,071      3,165      2,042      (34.57)      55.00
                                           -------    -------   --------   ---------   ---------
 Total noninterest expense                 $20,116    $27,063   $ 24,307      (25.67)      11.34
                                           =======    =======   ========   =========   =========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FEDERAL INCOME TAXES

The income tax expense recorded in 2003 was $2.3 million, compared to an income tax benefit of $3.9 million in 2002 and a provision for income taxes of $.8 million in 2001. The differences in each year between the tax provision or benefit and the federal corporate income tax rate of 34% is primarily due to permanent and temporary differences between book and taxable income. The loss generated for tax purposes in 2003 will be carried back to prior years. This will result in the Corporation receiving a refund of previously paid taxes of approximately $1.4 million. The 2002 tax benefit was reduced by a valuation allowance against the net deferred tax assets of $7 million. A valuation allowance is provided against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. The $2.3 million provision in 2003 was recorded to write off all remaining deferred tax benefits of the Corporation. As of December 31, 2003, the Corporation had an NOL carryforward of approximately $5.6 million along with various credit carryforwards. This NOL and credit carryforward benefit is dependent upon the future profitability of the Corporation, therefore no future benefit has been recorded.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

In general, the Corporation attempts to manage interest rate risk by investing in a variety of assets which afford it an opportunity to reprice assets and increase interest income at a rate equal to or greater than the interest expense associated with repricing liabilities.

Interest rate risk is the exposure of the Corporation to adverse movements in interest rates. The Corporation derives its income primarily from the excess of interest collected on its interest-earning assets over the interest paid on its interest-bearing obligations. The rates of interest the Corporation earns on its assets and owes on its obligations generally are established contractually for a period of time. Since market interest rates change over time, the Corporation is exposed to lower profitability if it cannot adapt to interest rate changes. Accepting interest rate risk can be an important source of profitability and shareholder value; however, excess levels of interest rate risk could pose a significant threat to the Corporation's earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to the Corporation's safety and soundness.

Loans are the most significant earning asset. Management offers commercial and real estate loans priced at interest rates which fluctuate with various indices such as the prime rate or rates paid on various government issued securities. When loans are made with longer term fixed rates, the Corporation attempts to match these balances with sources of funding with similar maturities in order to mitigate interest rate risk. In addition, the Corporation prices loans so it has an opportunity to reprice the loan within 12 to 36 months.

The Bank has $83.7 million of securities, of which $43.3 million are mortgage backed securities providing for scheduled monthly principal and interest payments as well as unanticipated prepayments of principal. These cash flows are then reinvested into other earning assets at current market rates. The Corporation also has investments in federal funds sold to correspondent banks as well as other interest bearing deposits with correspondent banks. These funds are generally repriced on a daily basis.

The Corporation offers deposit products with a variety of terms ranging from deposits whose interest rates can change on a weekly basis to certificates of deposit with repricing terms of up to five years. Longer term deposits generally include penalty provisions for early withdrawal.

Beyond general efforts to shorten the loan pricing periods and extend deposit maturities, management can manage interest rate risk by the maturity periods of securities purchased, selling securities available for sale, and borrowing funds with targeted maturity periods, among other strategies. Also, the rate of interest rate changes can impact the actions taken since the speed of change affects borrowers and depositors differently.

Exposure to interest rate risk is reviewed on a regular basis. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect of interest rate changes on net interest income and to structure the composition of the balance sheet to minimize interest rate risk and at the same time maximize income.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management realizes certain risks are inherent and that the goal is to identify and minimize Tools used by the risks. management include maturity and repricing analysis and interest rate sensitivity analysis.

The difference between repricing assets and liabilities for a specific period is referred to An excess of as the GAP. repricable assets over liabilities is referred to An excess of repricable liabilities over assets is referred to as a positive gap. as a negative gap. The cumulative gap is the summation of the gap for all periods to the end of the period for which the cumulative gap is being measured.

Assets and liabilities scheduled to reprice are reported in the following timeframes. Those instruments with a variable interest rate tied to an index and considered immediately repricable are reported in the 1 to 90 day The timeframe. estimates of principal amortization and prepayments are assigned to the following timeframes.

The following is the Corporation's repricing opportunities at December 31, 2003 (dollars in thousands):

                                        1-90          91-365         2- 5        Over 5
                                        Days           Days          Years        Years       Total
                                    ------------   -----------    ----------    --------    ----------
Interest-earning assets:
     Loans                          $    147,983   $    50,607    $   48,846    $ 50,410    $  297,846
     Securities                           35,930        13,301        38,375       7,760        95,366
     Other                                15,600           -0-           -0-         -0-        15,600
                                    ------------   -----------    ----------    --------    ----------

     Total interest-earning assets       199,513        63,908        87,221      58,170       408,812
                                    ------------   -----------    ----------    --------    ----------
Interest-bearing obligations:
     Savings deposits                     91,835           -0-           -0-         -0-        91,835
     Time deposits                        33,518        86,927        66,592         743       187,780
     Borrowings                              -0-         1,176        14,299      71,551        87,026
     Subordinated debentures              12,450           -0-           -0-         -0-        12,450
                                    ------------   -----------    ----------    --------    ----------
     Total interest-bearing
     obligations                         137,803        88,103        80,891      72,294       379,091
                                    ------------   -----------    ----------    --------    ----------

GAP                                 $     61,710   $   (24,195)   $    6,330    $(14,124)   $   29,721
                                    ============   ===========    ==========    ========    ==========

Cumulative GAP                      $     61,710   $    37,515    $   43,845    $ 29,721
                                    ============   ===========    ==========    ========

The above analysis indicates that at December 31, 2003, the Corporation had a cumulative asset sensitivity GAP position of $37.5 million within the one-year The Corporation's cumulative asset sensitive GAP suggests that if market timeframe. interest rates increase in the next twelve months, the Corporation has the potential to earn more net interest income. Conversely, if market interest rates continue to decrease in the next twelve months, the above GAP position suggests the Corporation's net interest income would decrease.

A limitation of the traditional GAP analysis is that it does not consider the timing or magnitude of noncontractual repricing or expected prepayments. In addition, the GAP analysis treats savings, NOW and money market accounts as repricing within 90 days, while experience suggests that these categories of deposits are actually comparatively resistant to rate sensitivity.

The borrowings in the table above and on the next page include FHLB advances as fixed-rate A significant advances. portion of these advances give the FHLB the option to convert from a fixed-rate advance to an adjustable rate advance with quarterly repricing at three month The exercise of this conversion feature by the FHLB would impact the LIBOR Flat. maturity dates currently assumed in the tables.

The Corporation's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk and foreign exchange risk. The Corporation has no market risk sensitive instruments held for trading purposes. The Corporation has limited agricultural-related loan assets and therefore has minimal significant exposure to changes in commodity prices. Any impact that changes in foreign exchange rates and commodity prices would have on interest rates are assumed to be insignificant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Evaluating the exposure to changes in interest rates includes assessing both the adequacy of the process used to control interest rate risk and the quantitative level of exposure. The Corporation's interest rate risk management process seeks to ensure that appropriate policies, procedures, management information systems and internal controls are in place to maintain interest rate risk at prudent levels with consistency and continuity. In evaluating the quantitative level of interest rate risk, the Corporation assesses the existing and potential future effects of changes in interest rates on its financial condition, including capital adequacy, earnings, liquidity and asset quality.

The table below measures current maturity levels of interest-earning assets and interest-bearing obligations, along with average stated rates and estimated fair values at December 31, 2003 (dollars in thousands). Nonaccrual loans of $38.7 million are included in the table at an average interest rate of 0.0% and a maturity greater than five years.

                                 Principal/Notional Amount Maturing in:

                                                                                                                 Fair Value

                                    2004         2005      2006       2007       2008    Thereafter   Total      12/31/2003
                                -------------   -------  --------   ---------   -------  ----------   --------   ----------
RATE SENSITIVE ASSETS
Fixed interest rate
 securities                      $     38,893   $10,609  $ 11,358   $  11,855   $ 5,006  $    7,053   $ 84,774   $   84,774
 Average interest rate                   3.37%     4.12%     4.66%        4.3%     4.28%       5.16%      3.97%

Fixed interest rate loans              66,939    18,324    14,407      12,111     4,004      50,410    166,195      162,447
 Average interest rate                   7.52      7.23      7.39        6.28      7.05        1.53       5.59

Variable interest rate
 loans                                131,651       -0-       -0-         -0-       -0-         -0-    131,651      131,651
Average interest rate                    5.38       -0-       -0-         -0-       -0-         -0-       5.38

Other assets                           26,192       -0-       -0-         -0-       -0-         -0-     26,192       26,192
 Average interest rate                   1.72       -0-       -0-         -0-       -0-         -0-       1.72

Total rate sensitive assets     $     263,422   $28,875  $ 25,543   $  23,890   $ 8,913  $   57,142   $408,812   $  405,064
                                =============   =======  ========   =========   =======  ==========   ========   ==========
 Average interest rate                   5.26%     6.10%     6.20%       5.31%     5.52%       1.92%      4.92%
                                =============   =======  ========   =========   =======  ==========   ========
RATE SENSITIVE LIABILITIES
Interest-bearing savings        $      91,835   $   -0-  $    -0-   $     -0-   $   -0-  $      -0-   $ 91,835   $   91,835
 Average interest rate                   1.28%      -0-%      -0-%        -0-%      -0-%        -0-%      1.28%

Time deposits                         120,445    39,058    20,865       6,160       509         743    187,780      188,833
 Average interest rate                   2.98      3.23      3.23        4.46       3.6        6.37       3.12

Fixed interest rate
 borrowings                             1,176       904     3,395         -0-       -0-       1,551      7,026        6,527
 Average interest rate                   6.52      6.50      7.06         -0-       -0-         -0-       5.56

Variable interest rate
 borrowings                               -0-       -0-       -0-         -0-    10,000      70,000     80,000       88,717
 Average interest rate                   0.00      0.00      0.00        0.00      5.49        5.42       5.43

Variable interest rate
 subordinated debentures               12,450       -0-       -0-         -0-       -0-         -0-     12,450       12,450
 Average interest rate                   3.68       -0-       -0-         -0-       -0-         -0-       3.68

Total rate sensitive
 liabilities                     $    225,906   $39,962  $ 24,260   $   6,160   $10,509  $   72,294   $379,091   $  388,362
                                =============   =======  ========   =========   =======  ==========   ========   ==========
 Average interest rate                   2.34%     3.30%     3.76%       4.46%     5.40%       5.34%      3.22%
                                =============   =======  ========   =========   =======  ==========   ========

In addition to changes in interest rates, the level of future net interest income is also dependent on a number of variables, including: the growth, composition and levels of loans, deposits, and other earning assets and interest-bearing obligations, and economic and competitive conditions; potential changes in lending, investing and deposit strategies; customer preferences; and other factors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FOREIGN EXCHANGE RISK

In addition to managing interest rate risk, management also actively manages risk associated with foreign exchange. The Corporation provides foreign exchange services, makes loans to, and accepts deposits from, Canadian customers primarily at its banking offices in Sault Ste. Marie. To protect against foreign exchange risk, the Corporation monitors the volume of Canadian deposits it takes in and then invests these Canadian funds in Canadian commercial loans and securities. As of December 31, 2003, the Corporation had excess Canadian assets of $2.1 million (or $2.7 million in U.S. dollars). Management believes the exposure to short-term foreign exchange risk is minimal and at an acceptable level for the Corporation. Management intends to limit the Corporation's foreign exchange risk by acquiring deposit liabilities approximately equal to its Canadian assets.

OFF-BALANCE-SHEET RISK

Derivative financial instruments include futures, forwards, interest rate swaps, option contracts and other financial instruments with similar characteristics. The Corporation currently does not enter into futures, forwards, swaps or options. However, the Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require collateral from the borrower if deemed necessary by the Corporation. Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party up to a stipulated amount and with specified terms and conditions.

Commitments to extend credit and standby letters of credit are not recorded as an asset or liability by the Corporation until the instrument is exercised. See note 22 to the consolidated financial statements for additional information.

LIQUIDITY

As a result of the Corporation's results for 2003 and the constraints of the Cease and Desist Order discussed elsewhere in this report, sources of liquidity, such as lines of credit from correspondent banks, borrowings from the Federal Home Loan Bank, and the issuance of stock, which were historically available, are currently not sources of liquidity.

The liquidity issues faced in 2003, the Corporation's actions taken to address them, and the liquidity plans for 2004 and beyond are discussed below.

During the fourth quarter of 2002, the lines-of-credit the Corporation had with two correspondent banks were closed by those banks. In 2003, the Corporation established a secondary borrowing arrangement collateralized by loans.

The final 2003 results, the uncertainty relative to the Bank's ability to meet the required minimum regulatory capital ratios, and the independent auditor's uncertainty about the Corporation's ability to continue as a going concern, could result in further decreases in deposits in the Bank's market area.

During 2003, the Corporation decreased cash and cash equivalents by $20.8 million. As shown on the Corporation's Statement of Cash Flows, despite the net loss of $9.6 million in 2003, the Corporation was able to adequately manage liquidity needs. Significant factors impacting cash flow were the continued reduction in deposit balances of $131.7 million, which was primarily funded with loan reductions of $129.6 million. Liquidity continues to be of primary importance to the near term strategies of the Corporation. The uncertainty of certain events such as pending branch sales and closings have made it necessary to maintain excess liquidity within the Corporation. In recent months, the Corporation has seen relative stability in its funding sources.

It is anticipated that in 2004 cash generated from decreases in certain segments of the loan portfolio will be re-invested in securities and local market loans, and deposits generated locally will replace a portion of the out-of-market and brokered deposits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

During the fourth quarter of 2002, the Corporation experienced an unanticipated decrease in deposits, mainly from local governmental units, in part due to the public reaction to the reported condition of the Bank. In reaction to this occurrence, management developed a short-term liquidity plan which involved obtaining deposits via the Internet CD network, and to a lesser degree the sale of unencumbered securities available-for-sale. The Corporation has continued to use the Internet CDs as a primary source of funding to maintain liquidity. As of December 31, 2003 balances of Internet CDs amounted to $74.4 million.

In addition, to date, the Corporation suspended six payments of interest on its subordinated debentures that fund quarterly distributions on the trust preferred securities issued by its trust subsidiary, North Country Capital Trust. The debenture agreement allows for suspension of payments for up to 20 quarters.

From a long-term perspective, the Corporation's liquidity plan for 2004 includes strategies to increase core deposits in the Corporation's local markets. New products and advertising are expected to commence in 2004, with a goal of raising core deposits to reduce the dependency on noncore deposits, while also reducing interest costs. The Corporation's liquidity plan for 2004 calls for augmenting local deposit growth efforts with Internet CD funding to the extent necessary.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

As disclosed in the Notes to the Consolidated Financial Statements, the Corporation has certain obligations and commitments to make future payments under contracts. At December 31, 2003, the aggregate contractual obligations and commitments are:

                                                                     Payments Due by Period
                                                ---------------------------------------------------------------
                                                Less than 1       1 to 3       4 to 5     After 5
Contractual Obligations                             Year           Years        Years      Years      Total
                                                ------------    ----------   ---------    --------  -----------
Total Deposits                                  $    238,459    $   59,923   $   6,669    $    743  $   305,794
Long-Term Borrowings                                   1,176         4,299      10,000      71,551       87,026
Subordinated Debentures                                  -0-           -0-         -0-      12,450       12,450
Annual Rental / Purchase Commitments
  Under Noncancelable Leases / Contracts                 125            80         -0-         -0-          205
                                                ------------    ----------   ---------    --------  -----------
TOTAL                                           $    239,760    $   64,302   $  16,669    $ 84,744  $   405,475
                                                ============    ==========   =========    ========  ===========
Other Commitments

Letters of Credit                               $     14,498           -0-         -0-         -0-  $    14,498
Commitments to Extend Credit                          77,521           -0-         -0-         -0-       77,521
Credit Card Commitments                                3,381           -0-         -0-         -0-        3,381
                                                ------------    ----------   ---------    --------  -----------
TOTAL                                           $     95,400    $      -0-   $     -0-    $    -0-  $    95,400
                                                ============    ==========   =========    ========  ===========

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAPITAL AND REGULATORY

During 2003, total capitalization decreased by $9.8 million, as a result of the net loss of $9.6 million, the decrease in the unrealized gain on securities available for sale of $.2 million, and principal payment on borrowings of $.8 million.

The following table details sources of capital for the three years ended December 3, 2003:

                                             2003            2002            2001
                                           ---------       ---------      ----------
CAPITAL STRUCTURE
Long-term debt (1)                         $  12,450       $  12,450      $   12,450
Shareholders' equity                          10,700          20,502          47,889
                                           ---------       ---------      ----------
Total capitalization                       $  23,150       $  32,952      $   60,339
                                           ---------       ---------      ----------
Tangible equity                            $  21,557       $  30,811      $   54,102
                                           ---------       ---------      ----------
INTANGIBLE ASSETS
Subsidiaries:
   Goodwill                                $       -       $       -      $    3,536
   Core deposit premium                        1,067           1,587           2,118
   Other identifiable intangibles                526             554             583
                                           ---------       ---------      ----------
Total intangibles                          $   1,593       $   2,141      $    6,237
                                           ---------       ---------      ----------

RISK-BASED CAPITAL
Tier I capital:
  Shareholders' equity                     $  10,700       $  20,502      $   47,889
  Net unrealized gains (losses) on
   available for sale securities              (1,027)         (1,242)           (160)
   Minority interest                           2,785           5,706          12,507
   Less: intangibles                          (1,593)         (2,141)         (6,237)
                                           ---------       ---------      ----------
   Total Tier I capital                    $  10,865       $  22,825      $   53,999
                                           ---------       ---------      ----------
Tier II Capital:
   Allowable reserve for loan losses       $   4,016       $   5,605      $    6,149
   Qualifying long-term debt                   9,734           6,803               0
                                           ---------       ---------      ----------
    Total Tier II capital                     13,750          12,408           6,149
                                           ---------       ---------      ----------
    Total capital                          $  24,615       $  35,233      $   60,148
                                           =========       =========      ==========
Risk-adjusted assets                       $ 303,284       $ 431,067      $  487,642
                                           =========       =========      ==========
Capital ratios:
   Tier I Capital to risk weighted assets       3.58%           5.30%          11.07%
   Total Capital to risk weighted assets        8.12%           8.17%          12.33%
   Tier I Capital to average assets             2.48%           3.83%           8.44%

(1) Long term debt in the Corporation's subordinated debentures.

As a bank holding company, the Corporation is required to maintain certain levels of capital under government regulation. There are several measurements of regulatory capital and the Corporation is required to meet minimum requirements under each The federal banking regulators have also established capital classifications beyond the minimum measurement. requirements in order to risk-rate deposit insurance premiums and to provide trigger points for prompt corrective action in the event an institution becomes financially As of December 31, 2003, the Corporation was below the minimum troubled. for Capital adequacy purposes and the Bank did not meet the Capital requirements of the Order. See discussions on the following pages of the regulatory requirements and the Corporation's plans for increasing its capital ratios.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Regulatory capital is not the same as shareholders' equity reported in the accompanying financial statements. Certain assets cannot be considered assets for regulatory purposes. The Corporation's acquisition intangibles and a portion of the deferred tax asset are examples of such assets.

Presented below is a summary of the Corporation's consolidated capital position in comparison to generally applicable regulatory requirements:

                                                                    Tier I           Tier I             Total
                                                                   Capital to      Capital to        Average Risk
                                                                    Average      Risk Weighted       Risk Weighted
                                                                     Assets           Assets            Assets
                                                                   ----------    -------------       -------------
Regulatory minimum for capital adequacy purposes                         4.0%             4.0%                8.0%

The Corporation:

  December 31, 2003                                                      2.5%             3.6%                7.2%
  December 31, 2002                                                      3.8%             5.3%                8.2%

The capital levels include adjustment for the capital, or trust preferred securities, issued in May 1999, subject to certain limitations. Federal Reserve guidelines limit the amount of trust preferred securities which can be included in Tier I capital to 25% of total Tier I capital. As of December 31, 2003, $2,785,000 of the $12,450,000 of capital securities were available as Tier I capital of the Corporation. As of December 31, 2002, $5,706,000 qualified as Tier I capital.

In October, 2001, the Bank was notified by the FDIC that it is a "troubled institution" within the meaning of FDIC regulations. As a troubled institution, the Bank is required to notify the FDIC 30 days prior to the addition or replacement of a Board member and the employment or changes in responsibilities of a senior executive officer.

In September, 2002, a regularly-scheduled safety and soundness examination of the Bank was conducted by its principal regulators, the Michigan Office of Financial and Insurance Services ("OFIS") and the FDIC. During the course of that examination, the FDIC, the OFIS, and the Federal Reserve Bank of Chicago ("FRB") requested that the Corporation and the Bank take certain actions, including suspending the payment of dividends and conserving the liquidity of the Corporation.

In response to the concerns expressed by the regulators, the Board of Directors of the Corporation and the Bank adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by the Corporation or the Bank, and suspension of interest payments by the Corporation in connection with its trust preferred securities.

The agreements relating to the trust preferred securities allow for the suspension of payments for up to 20 quarters. Therefore, the suspension of the interest payments does not violate the agreement. However, while interest payments are suspended, no dividends can be paid on the Corporation's common stock.

Following the completion of the 2002 regularly-scheduled safety and soundness examination of the Bank by the FDIC and the OFIS, and the Bank's receipt of the related Joint Report of Examination ("Report"), the FDIC and the OFIS, with the consent of the Bank, on March 26, 2003, entered a formal Cease and Desist Order (the "Order") under Federal and State banking laws. The Order was reported on the Corporation's Form 8K filed on April 9, 2003 and is available on the FDIC website www.FDIC.Gov. The Order became effective on April 5, 2003, and will remain in effect until modified or terminated by action of the FDIC and the OFIS. The Order identified deficiencies in the Bank's policies and procedures, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board of Governors of the Federal Reserve System (the "Board"), the FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The Order also requires the Bank to maintain specified capital ratios during the life of the Order.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Corporation has addressed all areas of the Order and has made progress in correcting all administrative and management deficiencies. The Bank has adopted new policies for liquidity, investment and asset liability management. To operate within the requirements of the Order regarding lending functions, management has revamped current practices and procedures related to credit underwriting, credit administration and problem loan management and is believed to be operating within the requirements of the Order. The above changes were initiated by a new management team, which was put in place, as a requirement of the Order, during the second half of 2003. Progress has been made and continues to be made from the actions initiated by this new management team in a relatively short time frame; however, the Corporation and Bank are not in compliance with the Order as it relates to Capital adequacy.

As of December 31, 2003, the Bank's capital ratios do not meet the minimum requirements of the Order. Noncompliance with the minimum capital requirements and/or other requirements of the Order may impact the ability of the Corporation and the Bank to remain as ongoing operating entities.

The Order imposes specific prohibitions and limitations on the Bank and its directors regarding certain matters. Without the prior approval of the FDIC and the OFIS, the Bank may not (i) enter into any material transaction that is not in the ordinary course of business (including any material acquisition or disposition of assets), (ii) declare or pay any cash dividend, (iii) extend any credit, directly or indirectly, to any borrower obligated to the Bank on any credit which has been charged off or classified loss by bank examiners so long as such credit remains uncollected, or (iv) authorize any "golden parachute" payment to any person, within the meaning of the applicable FDIC regulation. In addition, the Bank is required to notify the FDIC and the OFIS in writing of any change in the Bank's directors or senior executive officers, and to obtain the prior approval of the FDIC and OFIS of the addition of any person as a director or senior executive officer of the Bank. The Bank is also prohibited from permitting its former Chairman and director, Ronald G. Ford, from negotiating or making any loan, overdraft, or extension of credit, serving as a member of the Bank's loan committee, or participating in credit underwriting, other than voting as a director on matters presented to the Board of Directors.

The Order requires the Bank and its directors to take specific steps, within time periods specified in the Order, to address the operational deficiencies, including certain violations of law and regulations, identified by the FDIC and the OFIS in the Order and the Report. Among other things, the Bank must establish, and submit to the FDIC and the OFIS for comment, written plans (i) to reduce the Bank's risk position with respect to certain classified loans identified in the Report or any subsequent Report of Examination during the life of the Order, (ii) to reduce identified loan concentrations, (iii) to reduce and collect delinquent loans, (iv) to eliminate the classified amounts of loans to directors, executive officers, principal shareholders of the Bank and their respective related interests, (v) to address the Bank's relationship of volatile liabilities to temporary investments, rate sensitivity objectives, and asset/liability management, (vi) setting forth the Bank's strategic plan, including financial goals and strategies to maintain adequate capital and liquidity, to reduce problem loans, and to attract and keep qualified management, (vii) covering the policies and procedures for review and approval of reimbursement of customer entertainment and business development expenses of the Bank's directors, officers and employees, (viii) for a realistic budget for calendar year 2003 and each subsequent year during the life of the Order, including strategies to improve the Bank's net interest margin, (ix) to reduce the Bank's portfolio of other real estate owned as a result of foreclosure or surrender of collateral for loans, and (x) to address procedures for the directors to monitor, and management to implement, the requirements of the Order.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Further actions the Bank must take within periods specified in the Order include correcting all deficiencies noted in the Report with respect to certain categories of loans, and all technical exceptions and all violations of law noted in the Report. The Bank's loan committee, which must include at least three outside directors who are independent of management and any principal shareholder, is required to meet at least monthly, and to act with respect to specified categories of loans and loan applications, including all such applications involving directors and executive officers of the Bank and their respective related interests. The Bank's Board of Directors is required to review and revise the Bank's written loan policy, to submit the revised policy to the FDIC and OFIS for review and comment, and to conduct an annual review of the policy. The Bank's Board of Directors is also required to review and revise the Bank's investment policy, and to submit the revised policy for comment to the FDIC and the OFIS. The Order mandates the Bank's Board of Directors (i) to adopt resolutions acknowledging the Bank's designation as a troubled institution by the FDIC, (ii) to review all agreements for the provision of goods and services between the Bank and any of its current or former directors, officers, or employees, and their respective related interests, and to determine whether such agreements remain in the best interest of the Bank, and (iii) to seek restitution from Ronald G. Ford of all amounts paid by the Bank pursuant to the Chairman Agreement entered into as of April 12, 2002, between Mr. Ford and the Corporation. The Order also requires the Bank to submit to the FDIC and the OFIS written reports regarding its progress under the Order, signed by each director of the Bank, every three months following the effective date of the Order.

If the Bank fails or is unable to timely comply with the Order, there could be material adverse effects on the Bank and the Corporation. Since the entry of the Order, the Bank has not been in compliance with the minimum capital ratios specified in the Order. There can be no assurances that the Corporation can take steps in the time limits prescribed by the Order to restore the Bank's capital ratios to the required levels and has not done so as of the date of this report.

The Corporation and the Bank have been addressing the requirements of the Order as the Board of Directors and management believe it is in the best interests for the long-term financial health of the Corporation to address the issues promptly.

The Order requires development of a comprehensive strategic plan, financial plan, and profit plan. The development of these plans will provide the Board of Directors and management with a road map to strengthen the Corporation in many areas, reduce risk, improve liquidity, and return the Corporation to profitability. By implementing these strategic plans, improved policies and resolution of nonperforming assets, the Corporation believes it can more effectively serve its customers, grow in its markets, return to profitability, and increase shareholder value.

Addressing the requirements of the Order, carrying out the objectives of the strategic plan, and returning the Corporation to profitability required the strengthening of the executive management team. During 2003, the Corporation added management with experience in turnaround situations, loan portfolio, credit and problem loan administration, and financial management expertise commensurate with the issues the Corporation must address. The addition of management may increase expense in the short term. However, the additional management expertise is expected to help the Corporation resolve many of its issues more quickly, and improve customer service and financial performance.

The Board of Directors is further required to address the overall asset/liability management practices of the Bank, interest rate risk management, and liquidity management. Strengthening the Bank's policies, risk limits, and procedures in these areas should increase overall liquidity and consistency of income through interest rate cycles and reduce risk to capital.

IMPACT OF INFLATION AND CHANGING PRICES

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and results of operations in historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Corporation's operations. Nearly all the assets and liabilities of the Corporation are financial, unlike industrial or commercial companies. As a result, the Corporation's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. The Corporation's ability to match the interest sensitivity of its financial assets to the interest sensitivity of its financial liabilities tends to minimize the effect of changes in interest rates on the Corporation's performance. Changes in interest rates do not necessarily move to the same extent as changes in the price of goods and services.

                              GENERAL INFORMATION

       BOARD OF DIRECTORS                               OFFICERS                     CONTACT INFORMATION
-------------------------------------            ------------------------     -----------------------------------
C. JAMES BESS (1)                                C. JAMES BESS                NORTH COUNTRY FINANCIAL CORP.
President and Chief Executive Officer            President                    130 South Cedar Street
North Country Financial Corporation              Chief Executive Officer      Manistique, MI 49854
North Country Bank and Trust                     Employed Since: 2003         (906) 341-8401
Director Since: 2003                                                          (800) 200-7032

DENNIS BITTNER (1)                               JANI BLAKE                   SHAREHOLDER INFORMATION
Owner and President                              Executive Vice President     For assistance with questions,
Bittner Engineering, Inc.                        Chief Operating Officer      please contact Investor Relations
Director Since: 2001                             Employed Since: 2002         (800) 200-7032

BERNARD A. BOUSCHOR (1)                          KELLY GEORGE                 DIVIDEND REINVESTMENT PLAN
Tribal Chairman                                  Senior Vice President        AGENT
Sault Tribe of Chippewa Indians                  Chief Lending Officer        Registrar and Transfer Company
Director Since: 1996                             Employed Since: 2003         (800) 368-5948

RONALD G. FORD (3)                               ERNIE KRUEGER                STOCK TRANSFER AGENT
Retired                                          Vice President               For questions regarding transfer of
Director Since: 1987                             Controller                   stock, please contact Registrar and
                                                 Employed Since: 2003         Transfer Company
                                                                              (800) 368-5948

STANLEY J. GEROU II (1)                          JOSEPH PETTERSON
Owner and President                              Executive Vice President
Days Inn and Comfort Inn (Munising)              Chief Financial Officer
Gerou Excavating, Inc.                           Employed Since: 2003
Director Since: 1989

THOMAS KING (2)
Retired
Director Since: 2003

JOHN LINDROTH (1)
President
Superior State Agency, Inc.
Director Since: 1987

STEVE MADIGAN (1)
Owner and President
Madigan-Pingatore Insurance Services
Director Since: 2001

ANTHONY MAZZALI (2)
Owner and President
Capital Assets Advisory Services
Director Since: 2003

SPENCER SHUNK (1)
Owner
Shunk Furniture
Director Since: 2001

(1) Denotes Directors of North Country Financial Corporation and North Country Bank and Trust

(2)      Denotes Directors of North Country Bank and Trust only.

(3)      Denotes Directors of North Country Financial Corporation only.

                            NORTH COUNTY BANK TRUST
                                BRANCH LOCATION

        GAYLORD                                   STEPHENSON                             PENDING CLOSURES
145 North Otsego Avenue                      245 Menominee Street
   Gaylord, MI 49735                         Stephenson, MI 49887
    (989) 732-3750                              (906) 753-2225                              BOYNE CITY
                                                                                         128 Water Street
        KALEVA                                                                         Boyne City, MI 49712
  14429 Wouski Avenue                            SOUTH RANGE                              (231) 582-2098
   Kaleva, MI 49645                         47 Trimountain Avenue                      TARGET DATE: 5/7/04
    (231) 362-3223                          South Range, MI 49963
                                                (906) 482-1170

                                                                                             CADILLAC
      MANISTIQUE                                                                    218 South Mitchell Street
130 South Cedar Street                          TRAVERSE CITY                           Cadillac, MI 49601
 Manistique, MI 49854                      3530 North Country Drive                       (231) 876-3400
    (906) 341-8401                         Traverse City, MI 49684                     TARGET DATE: 5/7/04
                                                (231) 929-5253

    MARQUETTE MAIN                                                                           CALUMET
300 N. McClellan Street                                                             56730 Calumet Ave. Suite L
  Marquette, MI 49855                        PENDING BRANCH SALES                       Calumet, MI 49913
    (906) 226-5000                                                                        (906) 337-2801
                                                                                       TARGET DATE: 5/7/04

                                                   ALANSON
  MARQUETTE PRESQUE ISLE                      6230 River Street
    1400 Presque Isle                         Alanson, MI 49706                      SAULT STE. MARIE CASCADE
   Marquette, MI 49855                          (231) 548-2922                       4250 I-75 Business Spur
      (906) 228-3640                         TARGET DATE 5/31/04                    Sault Ste. Marie, MI 49783
                                                                                          (906) 632-2020

         MUNISING                                  ESCANABA                            TARGET DATE: 5/14/04
 301 East Superior Street                   837 North Lincoln Road
    Munising, MI 49862                        Escanaba, MI 49829                          TRAVERSE CITY
      (906) 387-3931                            (906) 789-7991                        333 East State Street
                                             TARGET DATE: 5/31/04                    Traverse City, MI 49684
         NEWBERRY                                                                         (231) 995-6600
   414 Newberry Avenue                          IRON MOUNTAIN                          TARGET DATE: 5/14/04
    Newberry, MI 49868                     1890 S. Stephenson Ave.
      (906) 293-5165                       Iron Mountain, MI 49801
                                                (906) 779-2141
        ONTONAGON                            TARGET DATE: 5/31/04

     601 River Street
   Ontonagon, MI 49953                            MANCELONA
      (906) 884-4115                      625 North Williams Street
                                             Mancelona, MI 49659
          RIPLEY                                (231) 587-9144
      106 Royce Road                         TARGET DATE: 5/31/04
    Hancock, MI 49930
      (906) 482-1269
  SAULT STE. MARIE MAIN
     138 Ridge Street
Sault Ste, Marie, MI 49783
      (906) 635-3992

                                                                      EXHIBIT 14

NORTH COUNTRY FINANCIAL CORPORATION -- BUSINESS CONDUCT AND CODE OF ETHICS
POLICY
--------------------------------------------------------------------------------

Organizational Functional Area:                        Executive

Policy For:                                            Business Conduct and
                                                       Code of Ethics

Board Approved:                                        March 2004
Last Revision Date:                                    March 2004

Department/Individual Responsible
For Maintaining/Updating Policy:                       C. James Bess
--------------------------------------------------------------------------------

INTRODUCTION:
This Code of Business Conduct and Ethics covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, officers and directors of the North Country Financial Corporation and its subsidiaries (NCFC). All of our employees, officers and directors must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. The Code should also be provided to and followed by agents and representatives and consultants of NCFC.

If a law conflicts with a policy in this Code, you must comply with the law; however, if a local custom or policy conflicts with this Code, you must comply with the Code. If you have any questions about these conflicts, you should ask your supervisor how to handle the situation.

Employees who violate the standards in this Code will be subject to disciplinary action, which depending on the severity of the situation may include dismissal. If you are in a situation, which you believe may violate or lead to a violation of this Code, follow the guidelines described under the "Compliance Procedures" section of this Code.

REGULATORY RISK ISSUE:
Receiving or soliciting gifts to influence a financial transaction is strictly prohibited and may result in stiff penalties. The Bank Bribery Act of 1984 increased the urgency for financial institutions to educate all of their employees against participating in such transactions, by creating substantial penalties. The Bank Bribery Act and the adoption of Regulation O or the Financial Institutions Regulatory Act (FIRA) underscored the need for sufficient policy regarding proper employee/customer relationships.

MAJOR POLICY ELEMENTS:
 - Guidelines for employees to use "reasonable" standard regarding normal amenities when conducting business
 - Disclosure of business and other relationships that may result in conflicts of interest

 - Prevention of possible compromising situations through prior knowledge and proper handling

 - Preservation of respectability

STATEMENT OF NEED AND DEFINITION:
The board of directors acknowledges the risk that conflicts of interest may arise in obtaining persons involved in the business and civic community to act as directors, senior officers, and employees of the bank. Due to the worth of such persons in attracting and maintaining business relationships, the board feels it prudent to adopt a conflict of interest policy.

THE PURPOSE:
Realizing excessive activities, gratuities and access to information my lead to conflicts of interest for employees, directors, and principal shareholders, the bank has developed this policy to prevent a loss of objectivity by requiring appropriate trustworthy conduct.

CONFLICTS OF INTEREST:
A "conflict of interest" exists when a person's private interest interferes or appears to interfere with the interests of NCFC. A conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

The general objective of this policy is to require immediate disclosure of any potential conflict of interest and to prevent such a situation from rising. Adherence to this policy should prevent the development of improper relationships between financial institution directors, officers, employees, and the customers they serve.

SPECIFIC GOALS:
The specific goals of this policy are to:
 - Establish a monetary limit on nominal gifts and gratuities
 - Describe situations in which possible conflicts of interest may occur
 - Require proper conduct of all employees and directors
 - Require reporting of conflicts to superiors
 - Provide written disclosures of business interests.

POLICY ELEMENTS:
DEFINITIONS:
For the purposes of this policy, the following definitions apply:

Officer or Employee        A part time or full time salaried officer or employee
                           of North Country Bank and Trust

Gift May include cash or property, special discounts, price concessions, special personal items, special personal entertainment (other than of a normal social nature), special personal services, gratuitous personal services, personal favors, or special dispensations of any kind that could be attributed to the recipient's position or responsibilities with the bank.

Immediate Family           Spouse, minor child, and or other dependent of the
                           officer, employee, or director

*For definitions of company, control of a company, control of a bank, and principal shareholder and/or related interest, refer to 12 CFR 215, Regulation O.

POLICY STATEMENT:
Due to the increased number of financial institution failures resulting from self-dealing, fraud, and misconduct of directors, management, and employees, the board of directors of North Country Bank and Trust intends to hold its employees and directors to this strict code of ethics and to require reporting of conflicts of interest. Individuals associated with this bank have a primary responsibility to uphold its standards.

Failure to comply with all policies herein described may result in the termination of employment.

All employees and representatives of the bank are required to act in a responsible and respectable manner and to remain free of influences that may result in the loss of objectivity regarding business conducted with the bank's customers or with the bank itself. Each employee must disclose and avoid any interests or activities involving another organization or individual that may result in a conflict of interest between the bank and that organization or individual.

While this policy does not intend to interfere with the personal lives of employees and representatives, it requires those persons to recognize situations where conflicts of interest may arise and to avoid them when possible. If these situations cannot be avoided, they must be reported immediately to a direct superior. Subsequently, the employee or representative should remove himself or herself from any compromising situations, whether it involves advising the other person or entity or approving or voting on extensions of credit.

CONFIDENTIAL INFORMATION:
All employees and directors must acknowledge that all information concerning bank, customer, depositor, and director information is considered confidential and is to be used for bank purposes only. The use of such information for personal, familial, or other gain is unethical and illegal under securities rulings and the National Bank Act. Information regarding any business conducted cannot be disclosed to outside individuals (unless authorized by the bank or its customer, etc.) and may not be used for personal gain.

Use of confidential information for other than the bank's business purposes may result in disclosure of insider information. Insider information is defined as information of a material nature used to affect the price of stock involved. Insider information may not be used to purchase, trade, or solicit securities until that information is available to the general public.

In addition, all published information (both for internal and external use), developed programs, equipment, etc. are the property of the bank and are reserved for use by employees of the bank. Use of these materials for any other purpose may constitute copyright infringement and theft.

INSIDER TRADING:
Directors, officers and employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of our business. All non-public information about NCFC or our customers should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is not only unethical but also illegal.

The employees of the bank are encouraged to purchase and hold stock of the bank for long-term investment. While the bank may not delve into the personal lives of its employees, employment in a bank requires prudent and proper conduct in investment and other situations. Speculation or trading in the stock of the bank is prohibited, as is the purchase or sales based on insider information, as previously discussed.


GIFTS AND ENTERTAINMENT:
Business should be done on an "arms-length basis". The purpose of business entertainment and gifts in a commercial setting is to create good will and sound working relationships, not to gain unfair advantage with customers. No gift or entertainment should ever be offered, given, provided or accepted by any NCFC employee, family member of an employee or agent unless it: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations.

The Federal Bank Bribery Law prohibits the receipt or solicitation of gifts if given or solicited corruptly with the intent to influence or reward bank employees in connection with any business or transaction of the bank or Company. Violations of this law are felonies and are punishable by imprisonment up to five years, as well as substantial monetary penalties. Please discuss with your supervisor any gifts or proposed gifts which you are not certain are appropriate.

Employees of the bank are not to solicit gifts from prospective or current customers, associates, or any other individual or business. Any gifts received shall be of nominal value. Nominal value is considered to by anything below $25.00.

Employees of the bank are expected to participate in entertainment and amenities of reasonable cost to facilitate business. Payment by anyone other than the bank of excessive costs or travel not customary or within acceptable business practice must not be accepted. Any questionable circumstances must be reported to your immediate supervisor.

Tickets for sporting, cultural, or other events purchased by the bank are to be used in entertaining potential or actual customers, vendors, or others for business purposes only. If it is determined three or four days before the event that the tickets will not be used, an officer may offer them to someone else at his or her discretion.

EXTERNAL INVOLVEMENT:
While the bank encourages its employees to be involved in outside activities, including charitable and political functions, federal law prohibits the bank from making political contributions. At no time will employees solicit other employees for political contributions or coerce others into contributing to any organization. Conduct must not give the perception that benefit to the bank or connections are sought or desired.

Additionally, offers of directorship to any outside organization that has or desires a business relationship with the bank, or to any institution within the financial industry, must be reported to executive management, prior to acceptance.

Capitalizing on opportunities for personal gain or compensation outside of that provided by the bank for the performance of services for the bank is strictly prohibited. Employment outside and in addition to employment at the bank must be reported to your immediate supervisor.

CONSULTATION:
Refer any questions regarding proper code of conduct to an immediate supervisor or executive management. Actions or acceptance of gifts that are not specifically mentioned above must be reviewed as to intent and purpose. Employees should ask themselves: "If a situation were to be made public, would my conduct be embarrassing or come into question?"

CONDUCT OF INSIDERS:
12CFR & 215, or federal Regulation O, defines "insiders" as directors, executive officers, and principal shareholders. These people must take care that their conduct does not violate rules relating to self-dealing and personal gains. At no time are members of this group allowed to take advantage of their position with the bank for personal profit or influence over credit and other decisions with regard to their business or personal interests.

Directors and officers are prohibited from being involved in the loan approval process of insiders who may benefit directly or indirectly from the decision to grant credit. This prohibition extends to professional relationships with any company or firm receiving benefit as a result of the decision to grant credit.

Decisions regarding the sale or purchase of bank assets and services must be made in the best interests of the bank, with no influence on insiders resulting from gifts, entertainment, or gratuities. All conduct of such business must be at "arm's length."

DISCLOSURES:
Employees and officers of the bank must make annual disclosures of any relationships, receipt of gifts, compensation, or other situations leading to possible conflicts in the following manner:
- Employees report to immediate supervisor
- Officers report to president or chief operating officer
- Directors, president and chief executive officer report to the board of directors
Directors, principal shareholders, and executive officers must make annual disclosures to the entire board of any actual and potential conflicts of interest and any potential conflicts of their related interests.

RECORDKEEPING/PERSONAL TRANSACTIONS:
NCFC requires honest and accurate recording and reporting of information in order to make responsible business decisions.

Personal financial obligations should be handled in an exemplary fashion. Personal transactions must be completed through normal distribution channels (e.g., ATM, teller). Employees cannot perform transactions to their own accounts, including submitting these transactions with daily department proof work.

Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the Accounts Payable Department. Rules and guidelines are also available from the Accounting Department.

All of NCFC's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect NCFC's transactions and must conform both to applicable legal requirements and to NCFC's system of internal controls. Unrecorded or "off-the-books" funds or assets should not be maintained unless permitted by applicable law or regulation.

Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to NCFC's record retention policies.

All employees are encouraged to maintain their bank accounts at the bank to allow the bank to provide service and direct deposit of payroll checks. However, under no circumstances will the bank pay a rate of interest in excess of the rate available to all customers.

All applicable fees, including overdraft charges, will be assessed on all accounts of directors, principal shareholders, and executive officers. At no time will overdraft fees be waived.

CONSEQUENCES OF NONCOMPLIANCE:
As previously stated, failure to comply with this policy may result in the termination of employment. The action taken will be commensurate with the seriousness of the conduct and an evaluation of the situation.

All violations of this policy will be brought to the attention of the board of directors. An officer who is the direct or indirect supervisor of an employee that has failed to comply with the policy may terminate the employment of the person involved.

COMPLIANCE PROCEDURES:
As a NCFC employee, you have a continuing responsibility to follow the standards of this Code both at work and in your personal actions with others, whether they are a disinterested observer, customer, supplier, shareholder, acquaintance, examiner or a government representative.

We must all work to ensure prompt and consistent action against violations of this Code. However, in some situations it is difficult to know right from wrong. Since we cannot anticipate every situation that will arise, it is important that we have a way to approach a new question or problem. These are the steps to keep in mind:

-- Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

-- Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

-- Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

-- Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be knowledgeable about the question, and will appreciate being brought into the decision-making process.

-- Seek help from Company resources. In the rare case where it may not be appropriate to discuss an issue with your supervisor or where you do not feel comfortable approaching your supervisor with your question, discuss it locally with your manager. If that is not appropriate, you may contact Corporate Human Resources at (906) 341-7270, or if you prefer to write, address your concerns to the Director of Corporate Human Resources at 130 S. Cedar Street, Manistique, Michigan 49854.

-- You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. NCFC does not permit retaliation of any kind against employees for good faith reports of ethical violations.

-- Always ask first, act later. If you are unsure of what to do in any situation, seek guidance before you act.

Management is responsible for developing and implementing procedures to ensure proper disclosure as required by this policy. Management is also responsible for maintaining documentation of compliance with this policy.

On an annual basis, the audit department will conduct a review of procedures, documentation, and minutes of the board of directors meeting to test for compliance with this policy. It will report its findings to the audit committee of the board of directors.

EXHIBIT 21 - SUBSIDIARIES OF NORTH COUNTRY FINANCIAL CORPORATION

              First Manistique Agency - 100% owned
              (incorporated as a Michigan corporation)

              First Rural Relending Company - 100% owned
              (incorporated as a Michigan corporation)

              North Country Financial Group -- 100% owned
              (incorporated as a Michigan corporation)

              North Country Capital Trust -- 100% owned
              (organized as a Delaware business trust)


              North County Bank and Trust - 100% owned
              (incorporated as a Michigan banking corporation)

                  Subsidiaries of North Country Bank and Trust

                  NCB Real Estate Company -- 100% owned
                  (incorporated as a Michigan corporation)

                  American Financial Mortgage Corporation -- 100% owned (incorporated as a Michigan corporation)

                  North Country Mortgage Company LLC -- 99.9% owned (incorporated as a Michigan corporation)

                  North Country Employee Leasing Company LLC -- 51% owned (incorporated as a Michigan corporation)


North Country Financial Corporation directly owns the first five subsidiaries listed above. North Country Bank and Trust owns the remaining four subsidiaries.

Exhibit 23.1 -- Consent of Independent Public Accountants


                          Independent Auditor's Consent



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-75959, 333-75961 and 333-76180) and Form S-3 (No. 33-61533)
of North Country Financial Corporation and Subsidiaries of our report dated March 24, 2004 on the financial statements of North Country Financial Corporation and Subsidiaries for the year ended December 21, 2003, appearing in the North Country Financial Corporation 2003 Annual Report to Shareholders which is incorporated by reference into this Form 10-K.


/s/  Plante & Moran, PLLC

Plante & Moran, PLLC





Grand Rapids, Michigan
March 24, 2004

Exhibit 23.2 -- Consent of Independent Public Accountants



                          Independent Auditor's Consent



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-61533, 333-75959, 333-75961, and 333-76180) of North Country
Financial Corporation of our report dated January 25, 2002, relating to North Country Financial Corporation and Subsidiaries and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year ended December 31, 2001, which report is included in the 2003 Annual Report of North Country Financial Corporation and to the continued reference to our firm as experts in the prospectus which is a part of the Registration Statements.



/s/  Wipfli Ullrich Bertelson LLP

Wipfli Ullrich Bertelson LLP





Appleton, Wisconsin
March 24, 2004

                                                                      EXHIBIT 31

                       RULE 13(A) -- 14(A) CERTIFICATIONS

I, C. James Bess, President and Chief Executive Officer of North Country Financial Corporation certify that:

1. I have reviewed this report on Form 10-K of North Country Financial Corporation (the "registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):


     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:    March 24, 2004                   /s/ C. James Bess
                                          ------------------------------------
                                          C. James Bess
                                          President and Chief Executive Officer
                                          (principal executive officer)

I, Joseph E. Petterson, Executive Vice President and Chief Financial Officer of North Country Financial Corporation, certify that:

1. I have reviewed this report on Form 10-K of North Country Financial Corporation (the "registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:    March 24, 2004                     /s/ Joseph E. Petterson
                                            -------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (principal financial officer)

                                                                    EXHIBIT 32.1

                       NORTH COUNTRY FINANCIAL CORPORATION
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C ss. 1350, and accompanies the annual report on Form 10-K for the year ended December 31, 2003, (the "Form 10-K") of North Country Financial Corporation (the "Issuer").

     I, C. James Bess, President and Chief Executive Office of the Issuer, certify that:

         (1) The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934
              (15 U.S.C. 78m(a) or 78o(d)); and
         (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Issuer.


/s/ C. James Bess
------------------------------------
C. JAMES BESS
President and Chief Executive Officer
(chief executive officer)
March 24, 2004

                                                                    EXHIBIT 32.2

                       NORTH COUNTRY FINANCIAL CORPORATION
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C ss. 1350, and accompanies the annual report on Form 10-K for the year ended December 31, 2003, (the "Form 10-K") of North Country Financial Corporation (the "Issuer").

     I, Joseph E. Petterson Executive Vice President and Chief Financial Officer of the Issuer, certify that:

         (1) The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934
              (15 U.S.C. 78m(a) or 78o(d)); and
         (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

 /s/ Joseph E. Petterson
--------------------------------------------
Joseph E. Petterson
Executive Vice President and Chief Financial Officer
(chief financial officer)
March 24, 2004

                                   APPENDIX F

                 NORTH COUNTRY'S QUARTERLY REPORT ON FORM 10-Q/A

                                  See attached.

                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q/A
                                AMENDMENT NO. 1
                 [X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2004

                                       OR

                 [ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                     For the transition period from <> to <>

                         Commission file number: 0-20167

                       NORTH COUNTRY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

              MICHIGAN                                  38-2062816
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

    130 SOUTH CEDAR STREET, MANISTIQUE, MI              49854
   (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (800) 200-7032

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, (or for such shorter periods that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes [X]  No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act).

                                    Yes [ ]  No [X]

As of June 30, 2004, there were outstanding 7,019,152 shares of the registrant's common stock, no par value.

EXPLANATORY NOTE

North Country Financial Corporation files this Amendment No. 1 on Form 10-Q/A to amend its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on August 2, 2004. In this Amendment No. 1, North Country Financial Corporation hereby amends Part I, Items 2 and 4, and Part II, Items 4 and 6 of its Quarterly Report to do the following:
(1) correct the disclosure of average outstanding loan balances and related charge off percentages for the 6 and 12 month periods ended June 30, 2004 and December 31, 2003, respectively, as contained in Management's Discussion and Analysis of Financial Condition and Results of Operation; (2) correct disclosure regarding the amount of risk adjusted assets, Tier II capital components and make a rounding adjustment to Tier I capital ratio in the Capital Structure Table contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations; (3) provide disclosure regarding the absence of material changes to its internal controls; (4) include the results of the voting for the election of directors at the annual meeting of shareholders held on May 18, 2004; and (5) include as an exhibit the amendment to an employment agreement between the Corporation and C. James Bess, its President and Chief Executive Officer, dated May 18, 2004.

                       NORTH COUNTRY FINANCIAL CORPORATION
                                      INDEX

                                                                                                         Page No.
                                                                                                         --------
PART I.       Financial Information

     Item 1.      Financial Statements

                  Condensed Consolidated Balance Sheets -
                  June 30, 2004 (Unaudited) and December 31, 2003....................................        1

                  Condensed Consolidated Statements of Operations - Three and Six
                    Months Ended June 30, 2004 (Unaudited) and
                    June 30, 2003 (Unaudited)........................................................        2

                  Condensed Consolidated Statements of Changes in Shareholders'
                    Equity - Three and Six Months Ended June 30, 2004
                    (Unaudited) and June 30, 2003 (Unaudited)........................................        3

                  Condensed Consolidated Statements of Cash Flows -
                    Six Months Ended June 30, 2004 (Unaudited) and
                    June 30, 2003 (Unaudited)........................................................        4

                  Notes to Condensed Consolidated Financial
                    Statements (Unaudited)...........................................................        5

     Item 2.      Management's Discussion and Analysis of Financial
                    Condition and Results of Operations..............................................       12

     Item 3.      Quantitative and Qualitative Disclosures About Market Risk.........................       25

     Item 4.      Controls and Procedures............................................................       29

PART II.      Other Information

     Item 1.      Legal Proceedings..................................................................       30

     Item 4.      Submission of Matters to a Vote of Security Holders................................       33

     Item 6.      Exhibits and Reports on Form 8-K...................................................       34

     SIGNATURES......................................................................................       35

                       NORTH COUNTRY FINANCIAL CORPORATION
                          PART I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)

                                                                                    June 30,    December 31,
                                                                                      2004          2003
                                                                                   -----------  ------------
                                                                                   (Unaudited)
ASSETS
  Cash and due from banks                                                           $   5,707    $   7,433
  Federal funds sold                                                                    9,333       15,600
                                                                                    ---------    ---------
     Cash and cash equivalents                                                         15,040       23,033

  Interest-bearing deposits in other financial institutions                            15,726        6,048
  Securities available for sale                                                        64,552       84,774
  Federal Home Loan Bank stock                                                          4,652        4,544

  Total loans                                                                         233,032      297,846
     Allowance for loan losses                                                        (10,850)     (22,005)
                                                                                    ---------    ---------
  Net loans                                                                           222,182      275,841


  Premises and equipment                                                               12,430       13,747
  Other real estate held for sale                                                       3,557        4,356
  Other assets                                                                          6,903       10,196
                                                                                    ---------    ---------

     Total assets                                                                   $ 345,042    $ 422,539
                                                                                    =========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
     Non-interest-bearing deposits                                                  $  21,477    $  26,179
     Interest-bearing deposits                                                        214,169      279,615
                                                                                    ---------    ---------
     Total deposits                                                                   235,646      305,794

  Borrowings:                                                                          86,637       87,026
  Subordinated debentures                                                              12,450       12,450
  Other liabilities                                                                     4,424        6,569
                                                                                    ---------    ---------
     Total liabilities                                                                339,157      411,839

  Shareholders' equity:
     Preferred stock - No par value:
         Authorized - 500,000 shares, no shares outstanding                               -0-          -0-
     Common stock - No par value:
         Authorized - 18,000,000 shares
         Issued and outstanding - 7,019,152                                            16,175       16,175
     Accumulated deficit                                                               (9,769)      (6,502)
     Accumulated other comprehensive income (loss)                                       (521)       1,027
                                                                                    ---------    ---------

         Total shareholders' equity                                                     5,885       10,700
                                                                                    ---------    ---------

     Total liabilities and shareholders' equity                                     $ 345,042    $ 422,539
                                                                                    =========    =========

     See accompanying notes to condensed consolidated financial statements.

                                                                              1.

                       NORTH COUNTRY FINANCIAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except per Share Data)
                                   (Unaudited)

                                                      Three Months Ended         Six Months Ended
                                                           June 30,                  June 30,
                                                        2004       2003          2004        2003
                                                        ----       ----          ----        ----
Interest income:
  Interest and fees on loans:
     Taxable                                          $ 4,069    $ 5,071        $ 7,865    $ 10,712
     Tax-exempt                                           324        429            643         851
  Interest on securities:
     Taxable                                              574        520          1,272       1,212
     Tax-exempt                                            43         66             86         132
  Other interest income                                   143        160            263         312
                                                      -------    -------        -------    --------
     Total interest income                              5,153      6,246         10,129      13,219
                                                      -------    -------        -------    --------
Interest expense:
  Deposits                                              1,378      2,133          3,043       4,678
  Borrowings                                            1,189      1,213          2,370       2,412
  Subordinated debentures                                 119        123            238         245
                                                      -------    -------        -------    --------
     Total interest expense                             2,686      3,469          5,651       7,335
                                                      -------    -------        -------    --------

Net interest income                                     2,467      2,777          4,478       5,884
Provision for loan losses                                 -0-        -0-            -0-         -0-
                                                      -------    -------        -------    --------
Net interest income after provision for loan losses     2,467      2,777          4,478       5,884
                                                      -------    -------        -------    --------
Other income:
  Service fees                                            287        413            580         843
  Loan and lease fee income                                 4         11              9          38
  Net security gains                                      -0-        214            -0-         191
  Net gains on sale of loans                                8         51             20         106
  Gain on sale of property and equipment                   37         94             85         113
  Other                                                    18        356            371         769
                                                      -------    -------        -------    --------
     Total other income                                   354      1,139          1,065       2,060
                                                      -------    -------        -------    --------
Other expense:
  Salaries and employee benefits                        1,354      1,356          2,853       3,033
  Furniture and equipment expense                         235        355            493         721
  Occupancy expense                                       279        351            626         750
  Data processing                                         348        380            703         787
  Accounting, legal, and consulting fees                  572        836            978       1,666
  Loan and deposit expense                                600        334          1,093         908
  Telephone                                                19        364            232         697
  Advertising                                              26         95             43         144
  Other                                                   988      1,143          1,789       1,721
                                                      -------    -------        -------    --------
     Total other expense                                4,421      5,214          8,810      10,427
                                                      -------    -------        -------    --------

Loss before provision for income taxes                 (1,600)    (1,298)        (3,267)     (2,483)
Provision for income taxes                                -0-      1,359            -0-       1,679
                                                      -------    -------        -------    --------
Net loss                                              $(1,600)   $(2,657)       $(3,267)   $ (4,162)
                                                      =======    =======        =======    ========

Loss per common share:
  Basic                                               $  (.23)   $  (.38)       $  (.47)   $   (.59)
                                                      =======    =======        =======    ========
  Diluted                                             $  (.23)   $  (.38)       $  (.47)   $   (.59)
                                                      =======    =======        =======    ========

     See accompanying notes to condensed consolidated financial statements.

                                                                              2.

                       NORTH COUNTRY FINANCIAL CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                             (Dollars in Thousands)
                                   (Unaudited)

                                                      Three Months Ended         Six Months Ended
                                                           June 30,                  June 30,
                                                        2004       2003          2004        2003
                                                        ----       ----          ----        ----
Balance, beginning of period                          $ 9,371   $ 18,896        $10,700    $ 20,503

Net loss for period                                    (1,600)    (2,657)        (3,267)     (4,162)
Net unrealized gain (loss) on securities
 available for sale                                    (1,886)       100         (1,548)         (2)
                                                      -------    -------        -------    --------
     Total comprehensive income (loss)                 (3,486)    (2,557)        (4,815)     (4,164)

Dividends declared                                        -0-        -0-            -0-         -0-
                                                      -------    -------        -------    --------

Balance, end of period                                $ 5,885   $ 16,339        $ 5,885    $ 16,339
                                                      =======    =======        =======    ========

     See accompanying notes to condensed consolidated financial statements.

                                                                              3.

                       NORTH COUNTRY FINANCIAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                              Six Months Ended
                                                                                                  June 30,
                                                                                              2004        2003
                                                                                              ----        ----
Increase (decrease) in cash and cash equivalents:

   Cash flows from operating activities:
     Net loss                                                                               $ (3,267)   $ (4,162)
     Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
          Depreciation and amortization                                                          914       1,455
          Provision for impairment of intangible assets                                          -0-          60
          Provision for impairment of other real estate held for sale                             22         216
          Gain on sales of securities                                                            -0-        (191)
          (Gain) loss on sales of premises, equipment, and other real estate                     (33)       (113)
          FHLB stock dividend                                                                   (108)        (58)
          Change in other assets                                                               3,120       3,306
          Change in other liabilities                                                         (2,145)       (826)
                                                                                            --------    --------
     Net cash provided by (used in) operating activities                                      (1,497)       (313)
                                                                                            --------    --------
   Cash flows from investing activities:
     Net (increase) decrease in interest-bearing deposits in other financial institutions     (9,678)     (9,827)
     Purchase of securities available for sale                                               (10,000)        -0-
     Proceeds from sales of securities available for sale                                     20,000       6,543
     Proceeds from maturities, calls or paydowns of securities available for sale              8,494       6,131
     Net decrease in loans                                                                    49,997      71,858
     Purchase of premises and equipment                                                          (19)        (30)
     Proceeds from sales of premises, equipment, and other real estate                         5,247       2,459
                                                                                            --------    --------
   Net cash provided by investing activities                                                  64,041      77,134
                                                                                            --------    --------
   Cash flows from financing activities:
     Net decrease in deposits                                                                (70,148)    (84,046)
     Proceeds from issuance of debt                                                              100         -0-
     Principal payments on borrowings                                                           (489)       (332)
                                                                                            --------    --------
   Net cash used in financing activities                                                     (70,537)    (84,378)
                                                                                            --------    --------

Net change in cash and cash equivalents                                                       (7,993)     (7,557)
Cash and cash equivalents at beginning of period                                              23,033      43,792
                                                                                            --------    --------

Cash and cash equivalents at end of period                                                  $ 15,040    $ 36,235
                                                                                            ========    ========
Supplemental cash flow information:

Cash paid (refunded) for:
     Interest                                                                               $  5,929    $  7,854
     Income taxes                                                                                -0-        (500)

Noncash investing activities - Transfers of foreclosures from loans to other real estate       3,662       1,865

     See accompanying notes to condensed consolidated financial statements.

                                                                              4.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The unaudited condensed consolidated financial statements of North Country Financial Corporation (the "Corporation") have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 2004, are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The unaudited consolidated financial statements and footnotes thereto should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

      Allowance for Loan Losses

      The allowance for loan losses includes specific allowances related to commercial loans, which have been judged to be impaired. A loan is impaired when, based on current information, it is probable that the Corporation will not collect all amounts due in accordance with the contractual terms of the loan agreement. These specific allowances are based on discounted cash flows of expected future payments using the loan's initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

      The Corporation continues to maintain a general allowance for loan losses for loans not considered impaired. The allowance for loan losses is maintained at a level which management believes is adequate to provide for possible loan losses. Management periodically evaluates the adequacy of the allowance using the Corporation's past loan loss experience, known and inherent risks in the portfolio, composition of the portfolio, current economic conditions, and other factors. The allowance does not include the effects of expected losses related to future events or future changes in economic conditions. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require additions to the allowance for loan losses based on their judgments of collectibility.

      In management's opinion, the allowance for loan losses is adequate to cover probable losses relating to specifically identified loans, as well as probable losses inherent in the balance of the loan portfolio as of the balance sheet date.

      Stock Option Plans

      The Corporation sponsors three stock option plans. One plan was approved in 2000 and applies to officers, employees, and nonemployee directors. A total of 500,000 shares were made available for grant under this plan. The other two plans, one for officers and employees and the other for nonemployee directors, were approved in 1997. A total of 600,000 shares were made available for grant under these plans. Options under all of the plans are granted at the discretion of a committee of the Corporation's Board of Directors. Options to purchase shares of the Corporation's stock are granted at a price equal to the market price of the stock at the date of grant. The committee determines the vesting of the options when they are granted as established under the plan.

                                                                              5.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      The fair value of each option granted is estimated on the grant date using the Black-Scholes methodology. The following assumptions were made in estimating fair value for options granted for the six months ended June 30, 2003. There were no options granted in 2004.

                                           June 30,
                                            2003
                                            ----
Dividend yield                               0.00%
Risk-free interest rate                      1.25%
Weighted average expected life (years)        7.0
Expected volatility                         29.85%

      The weighted average fair value of options granted as of their grant date, using the assumptions shown above, was computed at $.75 per share for options granted in 2003.

      The Corporation accounts for stock options using the intrinsic value method. For all options granted, the intrinsic value was zero; therefore, no compensation cost has been recognized for the plans. Had compensation cost been determined on the basis of fair value, net income and earnings per share would have been reduced for the six months ended June 30, 2004 and 2003 as follows (dollars in thousands, except per share data):

                                                                        June 30,
                                                                   2004           2003
                                                                   ----           ----
                                                                 June 30,       June 30,
                                                                   2004           2003
                                                                   ----           ----
Net Loss:
     As reported                                                 $ (3,267)      $ (4,162)
                                                                                ========
     Total stock-based compensation expense determined under
       fair value-based method, net of tax                            -0-            (23)
                                                                 --------       --------

Pro forma                                                        $ (3,267)      $ (4,185)
                                                                 ========       ========
Loss per share - Basic:

     As reported                                                 $   (.47)      $   (.59)
                                                                 ========       ========

     Pro forma                                                   $   (.47)      $   (.60)
                                                                 ========       ========
Loss per share - Diluted:

     As reported                                                 $   (.47)      $   (.59)
                                                                 ========       ========

2.    RECENT ACCOUNTING PRONOUNCEMENT

      In December 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," as an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. The adoption of this change had no material impact on the Corporation.

                                                                              6.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

3.    EARNINGS (LOSS) PER SHARE

      Earnings (loss) per share are based upon the weighted average number of shares outstanding.

      The following shows the computation of basic and diluted earnings (loss) per share for the three and six months ended June 30, 2004 and 2003 (dollars in thousands, except per share data):

                                                                  Three Months Ended    Six Months Ended
                                                                       June 30,            June 30,
                                                                   2004      2003       2004      2003
                                                                   ----      ----       ----      ----
Basic (loss) per common share:
     Net (loss)                                                   $(1,600)  $(2,657)   $(3,267)  $(4,162)
                                                                  =======   =======    =======   =======
     Weighted average common shares outstanding                     7,019     7,019      7,019     7,019
                                                                  =======   =======    =======   =======

        Basic (loss) per common share                             $  (.23)  $  (.38)   $  (.47)  $  (.59)
                                                                  =======   =======    =======   =======
Diluted (loss) per common share:

     Net (loss)                                                   $  (.23)  $  (.38)   $  (.47)  $  (.59)
                                                                  =======   =======    =======   =======
Weighted average common shares outstanding for
  basic (loss) per common share                                     7,019     7,019      7,019     7,019
Add: Dilutive effect of assumed exercise of stock options             -0-       -0-        -0-       -0-
Add: Dilutive effect of directors' deferred stock compensation        -0-       -0-        -0-       -0-
                                                                  -------   -------    -------   -------
     Average shares and dilutive potential common shares            7,019     7,019      7,019     7,019
                                                                  =======   =======    =======   =======

     Diluted (loss) per common share                              $  (.23)  $  (.38)   $  (.47)  $  (.59)
                                                                  =======   =======    =======   =======

4.    INVESTMENT SECURITIES

      The amortized cost and estimated fair value of investment securities available for sale as of June 30, 2004, and December 31, 2003, are as follows (dollars in thousands):

                                                                   June 30, 2004           December 31, 2003
                                                                Amortized   Estimated     Amortized    Estimated
                                                                   Cost    Fair Value       Cost      Fair Value
                                                                   ----    ----------       ----      ----------
US Agencies                                                      $26,018     $25,621       $36,017      $36,225
Obligations of states and political subdivisions                   3,711       3,855         3,772        4,105
Corporate securities                                                 666         695           666          708
Mortgage-related securities                                       34,678      34,381        43,292       43,736
                                                                 -------     -------       -------      -------

     Total securities available for sale                         $65,073     $64,552        83,747      $84,774
                                                                 =======     =======       =======      =======

      The amortized cost and estimated fair value of investment securities pledged at June 30, 2004 amount to $55.7 million and $55.0 million, respectively. These securities are pledged to secure Federal Home Loan Bank borrowings, and Treasury Tax and Loan deposits and borrowings.
                                                                              7.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

5.    LOANS

      The composition of loans at June 30, 2004 and December 31, 2003 is as follows (dollars in thousands):

                                             June 30,       December 31,
                                               2004             2003
                                               ----             ----
Commercial real estate                       $ 33,061        $  39,571
Commercial, financial, and agricultural       152,091          203,393
One-to-four-family residential real estate     44,457           51,120
Consumer                                        2,678            3,195
Construction                                      745              567
                                             --------        ---------

     Total loans                             $233,032        $ 297,846
                                             ========        =========

An analysis of the allowance for loan losses for the six months ended June 30, 2004, and 2003 is as follows (dollars in thousands):

                                          June 30,
                                    2004             2003
                                    ----             ----
Balance at beginning of period    $22,005           $24,908
Recoveries on loans                   344               137
Loans charged off                 (11,499)           (1,713)
                                  -------           -------

Balance at end of period          $10,850           $23,332
                                  =======           =======

      The allowance for loan losses was significantly impacted by loan charge offs in the first six months of 2004. The Corporation completed the sale of $25.2 million of loans, primarily nonperforming, during the first quarter of 2004 which resulted in a previously allocated specific reserve on these loans being recognized as a charge off. This specific reserve charge off amounted to $7.4 million.

      The aggregate amount of nonperforming residential and consumer loans was approximately $523,000 and $2,047,000 at June 30, 2004 and December 31, 2003, respectively. Nonperforming loans are those which are contractually 90 days or more past due as to interest or principal payments, on nonaccrual status, or loans, the terms of which have been renegotiated to provide a reduction or deferral of interest or principal. The interest income recorded and that which would have been recorded had residential and consumer nonaccrual and renegotiated loans been current, or not troubled, are not material to the consolidated financial statements for the six months ended June 30, 2004 and 2003. The nonperforming commercial loans are reflected in the information regarding impaired loans.

      Information regarding impaired loans as of June 30, 2004 and December 31, 2003 is as follows (dollars in thousands):

                                               June 30,    December 31,
                                                 2004         2003
                                                 ----         ----
Total impaired loans                            $8,789      $43,827
Impaired loans with a valuation allowance        8,265       39,993
Impaired loans on nonaccrual                     8,789       36,646
Valuation allowance related to impaired loans      906        7,648

      The average investment in impaired loans was approximately $25.0 million and $46.7 million for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

                                                                              8.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

5.    LOANS (CONTINUED)

      The Bank, in the ordinary course of business, grants loans to the Corporation's executive officers and directors, including their families and firms in which they are principal owners. Activity in such loans is summarized below (dollars in thousands):

                                                                           June 30,  December 31,
                                                                             2004        2003
                                                                             ----         ----
Loans outstanding beginning of period                                      $6,514      $10,987
New loans                                                                      40          -0-
Repayment                                                                    (331)      (4,480)
Increase related to new executive officers and directors                      -0-           98
Decrease related to retired executive officers and directors                  -0-          (91)
                                                                           ------       ------

Loans outstanding end of period                                            $6,223       $6,514
                                                                           ======       ======

      There were no loans to related-parties classified at June 30, 2004 and December 31, 2003, respectively.

6.    BORROWINGS

      Borrowings consist of the following at June 30, 2004 and December 31, 2003 (dollars in thousands):

                                                                                  June 30,    December 31,
                                                                                    2004          2003
                                                                                    ----          ----
Federal Home Loan Bank advances at rates ranging from 4.35% to 7.59% with
    maturities from less than one year to seven years                             $84,986       $85,475
Farmers' Home Administration, fixed rate note payable, maturing
    August 24, 2024, interest payable at 1%                                         1,551         1,551
Director loans, fixed rate notes payable, maturing May 1, 2006
    interest payable at 3%                                                            100           -0-
                                                                                  -------       -------
Borrowings outstanding end of period                                              $86,637       $87,026
                                                                                  =======       =======

      The Federal Home Loan Bank borrowings are collateralized at June 30, 2004, by the following: a collateral agreement on the Corporation's one- to four-family residential real estate loans with a book value of approximately $39.0 million; commercial real estate leases with a book value of approximately $13.2 million; U.S. government agency and mortgage-backed securities with an amortized cost and estimated fair value of $54.7 million and $54.0 million, respectively; an interest-bearing deposit in the amount of $15.7 million; and Federal Home Loan Bank stock owned by the Bank totaling $4.7 million. Prepayment of the advances is subject to the provisions and conditions of the credit policy of the Federal Home Loan Bank of Indianapolis in effect as of June 30, 2004.

      The U.S.D.A. Rural Development borrowing is collateralized by loans totaling $670 thousand originated and held by the Corporation's wholly owned subsidiary, First Rural Relending, and an assignment of a demand deposit account in the amount of $1.0 million, and guaranteed by the Corporation.

                                                                              9.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

7.    STOCK OPTION PLANS

      A summary of stock option transactions for the six months ended June 30, 2004 and the year ended December 31, 2003, is as follows:

                                                                                Number of Shares
                                                                            June 30,        December 31,
                                                                              2004             2003
                                                                              ----             ----
Outstanding shares at beginning of year                                     549,732            772,397
Granted during the period                                                       -0-             50,000
Expired during the period                                                   (14,000)          (272,665)
                                                                           --------          ---------

Outstanding shares at end of period                                         535,732            549,732
                                                                           ========          =========

Weighted average exercise price per share at end of period                 $  14.02          $   13.94
                                                                           ========          =========

Shares available for grant at end of period                                 372,238            358,238
                                                                           ========          =========

      Options granted in 2003 were granted at a price of $2.95 per share. These same options terminated in 2003 as a result of the grantee's resignation. Under these plans, options expire ten years after the date of grant.

      Following is a summary of the options outstanding and exercisable at June 30, 2004:

                                                    Weighted
                                                     Average    Weighted
                                                    Remaining    Average
   Exercise                                        Contractual  Exercise
  Price Range                         Number       Life-Years    Price
  -----------                         ------       ----------    -----
$7.80 - $12.00                        249,800         4.65       $ 9.18
$15.00 - $20.33                       285,932         3.72       $18.26
                                      -------         ----       ------

Total options outstanding             535,732         4.07       $14.02
                                      =======         ====       ======

8.    COMMITMENTS, CONTINGENCIES, AND CREDIT RISK

      Financial Instruments With Off-Balance-Sheet Risk

      The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

                                                                             10.

                       NORTH COUNTRY FINANCIAL CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

8.    COMMITMENTS, CONTINGENCIES, AND CREDIT RISK (CONTINUED)

      The Corporation's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. These commitments are as follows (dollars in thousands):

                                                                             June 30,  December 31,
                                                                               2004        2003
                                                                               ----        ----
Commitments to extend credit:
     Fixed rate                                                               $   847    $ 3,870
     Variable rate                                                              5,935     73,651
Standby letters of credit - Variable rate                                      18,771     14,498
Credit card commitments - Fixed rate                                            3,184      3,381
                                                                              -------    -------

                                                                              $28,737    $95,400
                                                                              =======    =======

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

      Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The commitments are structured to allow for 100% collateralization on all standby letters of credit.

      Credit card commitments are commitments on credit cards issued by the Corporation's subsidiary and serviced by other companies. These commitments are unsecured.

      Contingencies

      In the normal course of business, the Corporation is involved in various legal proceedings. For expanded discussion on the Corporation's legal proceedings, see Part II, Item 1, "Legal Proceedings" in this report.

      Concentration of Credit Risk

      The Bank grants commercial, residential, agricultural, and consumer loans throughout its market, primarily Michigan. The Bank's most prominent concentration in the loan portfolio relates to commercial loans to entities within the hospitality and tourism industry. This concentration represents $45.9 million, or 24.8%, of the commercial loan portfolio at June 30, 2004. The remainder of the commercial loan portfolio is diversified in such categories as gaming, petroleum, forestry, and agriculture. Due to the diversity of the Bank's locations, the ability of debtors of residential and consumer loans to honor their obligations is not tied to any particular economic locality.

                                                                             11.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion will cover results of operations, asset quality, financial position, liquidity, interest rate sensitivity, and capital resources for the periods indicated. The information included in this discussion is intended to assist readers in their analysis of, and should be read in conjunction with, the consolidated financial statements and related notes and other supplemental information presented elsewhere in this report. This discussion should be read in conjunction with the consolidated financial statements and footnotes contained in the Corporation's Annual Report and Form 10-K for the year-ended December 31, 2003. Throughout this discussion, the term "Bank" refers to North Country Bank and Trust, the principal banking subsidiary of the Corporation.

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements which are based on certain assumptions and describe future plans, strategies, or expectations of the Corporation, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could cause actual results to differ from the results in forward-looking statements include, but are not limited to:

   - Impact of restrictions related to the trust preferred securities issued by the Corporation's subsidiary;

   -  Liquidity of the Corporation and the Bank;

   -  Difficulties in raising capital on acceptable terms;

   -  Impact of continued operating losses;

   - Restrictions and requirements imposed on the Corporation and the Bank by formal action against them by bank regulatory agencies;

   - Failure or inability of the Bank to comply with the terms of the Cease and Desist Order (the "Order") applicable to it;

   - General economic conditions, either nationally or in the state(s) in which the Corporation does business;

   - Legislation or regulatory changes which affect the business in which the Corporation is engaged;

   - Changes in the interest rate environment which increase or decrease interest rate margins;

   - Changes in securities markets with respect to the market value of financial assets and the level of volatility in certain markets such as foreign exchange;

   - Significant increases in competition in the banking and financial services industry resulting from industry consolidation, regulatory changes and other factors, as well as action taken by particular competitors;

   -  The ability of borrowers to repay loans;

   -  The effects on liquidity of unusual decreases in deposits;

   -  Changes in consumer spending, borrowing, and saving habits;

   -  Technological changes;

   - Acquisitions and unanticipated occurrences which delay or reduce the expected benefits of acquisitions;

   - Difficulties in hiring and retaining qualified management and banking personnel;

   -  The Corporation's ability to increase market share and control expenses;

   -  The effect of compliance with legislation or regulatory changes;

   -  The effect of changes in accounting policies and practices;

   - The costs and effects of existing and future litigation and of adverse outcomes in such litigation.

These risks and uncertainties should be considered in evaluating forward-looking statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation's financial results, is included in the Corporation's filings with the Securities and Exchange Commission. All forward-looking statements contained in this report are based upon information presently available and the Corporation assumes no obligation to update any forward-looking statements

                                                                             12.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS (Continued)

FINANCIAL OVERVIEW

In March 2003, the Bank entered into a formal Cease and Desist Order (the "Order") under Federal and State banking laws. As a result of this Order, the Bank initiated significant management and operational changes along with balance sheet strategies to comply with the Order. The Bank experienced substantial adverse publicity as a result of the public notice of this Order and from the reported financial condition of the Bank. This negative publicity resulted in substantial deposit runoff. The Bank also incurred an inordinate amount of legal and accounting fees, along with consulting costs during 2003 in its attempt to address the financial and operational deficiencies which led to the issuance of the Order. During the first six months of 2004 the Bank has shown continued progress in addressing the commercial and operational deficiencies detailed in The Order, however, high operational costs along with a low net interest margin resulted in continued losses. The Order is discussed in more detail in the Consolidated Notes to the Financial Statements and later in Management's Discussion, under the heading "Capital and Regulatory".

Year-to-date consolidated net loss was $3.3 million through June 30, 2004, compared to net loss of $4.2 million for the same period in 2003. Basic loss per share was $.47 for the six months ended June 30, 2004, compared to a loss of $.59 for the same period in 2003. There was no provision for loan losses for the six months ended June 30, 2004 and 2003. Total assets declined $22.1 million from December 31, 2003 to June 30, 2004. The loan portfolio declined $64.8 million in the first six months of 2004, from December 31, 2003 balances of $297.8 million. Deposits have declined $70.1 million since December 31, 2003.

FINANCIAL CONDITION

CASH AND CASH EQUIVALENTS

Cash and cash equivalents decreased $8.0 million through the first six months of 2004. This was due to a decreased need to maintain liquidity, after funding pending branch sales and deposit maturities during the quarter. See further discussion of the change in cash and cash equivalents in the Liquidity section.

INVESTMENT SECURITIES

Available-for-sale securities decreased $20.2 million, or 23.9%, from December 31, 2003 to June 30, 2004, with the balance on June 30, 2004, totaling $64.6 million. The decrease during the first quarter was due to a combination of maturities, calls and paydowns of agencies and mortgage related securities. Investment securities are utilized in an effort to manage interest rate risk and liquidity. As of June 30, 2004, investment securities with an estimated fair value of $55.0 million were pledged.

LOANS

Through the first six months of 2004, loan balances decreased by $64.8 million, or 21.8% from December 31, 2003 balances of $297.8 million. As planned, the Bank continues to decrease certain segments of its loan portfolio through tightened underwriting and credit practices and controls. The Bank completed the sale of $25.2 million of loans on March 31, 2004. This sale was composed of primarily non-performing loans and resulted in a reduction in non-accrual loans of $17.5 million and a total reduction in non-performing loans of $18.5 million. This loan sale also reduced concentration exposure in the hotel and tourism industry. Enhancements to the loan approval process and exception reporting further provide for a more effective management of risk in the loan portfolio. Management continues to actively manage the loan portfolio seeking to identify and resolve problem assets at an early stage. Management believes a properly positioned loan portfolio provides the most attractive earning asset yield available to the Corporation and, with changes to the loan approval process and exception reporting, management can effectively manage the risk in the loan portfolio. As shown in the table below, most segments of the loan portfolio declined in the first six months of 2004. Management intends to increase lending activities in its market for

                                                                             13.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

mortgage, consumer and commercial loan products while concentrating on loan quality, industry concentration issues and competitive pricing.

Following is a summary of the loan portfolio at June 30, 2004 and December 31, 2003 (dollars in thousands):

                                                                  June 30,   Percent of      December 31  Percent of
                                                                    2004        Total           2003         Total
                                                                    ----        -----           ----         -----
Commercial real estate                                            $ 33,061      14.2%         $ 39,571       13.3%
Commercial, financial, and agricultural                            152,091      65.3           203,393       68.3
One-to-four family residential real estate                          44,457      19.1            51,120       17.1
Consumer                                                             2,678       1.1             3,195        1.1
Construction                                                           745        .3               567         .2
                                                                  --------     -----          --------      -----

Total loans                                                       $233,032     100.0%         $297,846      100.0%
                                                                  ========     =====          ========      =====

Following is a table showing the significant industry types in the commercial loan portfolio as of June 30, 2004 and December 31, 2003 (dollars in thousands):

                                                       June 30, 2004                                December 31, 2004
                                                        Percent of     Percent of                       Percent of      Percent of
                                       Outstanding      Commercial    Shareholders'   Outstanding       Commercial     Shareholders'
                                         Balance          Loans          Equity         Balance            Loans          Equity
                                         -------          -----          ------         -------            -----          ------
Hospitality and tourism                 $  45,932          24.8%          780.5%       $ 76,131            31.3%            711.5%
Gaming                                     19,344          10.5           328.7%         22,317             9.2             208.6%
Other                                     119,876          64.7         2,037.0%        144,516            59.5           1,350.7%
                                        ---------         -----         -------        --------           -----           -------
     Total Commercial Loans             $ 185,152         100.0%                       $242,964           100.0%
                                        =========         =====                        ========           =====

Management has made considerable progress in reducing concentrations of hospitality and tourism loans, which reduced exposure to this economic segment and lowered overall loan portfolio risk. Management expects further reductions in concentrations of hospitality and tourism loans through a combination of new loans in other industries and paydowns and maturities of current portfolio loans in this sector.

CREDIT QUALITY

The allowance for loan losses is maintained by management at a level considered to be adequate to cover probable losses related to specifically identified loans, as well as losses inherent in the balance of the loan portfolio. At June 30, 2004, the allowance for loan losses decreased to 4.66% of total loans outstanding from 7.39% at December 31, 2003.

Management analyzes the allowance for loan losses in detail on a monthly basis to determine whether the losses inherent in the portfolio are properly reserved for. Net charge-offs to average loans outstanding amounted to 4.18% compared to
1.47 % for the six months ended June 30, 2004 and 2003, respectively. Net charge-offs for the six-month period ended June 30, 2004 amounted to $11,155,000 compared to $1,576,000 for the same period in 2003. Charge offs during the first six months of 2004 include $7.4 million of charge offs incurred as a result of the sale of $25.2 million of primarily non-performing loans. The sale of these non-performing loans did not result in any gain or loss since the total reduced carrying value was previously recognized as a specific reserve allocation. The Corporation did not recognize a provision for loan losses for the six months ended June 30, 2004, and June 30, 2003.

                                                                             14.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

The table below shows period end balances of non-performing assets (dollars in thousands):

                                        June 30,   December 31,
                                          2004        2003
                                        --------    -------
NONPERFORMING ASSETS:
Nonaccrual Loans                        $  8,789    $38,660
Loans past due 90 days or more               -0-        241
Restructured Loans                         4,473      7,181
                                        --------    -------
   Total nonperforming loans              13,262     46,082
Other real estate owned                    3,557      4,356
                                        --------    -------
   Total nonperforming assets           $ 16,819    $50,438
                                        ========    =======
Nonperforming loans as a % of loans         5.69%     15.47%
                                        --------    -------
Nonperforming assets as a % of assets       4.87%     11.94%
                                        --------    -------
RESERVE FOR LOAN LOSSES:

At period end                           $ 10,850    $22,005
                                        --------    -------
As a % of loans                             4.66%      7.39%
                                        --------    -------
As a % of nonperforming loans              81.81%     47.75%
                                        --------    -------
As a % of nonaccrual loans                123.45%     56.92%
                                        ========    =======

Following is the allocation of the allowance for loan losses as of June 30, 2004 and December 31, 2003 (dollars in thousands):

                                                                     June 30,   December 31,
                                                                       2004         2003
                                                                       ----         ----
Commercial financial and agricultural loans                          $ 3,893      $11,222
One-to-four family residential real estate loans                         125          280
Reserve allocation based upon historical loss rate                     2,926          N/A
Specific reserve on loans sold in first quarter of 2004                  -0-        7,425
Unallocated                                                            3,906        3,078
                                                                     -------      -------

Totals                                                               $10,850      $22,005
                                                                     =======      =======

The following ratios assist management in the determination of the Corporation's credit quality:

                                                                   Six Months Ended     Twelve Months Ended
                                                                       June 30,            December 31,
                                                                         2004                  2003
                                                                         ----                  ----
Allowance to total loans                                                  4.66%                 7.39%
Average loans outstanding, for the six month period and year end
respectively                                                          $266,791              $361,144

Net charge-offs to average outstanding loans                              4.18%                 0.80%
Nonperforming loans to gross loans                                        5.69%                15.47%

Total nonperforming loans decreased $32.8 million since December 31, 2003, after the net charge-offs of $11.2 million which have been recognized through June 30, 2004. Contributing to the significant reduction in non-performing loans was the sale of $25.2 million in loans of which $18.5 million were non-performing.

Management continues to address market issues impacting its loan customer base. In conjunction with the Corporation's senior lending staff and the bank regulatory examinations, management intensified the review of the Corporation's loans, related collateral evaluations, and the overall lending process during 2003 and for the first half of 2004. The Corporation also utilized a loan review consultant in 2003 and 2004 to perform a review of the loan

                                                                             15.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

portfolio. The opinion of this consultant upon completion of the independent review provided findings similar to management on the overall adequacy of the reserve.

As part of the process of resolving problem credits, the Corporation may acquire ownership of collateral which secured such credits. The Corporation carries this collateral in other real estate.

The following table represents the activity in other real estate for the six months of 2004 (dollars in thousands):

Balance at December 31, 2003                                  $4,356
Other real estate transferred from loans                       3,662
Other real estate sold/written down                           (4,461)
                                                              ------

Balance at June 30, 2004                                      $3,557
                                                              ======

During the first six months of 2004, the Corporation received real estate in lieu of loan payments of $3.7 million. Other real estate is initially valued at the lower of cost or the fair value less selling costs. After the initial receipt, management periodically re-evaluates the recorded balance. Any additional reduction in the fair value results in a write-down of other real estate. Write-downs on other real estate may be recorded based on subsequent evaluations of current realizable fair values.

DEPOSITS

The Corporation had a reduction in total deposits of $70.1 million, or 22.9%, in the first six months of 2004. Due to the reduction in the loan portfolio, management was able, over the last six months, to reduce its reliance on brokered and noncore certificates of deposits over $100,000. Brokered deposits decreased by $30.0 million during the first six months of 2004, while certificates of deposit over $100,000 showed a decrease of $1.9 million during the first half of 2004 to $16.4 million at June 30, 2004. The Corporation's other deposit categories decreased by $38.2 million in the first six months of 2004. Contributing to the decrease in deposits for the six month period was the sale of two branch offices with deposits of $12.1 million.

BORROWINGS

The Corporation has used alternative funding sources to provide long-term, stable sources of funds. Total borrowings amounted to $86.6 million at June 30, 2004 of which $85.0 million were from the Federal Home Loan Bank of Indianapolis
(FHLB). The FHLB borrowings carry fixed interest rates and stated maturities ranging through 2011. Fixed rate borrowings totaling $80 million are callable quarterly at the option of the FHLB and can also be converted to variable rates, at the option of the FHLB, should rates rise above certain index levels. These borrowings are secured by a blanket collateral agreement on the Bank's residential mortgage loans and specific assignment of other assets. Management does not anticipate increasing the FHLB borrowings in the near future. In the second quarter of 2004 the corporation borrowed $100 thousand in total from several of its directors. The borrowings, considering the financial condition of the corporation, were at favorable terms.

SUBORDINATED DEBENTURES

In 1999, the Corporation's business trust subsidiary, North Country Capital Trust, completed a private offering of its trust preferred securities, in the amount of $12,450,000. The proceeds from the sale of the trust preferred securities were used by North Country Capital Trust to purchase a like amount of subordinated debentures of the Corporation. Under regulatory guidelines, the amount of such trust preferred securities is eligible as regulatory capital, as defined, subject to certain limitations. The Board of Directors of the Corporation adopted a resolution to apply for the deferment of interest payments on the Corporation's subordinated debentures, which fund quarterly distributions on the trust preferred securities. The governing documents allow for such a deferral of payments for up to 20 quarters. Management has deferred the quarterly payments beginning with the November 14, 2002, payment and it is

                                                                             16.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

expected that interest will continue to be deferred during the pendency of the Order and until the Board of Directors believes it is prudent to resume payments. As of June 30, 2004, the balance of deferred interest payable amounted to $956,000.

SHAREHOLDERS' EQUITY

Total shareholders' equity decreased $4.8 million from December 31, 2003 to June 30, 2004. The decrease is comprised of a net loss of $3.3 million and a decrease in the net unrealized gain on securities of $1.5 million. The Board of Directors does not anticipate declaring any dividends in the near future. The declaration of dividends is contingent on a variety of factors to include satisfaction of requirements in the Order.

RESULTS OF OPERATIONS

NET INTEREST INCOME

Net interest income before provision for loan losses for the six months ended June 30, 2004, decreased by $1.4 million, or 23.9% compared to the same period one year ago. The decrease in loan volume offset by the decrease in deposit volume, combined with the impact of nonaccrual loans, and a continued low interest rate environment have resulted in the decline in net interest income. Net interest income, before provision for loan losses for the three months ending June 30, 2004, showed a decrease of $310 million compared to the second quarter in 2003. This decrease can be attributed to the downsizing of the Bank.

PROVISION FOR LOAN LOSSES

The Corporation records a provision for loan losses at a level it believes is necessary to maintain the allowance at an adequate level after considering factors such as loan charge-offs and recoveries, changes in the mix of loans in the portfolio, loan growth, and other economic factors. There was no provision for loan losses for the six months ended June 30, 2004 and June 30, 2003. Management continues to monitor the loan portfolio for changes which may impact the required allowance for loan losses.

OTHER INCOME

Other income decreased by $995,000 for the six months ended June 30, 2004 compared to the six months ended June 30, 2003. Service fees decreased $263,000, while loan and lease income declined $29,000. The decline in service fees is primarily due to the significant decline in deposits from June 30, 2003 to June 30, 2004. Other income was positively impacted in the first half of 2004 from a gain of $258,000 on the sale of a limited partnership interest. Other income for the six months ended June 30, 2003 included $541,000 of gains due to foreign exchange activities.

Other income for the second quarter of 2004 declined by $785,000 compared to the second quarter of 2003. Service fees declined $126,000, due primarily to the decrease in deposit accounts and balances. The second quarter of 2003 also benefited by gains in foreign exchange activity, which provided income of $248,000, along with gains on the sale of fixed assets of $97,000.

                                                                             17.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

The following table details other income for the three and six months ended June 30, 2004 and 2003 (dollars in thousands):

                                       For the Three Months Ended       % Increase     For the Six Months Ended        % Increase
                                                 June 30,               (Decrease)             June 30,                (Decrease)
                                           2004            2003          2004-2003       2004            2003          2004-2003
                                           ----            ----          ---------       ----            ----          ---------
Service fees                              $  287          $  413           (30.5)        $  580          $  843           (31.1)
Loan and lease fee income                      4              11           (63.6)             9              38           (76.3)
Net gains on sale of loans                     8              51           (84.3)            20             106           (81.1)
Gain  on sale of property and equipment       37              94           (60.6)            85             113           (24.8)
Other                                         18             356           (94.8)           371             769           (51.8)
                                          ------          ------           -----         ------          ------           -----
   Subtotal                                  354             925           (61.7)         1,065           1,869           (43.0)
                                          ------          ------           -----         ------          ------           -----
Net securities gains                         -0-             214             N/A            -0-             191             N/A
                                          ------          ------           -----         ------          ------           -----
   Total other income                     $  354          $1,139           (68.9)        $1,065          $2,060           (48.3)
                                          ======          ======           =====         ======          ======           =====

OTHER EXPENSES

Other expenses decreased $1,617,000 for the six months ended June 30, 2004, compared to the same period in 2003. Salaries, commissions, and related benefits decreased by $180,000 during the first six months of 2004 compared to the first six months of 2003. During the first half of 2004, the Corporation recognized the cost of the planned closing of five branch offices. The total cost associated with these branch office closings amounted to $438,000 and is included in other operating expenses. The Corporation also recognized a loss of $254,000 in 2004 from the sale of two branch offices. The Corporation has taken action, since the fall of 2003, to reduce reliance on external accounting and consulting services. The Corporation has also reduced costs in most other areas of expense. These expense reductions are expected to continue as a result of lower costs associated with non-performing assets and less overhead due to the previously discussed branch closings.

Other expenses decreased $793,000 in the second quarter of 2004 compared to the same period in 2003. This decrease was primarily due to decreased expenses related to occupancy, furniture, and equipment due to closures and sales of branch offices. The reduction in accounting, legal, and consulting fees of $264,000 was due to the added expertise of new management which places less reliance on external sources. The increase in loan and deposit expenses in the second quarter of 2004 compared to the same period in 2003 was due to the costs related to problem loan administration. These loan collection costs are expected to decrease in future periods due to lower levels of nonperforming loans.

The following table details other expense for the three and six months ended June 30, 2004 and 2003 (dollars in thousands):

                                                                             18.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS (CONTINUED)

                                        Three Months Ended    % Increase   Six Months Ended      % Increase
                                              June 30,        (Decrease)        June 30,         (Decrease)
                                         2004        2003     2004-2003    2004        2003      2004-2003
                                         ----        ----     ---------    ----        ----      ---- ----
Salaries and employee benefits          $ 1,354     $ 1,356        -0-    $ 2,853     $ 3,033       (5.9)
Furniture and equipment expense             235         355      (33.8)       493         721      (31.6)
Occupancy expense                           279         351      (20.5)       626         750      (16.5)
Data processing                             348         380       (8.4)       703         787      (10.7)
Accounting, legal and consulting fees       572         836      (31.6)       978       1,666      (41.3)
Loan and deposit expense                    600         334       79.6      1,093         908       20.0
Telephone                                    19         364      (94.8)       232         697      (66.7)
Advertising                                  26          95      (72.6)        43         144      (70.1)
Other                                       988       1,143      (13.6)     1,789       1,721        4.0
                                        -------     -------      -----    -------     -------      -----
   Total other expense                  $ 4,421     $ 5,214      (15.2)   $ 8,810     $10,427      (15.5)
                                        =======     =======      =====    =======     =======      =====

FEDERAL INCOME TAXES

The income tax provision of $1.7 million for the six months ended June 30, 2003 was the result of an addition to the valuation allowance provided against the deferred tax asset. This provision increases the valuation allowance to $8.7 million at June 30, 2003, from $7.0 million at December 31, 2002. The Corporation's current year net losses are currently anticipated to more likely than not expire prior to their utilization; therefore, no tax credit is being recorded in anticipation of a future tax benefit from the use of loss carryovers.

LIQUIDITY

As a result of the Corporation's 2003 annual and six month 2004 results, and the constraints of the Order, sources of liquidity, such as lines of credit from correspondent banks, additional borrowings from the Federal Home Loan Bank, brokered deposits, and the issuance of stock, which were historically available, are currently not short-term sources of liquidity. The liquidity issues faced, the Corporation's actions taken to address them, and the liquidity plan for 2004 are discussed below.

The Corporation is dependent upon its primary operating subsidiary, the Bank, for sources of cash to fund its operating needs. As a result of the Order, and the restrictions placed upon the Bank as it relates to payment of dividends, the Corporation faces a short-term liquidity crisis. Early in the second quarter, the parent company addressed the immediate cash needs of day-to-day operations and payment of legal and professional costs by borrowing $125,000 in total, from members of its board of directors. This $125,000 will be advanced to the Corporation over a three month period. The terms of these borrowings, considering the financial condition of the Corporation, were favorable as compared to prevailing borrowing opportunities offered elsewhere. The Corporation is exploring additional areas for cash infusion into the corporation, including the sale of stock or the investment in the Corporation by a third party.

During the first six months of 2004, the Corporation decreased cash and cash equivalents by $8.0 million. As shown on the Corporation's condensed consolidated statement of cash flows, liquidity was primarily impacted from cash provided by investing activities. In the first six months of 2004, the Corporation funded the reduction of deposits of $70.1 million primarily through the balance sheet reductions of loans, $50.0 million, and investments, $20.2 million. These asset reductions allowed the Corporation to maintain adequate liquidity and provide the necessary funding for branch sales along with maturities of brokered and other time deposits. The Corporation had adequate liquidity as of June 30, 2004. Early in the third quarter of 2004 the Bank will increase its liquidity by increasing deposits through a

                                                                             19.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

combination of existing branch markets and by offering and obtaining Internet CDs in order to fund the branch sales occurring later this year.

As of June 30, 2004, the Corporation has suspended seven quarterly payments of interest on its subordinated debentures that fund quarterly distributions on the trust preferred securities issued by its trust subsidiary, North Country Capital Trust. The debenture agreement allows for suspension of payments for up to 20 quarterly payments.

The Corporation's liquidity plan for 2004 includes strategies to increase core deposits in the Corporation's local markets. New products and advertising commenced in 2004, with a goal of increasing core deposits to reduce the dependency on noncore deposits. The Corporation's liquidity plan for 2004 calls for augmenting local deposit growth efforts with Internet CD funding to the extent necessary. There is no assurance that Internet CDs will be available in adequate amounts or at economically feasible pricing, however, the Bank's experience with Internet CDs has thus far shown them to be a reliable and cost effective alternative source of funds.

During the fourth quarter of 2002, the unsecured lines of credit the Corporation had with two correspondent banks were closed by those banks. In the first quarter of 2003, the Corporation established a secondary borrowing arrangement with the Federal Reserve Bank collateralized by loans.

CAPITAL AND REGULATORY

During the first six months of 2004, capital decreased by $4.8 million, as a result of the net loss of $3.3 million and the decrease in the unrealized gain on securities available for sale of $1.5 million. This compares to a decrease in capital during the same period in the previous year of $4.2 million, resulting primarily from a net loss, and changes in the unrealized gain on securities available for sale.

As a bank holding company, the Corporation is required to maintain certain levels of capital under government regulation. There are several measurements of regulatory capital and the Corporation is required to meet minimum requirements under each measurement. The federal banking regulators have also established capital classifications beyond the minimum requirements in order to risk-rate deposit insurance premiums and to provide trigger points for prompt corrective action in the event an institution becomes financially troubled. As of June 30, 2004, the Corporation, and as of December 31, 2003, the Corporation and the Bank, were undercapitalized. See discussions on the following pages of the regulatory requirements and the Corporation's plans for increasing its capital ratios.

                                                                             20.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

The following table details sources of capital for the periods indicated.

                                            June 30,    December 31,
                                              2004         2003
                                              ----         ----
CAPITAL STRUCTURE
Long-term debt (1)                          $  12,450    $  12,450
Shareholders' equity                            5,885       10,700
                                            ---------    ---------
Total capitalization                        $  18,335    $  23,150
                                            ---------    ---------
Tangible capital                            $  17,232    $  21,557
                                            ---------    ---------
INTANGIBLE ASSETS
Core deposit premium                        $     591    $   1,067
Other identifiable intangibles                    512          526
                                            ---------    ---------
Total intangibles                           $   1,103    $   1,593
                                            ---------    ---------

RISK-BASED CAPITAL
Tier I capital:
   Shareholders' equity                     $   5,885    $  10,700
Net unrealized (gains) losses on
  available for sale securities                   521       (1,027)
   Minority interest                            1,865        2,785
   Less: intangibles                           (1,103)      (1,593)
                                            ---------    ---------
     Total Tier I capital                   $   7,168    $  10,865
                                            ---------    ---------
Tier II Capital:
   Allowable reserve for loan losses        $   3,173    $   4,016
   Qualifying long-term debt                    3,995        6,849
                                            ---------    ---------
     Total Tier II capital                      7,168       10,865
                                            ---------    ---------
     Total capital                          $  14,336    $  21,730
                                            =========    =========
Risk-adjusted assets                        $ 246,139    $ 303,284
                                            =========    =========
Capital ratios:
   Tier I Capital to risk weighted assets        2.91%        3.58%
   Total Capital to risk weighted assets         5.82%        7.16%
   Tier I Capital to average assets              1.93%        2.48%

(1) Long term debt consists of the Corporation's subordinated debentures.

                                                                             21.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

Regulatory capital is not the same as shareholders' equity reported in the accompanying condensed consolidated financial statements. Certain assets cannot be considered assets for regulatory purposes, such as acquisition intangibles.

Presented below is a summary of the capital position in comparison to generally applicable regulatory requirements:

                                                           Tier I        Tier I              Total
                                                         Capital to    Capital to         Capital to
                                                           Average    Risk-Weighted      Risk-Weighted
                                                           Assets        Assets             Assets
                                                           ------        ------             ------
Regulatory minimum for capital adequacy purposes            4.0%          4.0                8.0%

The Corporation:
     June 30, 2004
     December 31, 2003                                      1.9%          2.9%               5.8%

The Bank:
     June 30, 2004                                          5.2%          7.8%               9.1%
     December 31, 2003                                      4.8%          6.9%               8.3%

The regulatory capital levels shown above include certain amounts of trust preferred securities issued by the Corporation's business trust subsidiary in 1999. Federal Reserve guidelines limit the amount of trust preferred securities and cumulative preferred stock which can be included in Tier I capital to 25% of total Tier I capital. As of June 30, 2004 and December 31, 2003, $1,792,000 and $2,785,000, respectively, of the $12,450,000 of trust preferred securities were available as Tier I capital of the Corporation.

In October 2001, the Bank was notified by the FDIC that it is a "troubled institution" within the meaning of FDIC regulations. As a troubled institution, the Bank is required to notify the FDIC 30 days prior to the addition or replacement of a Board member and the employment or changes in responsibilities of a senior executive officer.

In September 2002, a regularly-scheduled safety and soundness examination of the Bank was conducted by its principal regulators, the Michigan Office of Financial and Insurance Services ("OFIS") and the FDIC. During the course of that examination, the FDIC, the OFIS, and the Federal Reserve Bank of Chicago ("FRB") requested that the Corporation and the Bank take certain actions, including suspending the payment of dividends and conserving the liquidity of the Corporation.

In response to the concerns expressed by the regulators, the Board of Directors of the Corporation and the Bank adopted resolutions providing for prior regulatory approval of the declaration or payment of any dividend by the Corporation or the Bank, and suspension of interest payments by the Corporation in connection with its trust preferred securities. The agreements relating to the trust preferred securities allow for the suspension of payments for up to 20 quarters. Therefore, the suspension of the interest payments does not violate the agreement. However, while interest payments are suspended, no dividends can be paid on the Corporation's common stock, and certain other restrictions apply. These other restrictions include a prohibition on the sale of assets except in the ordinary course of business or in immaterial amounts. Those restrictions may adversely impact the ability of the Corporation and the Bank to take certain restructuring steps unless waivers can be obtained from the holders of the trust preferred securities. There can be no assurance that such waivers will be given.

Following the completion of the 2002 regularly-scheduled safety and soundness examination of the Bank by the FDIC and the OFIS, and the Bank's receipt of the related Joint Report of Examination ("Report"), the FDIC and the OFIS, with the consent of the Bank, on March 26, 2003, entered a formal Cease and Desist Order (the "Order") under Federal and State banking laws. The Order was reported on the Corporation's Form 8-K filed on April 9, 2003 and is available on the FDIC website, www.FDIC.Gov. The Order became effective on April 5, 2003, and will

                                                                             22.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

remain in effect until modified or terminated by action of the FDIC and the OFIS. The Order identified deficiencies in the Bank's policies and procedures, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board of Governors of the Federal Reserve System (the "Board"), the FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The Order also requires the Bank to maintain specified capital ratios during the life of the Order.

The Order requires the Bank and its directors to take specific steps, within the time specified in the Order, to address the operational deficiencies, including certain violations of law and regulations, identified by the FDIC and the OFIS in the Order and the Report. Among other things, the Bank must establish, and submit to the FDIC and the OFIS for comment, written plans (i) to reduce the Bank's risk position with respect to certain classified loans identified in the Report or any subsequent Report of Examination during the life of the Order,
(ii) to reduce identified loan concentrations, (iii) to reduce and collect delinquent loans, (iv) to eliminate the classified amounts of loans to directors, executive officers, principal shareholders of the Bank and their respective related interests, (v) to address the Bank's relationship of volatile liabilities to temporary investments, rate sensitivity objectives, and asset/liability management, (vi) setting forth the Bank's strategic plan, including financial goals and strategies to maintain adequate capital and liquidity, to reduce problem loans, and to attract and keep qualified management, (vii) covering the policies and procedures for review and approval of reimbursement of customer entertainment and business development expenses of the Bank's directors, officers and employees, (viii) for a realistic budget for calendar year 2003 and each subsequent year during the life of the Order, including strategies to improve the Bank's net interest margin, (ix) to reduce the Bank's portfolio of other real estate owned as a result of foreclosure or surrender of collateral for loans, and (x) to address procedures for the directors to monitor, and management to implement, the requirements of the Order.

Further actions the Bank must take within periods specified in the Order include correcting all deficiencies noted in the Report with respect to certain categories of loans, and all technical exceptions and all violations of law noted in the Report. The Bank's loan committee, which must include at least three outside directors who are independent of management and any principal shareholder, is required to meet at least monthly, and to act with respect to specified categories of loans and loan applications, including all such applications involving directors and executive officers of the Bank and their respective related interests. The Bank's Board of Directors is required to review and revise the Bank's written loan policy, to submit the revised policy to the FDIC and OFIS for review and comment, and to conduct an annual review of the policy. The Bank's Board of Directors is also required to review and revise the Bank's investment policy, and to submit the revised policy for comment to the FDIC and the OFIS. The Order mandates the Bank's Board of Directors (i) to adopt resolutions acknowledging the Bank's designation as a troubled institution by the FDIC, (ii) to review all agreements for the provision of goods and services between the Bank and any of its current or former directors, officers, or employees, and their respective related interests, and to determine whether such agreements remain in the best interest of the Bank, and (iii) to seek restitution from Ronald G. Ford of all amounts paid by the Bank pursuant to the Chairman Agreement entered into as of April 12, 2002, between Mr. Ford and the Corporation. The Order also requires the Bank to submit to the FDIC and the OFIS written reports regarding its progress under the Order, signed by each director of the Bank, every three months following the effective date of the Order.

The Order further requires the Bank and its directors to take the following specific steps, again within time periods specified in the Order. For the calendar quarters ending March 31, 2003, and June 30, 2003, the Bank must have a ratio of Tier 1 capital average assets ("Tier 1 Capital Ratio") equal to at least 6.4%. Commencing with the calendar quarter ending September 30, 2003, and for each calendar quarter thereafter, the Bank must have a Tier 1 Capital Ratio equal to at least 8.0%. If the Bank's Tier 1 Capital Ratio is below the required percentage for any such quarter, the Bank must take steps to bring its Tier 1 Capital Ratio to the required level within 60 days. The Order also requires the Bank to maintain its total risk-based capital ratio at 10.0% or greater for each calendar quarter ending after the effective date of the Order. If the Bank's total risk-based capital ratio for any such quarter is less than 10.0%, the Bank must take steps to bring its total risk-based capital ratio to the required level within 60 days.

                                                                             23.

                       NORTH COUNTRY FINANCIAL CORPORATION
       ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS (Continued)

Addressing the requirements of the Order, carrying out the objectives of the strategic plan, and attempting to return the Corporation to profitability required the strengthening of the executive management team. During 2003, the Corporation added management with experience in turnaround situations, loan portfolio, credit and problem loan administration, and financial management expertise commensurate with the issues the Corporation must address. The addition of management may increase expense in the short term. However, the additional management expertise was needed in order to help the Corporation resolve many of its issues more quickly, and improve customer service and financial performance.

The Corporation has attempted to address each of the matters identified in the Order. Progress in correcting administrative and management deficiencies has been made. The Bank has adopted new policies for liquidity, investment and asset liability management. In regards to its lending functions, practices related to credit underwriting, credit administration and problem loan management were revamped and current practices and procedures are believed to be operating within the requirements of the Order. Most of the above changes were initiated by a new management team, which was put in place, as a requirement of the Order, during the second half of 2003. Although improvements have been made and continue to be made from the actions initiated by this new management team in a relatively short time frame, completion of certain matters noted in the Order will require further actions by the Corporation and the Bank.

Since the entry of the Order, and as of June 30, 2004, the Bank has not been in compliance with the minimum capital ratios specified in the Order. There can be no assurance that the Corporation can take steps in the time limits prescribed by the Order to restore the Bank's capital ratios to the required levels, and it has not done so as of the date of this report. Noncompliance with the minimum capital requirements and/or other requirements of the Order may impact the ability of the Corporation and the Bank to remain as ongoing operating entities.

                                                                             24.

                       NORTH COUNTRY FINANCIAL CORPORATION

       ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

In general, the Corporation attempts to manage interest rate risk by investing in a variety of assets which afford it an opportunity to reprice assets and increase interest income at a rate equal to or greater than the interest expense associated with repricing liabilities.

Interest rate risk is the exposure of the Corporation to adverse movements in interest rates. The Corporation derives its income primarily from the excess of interest collected on its interest-earning assets over the interest paid on its interest-bearing obligations. The rates of interest the Corporation earns on its assets and owes on its obligations generally are established contractually for a period of time. Since market interest rates change over time, the Corporation is exposed to lower profitability if it cannot adapt to interest rate changes. Accepting interest rate risk can be an important source of profitability and shareholder value; however, excess levels of interest rate risk could pose a significant threat to the Corporation's earnings and capital base. Accordingly, effective risk management that maintains interest rate risk at prudent levels is essential to the Corporation's safety and soundness.

Loans are the most significant earning asset. Management offers commercial and real estate loans priced at interest rates which fluctuate with various indices such as the prime rate or rates paid on various government issued securities. In addition the Corporation generally prices loans so it has an opportunity to reprice the loan within 12 to 36 months.

The Corporation also has investment securities with a June 30, 2004 market value of $64.6 million, of which $34.4 million are mortgage-backed securities providing for scheduled monthly principal and interest payments as well as unanticipated prepayments of principal. These cash flows are then reinvested into other earning assets at current market rates.

The Corporation also has federal funds sold to correspondent banks as well as other interest-bearing deposits with correspondent banks. These funds are generally repriced on a daily basis.

The Corporation offers deposit products with a variety of terms ranging from deposits whose interest rates can change on a weekly basis to certificates of deposit with repricing terms of up to five years.

Beyond general efforts to shorten the loan pricing periods and extend deposit maturities, management can manage interest rate risk by the maturity periods of securities purchased, selling securities available for sale, and borrowing funds with targeted maturity periods, among other strategies. Also, the rate of interest rate changes can impact the actions taken since the rate environment affects borrowers and depositors differently.

Exposure to interest rate risk is reviewed on a regular basis. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect of interest rate changes on net interest income and to structure the composition of the balance sheet to minimize interest rate risk and at the same time maximize income. Management realizes certain risks are inherent and that the goal is to identify and minimize the risks. Tools used by management include maturity and repricing analysis and interest rate sensitivity analysis.

The difference between repricing assets and liabilities for a specific period is referred to as the gap. An excess of repricable assets over liabilities is referred to as a positive gap. An excess of repricable liabilities over assets is referred to as a negative gap. The cumulative gap is the summation of the gap for all periods to the end of the period for which the cumulative gap is being measured.

Assets and liabilities scheduled to reprice are reported in the following time frames. Those instruments with a variable interest rate tied to an index and considered immediately repricable are reported in the 1- to 90-day time frame. The estimates of principal amortization and prepayments are assigned to the following time frames.

                                                                             25.

                       NORTH COUNTRY FINANCIAL CORPORATION

The following is the Corporation's repricing opportunities at June 30, 2004 (dollars in thousands):

                                           1-90     91 - 365      2-5       Over 5
                                           Days       Days       Years       Years       Total
                                           ----       ----       -----       -----       -----
Interest-earning assets:
    Loans                                $123,000   $ 11,549    $ 40,520    $ 57,963   $233,032
    Securities (1)                          5,604         66      26,467      37,067     69,204
    Other                                  25,059        -0-         -0-         -0-     25,059
                                         --------   --------    --------    --------   --------

    Total interest-earning assets         153,663     11,615      66,987      95,030    327,295
                                         --------   --------    --------    --------   --------
    Interest-bearing obligations:
    Savings deposits                       78,719        -0-         -0-         -0-     78,719
    Time deposits                          13,268     68,331      53,109         742    135,450
    Borrowings                              1,067        -0-      14,359      71,211     86,637
    Subordinated debentures                12,450        -0-         -0-         -0-     12,450
                                         --------   --------    --------    --------   --------

    Total interest-bearing obligations    105,504     68,331      67,468      71,953    313,256
                                         --------   --------    --------    --------   --------

Gap                                      $ 48,159   $(56,716)   $   (481)   $ 23,077   $ 14,039
                                         ========   ========    ========    ========   ========

Cumulative gap                           $ 48,159   $ (8,557)   $ (9,038)   $ 14,039
                                         ========   ========    ========    ========

(1)   Includes Federal Home Loan Bank Stock

The above analysis indicates that at June 30, 2004, the Corporation had a cumulative liability sensitivity gap position of $8.6 million within the one-year time frame. The Corporation's cumulative liability sensitive gap suggests that if market interest rates increase in the next twelve months, the Corporation's net interest income could be reduced. Conversely, if market interest rates decrease over the next twelve months, the above GAP position suggests the Corporation's net interest income would increase.

At December 31, 2003, the Corporation had a cumulative asset sensitivity gap position of $37.5 million within the one-year time frame. The Corporation's cumulative asset sensitivity gap suggested that if market interest rates increased in the next twelve months, the Corporation had the potential to earn more net interest income. Conversely, if market interest rates continued to decrease over a twelve-month period, the December 31, 2003 gap position suggested the Corporation's net interest income would decrease.

The change in the gap position from December 31, 2003 to June 30, 2004 is a result of the decreases experienced in the loans and deposits with a greater dollar amount of the loan portfolio reductions in the one-year time frame than the deposit reductions. A limitation of the traditional gap analysis is that it does not consider the timing or magnitude of noncontractual repricing or expected prepayments. In addition, the gap analysis treats savings, NOW, and money market accounts as repricing within 90 days, while experience suggests that these categories of deposits are actually comparatively resistant to rate sensitivity.

The borrowings in the gap analysis include FHLB advances as fixed-rate advances. A significant portion of these advances give the FHLB the option to convert from a fixed-rate advance to an adjustable rate advance with quarterly repricing at three-month LIBOR Flat. The exercise of this conversion feature by the FHLB would impact the repricing dates currently assumed in the analysis.

The Corporation's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk and foreign exchange risk. The Corporation has no market risk sensitive instruments held for trading purposes. The Corporation has limited agricultural-related loan assets and therefore has minimal significant exposure to changes in

                                                                             26.

                       NORTH COUNTRY FINANCIAL CORPORATION
commodity prices. Any impact that changes in foreign exchange rates and commodity prices would have on interest rates are assumed to be insignificant.

Evaluating the exposure to changes in interest rates includes assessing both the adequacy of the process used to control interest rate risk and the quantitative level of exposure. The Corporation's interest rate risk management process seeks to ensure that appropriate policies, procedures, management information systems, and internal controls are in place to maintain interest rate risk at prudent levels with consistency and continuity. In evaluating the quantitative level of interest rate risk, the Corporation assesses the existing and potential future effects of changes in interest rates on its financial condition, including capital adequacy, earnings, liquidity, and asset quality.

In addition to changes in interest rates, the level of future net interest income is also dependent on a number of variables, including: the growth, composition and levels of loans, deposits, and other earning assets and interest-bearing obligations, and economic and competitive conditions; potential changes in lending, investing, and deposit strategies; customer preferences; and other factors.

FOREIGN EXCHANGE RISK

In addition to managing interest rate risk, management also actively manages risk associated with foreign exchange. The Corporation provides foreign exchange services, makes loans to, and accepts deposits from, Canadian customers primarily at its banking offices in Sault Ste. Marie, Michigan. To protect against foreign exchange risk, the Corporation monitors the volume of Canadian deposits it takes in and then invests these Canadian funds in Canadian commercial loans and securities. As of June 30 2004, the Corporation had excess Canadian assets of $1.9 million (or $1.5 million in U.S. dollars). Management believes the exposure to short-term foreign exchange risk is minimal and at an acceptable level for the Corporation.

OFF-BALANCE-SHEET RISK

Derivative financial instruments include futures, forwards, interest rate swaps, option contracts and other financial instruments with similar characteristics. The Corporation currently does not enter into futures, forwards, swaps or options. However, the Corporation is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the condensed consolidated balance sheets. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates and may require collateral from the borrower if deemed necessary by the Corporation. Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party up to a stipulated amount and with specified terms and conditions.

Commitments to extend credit and standby letters of credit are not recorded as an asset or liability by the Corporation until the instrument is exercised.

IMPACT OF INFLATION AND CHANGING PRICES

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and results of operations in historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Corporation's operations. Nearly all the assets and liabilities of the Corporation are financial, unlike industrial or commercial companies. As a result, the Corporation's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. The Corporation's ability to match the interest sensitivity of its financial assets to the interest sensitivity of its financial liabilities tends to minimize the effect of changes in interest rates on the

                                                                             27.

                       NORTH COUNTRY FINANCIAL CORPORATION

Corporation's performance. Changes in interest rates do not necessarily move to the same extent as changes in the price of goods and services.

                                                                             28.

                       NORTH COUNTRY FINANCIAL CORPORATION

                         ITEM 4. CONTROLS AND PROCEDURES

As of June 30, 2004 an evaluation was performed under the supervision of and with the participation of the Corporation's management, including the President and Chief Executive Officer, and the Chief Financial Officer, of the effectiveness of the design and operation of the Corporation's disclosure controls and procedures. Based on that evaluation, the Corporation's management, including the President and Chief Executive Officer, concluded that the Corporation's disclosure controls and procedures were effective in timely alerting them to material information relating to the Corporation (including its consolidated subsidiaries) required to be included in the Corporation's periodic SEC filings as of June 30, 2004

There was no change in the Corporation's internal control over financial reporting that occurred during the Corporation's fiscal quarter ended June 30, 2004 that has materially affected, or is reasonably likely to materially affect, the Corporation's internal control over financial reporting.

                                                                             29.

                           PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The Corporation and its subsidiaries are subject to routine litigation incidental to the business of banking. In addition, the Corporation or the Bank are subject to the Order referred to below, and the litigation and arbitration described below. Information regarding the Order is contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Capital and Regulatory" in this report, and is incorporated here by reference. The litigation and arbitration that is not routine and incidental to the business of banking is described below The securities litigation, shareholders' derivative litigation, and the Ford arbitration discussed below, were previously described in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

SECURITIES LITIGATION

In an action styled Lanctot v. Littlejohn, et al., filed in the U.S. District Court for the Western District of Michigan on June 13, 2003, a shareholder of the Corporation brought a class action against the Corporation, its former chairman and chief executive officer and current director, Ronald G. Ford, and its former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws.

In another action styled Rosen v. North Country Financial Corporation, et al., filed in the U.S. District Court for the Western District of Michigan on June 23, 2003, a former shareholder of the Corporation has brought a class action against the Corporation, its former chairman and chief executive officer and current director, Ronald G. Ford, and its former chief executive officer and director, Sherry L. Littlejohn, for alleged violations of Federal securities laws.

On September 2, 2003, pursuant to 15 U.S.C. Section 78-u-4(a)(3)(B), plaintiff Charles Lanctot filed a motion requesting the Court to consolidate the two securities class action cases (Lanctot and Rosen) under the caption In re North Country Financial Corporation Securities Litigation, to appoint him as "Lead Plaintiff" in the consolidated cases, and to approve the selection of his counsel as "Lead Plaintiff's Counsel." In an Order dated September 29, 2003, the Court among other things consolidated the Lanctot and Rosen actions, designated Charles D. Lanctot and John F. Stevens as "Lead Plaintiffs," and designated "Co-Lead Counsel" and "Liaison Counsel" for the class.

On December 1, 2003, the plaintiffs filed their Corrected Consolidated Amended Class Action Complaint ("Amended Complaint"), which adds John F. Stevens as a plaintiff. The Amended Complaint, which demands a jury trial, is brought on behalf of all persons, subject to certain exceptions, who purchased the Corporation's common stock during the period from November 13, 2000, through April 15, 2003. It alleges that the Corporation and the individual defendants violated section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 of the Securities and Exchange Commission (the "SEC") issued under the Exchange Act, by disseminating materially false and misleading statements and/or concealing material adverse facts concerning the financial condition and operations of the Corporation, with knowledge, or in reckless disregard, of the materially false and misleading character thereof. The Amended Complaint also alleges violations of Section 20 of the Exchange Act by the individual defendants, by reason of their control, at relevant times, of the Corporation. Among other things, the Amended Complaint is based upon allegations of deficiencies in the Corporation's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board of Governors of the Federal Reserve System (the "Board"), the Federal Deposit Insurance Corporation ("FDIC") Rules and Regulations, and the Michigan Banking Code of 1999. The Amended Complaint further alleges that the Corporation's acquisition of American Financial Mortgage, which had an "unusually large number of defaulted loans . . . which triggered the attention of banking regulators"; that a Cease and Desist Order, dated March 26, 2002, which is attached as Exhibit 1 to the Amended Complaint, demonstrates how defendants made "false statements" in public filings and other communications, and were required to take "corrective actions;" that various public filings were "false because the Company's operations resulted in an excessive level of adversely classified assets, delinquent loans, and nonaccrual loans as well as an inadequate level of capital protection for the kind and qualify of assets held;" that, "according to former employees, loans for Company insiders and their related entities were often approved regardless of the quality of the loan;" and, that the Corporation incorrectly attributed its performance to the World Trade Center disaster and other factors impacting tourism and hospitality businesses, instead of disclosing "insider loans," a "disproportionately high loan concentration" in the hospitality industry, and

                                                                             30.

information about the Corporation's banking practices and loan loss reserves. The Amended Complaint seeks certification of a class consisting of all persons who purchased the common stock of the Corporation on the open market between the dates noted above, compensatory damages on a joint and several basis against all defendants, including the Corporation, plus interest and costs, including attorney's fees and expert's fees.

On January 23, 2004, the Corporation and the other defendants filed their Joint Motion to Dismiss the Corrected Consolidated Amended Class Action Complaint, principally based on the ground that plaintiffs have not adequately plead that the Corporation, through its officers and directors, acted with the intent to defraud the investing public under the standard articulated in Helwig v. Vencor, Inc., 251 F.3d 540 (6th Cir. 2001), cert. dismissed, 536 U.S. 935, 122 S.Ct.
2616 (2002). During the pendency of the motion to dismiss, a stay of "all discovery and other proceedings" automatically is imposed under 15 U.S.C.
Section 78u-4(b)(3)(B). Plaintiffs filed their Brief in Opposition to Defendants' Motion to Dismiss on March 8, 2004. Defendants filed a reply brief in support of their Motion to Dismiss on March 23, 2004. The Court scheduled an oral argument on the Motion to Dismiss for May 17, 2004.

Shortly before the hearing on the Motion to Dismiss, Plaintiffs, the Corporation and the individual Defendants and their insurer reached a settlement in principle of all claims asserted in the consolidated actions. On June 18, 2004, the parties submitted to the Court their Stipulation of Settlement, which describes in detail the terms and conditions of the settlement. The parties have submitted two Revised and Amended Stipulations of Settlement, the most recent of which was filed with the Court on July 16, 2004.

Completion of the settlement is conditional upon satisfaction of a number of matters set forth in the Revised and Amended Stipulation of Settlement, and further proceedings in the Court. At this time, there can be no assurance that all the conditions set forth in the Revised and Amended Stipulation of Settlement will be satisfied. Failure to satisfy any of the conditions would terminate the settlement and return the parties and the Court to a determination upon Defendants' Motion to Dismiss the consolidated actions.

Shareholder's Derivative Litigation

In an action styled Virginia M. Damon Trust v. North Country Financial Corporation, Nominal Defendant, and Dennis Bittner, Bernard A. Bouschor, Ronald
G. Ford, Sherry L. Littlejohn, Stanley J. Gerou II, John D. Lindroth, Stephen Madigan, Spencer Shunk, Michael Henrickson, Glen Tolksdorf, and Wesley Hoffman, filed in the U.S. District Court for the Western District of Michigan on July 1, 2003, a shareholder of the Corporation has brought a shareholder's derivative action under Section 27 of the Exchange Act against the Corporation and certain of its current and former directors and senior executive officers. The Complaint, which demands a jury trial, is brought on behalf of the Corporation against the individual defendants. It alleges that the individual defendants have caused loss and damage to the Corporation through breaches of their fiduciary duties of oversight and supervision by failing (i) adequately to safeguard the assets of the Corporation, (ii) to ensure that adequate administrative, operating, and internal controls were in place and implemented,
(iii) to ensure that the Corporation was operated in accordance with legally-prescribed procedures, and (iv) to oversee the audit process to ensure that the Corporation's assets were properly accounted for and preserved. The Complaint further alleges that the individual defendants violated Section 14(a) of the Exchange Act by making materially false and misleading statements in the proxy statement mailed to shareholders in connection with the annual meeting of the Corporation held May 29, 2000, and the adoption by the shareholders at that meeting of the Corporation's 2000 Stock Incentive Plan. The Complaint also alleges that Mr. Ford and Ms. Littlejohn, through a series of compensation arrangements, stock options, and employment agreements obtained by them through improper means resulting from the offices they held with the Corporation, received excessive compensation, to the injury of the Corporation. Among other things, the Complaint is based upon allegations of material misstatements or omissions in filings made by the Corporation with the SEC, and deficiencies in the Corporation's policies and procedures for safe and sound operation, including its directorate and management personnel and practices, credit underwriting, credit administration, and policies regarding asset/liability management, liquidity, funds management, and investments, and its compliance with all applicable laws and regulations, including Regulations O and U of the Board, FDIC Rules and Regulations, and the Michigan Banking Code of 1999. The Complaint seeks (i) rescission of the approval of the 2000 Stock Incentive Plan and return of all stock and options granted under the Plan, (ii) a declaration that the individual defendants breached their fiduciary duty to the Corporation,
(iii) an order to the individual defendants to account to the Corporation for all losses and/or damages by reason of the acts and omissions alleged, (iv) an order to each of the individual defendants to remit to the Corporation all salaries and other compensation received for periods during which they breached their fiduciary

                                                                             31.

duties, (v) compensatory damages in favor of the Corporation, (vi) injunctive relief, and (vii) interest, costs, and attorney's and expert's fees.

By letter dated September 17, 2003, and expressly without prejudice to the argument that any such written demand is not required, plaintiff's counsel purported to make a written demand that the Corporation pursue a number of indicated putative claims against: (1) present and former officers and directors of the Corporation who also are the individual defendants in the Damon action, and (2) the certified public accounting firm of Wipfli, Ullrich, Bertelson, LLP. The Michigan Business Corporation Act ("MBCA") grants the Corporation ninety
(90) days in which to respond to a proper written demand.

On September 18, 2003, the Corporation filed a motion to dismiss the Damon action because plaintiff did not satisfy the mandatory precondition, under
Section 493a of the MBCA, M.C.L. Section 450.1493a, for filing a shareholder derivative action that the shareholder must first have submitted a written demand that the Corporation pursue in its own right the claims asserted by the shareholder (the plaintiff here). Certain of the individual defendants in the Damon action filed their own motion to dismiss on November 25, 2003, in which motion the other individual defendants later joined. The plaintiff filed an Opposition to both motions to dismiss on January 9, 2004, and on January 30, 2004, the defendants filed reply briefs in support of their motions to dismiss.

On March 22, 2004, the Court issued an Opinion and Order granting in part and denying in part the motions to dismiss in the Damon case. The Court dismissed the Section 14(a) claim against all of the defendants as barred by the statute of limitations and, as further grounds, dismissed that claim as to those who were not directors at the time of the mailing of the proxy statement. The Court has permitted the plaintiff to proceed with its breach of fiduciary duty claims against the Directors on the grounds that the plaintiff cured its procedural failings by subsequently transmitting a demand letter as required by Section 493 of the MBCA.

On April 19, 2004, the Court entered an Order Granting Stipulation to Grant Plaintiff Leave to File Amended Complaint and to Grant Related Relief to All Parties. On May 14, 2004, the plaintiff filed an Amended Complaint and, thereafter, all Defendants timely filed Answers to the Amended Complaint. In its Answer, the Corporation averred that the plaintiff's claims are asserted for and on behalf of the Corporation, that the plaintiff does not assert any claims against the Corporation and, therefore, the Corporation properly should be realigned as a plaintiff in the action.

During the above described proceedings, on November 11, 2003, the Corporation filed a motion, as permitted by section 495 of the MBCA, M.C.L. Section 450.1495, requesting the Court to appoint a disinterested person to conduct a reasonable investigation of the claims made by the plaintiff and to make a good faith determination whether the maintenance of the derivative action is in the best interests of the Corporation. After additional written submissions to the Court by the defendants and the plaintiff concerning the issues presented by this motion, and after several conferences with the Court, on May 20, 2004, the Court entered an Order adopting the parties' written stipulations concerning the appointment of a disinterested person and the manner of conducting the investigation of the claims made by the plaintiff and making recommendations as to whether the maintenance of the derivative action is in the best interests of the Corporation. Under the terms of the Court's May 20, 2004 order, the court-appointed disinterested person must complete his investigation and submit his report and recommendation no later than October 18, 2004.

The court-appointed disinterested person has retained independent counsel and, with the assistance of his counsel, has submitted a budget to the court and commenced his investigation, which thus far has included requesting, receiving and reviewing certain documents and receiving written submissions from and interviewing the attorneys representing the plaintiff, the Corporation and the individual defendants, and interviewing the Corporation's CEO, the Corporation's outside general counsel and representatives of an accounting firm previously retained by the Corporation. During the week of July 19, 2004, the court-appointed disinterested person and his counsel will review additional documents at the Corporation's headquarters and will commence interviews of the individual defendants (who are represented by counsel during this process).

On July 14, 2004, the Court convened a settlement conference among counsel for all parties and counsel for the individual defendants' insurer. Although a settlement was not achieved, at the direction of the Court, the parties' respective counsel agreed to continue settlement discussions.

                                                                             32.

Employment Agreement Arbitration

On September 16, 2003, Ronald G. Ford, the former chairman and chief executive officer and a current director of the Corporation, initiated an arbitration proceeding with the American Arbitration Association ("AAA") against the Corporation seeking monetary damages for alleged breach by the Corporation of his Amended and Restated Employment Agreement, Chairman Agreement, and Amended and Restated Consulting Agreement, each with the Corporation. The Corporation has denied the alleged breach and asserted a counterclaim to recover all amounts paid to Mr. Ford under the Chairman Agreement, as required by the Cease and Desist Order entered by the FDIC and the OFIS, in addition to other amounts.

On March 19, 2004, at the request of Mr. Ford, AAA reactivated the arbitration proceeding. Pursuant to its procedures, on June 17, 2004, AAA appointed an arbitrator to preside over the adjudication of these claims and counterclaims.

On July 13, 2004, the arbitrator convened a scheduling conference at which the arbitrator adopted the parties' stipulation to stay the arbitration until the conclusion in the Damon action of the court-appointed disinterested person's investigation and recommendations concerning the claims of the Virginia M. Damon Trust, asserted in the name and on behalf of the Corporation, against the Corporation's former and present officers and directors, including Mr. Ford. The arbitrator has scheduled another conference with the parties to take place on October 27, 2004.

Litigation of the types involved in the actions described above can be complex, time-consuming, and often protracted. The Corporation has incurred and anticipates that it will continue to incur substantial additional expense for legal and other professional fees as a result of the filing and defense of these actions. At this stage of the proceedings, the Corporation cannot accurately assess the impact which these proceedings will have on the Corporation. An ultimate determination of any of these actions adverse to the Corporation could have a material adverse effect on the Corporation's financial condition and operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the Registrant's shareholders was held on May 18, 2004. The purpose of the meeting was to elect directors, as shown below, each for a three-year term expiring in 2007. The number of shares voted is presented in the table below.

                                For             Withheld

Stanley J. Gerou II          4,512,567          238,124
John D. Lindroth             4,444,140          306,551
Stephen H. Madigan           4,554,805          195,886
Spencer B. Shunk             4,498,334          252,357


                                                                             33.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits:

Exhibit 3.1 Articles of Incorporation, as amended, incorporated herein by reference to exhibit 3.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

Exhibit 3.2 Amended and Restated Bylaws, incorporated herein by reference to exhibit 3.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

Exhibit 10 Modification of Employment Agreement dated May 18, 2004 between North Country Financial Corporation and C. James Bess.

Exhibit 31.1 Rule 13a-14(a) Certification of Chief Executive Officer.

Exhibit 31.2 Rule 13a-14(a) Certification of Chief Financial Officer.

Exhibit 32.1 Section 1350 Certification of Chief Executive Officer.

Exhibit 32.2 Section 1350 Certification of Chief Financial Officer.

(b) The following Form 8-K filings were made during the quarter for which this report is filed:

   - Form 8-K dated April 9, 2004, filed pursuant to Item 12, regarding the issuance of a press release announcing earnings for the quarter ended March 31, 2004.

   - Form 8-K dated April 23, 2004, filed pursuant to Item 5, regarding the issuance of a press release announcing the Corporation entered into a definitive agreement to sell two branch offices.

   - Form 8-K dated May 11, 2004, filed pursuant to Item 5, regarding the issuance of a press release announcing that the Corporation entered into a definitive agreement to sell a branch office.

   - Form 8-K dated May 17, 2004, filed pursuant to Item 5, regarding the issuance of a press release announcing the closing of four branch offices.

   - Form 8-K dated June 23, 2004, filed pursuant to Item 9, regarding the issuance of a press release announcing the conditional settlement of class action securities litigation.


                                                                             34.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    NORTH COUNTRY FINANCIAL, CORPORATION
                                    ------------------------------------
                                              (Registrant)

8/9/04                              By: /s/ C. James Bess
--------                                ----------------------------------------
Date                                    C. JAMES BESS,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                        (principal executive officer)

                                    By: /s/ Ernie R. Krueger
                                        ----------------------------------------
                                        ERNIE R. KRUEGER,
                                        VICE PRESIDENT / CONTROLLER
                                        (principal accounting officer)

                                                                             35.

                                 Exhibit Index

  No.                               Description
Exhibit 3.1     Articles of Incorporation, as amended, incorporated herein by reference to exhibit 3.1 of the Corporation's Quarterly
                Report on Form 10-Q for the quarter ended September 30, 1999.

Exhibit 3.2 Amended and Restated Bylaws, incorporated herein by reference to exhibit 3.1 of the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

Exhibit 10      Modification of Employment Agreement.

Exhibit 31.1    Rule 13a-14(a) Certification of Chief Executive Officer.

Exhibit 31.2    Rule 13a-14(a) Certification of Chief Financial Officer.

Exhibit 32.1    Section 1350 Certification of Chief Executive Officer.

Exhibit 32.2    Section 1350 Certification of Chief Financial Officer.

                                                                             36.

                                                                      EXHIBIT 10

                      MODIFICATION OF EMPLOYMENT AGREEMENT

         This Modification of Employment Agreement is made this   day of May,
2004, by and between North Country Financial Corporation, a Michigan corporation (the "Corporation") and C. James Bess (the "Employee").

         WHEREAS, the Corporation and Employee are parties to that certain Employment Agreement dated the first day of August, 2003; and

         WHEREAS, the parties wish to amend said Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises of the parties and mutual consideration, the receipt and sufficiency of which is acknowledged by both the Corporation and the Employee, the above-referenced Employment Agreement is modified as follows:

         1. The first sentence in Paragraph 5 under the subsection (of the first sentence) enumerated as (B) which reads ". . . and (B) one year of Employee's then Base Pay." is modified to read as follows:

         ". . . and (B) two years' of Employee's then Base Pay. . . ."


         2. In all other respects, the Employment Agreement dated August 1, 2003, is hereby reaffirmed in its entirety.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by the Chairman of its Board of Directors, and the Employee has signed this Agreement, all as of the date and year first above written.

                                 NORTH COUNTRY FINANCIAL CORPORATION

                                 By: /s/ JOHN LINDROTH
                                     ----------------------------------------
                                         John Lindroth

                                 Its: Chairman

                                 /s/ C. JAMES BESS
                                 --------------------------------------------
                                   C. James Bess, Employee

                       NORTH COUNTRY FINANCIAL CORPORATION
                              130 S. CEDAR STREET
                           MANISTIQUE, MICHIGAN 49854


                                  May 18, 2004



PRIVATE & CONFIDENTIAL

Mr. John Lindroth
Chairman & CEO
North Country Bank and Trust
130 S. Cedar Street
Manistique, MI 49854

         Re: Employment Agreement of C. James Bess dated August 1, 2003, as modified the 18th day of May, 2004 (the "Employment Agreement")

Dear Mr. Lindroth:

         Reference is made to my Employment Agreement, as modified, with North Country Financial Corporation.

         This communication will serve as a "side bar" agreement between myself and North Country Financial Corporation regarding the Modification of Employment Agreement dated May 18, 2004, wherein North Country Financial Corporation has agreed to pay me two (2) years' compensation in the event of a change in control (through modification of Paragraph 5 of the Agreement).

         Notwithstanding execution of the Modification of Employment Agreement, I hereby agree and covenant, for consideration, the receipt and sufficiency of which is acknowledged, that if the modification of my Employment Agreement (specifically the payment of two years' compensation upon a "change in control") causes a negative impact or jeopardizes a potential "change in control," such as a sale of the Corporation's sole asset (North Country Bank and Trust), that I will voluntarily, and without additional consideration, agree to rescission of the Modification of Employment Agreement to facilitate the change in control, and abide by the original terms of my Employment Agreement (which provides for payment of one years' compensation). You and I have agreed that we will mutually determine whether or not the Modification of Employment Agreement "interferes" with a change in control, and act in the utmost good faith (with each other) and in the utmost best interest of North Country Financial Corporation in determining whether or not a rescission of the Modification of Employment Agreement dated May 18, 2004, is in order.

         We both acknowledge that it is our mutual preference that the Modification of Employment Agreement, to the extent possible, remain in place as written, however, we equally both agree that such

Mr. John Lindroth
Page 2

modification should not jeopardize a potential change in control to the detriment of North Country Financial Corporation and its shareholders.

                                        Very truly yours,

                                        NORTH COUNTRY FINANCIAL CORPORATION

                                        By: /s/ C. JAMES BESS
                                           -------------------------------------
                                            C. James Bess, CEO and President

Accepted and Agreed for and on behalf
of North Country Bank and Trust
as of the date first above written.

By: /s/ JOHN LINDROTH
   ----------------------------------
   John Lindroth
   Chairman

                                                                    Exhibit 31.1

                                  CERTIFICATION

I, C. James Bess, President and Chief Executive Officer of North Country Financial Corporation, certify that:

1. I have reviewed this report on Form 10-Q of North Country Financial Corporation (the "registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 9, 2004                      /s/ C. James Bess
                                          --------------------------------------
                                          President and Chief Executive Officer
                                          (principal executive officer)

                                                                             37.

                                                                    Exhibit 31.2

                                  CERTIFICATION

I, Joseph E. Petterson, Vice President and Chief Financial Officer of North Country Financial Corporation, certify that:

1. I have reviewed this report on Form 10-Q of North Country Financial Corporation (the "registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 9, 2004                    /s/ Joseph E. Petterson
                                        ----------------------------------------
                                        Executive Vice President and Chief
                                        Financial Officer
                                        (principal financial officer)

                                                                             38.

                                                                    Exhibit 32.1

                            CERTIFICATION PERSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended June 30, 2004, (the "Form 10-Q") of North Country Financial Corporation (the "Issuer").

      I, C. James Bess, President and Chief Executive Officer of the Issuer, certify that:

      (1) The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

/s/ C. James Bess
----------------------------------------
C. James Bess
President and Chief Executive Officer
(chief executive officer)
August 9, 2004

                                                                             39.

                                                                    Exhibit 32.2

                            CERTIFICATION PERSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended June 30, 2004, (the "Form 10-Q") of North Country Financial Corporation (the "Issuer").

      I, Joseph E. Petterson, Executive Vice President and Chief Financial Officer of the Issuer, certify that:

      (1) The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Joseph E. Petterson
----------------------------------------
Executive Vice President and Chief
Financial Officer
(chief financial officer)
August 9, 2004

                                                                             40.

                              [FRONT SIDE OF PROXY]

                       NORTH COUNTRY FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTH COUNTRY FINANCIAL CORPORATION FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [DAY] [DATE].

The undersigned appoints ______________ and ______________, and each of them, with full power of substitution, as the undersigned's proxies and attorneys-in-fact (the "Proxies") to vote all shares of common stock of North Country Financial Corporation ("North Country") that the undersigned is entitled to vote on all matters that come before the Special Meeting of Shareholders of North Country referred to above and at any adjournment(s) or postponement(s) of that meeting and in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders and any adjournment(s) or postponement(s) of that meeting.

                      PLEASE MARK, SIGN AND DATE THIS PROXY

          RETURN THIS PROXY PROMPTLY USING THE ENCLOSED RETURN ENVELOPE

                              [BACK SIDE OF PROXY]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS.

(1) Approval of the sale of approximately $30 million of additional shares of common stock of North Country Financial Corporation ("North Country") pursuant to, and in accordance with the terms and conditions of the Stock Purchase Agreement dated as of August 10, 2004, as amended (the "Stock Purchase Agreement"), between North Country and NCFC Recapitalization, LLC.

[ ] FOR         [ ] AGAINST     [ ] ABSTAIN

(2) Approval of an amendment to North Country's Restated Articles of Incorporation to reduce the number of North Country's outstanding common shares through a 1-for-20 reverse stock split, with all fractional shares being replaced with one whole common share.

[ ] FOR         [ ] AGAINST     [ ] ABSTAIN

(3) Approval of an amendment to North Country's Restated Articles of Incorporation to change the name of North Country to "Mackinac Financial Corporation."

[ ] FOR         [ ] AGAINST     [ ] ABSTAIN

(4) Approval of amendments to the North Country 2000 Stock Incentive Plan.

[ ] FOR         [ ] AGAINST     [ ] ABSTAIN

IF THIS PROXY IS PROPERLY EXECUTED, THEN THE SHARES OF NORTH COUNTRY REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DESIGNATED ABOVE. IF THIS PROXY IS RETURNED SIGNED, BUT THERE IS NO INDICATION OF A VOTE OR IF IT IS NOT CLEAR WHICH BOX IS CHECKED, THEN SUCH SHARES SHALL BE VOTED FOR ALL OF THE PROPOSALS. THE SHARES OF NORTH COUNTRY COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE NORTH COUNTRY'S SPECIAL MEETING OF SHAREHOLDERS.

      The undersigned shareholder hereby (i) revokes any and all proxies previously executed with respect to the Special Meeting of Shareholders of North Country Financial Corporation to be held on _______________, 2004, and (ii) acknowledges receipt of the Notice and Proxy Statement for North Country Financial Corporation's Special Meeting of Shareholders to be held on such date.

SIGNATURE _________________________________

SIGNATURE _________________________________

DATED ________________________, 2004

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held in more than one name, each all parties must sign the proxy form.